-------------------------------------------------
                          CONVERSION APPRAISAL REPORT
                     ADIRONDACK FINANCIAL SERVICES BANCORP

                          PROPOSED HOLDING COMPANY FOR
               GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                             Gloversville, New York


                                  Dated As Of:
                               December 12, 1997
               -------------------------------------------------






                                  Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                   Suite 2210
                           Arlington, Virginia 22209

RP FINANCIAL, LC
---------------------------------------
Financial Services Industry Consultants


                                       December 12, 1997



Board of Directors
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York  12078-3084

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Gloversville Federal Savings and Loan Association, Gloversville, New York ("Gloversville Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, Adirondack Financial Services Bancorp (the "Holding Company"). Pursuant to the Plan of Conversion, the common stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, Tax Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and employees officers and directors. To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, the Common Stock will be offered in a Public Offering.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------

     The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in the Subscription Offering and, if necessary, in the Public Offering, Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
December 12, 1997
Page 2

background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed Gloversville Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; KPMG Peat Marwick, the Association's independent auditor; Silver, Freedman & Taff, LLP, the Association's conversion counsel; and Capital Resources, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Gloversville Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Gloversville Federal.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding that Gloversville Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Gloversville Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
December 12, 1997
Page 3

Valuation Conclusion
--------------------

     It is our opinion that, as of December 12, 1997, the aggregate pro forma market value of the shares to be issued was $5,000,000 at the midpoint, equal to 500,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $4,250,000 and a maximum value of $5,750,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 425,000 shares at the minimum to 575,000 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 661,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $6,612,500, without a resolicitation.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Association as of September 30, 1997, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                       Respectfully submitted,

                                       RP FINANCIAL, LC.

                                       /s/ William E. Pommerening

                                       William E. Pommerening
                                       Chief Executive Officer

                                       /s/ James P. Hennessey

                                       James P. Hennessey
                                       Senior Vice President

RP Financial, LC.

                               TABLE OF CONTENTS
                     ADIRONDACK FINANCIAL SERVICES BANCORP
               GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER ONE     OVERVIEW AND FINANCIAL ANALYSIS
-----------

   Introduction                                                            1.1
   Strategic Discussion                                                    1.1
   Balance Sheet Trends                                                    1.4
   Income and Expense Trends                                               1.7
   Interest Rate Risk Management                                           1.11
   Lending Activities and Strategy                                         1.12
   Asset Quality                                                           1.13
   Funding Composition and Strategy                                        1.14
   Subsidiary                                                              1.15
   Legal Proceedings                                                       1.15


CHAPTER TWO     MARKET AREA
-----------

   Introduction                                                            2.1
   Market Area Demographics                                                2.1
   Economy                                                                 2.3
   Deposit Trends and Competition                                          2.4


CHAPTER THREE   PEER GROUP ANALYSIS
-------------

   Selection of Peer Group                                                 3.1
   Financial Condition                                                     3.5
   Income and Expense Components                                           3.8
   Loan Composition                                                        3.11
   Credit Risk                                                             3.11
   Interest Rate Risk                                                      3.14
   Summary                                                                 3.16

RP Financial, LC.

                               TABLE OF CONTENTS
                     ADIRONDACK FINANCIAL SERVICES BANCORP
               GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  (continued)

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER FOUR    VALUATION ANALYSIS
------------

   Introduction                                                            4.1
   Appraisal Guidelines                                                    4.1
   Valuation Analysis                                                      4.2
      1. Financial Condition                                               4.2
      2. Profitability, Growth and Viability of Earnings                   4.3
      3. Asset Growth                                                      4.4
      4. Primary Market Area                                               4.4
      5. Dividends                                                         4.5
      6. Liquidity of the Shares                                           4.7
      7. Marketing of the Issue                                            4.7
           A. The Public Market                                            4.8
           B. The New Issue Market                                         4.13
           C. The Acquisition Market                                       4.16
      8. Management                                                        4.16
      9. Effect of Government Regulation and Regulatory Reform             4.17
   Summary of Adjustments                                                  4.17
   Valuation Approaches                                                    4.17
      1. Price-to-Tangible Book ("P/TB")                                   4.19
      2. Price-to-Earnings ("P/E")                                         4.19
      3. Price-to-Assets ("P/A")                                           4.19
   Valuation Conclusion                                                    4.20

RP Financial, LC.

                                 LIST OF TABLES
                     ADIRONDACK FINANCIAL SERVICES BANCORP
               GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

TABLE
NUMBER   DESCRIPTION                                                        PAGE
------   -----------                                                        ----

 1.1     Historical Balance Sheets                                          1.5
 1.2     Historical Income Statements                                       1.8


 2.1     Summary Demographic Data                                           2.2
 2.2     Major Employers in Fulton County                                   2.3
 2.3     Market Area Unemployment Trends                                    2.4
 2.4     Deposit Summary                                                    2.5


 3.1     Peer Group of Publicly-Traded Thrifts                              3.3
 3.2     Balance Sheet Composition and Growth Rates                         3.6
 3.3     Income as a Percent of Average Assets and Yields, Costs, Spreads   3.9
 3.4     Loan Portfolio Composition Comparative Analysis                    3.12
 3.5     Credit Risk Measures and Related Information                       3.13
 3.6     Interest Rate Risk Measures and Net Interest Income Volatility     3.15


 4.1     Peer Group Market Area Comparative Analysis                        4.6
 4.2     Conversion Pricing Characteristics                                 4.14
 4.3     Market Pricing Comparatives                                        4.15
 4.4     Public Market Pricing                                              4.21

RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction
------------

     Gloversville Federal Savings and Loan Association ("Gloversville Federal" or the "Association") is a federally-chartered mutual savings and loan association headquartered in Gloversville, New York. Gloversville Federal conducts operations out of a headquarters office in Gloversville, Fulton County, New York and a branch office in Saratoga Springs, Saratoga County, New York. The Association's markets in east-central New York are relatively rural in character but at the same time, are within a relatively short distance of the
Albany/Schenectady markets (particularly the Saratoga Springs office). The Association was established in 1923 as a federally-chartered institution and has served Fulton County since that time; the Saratoga branch office was established in the 1960s. The Association's deposits are insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). At September 30, 1997, Gloversville Federal maintained $61.0ymillion in total assets, $56.1 million in deposits and retained earnings of $3.3 million, or 5.4 percent of total assets. For the fiscal year ended September 30, 1997, the Association recorded a net loss of $583,000, equal to 0.94 percent of average assets.

     Adirondack Financial Services Bancorp ("AFSB" or the "Holding Company"), was recently organized to facilitate the conversion of Gloversville Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual-to-stock form of ownership. Going forward, AFSB will own 100ypercent of the Association's stock, and the Association will be AFSB's sole subsidiary. Up to 50ypercent of the net proceeds received from the sale of common stock will be used to purchase all of the then to-be-issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for AFSB other than the ownership of the Association, a loan to the employee stock ownership plan ("ESOP"), the possible payment of dividends and investment of the cash retained at the Holding Company in investment securities consistent with the Association's current investment practices and procedures. In the future, AFSB may repurchase shares, diversify its business possibly through existing or newly-formed subsidiaries, and expand through branching or possibly acquisition of other financial institutions. There are currently no arrangements, understandings or agreements regarding any such activities.


Strategic  Discussion
---------------------

     Gloversville Federal is a community-oriented savings institution, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Throughout its history, Gloversville Federal

RP Financial, LC.
Page 1.2

has pursued a traditional thrift operating strategy and, thus, one-to-four family permanent mortgage lending has been the focus of the Association's lending activities. To a lesser extent, Gloversville Federal originates commercial and multi-family mortgage loans as well as modest amounts of consumer and commercial business loans. Investment securities have typically comprised the balance of interest-earning assets, which served to address Gloversville Federal's liquidity requirements and to earn a yield on excess investable funds.

     Throughout the 1980s and through the mid-1990s, the Association offered a limited array of products and services. In this regard, the Association has primarily been a residential mortgage lender with its principal product consisting of 15 and 30 year fixed rate loans. All loans have been originated for portfolio. In terms of funding operations, the Association's principal products were certificates of deposit ("CDs") and passbook accounts. The Association experienced limited growth during the 1980s and into the early 1990s as marketing efforts were modest and as loan demand and deposit growth were weak (partially attributable to weak economic conditions locally).

     As referenced above, a factor leading to the low growth of the Association since the early 1990s are the economic conditions prevailing in Gloversville
Federal's market. Specifically, the Association's markets were hard hit by recessionary economic conditions prevailing in the early 1990s, as unemployment levels increased and market conditions, particularly in the real estate markets, deteriorated. Weakness in the local economy has resulted in declining real estate prices and an increased level of delinquencies for the Association. In addition to weak conditions in the local real estate markets, new management attributes the past increase in the level of non-performing assets ("NPAs") of the Association to weak underwriting and collections by prior management.

     Gloversville Federal's current Executive Vice President was employed by the Association in late 1993 and the Association's current President was employed in late 1994. New management has undertaken a number of strategies in order to achieve the following broad objectives: (1) increase the Association's competitiveness and ability to grow; (2) implement strategies to enhance the Association's earnings; (3) reduce the level of NPAs through improved loan underwriting and collections; and (4) draft and implement policies and procedures with the objective of reducing the Association's risk exposure and improving operating efficiency.

     In particular, new management reconciled the general ledger and established appropriate controls over the general ledger system. Additionally, management revamped the Association's policies and procedures with the objective of reducing Gloversville Federal's risk exposure. At the same time, management commenced a thorough review of problem assets and employed an asset review manager in early 1995 to facilitate its efforts in this regard.

RP Financial, LC.
Page 1.3

     Management's loan portfolio review coupled with the impact of the tightened asset classification and non-accrual policy resulted in an increase in the Association's non-performing loans. In this regard, management discovered that loan due dates had been advanced in contravention of the Association's policies and procedures. Additionally, the Association did not require escrows for taxes and insurance to be withheld on residential loans made prior to 1995, and found that a high number of its borrowers were delinquent with respect to taxes and insurance. Last, the Association's residential loan documents provided for a 30 day grace period (i.e., late charges were not assessed until the loan is 30 days or more past due) on loans made prior to 1995, which skewed the Association's 30 day delinquency ratio upward significantly.

     In order to protect the Association's collateral interest in loans which were delinquent with respect to taxes and insurance, the Association modified or restructured the underlying loans in 1996. Currently, such loans total approximately $2.7 million and are on non-accrual status consistent with the
Association's revised policies and procedures. Since these loans have been consistent with market terms and conditions, they will be returned to accruing status in 1998 if they perform in accordance with the revised terms. Importantly, total non-performing assets ("NPAs") equaled $4.1 million, equal to
6.73 percent of assets as of September 30, 1997, and continue to represent a significant risk factor in Gloversville Federal's operations. Management has significantly bolstered the Association's loan loss allowance, consistent with its policies and procedures, in recognition of the risk posed by the high level of NPAs.

     Residential loan origination activity has diminished in the last several years relative to fiscal 1994 levels, as new management sought to draft and implement new policies and procedures and work out of asset quality problems. At the same time, new management has actively pursued commercial and multi-family mortgage lending locally with the objective of increasing the Association's yields and reducing interest rate risk exposure (most commercial and multi-family mortgage loans are adjustable rate or shorter term balloon loans). The Association employed a commercial loan officer in 1995 who was previously employed by another local financial institution -- the commercial and multi-family mortgage portfolio has increased from a near zero balance under prior management to $8.0 million or 15.5 percent of total loans as of September 30, 1997.

     On the liability side of the balance sheet, Gloversville Federal funds operations primarily with deposits and, to a much lesser extent, borrowed funds. Deposit levels actually reflect a decrease from the levels prevailing in fiscal 1994 as the Association has directed most of management's time and resources toward resolving asset quality problems. At the same time, new management has revamped the Association's deposit products to introduce statement savings, money market account with limited check writing privileges, and commercial demand deposit accounts, which it believes are required to meet the higher growth objectives established for the future.

RP Financial, LC.
Page 1.4

     The Association's strategy for the future is to continue to focus on the reduction of NPAs, and to resume asset growth, both in the area of residential mortgage lending and commercial/multi-family mortgage lending. The Association will continue to fund operations primarily through retail deposits but believes that its higher future growth objectives may require it to utilize borrowing to a greater degree than it has in the past. Additionally, management has indicated that it intends to focus its future business development efforts on the Saratoga Springs market where it maintains a branch office, based on this area's comparatively favorable growth trends and income levels. In this regard, management has indicated that it is currently evaluating the possibility of moving its current branch office to a more favorable location and establishing an additional branch office at another location in Saratoga County. A firm decision regarding the Association's Saratoga branching strategy has not been made and growth and cost estimates are currently being developed.

     The Board of Directors of the Association has elected to convert to the stock form of ownership to improve earnings and bolster capital. The additional capital realized from conversion proceeds is expected to increase liquidity to support loan growth, increase the capital cushion to absorb unanticipated loss, enhance overall profitability and provide the capital for additional growth through existing branches or possibly a new branch in Saratoga County. The additional funds realized from the conversion stock offering will also serve as an alternative funding source to facilitate the Association's ability to offer competitive rates. The projected use of conversion proceeds are highlighted below.

     Adirondack Financial Services Bancorp. AFSB is expected to retain up to 50 percent of the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities ranging up to two years. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Association, repurchases of common stock, and the payment of regular and/or special cash dividends.

     Gloversville Federal. At least 50 percent of the net conversion proceeds will be infused into the Association in exchange for all of the Association's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Association are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan growth.


Balance Sheet Trends
--------------------

     From the end of fiscal 1993 to 1997, the gross amount of Gloversville Federal's total assets exhibited limited change, and equaled $61.0 million as of September 30, 1997 (see Table 1.1 for details). The Association's limited growth trends were evidenced in most key balance sheet aggregates as the level of loans, cash and investments, and deposits have remained relatively static over the last three fiscal years. As described in

RP Financial, LC.
Page 1.5

                                    Table 1.1
                Gloversville Federal Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)

                                                                     As of September 30,                                  Compounded
                                     -----------------------------------------------------------------------------------    Annual
                                           1993             1994             1995             1996             1997      Growth Rate
                                     ---------------  ---------------  ---------------  ---------------  --------------- -----------
                                     Amount     Pct   Amount     Pct   Amount     Pct   Amount     Pct   Amount     Pct      Pct
                                     ------     ---   ------     ---   ------     ---   ------     ---   ------     ---      ---
                                     ($000)     (%)   ($000)     (%)   ($000)     (%)   ($000)     (%)   ($000)     (%)      (%)
Total Amount of:
Assets                               $61,894  100.00% $69,597  100.00% $63,073  100.00% $61,006  100.00% $61,022  100.00%   -0.35%
Cash and Cash Equivalents             18,184   29.38%   6,509    9.35%   3,181    5.04%   1,198    1.96%   1,922    3.15%  -42.98%
Net Loans Receivable                  40,896   66.07%  45,645   65.58%  48,239   76.48%  49,636   81.36%  49,526   81.16%    4.90%
Mortgage-Backed Securities (MBS)-AFS       0    0.00%   3,968    5.70%     993    1.57%   4,044    6.63%   3,562    5.84%    N.M.
Investment Securities-(AFS)              581    0.94%   5,781    8.31%   4,138    6.56%   3,395    5.57%   3,455    5.66%   56.16%
  Deposits                            57,346   92.65%  64,703   92.97%  57,866   91.74%  55,716   91.33%  56,117   91.96%   -0.54%
  Borrowed Funds                           0    0.00%       0    0.00%       0    0.00%     300    0.49%   1,300    2.13%    N.M.
  Total Equity                         4,397    7.10%   4,705    6.76%   4,854    7.70%   3,790    6.21%   3,280    5.38%   -7.06%

Loans/Deposits                                 71.31%           70.55%           83.36%           89.09%           88.25%
Average Interest-Earning Assets/
  Avergage Interest-Bearing Liabilities         N.A.             N.A.           105.01%          105.53%          103.76%

Non-Performing Assets/Assets                    4.22%            5.53%            4.38%            3.74%            6.73%
Allowances for Loan Losses as a Percent of:
  Loans Receivable, net                         2.14%            1.88%            1.61%            2.52%            3.26%
  Non-Performing Loans                         41.63%           24.34%           30.20%           56.53%           42.53%

Source:  Gloversville Federal's audited and unaudited financial reports.

RP Financial, LC.
Page 1.6

the Strategic Discussion, Gloversville Federal has basically been in a no growth mode since 1994, primarily as a result of efforts by new management to focus on the resolution of asset quality problems and due to relatively weak economic conditions prevailing in the Association's Fulton County market where the largest portion of the Association's loan and deposit customers reside.

     The largest component of Gloversville Federal's assets consists of loans receivable, which equaled $49.5 million, or 81.1 percent of assets as of September 30, 1997. The Association's loan portfolio increased between 1993 and the beginning of fiscal 1995 under prior management. Subsequently, the loan portfolio balance has remained relatively stable as the residential mortgage loan balance has declined, with the reduction offset by increases to the commercial and multi-family mortgage loan portfolio. The impact of the Association's current emphasis on higher risk weight lending is evidenced by data which shows commercial and multi-family mortgage loans have increased from a zero balance as of the end of fiscal 1993 to 15.5 percent of total loans currently. As discussed earlier, the Association's residential mortgage loan portfolio is primarily comprised of long term fixed rate mortgage loans (i.e., 15 and 30 year fixed rate loans) as adjustable loans were not offered until several years ago and consumer demand for such loans has been very limited to date.

     Cash and interest-earning deposits, investment securities, and federal funds sold have typically comprised the balance of interest-earning assets. Under prior management, Gloversville Federal's investment policies were very conservative being primarily focused on providing the Association with liquidity and earning a yield on excess investable funds. Accordingly, Gloversville Federal's investment portfolio has typically been heavily weighted toward federal funds and interest-earning deposits. With the employment of the new management team, a new more aggressive posture with respect to the management of the portfolio has been implemented. Over the long term, management has indicated that it will be seeking to limit the level of cash and investments and that, in the interim, the investment portfolio will be managed to enhance earnings without incurring undue credit or interest rate risk. Accordingly, investment in short term deposits has been substantially deemphasized and the majority of the investment portfolio has been invested in U.S. Treasury and agency securities with laddered maturities extending out for a maximum of approximately 13 years and mortgage-backed securities ("MBS"). New investments, with the exception of short term deposits, have been classified as available for sale ("AFS"). As of September 30, 1997, the portfolios of investment securities and MBS equaled $3.5 million and $3.6 million, respectively, equal to 11.5 percent of total assets in the aggregate.

The Association's assets were funded with a combination of deposits, borrowings and retained earnings at September 30, 1997. Retail deposits have consistently met the substantial portion of Gloversville Federal's funding needs, although the Association's funding requirements have been modest recently as a result of the limited growth of loans and assets. CDs comprised the largest component of the Association's deposit base, equaling 49.9ypercent of total deposits as of September 30, 1997. In this regard, the Association's deposit

RP Financial, LC.
Page 1.7

mixture has changed somewhat over the last several fiscal years. Whereas CDs equaled 58.7 percent of total deposits at the end of fiscal 1995, CDs equaled
49.9 percent of total deposits as of September 30, 1997. Management attributes the increase in transaction and savings accounts to the introduction of several new account types (i.e., statement savings and money market accounts) which have proven to be popular with its customers.

     The Association has not utilized borrowed funds to any significant extent over the last five fiscal years. As of September 30, 1997, borrowed funds outstanding totaled $1.3 million and consisted of funds from a reverse repurchase agreement. It is management's preference to rely on deposits to fund operations however, the Association has in the past, and expects to continue in the future, to utilize borrowings under several circumstances as follows: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; and (3) to generate additional liquid funds, if required.

     Positive albeit moderate earnings boosted retained earnings from $4.4 million, or 7.1 percent of assets, at September 30, 1993, to $4.9 million, or
7.7 percent of assets, at September 30, 1995. The Association's equity diminished over the most recent two fiscal years, to equal $3.3 million, or 5.4 percent of assets as of September 30, 1997, as a result of operating losses recorded as a result of loan loss provisions established, the special SAIF assessment recorded in fiscal 1996, and to expenses incurred related to past due property taxes on properties securing one-to-four family residential loans in fiscal 1996. The Association maintains a moderate surplus relative to its minimum capital requirements, which is expected to increase following the infusion of the conversion proceeds.


Income and Expense Trends
-------------------------

     The ability of the Association to generate a profit has been primarily dependent upon the level of loan loss provisions established. In this regard, Gloversville Federal was modestly profitable during fiscal 1994 and 1995, when loan loss provisions were comparatively low, but reported losses in fiscal 1993, 1996, and 1997 when loan loss provisions were comparatively higher. More specifically, Gloversville Federal reported modest profitability in the range of 40 basis points on average assets in fiscal 1994 and fiscal 1995, while the Association reported a net loss equal to $1.0 million or 1.69 percent of average assets in fiscal 1996, and a net loss of $583,000 equal to 0.94 percent of average assets in fiscal 1997.

     Gloversville Federal's earnings have been largely derived through the net interest margin and other non-interest operating income, although the Association's earnings have been impacted to various degrees by non-operating items over the past several years, which have primarily included gains on the sale of fixed assets and investments in fiscal 1994, the special SAIF assessment in fiscal 1996 and the expense incurred as a result of past due property taxes on properties underlying the Association's mortgage loans. The Association's high operating

RP Financial, LC.
Page 1.8

                                    Table 1.2
                Gloversville Federal Savings and Loan Association
                          Historical Income Statements
                        (Amount and Percent of Assets)(1)

                                                                     For the Fiscal Year Ended September 30,
                                            ----------------------------------------------------------------------------------------
                                                  1993              1994              1995              1996              1997
                                            ----------------  ----------------  ----------------  ----------------  ----------------
                                             Amount    Pct     Amount    Pct     Amount    Pct     Amount    Pct     Amount    Pct
                                             ------    ---     ------    ---     ------    ---     ------    ---     ------    ---
                                             ($000)    (%)     ($000)    (%)     ($000)    (%)     ($000)    (%)     ($000)    (%)
Interest Income                              $4,853    7.53%   $4,805    7.42%   $4,816    7.23%   $4,733    7.72%   $4,905    7.95%
Interest Expense                             (2,586)  -4.01%   (2,147)  -3.32%   (2,527)  -3.79%   (2,416)  -3.94%   (2,447)  -3.96%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Net Interest Income                          $2,267    3.52%   $2,657    4.11%   $2,289    3.44%   $2,317    3.78%   $2,458    3.98%
Provision for Loan Losses                      (843)  -1.31%     (210)  -0.32%     (129)  -0.19%     (714)  -1.16%     (792)  -1.28%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Net Interest Income after Provisions         $1,424    2.21%   $2,447    3.78%   $2,160    3.24%   $1,603    2.61%   $1,666    2.70%

Other Income                                    $30    0.05%      $69    0.11%     $102    0.15%     $109    0.18%     $155    0.25%
Operating Expense                            (1,754)  -2.72%   (2,119)  -3.28%   (2,198)  -3.30%   (2,556)  -4.17%   (2,319)  -3.76%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
  Net Operating Income                        ($300)  -0.47%     $396    0.61%      $64    0.10%    ($845)  -1.38%    ($498)  -0.81%

Expense of Special SAIF Assessment               $0    0.00%       $0    0.00%       $0    0.00%    ($414)  -0.68%       $0    0.00%
Gain on the Sale of Securities                    0    0.00%        0    0.00%      204    0.31%        0    0.00%        0    0.00%
Gain on the Sale of Premises and Equipment        0    0.00%        0    0.00%       86    0.13%        0    0.00%        0    0.00%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
  Total Non-Operating Income/(Expense)           $0    0.00%       $0    0.00%     $290    0.44%    ($414)  -0.68%       $0    0.00%

Net Income Before Tax                         ($300)  -0.47%     $396    0.61%     $354    0.53%  ($1,259)  -2.05%    ($498)  -0.81%
Income Taxes                                     62    0.10%     (124)  -0.19%     (102)  -0.15%      222    0.36%      (85)  -0.14%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Net Income/(Loss)                             ($238)  -0.37%     $272    0.42%     $252    0.38%  ($1,036)  -1.69%    ($583)  -0.94%

Estimated Core Earnings
-----------------------
Net Income                                    ($238)  -0.37%     $272    0.42%     $252    0.38%  ($1,036)  -1.69%    ($583)  -0.94%
Addback(Deduct): Non-Recurring (Inc)/Exp          0    0.00%        0    0.00%     (290)  -0.44%      414    0.68%        0    0.00%
Tax Effect                                        0    0.00%        0    0.00%       84    0.13%      (73)  -0.12%        0    0.00%
                                             ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
  Estimated Core Income                       ($238)  -0.37%     $272    0.42%      $45    0.07%    ($695)  -1.13%    ($583)  -0.94%

Memo:
  Expense Coverage Ratio (2)                 129.22%           125.38%           104.13%            90.63%           106.01%
  Efficiency Ratio (3)                        76.36%            77.75%            91.94%           105.37%            88.73%
  Effective Tax Rate                          20.53%            31.28%            28.93%            17.66%           -17.08%

(1)  Ratios are as a percent of average assets.

(2)  Net interest income divided by operating expenses.

(3) Operating expenses as a percent of the sum of net interest income and other income (excluding gains on sale).

Source: Gloversville Federal's audited and unaudited financial statements.

RP Financial, LC.
Page 1.9

expenses reflect the small size of Gloversville Federal (overhead costs are typically higher as a percent of assets in smaller institutions) coupled with the high level non-performing assets, which are expensive to resolve in terms of management time and institution resources. Loan loss provisions have also been subject to increases recently, primarily as a result of the high level of NPAs. These trends are explained more fully below.

     The Association's ratio of net interest income before provisions for loan losses has fluctuated at levels ranging from $2.3 million, equal to 3.44 percent of average assets for the fiscal year ended September 30, 1995, to $2.7 million, or 4.11 percent of average assets for the fiscal year ended September 30, 1994. For the fiscal year ended September 30, 1997, net interest income equaled $2.5 million, or 3.98 percent of average assets. The net interest margin before loan loss provisions decreased from fiscal 1994 to 1995 as interest rates increased and the yield on the Association's largely fixed rate loan portfolio increased at a slower pace than its predominately short term deposit base. Subsequently, net interest income as a percent of average assets has increased as: (1) interest rates have trended lower; (2) the percentage of loans in relation to total assets increased; (3) the Association increased the level of higher yielding commercial and multi-family mortgage loans; and (4) the proportion of savings and transaction accounts as a percent of total deposits has increased. Additionally, the Association's limited growth has reduced the competitive pressures on funding costs modestly.

     The data in Exhibit I-5 reflects changes in the Association's yields and costs since fiscal 1995. The overall yield on the Association's interest-earning assets has increased since fiscal 1995 (from 7.47 percent to 8.21 percent), primarily as a result of the changing composition of the mortgage loan portfolio to include a greater level of commercial and multi-family mortgage loans. At the same time, the Association's cost of funds has remained comparatively stable (ranging from 4.12 percent to 4.30 percent) over the corresponding time frame. The Association's favorable cost of funds has been facilitated by limited growth, which has reduced the need to price deposits at highly competitive levels. Overall, Gloversville Federal's spread increased from 3.35 percent to
3.96 percent from fiscal 1995 to fiscal 1997. Importantly, while the higher level of higher risk weight loans has provided the Association yield and repricing benefits, such loans typically carry greater credit risk exposure as well.

     Loan loss provisions have had a significant impact on the Association's operating results and have been a significant factor in Gloversville Federal's ability to generate positive earnings. As described previously, loan loss provisions had a limited impact on the Association's operating results for the period from fiscal 1994 through fiscal 1995. During 1996 and into 1997, the level of loan loss provisions was increased substantially due to several factors including the following: (1) the Association became aware that a significant number of its residential mortgage loans were past due on the payment of property taxes; (2) as a result of normal increases in the level of commercial and multi-family mortgage lending; and (3) ongoing weakness of the economy locally, particularly in Fulton County. Management has indicated that it believes loan loss provisions will be lower in the

RP Financial, LC.
Page 1.10

future based on numerous factors including current and anticipated loan volumes, market area trends, and the current level of allowances for loan losses and NPAs.

     The Association has consistently recorded moderate levels of non-interest operating income, ranging between 0.05 percent and 0.25 percent of average assets since fiscal 1993. For the fiscal year ended September 30, 1997, non-interest operating income totaled $155,000, equal to 0.25 percent of average assets. The level of non-operating income earned during the most recent fiscal year reflects modest growth as a result of a revamping of the Association's service fees and charges and to the changing composition of the deposit base to include a modestly higher level of transaction accounts. The Association generates non-interest operating income primarily from deposit fees, late charges on loans, various fees charged in connection with loan originations and other miscellaneous retail banking activities.

     Notwithstanding the fact that the Association has been in a no growth mode over the last three years, Gloversville Federal's operating expenses have been subject to increase since fiscal 1993, both due to modest inflationary pressures and due to the expenses related to increased staffing and the resolution of problem assets. As a result, operating expenses have increased from $1.8 million, equal to 2.72 percent of average assets in fiscal 1993, to $2.3 million, equal to 3.76 percent of average assets in 1997. Gloversville Federal's operating expenses were skewed upward in fiscal 1996 ($2.6 million or 4.17 percent of average assets) by a $318,000 expense related to the payment of delinquent property taxes on properties securing the Association's residential mortgage loan portfolio.

     The Association's operating expenses are high in relation to industry averages, particularly given Gloversville Federal's relatively undiversified operations (i.e., limited activity in the area of high cost lending or fee generating operations), due to a number of factors including the following: (1) the Association maintains a relatively high proportion of savings and transaction accounts which are typically more expensive to service than CDs; (2) the Association's stable asset size since 1993 has tended to push up the operating expense ratio as normal cost increases due to inflationary pressures are spread across a static asset base; (3) costs of resolving NPAs has been high, both in direct costs and in management time and resources; and (4) the Association's static asset size has diminished the ability to achieve economies of scale typically realized by growing financial institutions. At September 30, 1997, Gloversville Federal's assets/employee ratio was approximately $2.3 million as compared to the average for all publicly-traded savings institutions of $4.2 million.

     Over the long term, management has indicated that it will seek to streamline operations and increase growth, all with the objective of lowering the operating expense ratio. At the same time, the resumption of active residential lending operations will tend to increase operating expenses. Likewise, the expenses related to the stock

RP Financial, LC.
Page 1.11

benefit plans which will be implemented pursuant to the proposed conversion will also tend to increase the Association's operating expenses.

     Gloversville Federal's operating results were only minimally impacted by non-operating income and expenses for the period during 1993 and 1994. During 1995, the Association reported non-operating gains on the sale of investments and premises and equipment equal to $204,000 and $86,000, respectively. The only other non-operating item reported by Gloversville Federal was a $415,000 pre-tax expense reported in 1996 as a result of the special SAIF assessment.

     The Association reported a tax benefit of $222,000 in fiscal 1996 and a tax equal to $85,000 in fiscal 1997, notwithstanding the operating loss reported for the year. The Association reported a tax expense in the most recent fiscal year, notwithstanding the reported operating loss, due to an increase in the valuation allowance on the deferred tax asset. As of September 30, 1997, Gloversville Federal had a deferred tax asset of $152,000, net of a valuation allowance of $652,000.


Interest Rate Risk Management
-----------------------------

     Prior to 1994, Gloversville Federal was primarily a fixed rate residential mortgage lender -- the Association did not offer adjustable rate mortgages or commercial/multi-family mortgage loans. Coupled with a relatively short term deposit base, the Association's maintained a relatively significant exposure to interest rate risk. Commencing in 1994, the Association expanded the level of loan and deposit products with the dual objectives of increasing earnings and reducing the level of interest rate risk exposure. In this regard, Gloversville Federal began to offer residential ARM loans and commenced originating higher yielding variable rate (or shorter term) commercial and multi-family mortgage loans. In terms of deposits, the Association introduced statement savings and money market accounts with limited check writing privileges as well as commercial checking accounts.

     While these strategies have generally served to improve the Association's interest rate risk posture, Gloversville Federal's long term fixed rate mortgage loans continue to comprise the largest segment of the Association's interest-earning assets and earnings continue to remain exposed to rising interest rates. The rate shock analysis set forth in Exhibit I-6 reflects that the Association's net portfolio value ("NPV") would be reduced by $1.4 million or 22.9 percent pursuant to a 200 basis point permanent and instantaneous increase in interest rates. Pursuant to a 400 basis upward rate shock, NPV would be reduced by $3.2 million or 53.5 percent. Overall, the data suggests a relatively significant exposure to interest rate risk.

RP Financial, LC.
Page 1.12

Lending Activities and Strategy
-------------------------------

     The Association's lending activities have traditionally concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-7 loan portfolio data). The Association is primarily a portfolio lender. However, all single family residential mortgage loans originated for portfolio and the Association has not purchased residential mortgage loans over the last five years. Additionally, all of the loans which Gloversville Federal has originated over the last five fiscal years have been secured by properties or made to customers residing in the Association's local markets.

     At September 30, 1997, the Association's loan portfolio was concentrated in 1-4 family residential loans totaling in aggregate, $36.9 million, or 71.9 percent of gross loans receivable. Residential mortgage lending activities include permanent loans with fixed and adjustable rates of interest. The data further reflects that the majority of the Association's residential mortgage loan portfolio consists of fixed rate loans, which equaled approximately 86 percent of total residential mortgage loans as of September 30, 1997.

     The Association has been seeking to expand the level of commercial real estate and multi-family mortgage loans, in order to take advantage of local lending opportunities, provide for additional interest income and to position the Association as a more full-service financial institution. Commercial real estate and multi-family loans totaled $8.0 million, equal to 15.5 percent of total loans at September 30, 1997. Such loans are secured by apartments (typically 30 units or less) or by non-residential buildings used by business operations, such as warehouses and small office buildings. Essentially, all such loans are secured by properties within Gloversville Federal's primary market area and possess loan balances of less than $550,000.

     The Association seeks to limit the risk of such lending by maintaining loan-to-value ratios of 75 percent or less and debt service coverage ratios of at least 120 percent. Additionally, Gloversville Federal has established loan loss allowances in recognition of the risks involved in commercial and multi-family mortgage lending. Nonetheless, the Association's track record with respect to such lending is limited and the portfolio is relatively unseasoned.

     The Association also makes construction loans from time to time, for the purpose of constructing both residential and commercial properties. The balance of the construction loan portfolio equaled $539,000, or 1.1 percent of total loans as of September 30, 1997, and is expected to remain a limited portion of the Association's lending activities in the future.

     Non-mortgage loans comprise the remainder of the Association's loan portfolio, equal to 11.5 percent of gross loans at September 30, 1997, and consist of both commercial business and consumer loans. The majority of consumer loans (balance of $4.5 million or 8.7 percent of loans) consist of home equity loans with the remainder

RP Financial, LC.
Page 1.13

of the consumer loan portfolio comprised of mobile home loans, auto loans, and other miscellaneous loan types. Commercial loans equaled $1.4 million, equal to
2.8 percent of loans at September 30, 1997.

     Exhibit I-10, which shows the Association's loan originations over the past three fiscal years, highlights Gloversville Federal's limited loan volumes overall and growth in multi-family and commercial mortgage lending. Total loans originated equaled $10.2 million in fiscal 1995, and reduced to $8.8 million and $8.9 million in fiscal 1996 and 1997, respectively. Approximately $4.1 million or 46 percent of all loans originated in fiscal 1997 were comprised of commercial and multi-family mortgage loans while residential mortgage loan originations (substantially all fixed rate) equaled $1.6 million or 18 percent of total originations. All loans are originated by in-house personnel and are retained for portfolio. In the future, management will be seeking to increase the level of residential and commercial/multi-family mortgage lending to meet its targeted growth objectives.


Asset Quality
-------------

     As shown in Exhibit I-11, the level of non-performing assets has been high over the last five fiscal years and has increased in fiscal 1997. Specifically, the ratio of NPAs/assets has ranged from a low of 3.74 percent of assets to a high of $4.1 million, equal to 6.73 percent of assets as of September 30, 1997.

     A detailed review of Exhibit I-11, reflects that all of Gloversville Federal's non-performing loans consisted of delinquent residential mortgage loans. As discussed earlier, the high level of delinquencies are the result of several factors including the following: (1) weak growth and slack economic conditions locally; (2) weak underwriting and loan administration by prior management (i.e., 30 day grace period on payments provided in pre-1995 loans); and (3) the delinquency of many borrowers with respect to local property taxes. With respect to this latter factor, such loans have been modified or restructured and have an outstanding balance of $2.7 million. If they perform in accordance with their terms, these loans may be returned to accrual status throughout 1998. At the same time, approximately $1.0 million of the Association's delinquent loans are delinquent due to serious financial problems (i.e., unemployment or bankruptcy of the borrower, etc.) and many such loans will be placed into foreclosure.

     The perceived credit risk exposure of the Association is further increased by recent trends in the loan portfolio where we observe the portfolio of commercial and multi-family mortgage loans to be increasing. In this regard, the Association's track record with regard to high risk-weight lending is limited and the portfolio lacks seasoning, all of which contribute to the perceived increase in the Association's credit risk exposure.

     At September 30, 1997, Gloversville Federal maintained valuation allowances totaling $1.6 million, which equaled 3.14 percent of loans, 42.53 percent of non-performing loans, and 39.28 percent of NPAs.

RP Financial, LC.
Page 1.14

Following the employment of a new President and Chief Executive Officer, new management undertook a comprehensive review of all NPAs. As a result of the ongoing results of this review, the current loan loss allowance figure reflects the establishment of $714,000 of loan loss provisions in fiscal 1996 and $792,000 of loan loss provisions in fiscal 1997. Management has indicated that it believes loan loss provisions will be lower in the future based on numerous factors including current and anticipated loan volumes, market area trends, and the current level of allowances for loan losses and NPAs. At the same time, NPAs remain high and the reserve coverage ratio is low by industry standards.


Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Association's primary source of funds as the Association has employed borrowed funds from the Federal Home Loan Bank of New York and reverse repurchase agreements only to a limited extent.
Gloversville Federal operates with a relatively favorable deposit base as passbook savings and transaction accounts totaled $28.1 million, or 50.1 percent of total deposits as of September 30, 1997. Growth in transaction and savings accounts in recent years has been facilitated by the introduction of several new account types including a statement savings account and a money market accounts with limited check writing privileges.

     As shown in Exhibit I-14, CDs accounted for approximately one-half of the deposit base (49.9 percent of total deposits) and comprise the largest single account type which the Association offers. Most of the Association's CDs are concentrated in short-term maturities. As of September 30, 1997, approximately
83.2 percent of the CDs had maturities of one year or less. Retail deposits are supplemented with a limited amount of jumbo certificates of deposits ("CDs"), accounting for 4.44 percent of Gloversville Federal's deposits at September 30, 1997.

     While borrowings are available as an alternative funding source, the Association has not utilized borrowed funds extensively in the past and borrowings totaled only $1.3 million as of September 30, 1997. Management believes that anticipated deposit growth, the offering proceeds and internal cash flows should adequately address most of the Association's funding needs in the foreseeable future. If borrowings are required (other than the ESOP loan from the Holding Company), such borrowings are expected to consist of FHLB advances and reverse repurchase agreements utilizing securities held by the Association as collateral.

RP Financial, LC.
Page 1.15

Subsidiary
----------

     As of September 30, 1997, the Association did not have any subsidiaries nor are any subsidiary activities anticipated in the future.


Legal Proceedings
-----------------

     Gloversville Federal is currently not involved in any legal proceedings other than routine legal proceedings that occur in the ordinary course of business, which, in aggregate, involve amounts that are believed to be immaterial to the financial condition of the Association.

RP Financial, LC.
Page 2.1

                                II. MARKET AREA

Introduction
------------

     Gloversville Federal conducts operations out of a headquarters office in Gloversville, Fulton County, New York and a branch office in Saratoga Springs, Saratoga County, New York. The Association's markets in east-central New York are relatively rural in character but at the same time, are only approximately 70 miles from Albany. Fulton County has an estimated 1997 population of 54,000, while Saratoga County has an estimated 1997 population of 196,000; the majority of Saratoga County's population reside in close proximity to Schenectady and Albany in the southern half of the County. The local areas surrounding the Association's offices represent the primary market area for deposit generation as most of the Association's depositors live in the areas surrounding the office locations. Gloversville Federal's sources for loans primarily includes Fulton and Saratoga Counties but the Association will occasionally originate loans in other nearby areas.

     Competition from other financial institutions operating in the Association's market area includes a number of both large and small commercial banks and savings institutions. The Association maintains a market share of approximately 7 percent of overall financial institution deposits in Fulton County where it is headquartered and a market share of only approximately 1 percent in Saratoga County. The other financial institutions are both locally-owned community-oriented banks or subsidiaries of larger regional and superregional institutions. The Association has been in a shrinking mode over the last several years, and has lost market share as a result.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists and the relative economic health of the market area.


Market Area Demographics
------------------------

     Demographic growth trends in the two county market served by the Association have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Table 2.1. Data for the U.S. and the State of New York has been provided for comparative purposes.

RP Financial, LC.
Page 2.2

                                    Table 2.1
                               Gloversville FS&LA
                            Summary Demographic Data

                                             Year
                              ---------------------------------    Growth Rate  Growth Rate
Population (000)                1990         1997         2002       1990-97     1997-2002
----------------                ----         ----         ----       -------     ---------
United States                 248,710      267,805      281,209        1.1%         1.0%
New York                       17,990       18,191       18,332        0.2%         0.2%
Fulton County                      54           54           54       -0.1%        -0.1%
Saratoga County                   181          196          206        1.1%         1.0%

Households (000)
----------------
United States                  91,947       99,020      104,001        1.1%         1.0%
New York                        6,693        6,700        6,744        0.0%         0.1%
Fulton County                      21           21           21       -0.1%        -0.1%
Saratoga County                    66           72           76        1.2%         1.1%

Median Household Income ($)
---------------------------
United States                 $29,199      $36,961      $42,042        3.4%         2.6%
New York                       31,044       36,341       38,815        2.3%         1.3%
Fulton County                  24,479       25,330       26,477        0.5%         0.9%
Saratoga County                37,490       37,062       38,734       -0.2%         0.9%

Per Capita Income - ($)
-----------------------
United States                 $13,179      $18,100           --        4.6%         N/A
New York                       14,413       18,504           --        3.6%         N/A
Fulton County                  11,228       12,156           --        1.1%         N/A
Saratoga County                15,526       16,087           --        0.5%         N/A

1997 Age Distribution(%)     0-14 Years  15-24 Years  25-44 Years  45-64 Years   65+ Years  Median Age
------------------------     ----------  -----------  -----------  -----------   ---------  ----------
United States                   21.7         13.6         31.4         20.5         12.7       34.8
New York                        20.6         13.0         32.3         20.9         13.2       35.3
Fulton County                   20.5         13.8         28.1         21.5         16.1       36.6
Saratoga County                 21.7         13.0         33.1         21.5         10.8       34.7

                              Less Than   $15,000 to   $25,000 to   $50,000 to  $100,000 to
1997 HH Income Dist. (%)       $15,000      $25,000      $50,000     $100,000     $150,000   $150,000+
------------------------       -------      -------      -------     --------     --------   ---------
United States                   17.7         14.4         33.5         26.5          5.4        2.6
New York                        20.2         13.9         31.3         25.9          5.5        3.2
Fulton County                   28.3         20.9         36.3         12.9          1.1        0.5
Saratoga County                 15.3         14.8         37.6         27.9          3.3        1.1

Source: CACI.

RP Financial, LC.
Page 2.3

     As shown in Table 2.1, Gloversville Federal operates in a two county market area with an estimated population of 250,000 as of 1997. There exists a dichotomy in the markets served by Gloversville Federal as the Association's traditional market in Gloversville is smaller with limited economic and demographic growth while Saratoga County is one of the most rapidly growing counties in the State of New York. Specifically, population and households in Fulton County have been shrinking (0.1 percent annually) while the population and households in Saratoga County have been increasing at levels in excess of 1 percent annually. These growth trends are projected to continue through the year 2002, and indicate that the economic performance of Fulton County will continue to be sluggish while Saratoga County will be relatively favorable.

     Paralleling trends observed in the demographic statistics, income levels in Fulton County are well below the State of New York average while income levels for Saratoga County are relatively more favorable, approximately equivalent to the state average. Such trends are attributable to the blue collar nature of the workforce in Gloversville and the surrounding markets and to the attractiveness of southern portions Saratoga County to white collar commuters working in Albany and Schenectady.


Economy
-------

     The Association's deposit gathering activities and the majority of the lending operations are conducted in the Association's two county market area described above. Employment in the Fulton County market is primarily derived from the manufacturing and services sector as well as government. The traditional employers in the Association's markets have consisted of small manufacturers. Saratoga County generally has a larger and more diversified economic base, which is more reliant upon white collar jobs and tourism (in Saratoga Springs). Table 2.2 below presents the major employers within Fulton County.

                                   Table 2.2
               Gloversville Federal Savings and Loan Association
                         Major Employers-Fulton County

               Employer                        Industry           Employees
               --------                        --------           ---------
     Nathan Littauer Hospital            Health Care                 860
     Fulton County                       Government                  700
     Gloversville School District        Education                   680
     Tryon School for Boys               Government/Education        455
     Johnstown School District           Education                   380
     Citizens Telecom                    Telecommunications          280
     Johnstown Knitting Mill             Manufacturing               275
     UNI Distribution                    Manufacturing               275
     Price Chopper                       Retail                      227

     Source: Technical Assistance Center, SUNY Plattsburgh

RP Financial, LC.
Page 2.4

     Table 2.3 displays unemployment data in the local market area as of September 1996 and September 1997. The unemployment rates reflect the comparatively lackluster performance of the Fulton County market as unemployment rates remain well above the state and national average, although they do exhibit a reduction from the prior year levels. Unemployment rates reflect the comparatively more favorable growth trends and economic conditions prevailing in Saratoga County, where unemployment equaled only 3.7 percent as of September 1997.

                                   Table 2.3
               Gloversville Federal Savings and Loan Association
                        Market Area Unemployment Trends

          Region                     Sept. 1996             Sept. 1997
          ------                     ----------             ----------
          United States                 5.0%                   4.7%
          New York                      5.9                    6.1
          Fulton County                 7.6                    6.9
          Saratoga County               3.9                    3.7

          Source: U.S. Bureau of Labor Statistics.


Deposit Trends and Competition
------------------------------

     The market area (defined as the two county market area for deposits), is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional and superregional institutions. Major competitors include local commercial banks such as The Adirondack Trust Company, CNB Bancorp, CNB Financial Corporation and NBT Bancorporation as well as larger regional and superregional banks such as Keycorp and Fleet.

     Table 2.4 displays deposit market trends for the State of New York and the primary market area from June 30, 1994 to June 30, 1996. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of moderate increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. Deposit trends in both market area counties exhibited similar trends as the state, with commercial banks in Fulton and Saratoga Counties experiencing growth and savings institutions realizing a declining market share.

RP Financial, LC.
Page 2.5

                                    Table 2.4
                               Gloversville FS&LA
                                 Deposit Summary

                                                   As of June 30,
                          ----------------------------------------------------------------
                                        1994                             1996
                          -------------------------------  -------------------------------    Deposit
                                        Market  Number of                Market  Number of  Growth Rate
                            Deposits     Share   Branches    Deposits     Share   Branches   1994-1996
                            --------     -----   --------    --------     -----   --------   ---------
                                               (Dollars In Thousands)                           (%)
State of New York         $350,825,532  100.0%    4,816    $358,397,019  100.0%    4,707        1.1%
-----------------
  Commercial Banks         250,024,848   71.3%    3,615     268,779,750   75.0%    3,622        3.7%
  Savings Institutions     100,800,684   28.7%    1,201      89,617,269   25.0%    1,085       -5.7%

Fulton County             $    543,503  100.0%       17    $    580,682  100.0%       17        3.4%
-------------
  Commercial Banks             390,683   71.9%       14         424,104   73.0%       13        4.2%
  Savings Institutions         152,820   28.1%        3         156,578   27.0%        4        1.2%
  Gloversville FS&LA (1)        44,119   28.9%        1          38,379   24.5%        1       -6.7%
  Gloversville FS&LA (2)                  8.1%                             6.6%

Saratoga County           $  1,417,683  100.0%       51    $  1,553,467  100.0%       56        4.7%
---------------
  Commercial Banks           1,055,508   74.5%       41       1,293,961   83.3%       44       10.7%
  Savings Institutions         362,175   25.5%       10         259,506   16.7%       12      -15.4%
  Gloversville FS&LA (1)        18,852    5.2%        1          18,158    7.0%        1       -1.9%
  Gloversville FS&LA (2)                  1.3%                             1.2%

(1) Percent of thrift deposits.
(2) Percent of total deposits.

Source: FDIC; OTS.

RP Financial, LC.
Page 2.6

     Gloversville Federal reported deposit shrinkage over the time frame indicated in Table 2.4 as management's focus was primarily on resolving internal problems. In the future, the Association will be seeking to resume asset and deposit growth and believes the stock conversion will facilitate its efforts in this regard. Additionally, future marketing efforts are expected to be directed toward the Saratoga County market where management will be seeking to take advantage of more favorable growth and economic trends.

RP Financial, LC.
Page 3.1

                            III. PEER GROUP ANALYSIS

     This chapter presents an analysis of Gloversville Federal's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Association is provided by these public companies. Factors affecting Gloversville Federal's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Gloversville Federal and the Peer Group, will then be used as a basis for the valuation of the Association's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-1 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

     Under ideal circumstances, the Peer Group would be comprised of a minimum of ten publicly-traded New York thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Association. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for similarly sized, well capitalized institutions located in other Mid-Atlantic states. Accordingly, our Peer Group search focused on publicly traded savings institutions in the Mid-Atlantic region with total assets of less than $250 million, and a total of twelve (12) institutions were included in the Peer Group.

     Given the relatively high level of NPAs at Gloversville Federal and the importance of asset quality in investors' evaluation of thrift stocks, our preference was to seek Peer Group companies which had a comparable

RP Financial, LC.
Page 3.2

level of non-performing assets and reserve coverage as Gloversville Federal. However, only a handful of publicly-traded companies maintain comparable asset quality ratios, and they vary widely in terms of size, operating strategy and markets. Accordingly, the focus of the Peer Group selection criteria was on similarity of operations, markets, etc., and the dissimilar credit risk exposure relative to the Peer Group will require an adjustment in the valuation section to follow. Likewise, the Association has reported operating losses for the last two fiscal years during a time period when many institutions are reporting strong if not record earnings. As a result, the Peer Group companies are reporting positive albeit moderate earnings on average; a characteristic which will require the application of a valuation adjustment given the limited number of companies with core and reported earnings levels approximating the Association's levels.

     Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of relatively seasoned publicly-traded institutions operating in New York or other Mid-Atlantic U.S. states with small asset sizes. While the Peer Group is not exactly comparable to the Association, particularly in the areas of asset quality and profitability as referenced above, we believe that it provides the "best fit" Peer Group of publicly-traded thrifts with operations comparable to those of the Association and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o Skaneateles Bancorp of NY. Skaneateles Bancorp, the largest member of the Peer Group with nearly $250 million of assets was selected due to its meeting the selection criteria described above, including operations in upstate New York. Skaneateles Bancorp maintains a relatively high percentage of assets in loans receivable and maintains a comparatively modest equity ratio. Moreover, the loan portfolio composition of Skaneateles Bancorp is highly comparable to the Association's and NPAs are well above industry averages.

o The Elmira Savings Bank of NY. Elmira SB is a $228 million asset institution with operations in upstate New York. Elmira SB warrants inclusion in the Peer Group based on its low earnings levels (lowest in the Peer Group), similar asset structure and loan portfolio composition. Furthermore, Elmira SB's operating expenses are most nearly similar to the levels reported by the Association.

o Harbor Federal Bancorp of MD. Harbor Federal, a $217 million thrift, operates through a 9 branch office network in the Baltimore area. Harbor Federal, in addition to satisfying the selection criteria, lending operations are broadly similar to the Association's and its capital ratio is similar to Gloversville Federal's anticipated capital ratio following the conversion.

o Peekskill Financial Corp. of NY. Peekskill Financial operates in the mid-Hudson valley of New York through a total of three offices. Maintaining an asset base of $181 million, Peekskill Financial maintained a large investment in investment securities and MBS, which is somewhat different from the Association's operating strategy. Additionally, Peekskill Financial reports stronger operating returns than the Association, primarily based on its better asset quality and lower expense ratio.

RP Financial, LC.
Page 3.3

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                               January 5, 1998(1)

                                                 Primary           Operating  Total            Fiscal  Conv.  Stock   Market
Ticker  Financial Institution            Exchg.  Market            Strat.(2)  Assets  Offices   Year   Date   Price   Value
------  -------------------------------  ------  ----------------  ---------  ------  -------  ------  -----  ------  ------
                                                                                                                ($)   ($Mil)
SKAN    Skaneateles Bancorp Inc of NY (3)  OTC   Northwest NY       Thrift     248       9      12-31  06/86   18.87    27
ESBK    The Elmira SB FSB of Elmira NY (3) OTC   NY,PA              Thrift     228       6      12-31  03/85   30.00    22
HRBF    Harbor Federal Bancorp of MD       OTC   Baltimore MD       Thrift     217       9      03-31  08/94   23.75    40
PEEK    Peekskill Fin. Corp. of NY         OTC   Southeast NY       Thrift     181       3      06-30  12/95   17.50    56
SFED    SFS Bancorp of Schenectady NY      OTC   Eastern NY         Thrift     174       3      12-31  06/95   24.50    30
AFED    AFSALA Bancorp, Inc. of NY         OTC   Central NY         Thrift     159 J     5      12-31  10/96   18.75    27
PRBC    Prestige Bancorp of PA             OTC                      Thrift     138       0      12-31  06/96   19.25    18
TPNZ    Tappan Zee Fin., Inc. of NY        OTC   Southeast NY       Thrift     124 J     1      03-31  10/95   20.00    30
AFBC    Advance Fin. Bancorp of WV         OTC   Northern Neck WV   Thrift     106       2      06-30  01/97   17.75    19
WHGB    WHG Bancshares of MD               OTC   Baltimore MD       Thrift     100 J     5      09-30  04/96   15.87    23
ALBC    Albion Banc Corp. of Albion NY     OTC   Western NY         Thrift      71       2      09-30  07/93   28.00     7
PWBK    Pennwood SB of PA (3)              OTC   Pittsburgh PA      Thrift      48       3      12-31  07/96   18.50    11

NOTES:  (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)

        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

        (3) FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 01/05/98

RP Financial, LC.
Page 3.4

o SFS Bancorp of NY. SFS Bancorp operates with total assets of $174 million and its primary market is relatively proximate to the Association's in the Capital District. The asset base is primarily comprised of residential mortgage loans and MBS and asset quality appears to be stronger in comparison to Gloversville Federal. Operating returns are moderate owing to operating costs which are above industry averages.

o AFSALA Bancorp, Inc. of NY AFSALA Bancorp is headquartered in Amsterdam, New York, and is thus relatively proximate to the Association's market. AFSALA maintains total assets of $159 million. AFSALA maintains a relatively significant investment in cash and investments and a commercial business lending orientation in its loan portfolio, which supports its moderate to strong earnings levels.

o Prestige Bancorp of PA. Prestige Bancorp operates with total assets of $138 million. Prestige Bancorp is primarily a residential mortgage lender which funds operations with deposits and, to a lesser extent, borrowed funds. Asset quality is strong and loan chargeoffs have been low. Overall profitability is moderate with an ROA of 63 basis points reported for the most recent twelve month period.

o Tappan Zee Financial, Inc. of NY. Tappan Zee Financial operates with total assets of $124 million in the lower Hudson valley area within the New York City metropolitan area. Tappan Zee Financial maintains a comparatively large investment in MBS and overall, focuses lending operations on residential mortgages. Tappan Zee Financial generates moderate earnings levels as a result of its operating expenses which are above industry averages. The equity ratio is modestly above the Association's on a pro forma basis.

o Advance Financial Bancorp of WV. Advance Financial operates through a total of 2 offices and maintains $106 million in northern West Virginia and is the most recently converted company in the Peer Group (January 1997). Advance Financial's asset base is primarily comprised of loans, although it has undertaken a greater level of diversification than the Association. Income levels are strong and are supported by a wide net interest margin and good asset quality.

o WHG Bancshares of MD. WHG Bancshares has $100 million of total assets and operates through a total of 5 branch offices in the Baltimore metropolitan area. The majority of assets are invested in loans and the portfolio exhibits limited diversification outside of residential loans. Asset quality is good and earnings are moderate which is partially attributable to its relatively high operating expense ratio.

o Albion Banc. Corp of NY. Albion Banc Corp. is perhaps the most comparable company to Gloversville Federal in the Peer Group. Albion Banc Corp. operates two offices in a relatively rural area in western New York (between Rochester and Buffalo). Lending operations are primarily centered around residential mortgage loans with moderate diversification into other loan types exhibited. Operations are primarily funded with retail deposits and earnings are modest due in part, to a high operating expense ratio (3.02 percent of average assets). An important difference between Albion Banc Corp. and the Association however, is its more favorable asset quality and reserve coverage ratios.

o Pennwood Savings Bank of PA. Pennwood SB is the smallest Peer Group company, maintaining $48 million in assets and operating three offices in the Pittsburgh metropolitan area. Pennwood SB is the only company included in the Peer Group which is smaller than the Association in terms of total assets. Pennwood SB is a residential lender but maintains a larger cash and investment portfolio than the Association. Operating returns are strong (0.99 percent of average assets) as a result of a strong net interest margin and favorable asset quality.

     In aggregate, the Peer Group companies have an average capital ratio that is higher than the industry average (14.14 percent of assets versus 13.00 percent for the all SAIF average), and lower core profitability (0.72

RP Financial, LC.
Page 3.5

percent versus 0.87 percent for all SAIF-insured publicly-traded institutions). The Peer Group's higher capital ratio combined with lower earnings results in a lower core ROE of 5.47 percent versus 7.81 percent for the all SAIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a higher price/earnings ("P/E") multiple relative to the industry (see the following table).

                                                  As of December 12, 1997
                                                  -----------------------
                                                      Peer      All SAIF
                                                     Group       Insured
                                                     -----      --------
       Equity-to-Assets                              14.14%       13.00%
       Return on Assets ("ROA")-Core                  0.72%        0.87%
       Return on Equity ("ROE")-Core                  5.47%        7.81%
       Market Capitalization ($Mil)                 $21.06      $181.59

       Price-to-Tangible Book Ratio ("P/TB")        130.46%      162.79%
       Price-to-Earnings Multiple ("P/E")-Core       23.35x       20.43x
       Price-to-Assets  Ratio ("P/A")                17.88%       19.33%

       Source: Chapter IV tables.

     The following sections present a comparison of the Association's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for the Association and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Gloversville Federal is as of September 30, 1997, and as of the latest available (September 30 or June
30) for the Peer Group. The Association's pre-conversion net worth of 5.4 percent was substantially below the Peer Group's average net worth ratio of 14.1 percent, although the Association's capital level can be expected to increase to levels more closely approximating the Peer Group average on a pro forma basis. Neither the Association or the Peer Group had a balance of goodwill. The Association and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

     The asset composition analysis reveals that Gloversville Federal maintains a higher proportion of its assets in loans receivable than the Peer Group while the Peer Group maintains a greater proportion of interest-earning asset deployed into cash, investments and MBS. Specifically, loans equaled 81.2 percent of assets for the

RP Financial, LC.
Page 3.6

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                            As of September 30, 1997

                                                               Balance Sheet as a Percent of Assets
                                     ----------------------------------------------------------------------------------------
                                      Cash and                          Borrowed  Subd.   Net   Goodwill  Tng Net     MEMO:
                                     Investments  Loans  MBS  Deposits    Funds   Debt   Worth  & Intang   Worth   Pref.Stock
                                     -----------  -----  ---  --------  --------  -----  -----  --------  -------  ----------
Gloversville FS&LA
------------------
  September 30, 1997                      8.8     81.2   5.8    92.0       2.1     0.0     5.4     0.0       5.4       0.0

SAIF-Insured Thrifts                     17.6     68.1  11.1    70.1      15.2     0.2    12.9     0.2      12.6       0.0
All Public Companies                     18.5     67.2  11.1    70.6      14.8     0.2    12.9     0.3      12.6       0.0
State of NY                              22.8     56.3  17.5    73.1      12.8     0.0    11.4     0.6      10.8       0.0
Comparable Group Average                 20.5     65.5  11.0    79.0       5.6     0.0    14.1     0.0      14.1       0.0
  Mid-Atlantic Companies                 20.5     65.5  11.0    79.0       5.6     0.0    14.1     0.0      14.1       0.0

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)      44.1     46.4   7.4    85.0       1.0     0.0    13.5     0.0      13.5       0.0
AFBC  Advance Fin. Bancorp of WV         10.5     86.3   0.3    76.5       7.3     0.0    15.4     0.0      15.4       0.0
ALBC  Albion Banc Corp. of Albion NY     11.3     71.4  13.1    77.5      13.1     0.0     8.6     0.0       8.6       0.0
HRBF  Harbor Federal Bancorp of MD       22.8     68.8   5.8    79.1       6.8     0.0    13.1     0.0      13.1       0.0
PEEK  Peekskill Fin. Corp. of NY         18.9     25.7  54.2    72.8       0.0     0.0    26.1     0.0      26.1       0.0
PWBK  Pennwood SB of PA                  32.2     60.2   3.9    76.7       3.1     0.0    18.3     0.0      18.3       0.0
PRBC  Prestige Bancorp of PA             20.9     67.6   8.5    65.3      22.6     0.0    11.2     0.0      11.2       0.0
SFED  SFS Bancorp of Schenectady NY      13.2     74.0  10.3    86.1       0.0     0.0    12.5     0.0      12.5       0.0
SKAN  Skaneateles Bancorp Inc of NY(3)    9.5     85.1   1.3    84.1       7.4     0.0     7.0     0.2       6.8       0.0
TPNZ  Tappan Zee Fin., Inc. of NY(1)     28.5     45.2  23.7    81.2       0.0     0.0    17.0     0.0      17.0       0.0
ESBK  The Elmira SB FSB of Elmira NY     20.3     76.1   0.0    90.9       2.0     0.0     6.4     0.2       6.2       0.0
WHGB  WHG Bancshares of MD(1)            13.5     79.3   2.9    73.3       4.0     0.0    20.7     0.0      20.7       0.0

RP Financial, LC.
Page 3.6 (continued)

                             Table 3.2 (Continued)

                                                   Balance Sheet Annual Growth Rates                    Regulatory Capital
                                     --------------------------------------------------------------  ------------------------
                                              Cash and    Loans            Borrows.   Net   Tng Net
                                     Assets  Investments  & MBS  Deposits  &Subdebt  Worth   Worth   Tangible  Core  Reg.Cap.
                                     ------  -----------  -----  --------  --------  -----  -------  --------  ----  --------
Gloversville FS&LA
------------------
  September 30, 1997                   0.02     17.07     -1.10     0.72        NM  -13.46  -13.46      5.41   5.41    10.01

SAIF-Insured Thrifts                  11.67      5.08     13.14     8.10     14.45    3.29    2.57     11.01  11.05    22.66
All Public Companies                  11.83      4.94     13.11     8.07     15.82    3.98    3.31     11.12  11.09    22.61
State of NY                           10.84     -5.49     13.28     7.28     13.27    2.16    2.04     10.04   9.71    23.47
Comparable Group Average               8.31      9.41      7.71     5.99    -16.64   -0.75   -0.66     13.63  13.41    31.95
  Mid-Atlantic Companies               8.31      9.41      7.71     5.99    -16.64   -0.75   -0.66     13.63  13.41    31.95

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)   15.92     99.01      1.85     7.91    -22.41      NM      NM     13.48  13.48    32.75
AFBC  Advance Fin. Bancorp of WV      13.46     29.04     12.67     2.32      5.04      NM      NM     15.50  15.50    24.60
ALBC  Albion Banc Corp. of Albion NY  18.29     27.93     17.71    16.47     47.36    5.15    5.15        NM     NM       NM
HRBF  Harbor Federal Bancorp of MD     1.59     -7.28      7.03     6.10    -31.25    3.18    3.18      9.92   9.92    21.76
PEEK  Peekskill Fin. Corp. of NY      -2.82     -8.21     -1.58     2.37        NM  -13.93  -13.93     25.20  25.20    97.40
PWBK  Pennwood SB of PA                3.07    -25.87     29.54     2.63        NM   -5.60   -5.60        NM  18.05    34.17
PRBC  Prestige Bancorp of PA          32.05        NM     20.82     9.86        NM    1.71    1.71     11.24  11.24    23.95
SFED  SFS Bancorp of Schenectady NY    4.86     -3.98      6.05     5.63        NM    2.56    2.56     12.45  12.45    24.20
SKAN  Skaneateles Bancorp Inc of NY(3) 3.01     -2.15      3.53     3.19      1.44    9.09    8.13        NM   6.79    11.29
TPNZ  Tappan Zee Fin., Inc. of NY(1)   4.18        NM    -15.69    12.24   -100.00   -1.73   -1.73     13.60  13.60    38.80
ESBK  The Elmira SB FSB of Elmira NY   3.43     -0.65      4.52     1.46        NM    3.05    4.93      6.19   6.19    10.23
WHGB  WHG Bancshares of MD(1)          2.73    -13.72      6.01     1.71        NM  -11.00  -11.00     15.11  15.11    32.25

(1) Financial information is for the quarter ending June 30, 1997.
(3) Growth rates have been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

Association versus 65.5 percent for the Peer Group on average. Conversely, investments and MBS equaled 8.8 percent and 5.8 percent, respectively, for the Association versus an average of 20.5 percent and 11.0 percent, respectively for the Peer Group. Following the conversion, the Association's level of cash and investments is expected to initially increase, pending the Association's deployment of the proceeds into loans or alternatively, the repayment of borrowings. Overall, the Association's IEA totaled 95.8 percent of assets which was below the Peer Group's ratio of 97.0 percent.

     While the Association utilized deposits as the primary source to fund operations, the Peer Group relied on both deposits and borrowings as funding sources, as reflected in the current deposits to assets ratios of 92.0 percent and 79.0 percent, respectively, and borrowings to assets ratios of 2.1 percent and 5.6 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Association and the Peer Group equaled 94.1 percent and 84.6 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Association's IBL ratio is expected to decline as a result of the Association's enhanced capital base and potential deposit withdrawals to fund stock purchases.

     Taken together, the comparative IEA/IBL ratios demonstrate a key component of earning power. In this regard, the Association's ratio of 101.8ypercent was lower than the Peer Group's ratio of 114.7 percent. On a post-offering basis, the Association's ratio should improve but will nonetheless remain below the Peer Group average.

     The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for the Association are for the year ended September 30, 1997 while growth rates for the Peer Group are for the latest trailing twelve months available. The slow growth nature of Gloversville Federal's primary market area in upstate New York coupled with the restructuring of management and operations contributed to Gloversville Federal's stable asset base (i.e., nominal growth of 0.02 percent). In contrast, the Peer Group on average posted relatively strong asset growth of 8.31 percent. The growth rate differential is attributable to the Peer Group's stronger deposit growth. One factor impacting the asset growth rate differentials is shrinkage in the Association's loan portfolio as the Association's product offerings over much of the period were limited and new management effectively scaled back residential lending operations in 1994 in order to develop and implement appropriate lending policies and procedures and to focus on improving asset quality. The
Association's net worth reflects shrinkage over the most recent fiscal year equal to 13.46 percent while net worth balances were relatively flat for the Peer Group. The Association's net worth growth was inhibited by the loss reported during the twelve months ended 1997, while capital growth of the Peer Group companies was restrained by various capital management strategies employed by Peer Group members (such as stock repurchases and dividends).

RP Financial, LC.
Page 3.8

Income and Expense Components
-----------------------------

     For the twelve months ended September 30, 1997, Gloversville Federal reported a net loss equal to 0.94 percent of average assets, which was lower than the 0.73 percent positive ROA posted by the Peer Group companies (see Table 3.3). Gloversville Federal's earnings were supported by a comparatively strong net interest margin, which was more than offset by lower levels of non-interest operating income and operating expenses. The primary factor leading to the Association's lower earnings however was weaker asset quality which led to relatively higher loan loss provisions. The comparative income statement analysis reveals some unique differences in the components of profitability, as explained below.

     Net interest income was the primary component of the Association's and the Peer Group's earnings. Gloversville Federal's net interest income was more favorable than that recorded by the Peer Group (3.98 percent and 3.57 percent of average assets, respectively), notwithstanding the Association's lower capital level. The primary factor leading to the differential is the Association's favorable interest income ratio (7.95 percent of average assets versus 7.36 percent of average assets for the Peer Group) as the level of interest expense to average assets did not result in a favorable comparison (3.96 percent for the Association versus 3.79 percent for the Peer Group). As shown in the yield-cost section of Table 3.3, Gloversville Federal's yield on assets equaled 8.21 percent versus an average of 7.58 percent for the Peer Group. We attribute Gloversville Federal's favorable asset yields to its relatively high concentration of loans, including higher yielding fixed rate residential and commercial/multi-family mortgage loans. Additionally, the Association's cost of funds has been minimized by slack growth which has minimized the need to price deposits aggressively in relation to the prevailing market average (the Association's cost of funds equaled 4.25 percent versus an average of 4.48 percent for the Peer Group). The reinvestment of the net conversion proceeds may serve to initially dilute the Association's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

     Non-interest income made a slightly smaller contribution to the Association's earnings relative to the Peer Group's (0.25 percent of average assets versus 0.30 percent for the Peer Group), reflecting the Association's smaller, less diversified operations. Non-interest income for the Association and the Peer Group is primarily comprised of deposit fee income, service charges, late charges on loans, and other miscellaneous retail banking fee revenues. No significant changes in non-interest income are anticipated on a post-offering basis.

     Gloversville Federal's operating expense ratio was higher than the Peer Group ratio (3.74 percent of average assets versus 2.65 percent for the Peer Group). The reasons for the higher operating expenses are related, in part, to the relatively high number of employees in comparison to total assets ($2.2 million of assets per employee for the Association versus an average of $4.1 million for the Peer Group). Additionally, the

RP Financial, LC.
Page 3.9

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1997

                                                   Net Interest Income                    Other Income               G&A/Other Exp.
                                             ------------------------------           -------------------          -----------------
                                                                     Loss      NII                          Total
                                       Net                          Provis.   After   Loan  R.E.    Other   Other    G&A    Goodwill
                                     Income  Income  Expense   NII  on IEA   Provis.  Fees  Oper.  Income  Income  Expense   Amort.
                                     ------  ------  -------   ---  -------  -------  ----  -----  ------  ------  -------  --------
Gloversville FS&LA
------------------
  September 30, 1997                  -0.94   7.95     3.96   3.98    1.28     2.69   0.00   0.00   0.25    0.25     3.76     0.00

SAIF-Insured Thrifts                   0.90   7.41     4.13   3.29    0.13     3.16   0.12   0.01   0.30    0.43     2.20     0.02
All Public Companies                   0.94   7.42     4.07   3.35    0.13     3.22   0.11   0.01   0.30    0.42     2.21     0.03
State of NY                            0.84   7.20     3.76   3.44    0.18     3.26   0.06  -0.03   0.26    0.29     2.17     0.06
Comparable Group Average               0.73   7.36     3.79   3.57    0.09     3.48   0.03  -0.01   0.28    0.30     2.65     0.00
  Mid-Atlantic Companies               0.73   7.36     3.79   3.57    0.09     3.48   0.03  -0.01   0.28    0.30     2.65     0.00

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)(3) 0.82   7.23     3.72   3.50    0.16     3.34   0.00   0.00   0.23    0.23     2.32     0.00
AFBC  Advance Fin. Bancorp of WV       0.89   7.67     4.01   3.66    0.06     3.60   0.00   0.02   0.33    0.35     2.60     0.00
ALBC  Albion Banc Corp. of Albion NY   0.50   7.56     4.16   3.40    0.11     3.29   0.01   0.05   0.45    0.52     3.02     0.00
HRBF  Harbor Federal Bancorp of MD     0.71   7.37     4.44   2.93    0.02     2.91   0.05   0.00   0.06    0.11     1.86     0.00
PEEK  Peekskill Fin. Corp. of NY       1.14   6.71     3.02   3.69    0.03     3.66   0.04   0.00   0.09    0.13     1.80     0.00
PWBK  Pennwood SB of PA                0.99   7.90     3.64   4.26    0.08     4.18   0.00  -0.09   0.23    0.14     2.74     0.00
PRBC  Prestige Bancorp of PA           0.63   7.06     3.86   3.20    0.07     3.12   0.00   0.00   0.27    0.27     2.39     0.00
SFED  SFS Bancorp of Schenectady NY    0.69   7.18     3.80   3.37    0.07     3.30   0.07   0.01   0.16    0.24     2.54     0.00
SKAN  Skaneateles Bancorp Inc of NY    0.70   7.65     3.86   3.79    0.19     3.60   0.04  -0.02   0.63    0.65     3.26     0.03
TPNZ  Tappan Zee Fin., Inc. of NY(1)   0.72   7.29     3.52   3.77    0.06     3.71   0.00  -0.05   0.13    0.08     2.81     0.00
ESBK  The Elmira SB FSB of Elmira NY   0.42   7.57     4.03   3.54    0.16     3.38   0.09  -0.03   0.68    0.74     3.44     0.02
WHGB  WHG Bancshares of MD(1)          0.51   7.16     3.38   3.78    0.06     3.72   0.03   0.00   0.10    0.13     2.97     0.00

RP Financial, LC.
Page 3.9 (continued)

                             Table 3.3 (Continued)

                                        Non-Op. Items    Yields, Costs, and Spreads
                                       --------------  -----------------------------
                                                                                        MEMO:     MEMO:
                                        Net   Extrao.    Yield      Cost    Yld-Cost   Assets/  Effective
                                       Gains   Items   On Assets  Of Funds   Spread   FTE Emp.   Tax Rate
                                       -----  -------  ---------  --------  --------  --------  ---------
Gloversville FS&LA
------------------
  September 30, 1997                    0.00    0.00      8.21      4.25      3.96      2,260     17.08

SAIF-Insured Thrifts                    0.03    0.00      7.68      4.84      2.85      4,267     37.00
All Public Companies                    0.04    0.00      7.69      4.77      2.92      4,245     36.78
State of NY                             0.02    0.00      7.44      4.36      3.08      4,802     39.72
Comparable Group Average                0.01    0.00      7.58      4.48      3.10      4,081     36.46
  Mid-Atlantic Companies                0.01    0.00      7.58      4.48      3.10      4,081     36.46

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)(3)  0.00    0.00      7.13      4.20      2.93      3,618        NM
AFBC  Advance Fin. Bancorp of WV        0.04    0.00      7.91      4.69      3.22      2,937     36.48
ALBC  Albion Banc Corp. of Albion NY    0.01    0.00      7.92      4.63      3.29      2,623     37.76
HRBF  Harbor Federal Bancorp of MD      0.00    0.00      7.61      5.19      2.43      4,621     38.61
PEEK  Peekskill Fin. Corp. of NY        0.00    0.00      6.78      4.23      2.55      7,250     42.65
PWBK  Pennwood SB of PA                -0.14    0.00      8.23      4.60      3.63      4,331     31.45
PRBC  Prestige Bancorp of PA            0.00    0.00      7.27      4.45      2.81      3,938     37.41
SFED  SFS Bancorp of Schenectady NY     0.00    0.00      7.36      4.44      2.92      2,902     31.65
SKAN  Skaneateles Bancorp Inc of NY     0.03    0.00      7.96      4.21      3.75      2,251     29.74
TPNZ  Tappan Zee Fin., Inc. of NY(1)    0.02    0.00      7.50      4.37      3.13      8,868     27.71
ESBK  The Elmira SB FSB of Elmira NY    0.12    0.00      7.85      4.33      3.52      2,056     46.43
WHGB  WHG Bancshares of MD(1)           0.00    0.00      7.49      4.47      3.01      3,580     41.15

(1)  Financial information is for the quarter ending June 30, 1997.
(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10

Association's deposit structure, which moderates the cost of funds, is somewhat more costly to service (i.e., transaction and passbook savings accounts are more costly to process and service than are higher costing CDs and borrowings). The Association's asset quality problems have increased operating costs relative to the Peer Group (i.e., cost related to implementing new policies and procedures and working out of problem assets) in addition to resulting in higher loan loss provisions which have burdened Gloversville Federal's earnings. Last, Gloversville Federal's static asset base has diminished its ability to achieve economies of scale realized by the Peer Group.

     When viewed together, net interest income before provisions, non-interest income (excluding non-operating items) and operating expenses provide an insight into an institution's earnings strength. In this regard, as measured by their efficiency ratios, Gloversville Federal's ratio of 88.8ypercent is far less favorable than the Peer Group's ratio of 68.5ypercent. The Association's less favorable efficiency ratio is attributable to its relatively high operating expenses and low level of fee income. We anticipate that the Association's efficiency ratio will initially improve following the holding company reorganization and stock offering as the net proceeds are invested in interest-earning assets. At the same time, resumption of active residential lending operations and the impact of the stock benefit plans will tend to diminish the beneficial impact of the conversion offering on the efficiency ratio and core operating returns. Additionally, the Association may likely seek to relocate its current office in Saratoga Springs and/or open a new office in Saratoga County, either of which would tend to initially increase the Association's expense ratio.

     Loan loss provisions had a more significant impact on the Association's earnings, as would be expected given the higher level of NPAs relative to the Peer Group. The management of Gloversville Federal has indicated that it anticipates that loan loss provisions will be lower in the future. However, the projection of lower loan loss provisions will be contingent upon management meeting its projection for improvement in the Association's asset quality ratios.

     Net non-operating income and expense was nominal for both the Association and the Peer Group which is reflective of their traditional thrift operating strategies.

     The Association reported an effective tax rate of negative 17.08 percent as compared to an effective tax rate of 36.46 percent on average for the Peer Group. Most of the Peer Group companies appear to be in a fully taxable position. The Association's negative effective tax rate for fiscal 1997 is attributable to the increase in the valuation allowance on the Association's deferred tax asset. As of September 30, 1997, Gloversville Federal had a deferred tax asset of $152,000, net of a valuation allowance of $652,000. Given the fully taxable status of the Peer Group and their record of profitable operations, we do not believe the Peer Group has comparable deferred tax assets.

RP Financial, LC.
Page 3.11

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Gloversville Federal and the Peer Group. Residential mortgages and MBS accounted for the largest portion of the Association's and the Peer Group's loan portfolios, measured at 73.7 percent and 79.5 percent of total loan and MBS, respectively. Both the Association and the Peer Group are primarily portfolio lenders, although some Peer Group members engage in mortgage banking activity and reported modest balances of loans serviced for others. The Association's higher concentration of residential loans was more than offset by a lower ratio of MBS relative to the Peer Group. On balance, Gloversville Federal's loan portfolio was modestly more diversified than the Peer Group's loan portfolio.

     The patterns of lending diversification for Gloversville Federal and the Peer Group showed some key differences as well. Multi-family and commercial mortgage lending was the primary area of loan portfolio diversification for the Association (14.5 percent of loans and MBS) which is attributable to efforts by new management to diversify the portfolio into higher yielding more interest sensitive loans. In contrast, the Peer Group's multi-family/commercial mortgage portfolio averaged 6.8 percent of loans and MBS while the Peer Group participated in non-mortgage lending (11.9 percent loans and MBS) and construction and land loans (3.1 percent of loans and MBS) to a greater extent.

     The Association reported a higher risk-weighted assets ratio than the Peer Group at 62.0 and 49.9 percent, respectively. The higher risk weighted asset ratio is the result of the higher ratio of loans for the Association including non-performing loans.


Credit Risk
-----------

     Overall, Gloversville Federal's credit risk exposure appears to be significantly greater than the Peer Group's, as indicated by the Association's higher level of NPAs and lower reserve coverage. As shown in Table 3.5, Gloversville Federal's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 6.73 percent of assets, versus a comparative ratio of 0.81 percent for the Peer Group. Similarly, Gloversville Federal's non-performing loans to loans ratio was higher than the Peer Group's ratio (7.66 percent versus 0.95 percent for the Peer Group). Loss reserve ratios as a percent of problem assets also indicated a potentially higher degree of credit risk exposure for the Association, with the Association and the Peer Group maintaining loss reserves as a percent of non-performing assets and accruing loans that are more than 90 days past due of 42.53 percent and 120.23 percent, respectively, while loan chargeoffs were also higher for the Association.

RP Financial, LC.
Page 3.12

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                            As of September 30, 1997

                                      Portfolio Composition as a Percent of MBS and Loans
                                      ---------------------------------------------------
                                               1-4   Constr.   5+Unit  Commerc.             RWA/    Serviced   Servicing
Institution                            MBS   Family  & Land   Comm RE  Business  Consumer  Assets  For Others    Assets
-----------                            ---   ------  -------  -------  --------  --------  ------  ----------  ---------
                                       (%)     (%)     (%)      (%)       (%)       (%)      (%)     ($000)      ($000)
Gloversville FS&LA                     6.49   67.25    0.98    14.49      2.59     8.19     62.01          0         0

SAIF-Insured Thrifts                  14.95   62.12    5.31    11.80      6.30     1.67     52.63    401,148     3,376
All Public Companies                  14.81   61.19    4.90    12.96      5.97     2.01     53.11    397,170     3,375
State of NY                           25.36   49.77    1.32    16.49      5.67     1.80     47.55    621,685     6,068
Comparable Group Average              14.79   64.75    3.09     6.79      9.28     2.57     49.92      6,753         0

Comparable Group
----------------

AFED  AFSALA Bancorp, Inc. of NY(1)   14.67   51.43    1.31     3.63     27.48     1.87     42.78          0         0
AFBC  Advance Fin. Bancorp of WV       0.72   68.35    3.88    12.64     12.86     4.05     60.58          0         0
ALBC  Albion Banc Corp. of Albion NY   7.90   74.76    3.20     4.41     10.38     0.50        NA     10,947         0
HRBF  Harbor Federal Bancorp of MD    10.75   73.83   10.77     5.81      0.82     2.14     46.07        332         0
PEEK  Peekskill Fin. Corp. of NY      70.63   28.19    0.49     0.45      0.47     0.00     25.89          0         0
PWBK  Pennwood SB of PA                8.26   71.53    6.33    11.34      4.37     0.00     54.56        148         0
PRBC  Prestige Bancorp of PA          16.08   77.01    0.85     0.61      5.05     0.88     48.08          0         0
SFED  SFS Bancorp of Schenectady NY   15.34   80.21    0.25     3.65      0.42     0.00     53.20      3,771         0
SKAN  Skaneateles Bancorp Inc of NY    1.90   69.67    0.87    14.60      3.76     9.23     67.46     22,945         0
TPNZ  Tappan Zee Fin., Inc. of NY(1)  27.51   56.38    3.11     8.69      1.98     3.92     36.28          0         0
ESBK  The Elmira SB FSB of Elmira NY   0.00   40.61    0.98    11.58     38.84     8.24     66.72     33,853         0
WHGB  WHG Bancshares of MD(1)          3.72   85.03    5.09     4.11      4.97     0.00     47.46      9,045         0

(1) Financial information is for the quarter ending June 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
             As of September 30, 1997 or Most Recent Date Available

                                              NPAs &                            Rsrves/
                                       REO/   90+Del/  NPLs/  Rsrves/  Rsrves/  NPAs &    Net Loan  NLCs/
Institution                           Assets  Assets   Loans   Loans    NPLs    90+Del   Chargoffs  Loans
-----------                           ------  -------  -----  -------  -------  -------  ---------  -----
                                        (%)     (%)     (%)     (%)      (%)      (%)      ($000)    (%)
Gloversville FS&LA                     0.51     6.73    7.66    3.14     42.53    39.28     430      0.87

SAIF-Insured Thrifts                   0.26     0.77    0.85    0.78    160.37   123.06     309      0.09
All Public Companies                   0.25     0.78    0.88    0.88    163.53   125.84     323      0.10
State of NY                            0.16     0.90    1.21    1.04    109.44    90.71     613      0.12
Comparable Group Average               0.07     0.81    0.95    0.77    120.23   103.98      23      0.05

Comparable Group
----------------

AFED  AFSALA Bancorp, Inc. of NY(1)    0.00     0.45    0.95    1.43    150.77   150.77       0      0.00
AFBC  Advance Fin. Bancorp of WV       0.00     0.74    0.36    0.33     90.58    38.01      86      0.39
ALBC  Albion Banc Corp. of Albion NY   0.00     0.12    0.17    0.53    321.43   321.43       5      0.04
HRBF  Harbor Federal Bancorp of MD     0.03     0.10    0.15    0.28    189.19   189.19       0      0.00
PEEK  Peekskill Fin. Corp. of NY       0.12     1.24    2.09    1.35     64.74    28.37       0      0.00
PWBK  Pennwood SB of PA                0.08     1.49    1.42    1.04     73.41    42.39      37     -0.06
PRBC  Prestige Bancorp of PA           0.01     0.33    0.47    0.40     84.20    82.34       7      0.03
SFED  SFS Bancorp of Schenectady NY    0.06     0.75    0.87    0.58     66.37    57.32      34     -0.01
SKAN  Skaneateles Bancorp Inc of NY    0.39     2.04    1.62    0.98     60.52    41.25      86      0.16
TPNZ  Tappan Zee Fin., Inc. of NY(1)   0.00     1.68    2.48    1.17     47.26    32.52       0      0.00
ESBK  The Elmira SB FSB of Elmira NY   0.12     0.64    0.64    0.86    133.30   103.23      16      0.04
WHGB  WHG Bancshares of MD(1)          0.00     0.15    0.18    0.29    160.96   160.96       0      0.00

(1) Financial information is for the quarter ending June 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14

     As described in Section One, new management of Gloversville Federal attributes the high level of NPAs to several factors as follows: (1) weak growth and slack economic conditions locally; (2) weak underwriting and loan administration by prior management (i.e., 30 day grace period on payments provided in pre-1994 loans); and (3) the delinquency of many borrowers with respect to local property taxes. With respect to this latter factor, such loans have been modified or restructured and have an outstanding balance of $2.7 million - if they perform in accordance with their terms, the may be returned to accrual status throughout 1998. At the same time, approximately $1.0 million of the Association's delinquent loans are delinquent due to serious financial problems (i.e., unemployment or bankruptcy of the borrower, etc.) and many such loans are expected to be placed into foreclosure.


Interest Rate Risk
------------------

     Table 3.6 reflects the relative interest rate risk exposure of Gloversville Federal and the Peer Group. The Association's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (101.8 percent versus 115.2 percent, respectively). The Association's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Association's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Association's relative interest rate risk exposure was exacerbated by the higher level of non-interest earning assets, including non-accruing loans related to the Association's asset quality problems.

     In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Association and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Association's net interest margin has recently shown greater sensitivity to changing market interest rates in comparison to the Peer Group's average net interest margin. We attribute this sensitivity to Gloversville Federal's fixed rate lending emphasis in which substantially all loans are originated for portfolio. On a pro forma basis, the Association's improved capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates modestly. At the same time, Gloversville Federal will continue to possess significant interest rate risk in relation to the Peer Group based on its higher level of non-earning and non-performing assets, and significant investment in long-term fixed rate loans.

RP Financial, LC.
Page 3.15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
             As of September 30, 1997 or Most Recent Date Available

                                       Balance Sheet Measures
                                      ------------------------
                                                     Non-Earn.             Quarterly Change in Net Interest Income
                                      Equity/  IEA/   Assets/    ----------------------------------------------------------
Institution                           Assets   IBL    Assets     09/30/97  06/30/97  03/31/97  12/31/96  09/30/96  06/30/96
-----------                           ------  -----  ---------   --------  --------  --------  --------  --------  --------
                                        (%)    (%)      (%)     (change in net interest income is annualized in basis points)
Gloversville FS&LA                      5.4   101.8     4.2        -16        -2       -14         9        12         0

SAIF-Insured Thrifts                   12.6   113.9     3.2         -3         1         0         0        -1        11
All Public Companies                   12.6   114.0     3.2         -4         1         1         1        -1        11
State of NY                            10.8   113.4     3.4         -6        -4         2         4         1        13
Comparable Group Average               14.1   115.2     3.0         -2         0         2        -2        13        10

Market Interest Rates
---------------------

1 Year Treasury Bill                     --      --      --          5       -84       -74       127        45       105
30 Year Treasury Bond                    --      --      --        -12       -80       -45         6        21        52

Comparable Group
----------------

AFED  AFSALA Bancorp, Inc. of NY(1)    13.5   114.0     2.1         NA        -6        NA         0        NA        20
AFBC  Advance Fin. Bancorp of WV       15.4   115.9     2.9        -10        10        44        -7        NA        NA
ALBC  Albion Banc Corp. of Albion NY    8.6   105.8     4.2         -2         2        -8       -18         7        19
HRBF  Harbor Federal Bancorp of MD     13.1   113.5     2.5          2         7        10        -2        -3        11
PEEK  Peekskill Fin. Corp. of NY       26.1   135.8     1.2         -5         4       -17        14       -21        12
PWBK  Pennwood SB of PA                18.3   120.7     3.8         -9        -0       -26        17        65        -9
PRBC  Prestige Bancorp of PA           11.2   110.4     2.9         -5        -9         6        -9        36        23
SFED  SFS Bancorp of Schenectady NY    12.5   113.3     2.5         -1        -3         3        -9         3        -1
SKAN  Skaneateles Bancorp Inc of NY     6.8   105.0     4.0         10        18         9        NA        NA        NA
TPNZ  Tappan Zee Fin., Inc. of NY(1)   17.0   119.9     2.6         NA       -12        -2         2        10        16
ESBK  The Elmira SB FSB of Elmira NY    6.2   103.9     3.6         -1         0        -4         0         7        -4
WHGB  WHG Bancshares of MD(1)          20.7   123.9     4.3         NA        -9        13        -4        14        NA

(1)  Financial information is for the quarter ending June 30, 1997.

NA = Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16


Summary
-------

     Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Association, subject to the adjustments noted in the following section.

RP Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Gloversville Federal from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.


Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

     RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions. It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on

RP Financial, LC.
Page 4.2

value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all savings institution stocks, including Gloversville Federal, or Gloversville Federal's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.


Valuation  Analysis
-------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for savings institution stocks, and in particular new issues, to assess the impact on value of Gloversville Federal coming to market at this time.

1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's financial strength can be summarized as follows:

     o Overall Asset/Liability. ("A/L") Composition. One-to-four family permanent mortgage loans comprised the largest segment of the loan portfolios of both Gloversville Federal and the Peer Group. The primary difference with respect to the asset composition is the Association's modestly higher level of loans, which is offset by the Peer Group's modestly higher ratio of MBS. Additionally, in terms of the loan portfolio composition, the Peer Group's portfolio reflects a slightly greater level of diversification into commercial and multi-family mortgage loans consistent with new management's targets to build the portfolio up to 25 percent of total loans. Both have funded their balance sheets primarily with retail deposits, although the Peer Group has utilized borrowed funds to a greater extent. The Association's pro forma IEA/IBL

RP Financial, LC.
Page 4.3

          ratio will be improved on a post-conversion basis although it is expected remain below the Peer Group average.

     o Credit Risk. The Association has a greater level of credit risk exposure in comparison to the Peer Group based primarily on its higher level of NPAs and lower reserve coverage ratio. Additionally, the Association's markets were hard hit by recessionary economic conditions prevailing in the early 1990s, particularly the real estate markets, and have yet to fully recover. At the same time, new management has been revamping the Association's policies and procedures with the objective of reducing the level of NPAs, although the long-term success of such efforts is uncertain. We also believe the relatively unseasoned nature of the loan portfolio also increases the Association's credit risk exposure in comparison to the Peer Group. Accordingly, over the near term, the level of NPAs is expected to remain in excess of the Peer Group average while the coverage ratio will be less favorable.

     o Balance Sheet Liquidity. The Association operates with a lower level of balance sheet liquidity based on its lower level of cash, investments and MBS. While the Association has a lower level of borrowed funds, which would normally indicate greater borrowing potential, credit quality problems diminish the ability to utilize whole loans as borrowing collateral. The Association's liquidity will be improved somewhat on a post-conversion basis based on the initial use of proceeds.

     o Capitalization. The Association operates with a lower pre-conversion capital level than the Peer Group. Although Gloversville Federal's capital level will be improved following the conversion, it will nonetheless remain below the Peer Group average.

     On balance, the most distinguishing characteristic between the financial condition of the Association and the Peer Group was credit quality and risk profile. Gloversville Federal's less favorable credit quality measures, coupled with its lower level of balance sheet liquidity and lower pro forma capital ratio warrant the application of a significant downward adjustment for financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o Reported Earnings. The Association posted losses on operations for the last two fiscal years versus moderate to strong profitability reported by the Peer Group companies for the most recent twelve month period. Reported earnings were well below the Peer Group average owing to its comparatively higher operating expenses, loan loss provisions and lower non-interest income levels. The foregoing items which led to the Association's inferior earnings levels were offset to an extent, by Gloversville Federal's comparatively higher level of net interest income in comparison to the Peer Group average.

     o    Core Profitability.   As  noted  previously,  the  Association's  core
          profitability is much lower than the Peer Group on a pro forma basis, owing to its less favorable efficiency ratio. Additionally,

RP Financial, LC.
Page 4.4

          management has indicated that while future expenses may be reduced as asset quality improves, the resumption of more aggressive marketing of residential mortgage loans coupled with the relocation of an existing office and/or opening of a new office in Saratoga County may tend to increase the Association's operating costs initially. Management expects loan loss provisions to be lower in the future which will improve core profitability although the Association's ability to sustain lower loan loss provisions may be contingent upon its ability to improve credit quality.

     o Interest Rate Risk. The Association appears to have greater interest rate risk exposure, primarily as a result of its practice of placing 15 and 30 year fixed rate residential mortgage loans into portfolio. The reinvestment of the proceeds pursuant to Gloversville Federal's stock offering could be expected to moderate the Association's interest rate risk exposure somewhat.

     o Credit Quality. Gloversville Federal reported loan loss provisions well above the Peer Group average in an effort by new management to establish an adequate level of allowances for loan losses in conjunction with the Association's revised policies and procedures. Nonetheless, we believe the Association continues to maintain comparatively greater credit risk exposure relative to the Peer Group based primarily on its higher level of NPAs and lower reserve coverage ratio and due to the unseasoned nature of the commercial and multi-family mortgage loan portfolio.

     o Earnings Growth Potential. Earnings growth at the Association will be constrained by a number of factors, including slow growth in its Fulton County market, intense competition, and the costs which may be incurred in undertaking further expansion in the more favorable Saratoga County market. The Peer Group companies, on average, operate in better market areas than the Association, which leads to greater opportunities. Additionally, the Peer Group on average is larger than the Association, which provides more flexibility in diversifying operations. Based on the foregoing, the Association's earnings growth potential appears to be less favorable than that of the Peer Group.

     Overall, RP Financial concluded that Gloversville Federal's disadvantage in core profitability, greater credit risk exposure, and lower earnings growth potential warrant a significant downward adjustment for profitability, growth and viability of earnings.

3.   Asset Growth
     ------------

     Recent growth trends and expectations are less favorable than for the Peer Group companies, on average. The Association has been in a no growth mode as a result of limited growth trends for the Fulton County market and as new management focused on resolving asset quality problems and revamping policies and procedures. While the Association has been effective in increasing the commercial/multi-family mortgage loan portfolio, the ability to increase residential mortgage lending operations is uncertain. Overall, we applied a moderate downward adjustment to the valuation for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's primary market area has a significant impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market. Gloversville

RP Financial, LC.
Page 4.5

Federal's primary market area in Fulton County is a blue collar market that has been relatively slow to recover from the economic recession of the 1980s. While a large proportion of the manufacturing jobs that were lost have been replaced, many of these are in services, which is typically a lower wage employment sector than manufacturing. Conversely, the Association's market in Saratoga County is more upscale and white collar market which has exhibited stronger growth trends.

     As shown in Table 4.1, historical and projected population growth for the Association's Fulton County market, where the majority of the depositors and loan customers reside, exhibits comparable population growth trends in comparison to the Peer Group and income levels which are well below the Peer Group average. Demographic growth trends and income levels are more favorable relative to the Peer Group in Saratoga County, although the Association maintains a relatively small presence there. Overall, we believe no adjustment is warranted for this factor as the negative characteristics of the Fulton County market are offset by the greater potential of Saratoga County in comparison to the markets served by the Peer Group.

5.   Dividends
     ---------

     The Holding Company has indicated that it will not initially pay a dividend. The ability to pay a dividend will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Association, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, savings institutions typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding savings institutions, there was a tendency for more institutions to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as: (1) industry profitability has improved,
(2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends and a number of institutions have instituted special dividends.

RP Financial, LC.
Page 4.6

                                    Table 4.1
                   Peer Group Market Area Comparative Analysis

                                                                                                     Per Capita Income
                                                    Population   Proj.                                  -----------------  Deposit
                                                   ------------  Pop.    1990-97  1997-2002                      % State    Market
Institution                        County           1990   1997  2002   % Change   % Change  Median Age  Amount  Average   Share(1)
-----------                        ------           ----   ----  -----  --------  ---------  ----------  ------  -------   --------
                                                   (000)  (000)
Skaneateles Bancorp of NY          Onondaga          469    464    462    -1.0%     -0.6%       34.3     15,641    84.5%      3.7%
The Elmira SB, FSB of NY           Chemung            95     93     91    -2.6%     -1.8%       35.5     13,104    70.8%     22.1%
Harbor Federal Bancorp of MD       Baltimore City    736    663    642    -9.9%     -3.1%       34.5     14,868    70.0%      1.0%
Peekskill Financial Corp of NY     Westchester       875    896    910     2.4%      1.6%       37.3     27,713   149.8%      0.7%
SFS Bancorp of NY                  Schenectady       149    147    145    -1.7%     -1.2%       37.0     16,937    91.5%      6.6%
AFSALA Bancorp of NY               Montgomery         52     52     52    -0.4%     -0.2%       37.3     12,121    65.5%     15.2%
Prestige Bancorp of PA             Allegheny       1,336  1,286  1,252    -3.8%     -2.6%       38.8     18,708   103.9%      0.3%
Tappan Zee Financial of NY         Westchester       875    896    910     2.4%      1.6%       37.3     27,713   149.8%      0.5%
Advance Financial Bancorp of WV    Brooke             27     26     26    -1.9%     -1.3%       39.9     14,365   110.0%     43.1%
WHG Bancshares of MD               Baltimore         692    721    741     4.2%      2.8%       37.0     21,680   102.1%      0.6%
Albion Bancorp of NY               Orleans            42     45     47     8.0%      5.1%       34.8     11,705    63.3%     12.1%
Pennwood SB of PA                  Allegheny       1,336  1,286  1,252    -3.8%     -2.6%       38.8     18,708   103.9%      0.1%
                                                   -----  -----  -----    ----      ----        ----     ------   -----      ----
                                   Averages:         557    548    544    -0.7%     -0.2%       36.9     17,772    97.1%      8.8%
                                   Medians:        580.6  563.7  551.9    -1.3%     -0.9%       37.2     16,289    96.8%      2.4%

Gloversville FS&LA of NY           Fulton             54     54     54    -0.7%     -0.5%       36.6     12,156    65.7%      6.7%
                                   Saratoga          181    196    206     8.2%      5.2%       34.7     16,087    86.9%      1.2%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, SNL Securities, Bureau of Labor Statistics

RP Financial, LC.
Page 4.7

     As publicly-traded savings institution's capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All twelve institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 0.62 percent to 2.06 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.56 percent as of December 12, 1997, representing an average earnings payout ratio of 37.42 percent. As of December 12, 1997, more than 80 percent of all publicly-traded savings institutions had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.83 percent and an average payout ratio of 35.04 percent. The dividend paying institutions generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying institutions.

     The Holding Company's ability following the completion of the conversion to pay a dividend will be lower based on the following considerations: (1) management is committed to maintaining the Association's capital position at a minimum of 10 percent of assets for the near term following the conversion which may limit the amount of cash proceeds retained by the Holding Company; and (2) the Holding Company's consolidated capital and core earnings will be below the Peer Group average. Based on the foregoing, we have applied a moderate downward adjustment for this factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $7.0 million to $55.9 million as of December 12, 1997, with an average market value of $25.9 million. The shares outstanding of the Peer Group members ranged from 0.3 million to 3.1 million, with average shares outstanding of approximately 1.3 million.

     The Association's stock is anticipated to be traded in the over-the-counter market ("OTC"), which typically provides a lower level of liquidity than listing on NASDAQ or trading on an exchange. Furthermore, the Association's pro forma market capitalization and number of shares outstanding will be well below the Peer Group averages. Based on the foregoing, we have applied a moderate downward adjustment for this factor.

7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for savings institution stocks coming to market such as Gloversville Federal: (A) the after-market for public companies, in which trading activity is regular and

RP Financial, LC.
Page 4.8

investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (C) the acquisition market for savings institution franchises in New York. All of these markets were considered in the valuation of the Association's conversion.

     A.   Public Market
          -------------

     The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

     In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Following the rapid rise in the stock market during November 1996, which was supported by the "status quo" election results, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

     The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

     Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than

RP Financial, LC.
Page 4.9

expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

     Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

     A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

     Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not

RP Financial, LC.
Page 4.10

sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

     Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

     Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

     Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-

RP Financial, LC.
Page 4.11

November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the Dow Jones Industrial showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. On December 12, 1997, the DJIA closed at 7838.30, an increase of
24.3 percent from year a year ago.

     Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Similar to the overall stock market, thrift prices traded lower in early-December 1996. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues. However, bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February.

     Stable interest rates and acquisition activity supported higher thrift prices in early-March 1997; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

     Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter

RP Financial, LC.
Page 4.12

earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

     The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations and speculation of weaker economic growth leading to an increase in commercial loan problems somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. The SNL Index for all publicly-traded thrifts closed at 783.3 on December 12, 1997, an increase of
66.2 percent from one year ago.

RP Financial, LC.
Page 4.13

     B.   The New Issue Market
          --------------------

     In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Over the past year, the market for converting thrift issues has generally been favorable. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices facilitated a healthy market for converting thrift issues during the fourth quarter of 1996. In general, the market environment for converting thrift issues has been highly receptive throughout 1997, with the most recently completed conversions experiencing very strong market interest. Since mid-September 1997, conversion issues that have been completed and began trading exhibited an average price increase of 40.7 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for publicly-traded conversion offerings completed during the latest three month period ending December 12, 1997 equaled positive 45.3 percent. The average pro forma price/tangible book and price/earnings ratios of the recent conversions was 80.5 percent and 18.1 times, generally reflecting closings at the top of the super range.

     In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Tabley4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 135.02 percent reflects a discount of 15.3 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 159.37 percent), and the core P/E ratio of the recent conversions was at a notable premium to the all SAIF-insured public average core P/E ratio of 20.43 times. Only three out of the five recently converted companies were trading at a core P/E multiple of less than 30 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

RP Financial, LC.
Page 4.14

RP Financial, LC.
December 15, 1997

           ----------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
           ----------------------------------------------------------

                                                                 Pre-Conversion Data                             Insider Purchases
                                                           ------------------------------        Offering      ---------------------
                Institutional Information                  Financial Info.  Asset Quality      Information     Benefit Plans
---------------------------------------------------------  ---------------  -------------  ------------------  -------------
                                     Conversion                    Equity/   NPAs/  Res.   Gross  % of  Exp./        Recog.   Mgmt.
Institution                   State     Date     Ticker    Assets  Assets   Assets  Cov.   Proc.  Mid.  Proc.  ESOP   Plans  & Dirs.
-----------                   -----  ----------  ------    ------  -------  ------  ----   -----  ----  -----  ----  ------  -------
                                                           ($Mil)    (%)    (%)(2)   (%)  ($Mil)   (%)   (%)    (%)    (%)    (%)(3)
Community Natl Corp(8,9)        TN    12/12/97   CNLK         27    14.83%   0.69%  103%     4.5  132%   7.2%  0.0%   4.0%    17.6%
High County Bancorp             CO    12/10/97   HCBC         76     7.81%   0.23%  286%    12.6  132%   4.4%  8.0%   4.0%    11.0%
Equality Bancorp, Inc. (8)      MO *  12/02/97   EBI         239     5.82%   0.29%   41%    13.2  115%   3.9%  9.0%   5.0%    10.6%
Landmark Financial Corp.        NY    12/01/97   P.Sheet      14     6.66%   1.38%   55%     1.5  132%   9.9%  8.0%   4.0%     8.2%
First Security Fed Fin., Inc    IL    10/31/97   FSFF        260    11.52%   0.87%   74%    64.1  132%   1.7%  8.0%   4.0%     4.4%
Oregon Trail Financial Corp.    OR    10/06/97   OTFC        220    10.08%   0.12%  280%    46.9  132%   2.3%  8.0%   4.0%     3.9%
Riverview Bancorp, Inc. (8)     WA *  10/01/97   RVSB        230    11.24%   0.14%  245%    35.7  132%   2.8%  8.0%   4.0%     2.9%
SHS Bancorp, Inc.               PA    10/01/97   SHSB         83     5.52%   1.41%   36%     8.2  132%   5.7%  8.0%   4.0%     5.2%
Ohio State Financial Serv       OH *  09/29/97   P. Sheet     34    14.45%   0.47%   86%     6.3   94%   5.7%  8.0%   4.0%     8.3%
Citizens Bancorp                IN    09/19/97   P. Sheet     46    12.28%   0.45%   84%    10.6  132%   4.6%  8.0%   4.0%    16.1%

                                                Averages:   $123    10.02%   0.61%  129%    20.4  128%   4.8%  7.3%   4.1%     8.8%
                                                 Medians:     80    10.66%   0.46%   85%    11.6  132%   4.5%  8.0%   4.0%     8.3%

                            Averages, Excluding 2nd Steps   $105     9.76%   0.70%  150%   $21.5  127%   4.9%  8.0%   4.0%     8.2%
                            Medians, Excluding 2nd Steps     $76    10.08%   0.47%   84%   $10.6  132%   4.6%  8.0%   4.0%     8.2%

                             Table 4.2 (Continued)

                                                                         Pro Forma Data
                Institutional Information                  ------------------------------------------
---------------------------------------------------------    Pricing Ratios(4)   Fin. Characteristics
                                     Conversion            --------------------- --------------------
Institution                   State     Date     Ticker     P/TB   P/E(5)   P/A    ROA   TE/A   ROE
-----------                   -----  ----------  ------     ----   ------   ---    ---   ----   ---
                                                             (%)     (x)    (%)    (%)    (%)   (%)
Community Natl Corp(8,9)        TN    12/12/97   CNLK       85.9%   17.1   22.9%   1.3%  26.7%  5.0%
High County Bancorp             CO    12/10/97   HCBC       77.8%   26.1   15.1%   0.6%  19.5%  3.0%
Equality Bancorp, Inc. (8)      MO *  12/02/97   EBI       100.5%   18.8   10.0%   0.5%   9.9%  5.4%
Landmark Financial Corp.        NY    12/01/97   P.Sheet    70.9%     NM    9.8%   0.7%  13.8% -6.8%
First Security Fed Fin., Inc    IL    10/31/97   FSFF       78.1%   16.5   21.1%   1.3%  27.0%  4.7%
Oregon Trail Financial Corp.    OR    10/06/97   OTFC       75.3%   13.6   18.1%   1.0%  20.7%  5.1%
Riverview Bancorp, Inc. (8)     WA *  10/01/97   RVSB      109.0%   17.7   23.6%   1.3%  21.6%  6.2%
SHS Bancorp, Inc.               PA    10/01/97   SHSB       72.3%   24.5    9.1%   0.4%  12.6%  3.0%
Ohio State Financial Serv       OH *  09/29/97   P. Sheet   62.3%   13.4   16.0%   1.2%  25.7%  4.6%
Citizens Bancorp                IN    09/19/97   P. Sheet   72.9%   14.8   14.8%   1.1%  46.3%  2.4%

                                                Averages:   80.5%   18.1   16.1%   0.9%  22.4%  3.3%
                                                 Medians:   76.5%   17.1   15.6%   1.1%  21.2%  4.7%

                            Averages, Excluding 2nd Steps   72.8%   18.1   14.9%   0.9%  23.7%  2.3%
                            Medians, Excluding 2nd Steps    72.9%   15.6   15.1%   1.0%  20.7%  3.0%

RP Financial, LC.
Page 4.14 (continued)

                             Table 4.2 (Continued)

                                                                            Post-IPO Pricing Trends
                                                           -------------------------------------------------------
                                                                                    Closing Price:
                Institutional Information                          -----------------------------------------------
---------------------------------------------------------           First           After           After
                                     Conversion              IPO   Trading    %     First     %     First      %
Institution                   State     Date     Ticker     Price    Day     Chg.  Week(6)   Chg.  Month(7)   Chg.
-----------                   -----  ----------  ------     -----  -------   ----  -------   ----  --------   ----
                                                             ($)     ($)     (%)     ($)     (%)      ($)     (%)
Community Natl Corp(8,9)        TN    12/12/97   CNLK       10.00   $11.56  15.6%   $11.88  18.8%       NA     NA
High County Bancorp             CO    12/10/97   HCBC       10.00    14.44  44.4%    14.81  48.1%       NA     NA
Equality Bancorp, Inc. (8)      MO *  12/02/97   EBI        10.00    13.50  35.0%    15.38  53.8%    14.88   48.8%
Landmark Financial Corp.        NY    12/01/97   P.Sheet    10.00    11.88  18.8%    12.00  20.0%    12.06   20.6%
First Security Fed Fin., Inc    IL    10/31/97   FSFF       10.00    15.06  50.6%    15.13  51.3%    16.06   60.6%
Oregon Trail Financial Corp.    OR    10/06/97   OTFC       10.00    16.75  67.5%    16.75  67.5%    15.88   58.8%
Riverview Bancorp, Inc. (8)     WA *  10/01/97   RVSB       10.00    13.25  32.5%    13.63  36.3%    13.25   32.5%
SHS Bancorp, Inc.               PA    10/01/97   SHSB       10.00    14.75  47.5%    16.25  62.5%    16.00   60.0%
Ohio State Financial Serv       OH *  09/29/97   P. Sheet   10.00    15.50  55.0%    15.50  55.0%    14.88   48.8%
Citizens Bancorp                IN    09/19/97   P. Sheet   10.00    14.00  40.0%    14.00  40.0%    15.38   53.8%

                                                Averages:  $10.00   $14.07  40.7%   $14.53  45.3%   $14.80   48.0%
                                                 Medians:  $10.00   $14.22  42.2%   $14.97  49.7%   $15.13   51.3%

                            Averages, Excluding 2nd Steps  $10.00   $14.63  46.3%   $14.92  49.2%   $15.04   50.4%
                            Medians, Excluding 2nd Steps   $10.00   $14.75  47.5%   $15.13  51.3%   $15.63   56.3%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
      "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrifts.
(2)  As reported in summary pages of prospectus.
(3)  As reported in prospectus.
(4)  Does not take into account the adoption of SOP 93-6.
(5)  Excludes impact of special SAIF assessment on earnings.
(6)  Latest price if offering less than one week old.
(7)  Latest price if offering more than one week but less than one month old.
(8)  Second-step conversions.
(9)  Simultaneously converted to commercial bank charter.

RP Financial, LC.
Page 4.15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.3
                           Market Pricing Comparatives
                         Prices As of December 12, 1997

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
Financial Institution               Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
---------------------               --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
SAIF-Insured Thrifts                  23.89   181.59   1.12   15.13   19.50  159.37  19.33  162.79   20.43    0.37    1.58    30.13
All Public Companies                  24.46   191.17   1.18   15.18   19.25  164.21  19.62  168.34   20.07    0.38    1.58    30.15
Special Selection Grouping(8)         15.80    63.96   0.52   11.89   27.14  135.02  25.11  136.24   27.14    0.00    0.00     0.00
State of NY                           29.69   437.60   1.30   17.31   20.77  169.56  19.51  181.39   20.72    0.44    1.41    29.51

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
EBI   Equality Bancorp of St Louis    14.87    36.97   0.53    9.95   28.06  149.45  14.82  149.45   28.06    0.00    0.00     0.00
FSFF  First SecurityFed Fin of IL     15.94   102.14   0.61   12.80   26.13  124.53  33.66  124.53   26.13    0.00    0.00     0.00
OTFC  Oregon Trail Fin. Corp of OR    16.06    75.40   0.59   13.29   27.22  120.84  29.02  120.84   27.22    0.00    0.00     0.00
RVSB  Riverview Bancorp of WA         14.87    91.12   0.45    9.56      NM  155.54  32.28  161.63      NM    0.00    0.00     0.00
SHSB  SHS Bancorp, Inc. of PA         17.25    14.15   0.41   13.83      NM  124.73  15.76  124.73      NM    0.00    0.00     0.00

                             Table 4.3 (Continued)

                                               Financial Characteristics(6)
                                      ----------------------------------------------
                                                               Reported      Core
                                       Total  Equity/  NPAs/  ----------  ----------
Financial Institution                 Assets  Assets  Assets   ROA   ROE   ROA   ROE
---------------------                 ------  ------- ------  ----  ----  ----  ----
                                      ($Mil)    (%)     (%)    (%)   (%)   (%)   (%)
SAIF-Insured Thrifts                  1,195    13.00   0.77   0.89  8.05  0.87  7.81
All Public Companies                  1,222    12.94   0.78   0.94  8.63  0.91  8.33
Special Selection Grouping(8)           237    18.87   0.48   0.90  5.33  0.89  5.25
State of NY                           2,419    11.98   0.90   0.85  8.10  0.84  7.98

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
EBI   Equality Bancorp of St Louis      249     9.92   0.29   0.53  5.33  0.53  5.33
FSFF  First SecurityFed Fin of IL       303    27.03     NA   1.29  4.77  1.29  4.77
OTFC  Oregon Trail Fin. Corp of OR      260    24.02   0.07   1.07  4.44  1.07  4.44
RVSB  Riverview Bancorp of WA           282    20.76   0.14   1.22  9.14  1.17  8.75
SHSB  SHS Bancorp, Inc. of PA            90    12.64   1.43   0.37  2.96  0.37  2.96

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes Converted Last 3 Mths (no MHC).

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16

     C.   Acquisition Market
          ------------------

     Also considered in the valuation was the potential impact on Gloversville Federal's stock price of recently completed and pending acquisitions of other thrifts operating in Gloversville Federal's market area. As shown in Exhibit IV-4, there were 10 completed deals, and 2 pending transactions involving publicly-traded savings institutions, although most of the acquisition activity was in the New York metropolitan area, which is relatively distant from the Association's market. The recent acquisition activity involving New York savings institutions may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting primarily New York or Mid-Atlantic U.S. savings institutions that also experience a degree of acquisition speculation.

     Taking these factors and trends into account, RP Financial concluded that a slight upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management
     ----------

     By virtue of its asset size, Gloversville Federal's management team is constrained by the resources available relative to other larger institutions. However, Gloversville Federal under the leadership of new management (since
1994) appears to have the experience and expertise in all of the key areas of the Association's operations. In this regard, the Association's CEO has decades of banking industry experience and management has recently been bolstered by the employment of a commercial lending officer and an asset review officer. The financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained adequate levels of capital and recorded positive earnings, favorable interest rate risk and favorable credit quality.

     There are two principal areas where the Association's management fall short of the Peer Group companies. First, management depth is necessarily limited in view of the Association's smaller asset size. Additionally, management has a more limited track record with the Association, particularly since much of management's time since 1994 has been devoted to resolving asset quality problems and developing and implementing new policies and procedures. Accordingly, we have applied a moderate downward adjustment for this factor.

RP Financial, LC.
Page 4.17

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The 1996 recapitalization of the SAIF insurance fund has removed the difference in deposit insurance costs between BIF and SAIF-insured institutions. As a fully-converted SAIF-insured institution, Gloversville Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

Summary of Adjustments
----------------------

     Overall, we believe the Association's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

     Key Valuation Parameters:                              Valuation Adjustment
     -------------------------                              --------------------
     Financial Condition                                    Significant Downward
     Profitability, Growth and Viability of Earnings        Significant Downward
     Asset Growth                                           Moderate Downward
     Primary Market Area                                    No Adjustment
     Dividends                                              Moderate Downward
     Liquidity of the Shares                                Moderate Downward
     Marketing of the Issue                                 Slight Upward
     Management                                             Moderate Downward
     Effect of Government Regulations and Regulatory Reform No Adjustment

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Gloversville Federal's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Gloversville Federal's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of September 30, 1997 of 5.44 percent, which is consistent with the near term anticipated use of proceeds. With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the offering (10

RP Financial, LC.
Page 4.18

year amortization) and the MRP acquires 4.0 percent of the offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o    P/E Approach.   The P/E  approach is generally  the best  indicator of
          long-term value for a stock. However, the usefulness of the P/E approach in Gloversville Federal's valuation is diminished by a number of factors including the following: (1) Gloversville Federal has reported operating losses over the last two fiscal years; and (2) the high level of NPAs and the low reserve coverage ratio introduce a significant element of volatility into future earnings. At the same time, management is projecting positive, albeit moderate, earnings in the future based on the targeted improvement in asset quality. However, such projections are based on numerous assumptions and projections, all of which are subject to change. Accordingly, we have deemphasized the earnings approach in the derivation of value relative to its importance in the valuation of most entities with more consistent earnings streams.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stock, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (witness that a number recent conversions reported not meaningful P/E ratios). For this reason, coupled with the Association's current low earnings levels led us to place relatively greater weight on pro forma book value (fully converted basis), with the emphasis on tangible book value (fully converted basis), in the determination of Gloversville Federal's value.

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings.

     The Association intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Association's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Association in the determination of the Association's pro forma value.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Association's conversion stock is $5,000,000 at the midpoint at this time.

RP Financial, LC.
Page 4.19

     1. Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation method requires calculating the Association's pro forma market value by applying a valuation P/TB ratio to Gloversville Federal's pro forma tangible book value. Based on the $5,000,000 midpoint valuation, Gloversville Federal's pro forma P/TB ratio was 69.72 percent. In comparison to the average P/TB ratio for the Peer Group of 130.46 percent, Gloversville Federal's valuation reflected a discount of 46.55 percent. RP Financial considered a discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $5,000,000, Gloversville Federal's pro forma P/TB ratio of 69.72 percent represented a discount of 46.1 percent from the 131.15 percent average P/TB ratio of the recently converted thrifts (see Table 4.3). At the super maximum of the valuation range, Gloversville Federal's pro forma P/B ratio of 76.97 percent is discounted by approximately 43.5 percent from the new conversions.

     2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple (fully converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. In the case of Gloversville Federal however, the earnings approach is rendered less meaningful by a number of factors including: (1) the operating losses reported by the Association's for the last two fiscal years; and (2) the high level of NPAs, and low reserve coverage (management has indicated however that loan loss provisions are expected to be lower in the future).

     Based on Gloversville Federal's trailing twelve month earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiple (fully converted basis) at the $5,000,000 midpoint value is not meaningful (i.e., the Association's earnings multiple is negative). Incorporating pre-conversion earnings projected in the business plan of $92,000 (six months annualized results), the pro forma P/E multiple is equal to 54.3 times.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in

RP Financial, LC.
Page 4.20

understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Gloversville Federal's value equaled 7.70 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 17.88 percent, which implies a 56.9 percent discount being applied to the Association's pro forma P/A ratio.


Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of December 12, 1997, the aggregate pro forma market value of the Association was $5,000,000 at the midpoint, equal to 500,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $4,250,000 and a maximum of $5,750,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 425,000 shares at the minimum to 575,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $6,612,500, equal to 661,250 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Tabley4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP Financial, LC.
Page 4.21

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                     Gloversville FS&LA and the Comparables
                             As of December 12, 1997

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
                                    Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
                                    --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
Gloversville FS&LA
------------------
   Superrange                         10.00     6.61  -0.72   12.99  -13.98   76.97   9.97   76.97  -13.98    0.00    0.00     0.00
   Range Maximum                      10.00     5.75  -0.85   13.62  -11.74   73.42   8.77   73.42  -11.74    0.00    0.00     0.00
   Range Midpoint                     10.00     5.00  -1.01   14.34   -9.92   69.72   7.70   69.72   -9.92    0.00    0.00     0.00
   Range Minimum                      10.00     4.25  -1.22   15.32   -8.20   65.27   6.61   65.27   -8.20    0.00    0.00     0.00

SAIF-Insured Thrifts(7)
-----------------------
   Averages                           23.89   181.59   1.12   15.13   19.50  159.37  19.33  162.79   20.43    0.37    1.58    30.13
   Medians                               --       --     --      --   19.18  150.78  17.84  154.00   20.03      --      --       --

All Non-MHC State of NY(7)
--------------------------
   Averages                           29.67   466.26   1.34   17.68   20.44  163.77  19.02  174.50   20.72    0.45    1.43    30.09
   Medians                               --       --     --      --   19.94  155.95  17.14  157.65   20.40      --      --       --

Comparable Group Averages
-------------------------
   Averages                           21.06    25.85   0.86   16.29   22.86  129.72  17.88  130.46   23.35    0.33    1.56    37.42
   Medians                               --       --     --      --   22.76  123.94  17.76  123.94   22.76      --      --       --

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY      18.75    27.28   0.82   14.74   22.87  127.20  17.14  127.20   22.87    0.24    1.28    29.27
ALBK  ALBANK Fin. Corp. of Albany NY  46.00   592.11   2.87   26.69   15.92  172.35  15.93  195.66   16.03    0.72    1.57    25.09
ALBC  Albion Banc Corp. of Albion NY  28.00     7.00   1.29   24.26   21.37  115.42   9.89  115.42   21.71    0.32    1.14    24.81
AHCI  Ambanc Holding Co., Inc. of NY  18.00    77.51  -0.68   14.57      NM  123.54  15.98  123.54      NM    0.20    1.11       NM
ASFC  Astoria Financial Corp. of NY   57.37  1185.61   2.80   29.51   19.38  194.41  15.00  229.85   20.49    0.60    1.05    21.43
CNY   Carver Bancorp, Inc. of NY      16.87    39.04   0.02   15.09      NM  111.80   9.39  116.34      NM    0.00    0.00     0.00
CATB  Catskill Fin. Corp. of NY       17.37    80.89   0.85   15.41   20.68  112.72  27.93  112.72   20.44    0.32    1.84    37.65
DME   Dime Bancorp, Inc. of NY        26.00  2638.79   1.28   10.38   20.00  250.48  13.59  263.16   20.31    0.16    0.62    12.50
DIME  Dime Community Bancorp of NY    23.37   295.05   1.07   14.81   21.25  157.80  21.30  183.15   21.84    0.24    1.03    22.43
FIBC  Financial Bancorp, Inc. of NY   24.50    41.90   1.56   15.71   16.78  155.95  14.11  156.75   15.71    0.40    1.63    25.64
FFIC  Flushing Fin. Corp. of NY       23.00   183.61   1.04   17.08   23.23  134.66  19.12  140.24   22.12    0.24    1.04    23.08
GOSB  GSB Financial Corp. of NY       17.12    38.49   0.44   13.78      NM  124.24  33.62  124.24      NM    0.00    0.00     0.00
GPT   GreenPoint Fin. Corp. of NY     67.19  2877.48   3.30   29.63   19.88  226.76  21.98      NM   20.36    1.00    1.49    30.30
HAVN  Haven Bancorp of Woodhaven NY   21.75   190.79   1.32   12.53   16.60  173.58  10.41  174.14   16.48    0.30    1.38    22.73
JSB   JSB Financial, Inc. of NY       48.50   480.05   2.64   35.91   16.33  135.06  31.36  135.06   18.37    1.40    2.89    53.03
LISB  Long Island Bancorp, Inc of NY  46.25  1111.06   1.74   22.74   22.45  203.39  18.73  205.28   26.58    0.6     1.30    34.48
MBB   MSB Bancorp of Middletown NY    30.50    86.74   0.52   21.15      NM  144.21  10.66  293.83      NM    0.60    1.97       NM
NYB   New York Bancorp, Inc. of NY    38.31   816.73   2.46    7.93   15.96      NM  25.18      NM   15.57    0.60    1.57    24.39
PEEK  Peekskill Fin. Corp. of NY      17.50    55.88   0.66   14.81   26.52  118.16  30.83  118.16   26.52    0.36    2.06    54.55
PKPS  Poughkeepsie Fin. Corp. of NY(7)10.37   130.61   0.37    5.91   28.03  175.47  14.77  175.47   28.03    0.20    1.93    54.05
PSBK  Progressive Bank, Inc. of NY    36.00   137.81   2.16   20.18   16.36  178.39  15.58  198.13   16.67    0.68    1.89    31.48
QCSB  Queens County Bancorp of NY     36.50   551.44   1.45   11.44   25.35  319.06  35.78  319.06   25.17    0.80    2.19    55.17
RELY  Reliance Bancorp, Inc. of NY    34.00   296.21   2.07   19.29   17.35  176.26  14.56  239.94   16.43    0.64    1.88    30.92
RSLN  Roslyn Bancorp, Inc. of NY      21.88   954.89   0.93   14.04   29.97  155.84  27.48  156.62   23.53    0.28    1.28    30.11

RP Financial, LC.
Page 4.21 (continued)

                             Table 4.4 (Continued)

                                                 Financial Characteristics(6)
                                      -------------------------------------------------
                                                                Reported        Core
                                       Total  Equity/  NPAs/  -----------   -----------
                                      Assets  Assets  Assets   ROA    ROE    ROA    ROE
                                      ------  ------- ------  ----   ----   ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)    (%)    (%)
Gloversville FS&LA
------------------
   Superrange                            66    12.95   6.19  -0.71  -5.51  -0.71  -5.51
   Range Maximum                         66    11.94   6.26  -0.75  -6.25  -0.75  -6.25
   Range Midpoint                        65    11.05   6.33  -0.78  -7.03  -0.78  -7.03
   Range Minimum                         64    10.13   6.39  -0.81  -7.96  -0.81  -7.96

SAIF-Insured Thrifts(7)
-----------------------
   Averages                           1,195    13.00   0.77   0.89   8.05   0.87   7.81
   Medians                               --       --     --     --     --     --     --

All Non-MHC State of NY(7)
--------------------------
   Averages                           2,571    12.07   0.91   0.86   8.21   0.85   8.10
   Medians                               --       --     --     --     --     --     --

Comparable Group Averages
-------------------------
   Averages                             149    14.14   0.81   0.72   5.59   0.72   5.47
   Medians                               --       --     --     --     --     --     --

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY        159    13.47   0.45   0.79   6.46   0.79   6.46
ALBK  ALBANK Fin. Corp. of Albany NY  3,717     9.24   0.94   1.04  11.41   1.04  11.33
ALBC  Albion Banc Corp. of Albion NY     71     8.57   0.12   0.50   5.53   0.49   5.45
AHCI  Ambanc Holding Co., Inc. of NY    485    12.94   0.73  -0.59  -4.24  -0.61  -4.43
ASFC  Astoria Financial Corp. of NY   7,904     7.72   0.46   0.81  10.37   0.77   9.81
CNY   Carver Bancorp, Inc. of NY        416     8.40   1.31  -0.15  -1.74   0.01   0.13
CATB  Catskill Fin. Corp. of NY         290    24.78   0.40   1.39   5.20   1.41   5.26
DME   Dime Bancorp, Inc. of NY       19,413     5.43   1.02   0.68  12.66   0.67  12.46
DIME  Dime Community Bancorp of NY    1,385    13.50   0.60   1.09   6.91   1.06   6.72
FIBC  Financial Bancorp, Inc. of NY     297     9.05   1.75   0.91   9.52   0.97  10.18
FFIC  Flushing Fin. Corp. of NY         960    14.20   0.39   0.95   5.92   0.99   6.22
GOSB  GSB Financial Corp. of NY         114    27.06    NA    1.02   3.77   0.86   3.19
GPT   GreenPoint Fin. Corp. of NY    13,094     9.69   2.88   1.09  10.41   1.06  10.17
HAVN  Haven Bancorp of Woodhaven NY   1,833     6.00   0.76   0.68  11.28   0.68  11.37
JSB   JSB Financial, Inc. of NY       1,531    23.22   1.07   1.93   8.61   1.71   7.65
LISB  Long Island Bancorp, Inc of NY  5,931     9.21   0.91   0.86   9.35   0.73   7.90
MBB   MSB Bancorp of Middletown NY      814     7.39     NA   0.27   3.87   0.18   2.55
NYB   New York Bancorp, Inc. of NY    3,244     5.21   0.88   1.62  31.66   1.66  32.45
PEEK  Peekskill Fin. Corp. of NY        181    26.09   1.24   1.14   4.30   1.14   4.30
PKPS  Poughkeepsie Fin. Corp. of NY(7)  884     8.42   4.19   0.54   6.43   0.54   6.43
PSBK  Progressive Bank, Inc. of NY      885     8.73   0.94   0.96  11.35   0.94  11.15
QCSB  Queens County Bancorp of NY     1,541    11.22   0.69   1.54  11.21   1.55  11.28
RELY  Reliance Bancorp, Inc. of NY    2,035     8.26   0.67   0.89  10.80   0.93  11.40
RSLN  Roslyn Bancorp, Inc. of NY      3,474    17.64   0.27   0.96   5.10   1.22   6.50

RP Financial, LC.
Page 4.22

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                              Table 4.4 (Continued)
                              Public Market Pricing
                     Gloversville FS&LA and the Comparables
                             As of December 12, 1997

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
                                    Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
                                    --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
State of NY (Continued)
-----------------------
SFED  SFS Bancorp of Schenectady NY   24.50    30.16   0.94   17.64   26.06  138.89  17.32  138.89   26.06    0.28    1.14    29.79
SKAN  Skaneateles Bancorp Inc of NY   18.87    27.04   1.16   12.10   15.73  155.95  10.92  160.60   16.27    0.27    1.43    23.28
ROSE  T R Financial Corp. of NY       33.50   589.33   1.69   13.09   17.82  255.92  15.96  255.92   19.82    0.64    1.91    37.87
TPNZ  Tappan Zee Fin., Inc. of NY     20.00    29.76   0.57   14.20      NM  140.85  23.97  140.85      NM    0.28    1.40    49.12
ESBK  The Elmira SB FSB of Elmira NY  30.00    22.26   1.03   19.55   23.62  153.45   9.75  157.65   29.13    0.61    2.03    59.22
YFCB  Yonkers Fin. Corp. of NY        18.75    56.64   0.99   14.52   19.13  129.13  18.10  129.13   18.94    0.24    1.28    24.24

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY      18.75    27.28   0.82   14.74   22.87  127.20  17.14  127.20   22.87    0.24    1.28    29.27
AFBC  Advance Fin. Bancorp of WV      17.75    19.24   0.81   15.02   21.39  118.18  18.20  118.18   21.91    0.32    1.80    39.51
ALBC  Albion Banc Corp. of Albion NY  28.00     7.00   1.29   24.26   21.37  115.42   9.89  115.42   21.71    0.32    1.14    24.81
HRBF  Harbor Federal Bancorp of MD    23.75    40.21   0.91   16.75   26.10  141.79  18.51  141.79   26.10    0.48    2.02    52.75
PEEK  Peekskill Fin. Corp. of NY      17.50    55.88   0.66   14.81   26.52  118.16  30.83  118.16   26.52    0.36    2.06    54.55
PWBK  Pennwood SB of PA               18.50    10.55   0.91   15.33   22.29  120.68  22.13  120.68   20.33    0.32    1.73    35.16
PRBC  Prestige Bancorp of PA          19.25    17.61   0.85   16.88   22.65  114.04  12.78  114.04   22.65    0.12    0.62    14.12
SFED  SFS Bancorp of Schenectady NY   24.50    30.16   0.94   17.64   26.06  138.89  17.32  138.89   26.06    0.28    1.14    29.79
SKAN  Skaneateles Bancorp Inc of NY   18.87    27.04   1.16   12.10   15.73  155.95  10.92  160.60   16.27    0.27    1.43    23.28
TPNZ  Tappan Zee Fin., Inc. of NY     20.00    29.76   0.57   14.20      NM  140.85  23.97  140.85      NM    0.28    1.40    49.12
ESBK  The Elmira SB FSB of Elmira NY  30.00    22.26   1.03   19.55   23.62  153.45   9.75  157.65   29.13    0.61    2.03    59.22
WHGB  WHG Bancshares of MD            15.87    23.20   0.34   14.16      NM  112.08  23.15  112.08      NM    0.32    2.02       NM

RP Financial, LC.
Page 4.22 (continued)

                             Table 4.4 (Continued)

                                                 Financial Characteristics(6)
                                      -------------------------------------------------
                                                                Reported        Core
                                       Total  Equity/  NPAs/  -----------   -----------
                                      Assets  Assets  Assets   ROA    ROE    ROA    ROE
                                      ------  ------- ------  ----   ----   ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)    (%)    (%)
State of NY (Continued)
-----------------------
SFED  SFS Bancorp of Schenectady NY     174    12.47   0.75   0.68   5.36   0.68   5.36
SKAN  Skaneateles Bancorp Inc of NY     248     7.00   2.04   0.70  10.25   0.68   9.91
ROSE  T R Financial Corp. of NY       3,692     6.24   0.54   0.97  15.55   0.87  13.98
TPNZ  Tappan Zee Fin., Inc. of NY       124    17.02   1.68   0.72   4.05   0.70   3.98
ESBK  The Elmira SB FSB of Elmira NY    228     6.35   0.64   0.42   6.63   0.34   5.38
YFCB  Yonkers Fin. Corp. of NY          313    14.02   0.48   1.05   6.64   1.06   6.71

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY        159    13.47   0.45   0.79   6.46   0.79   6.46
AFBC  Advance Fin. Bancorp of WV        106    15.40   0.74   0.89   6.41   0.87   6.25
ALBC  Albion Banc Corp. of Albion NY     71     8.57   0.12   0.50   5.53   0.49   5.45
HRBF  Harbor Federal Bancorp of MD      217    13.06   0.10   0.71   5.50   0.71   5.50
PEEK  Peekskill Fin. Corp. of NY        181    26.09   1.24   1.14   4.30   1.14   4.30
PWBK  Pennwood SB of PA                  48    18.34   1.49   0.99   5.21   1.09   5.71
PRBC  Prestige Bancorp of PA            138    11.21   0.33   0.63   5.12   0.63   5.12
SFED  SFS Bancorp of Schenectady NY     174    12.47   0.75   0.68   5.36   0.68   5.36
SKAN  Skaneateles Bancorp Inc of NY     248     7.00   2.04   0.70  10.25   0.68   9.91
TPNZ  Tappan Zee Fin., Inc. of NY       124    17.02   1.68   0.72   4.05   0.70   3.98
ESBK  The Elmira SB FSB of Elmira NY    228     6.35   0.64   0.42   6.63   0.34   5.38
WHGB  WHG Bancshares of MD              100    20.65   0.15   0.51   2.23   0.51   2.23

(1)  Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number         Description
-------        -----------
  I-1          Map of Office Locations

  I-2          Gloversville Federal's Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          NPV Analysis

  I-7          Loan Portfolio Composition

  I-8          Fixed and Adjustable Rate Loans

  I-9          Contractual Maturity by Loan Type

  I-10         Loan Originations

  I-11         Non-Performing Assets

  I-12         Classified Assets

  I-13         Loan Loss Allowances

  I-14         Deposit Composition

  I-15         Borrowings Composition

 II-1          List of Branch Offices

 II-2          Historical Interest Rates

 II-3          Demographic/Economic Reports

 II-4          Sources of Personal Income/Employment Sectors

III-1          General Characteristics of Publicly-Traded Institutions

III-2          Mid-Atlantic Savings Institutions

RP Financial, LC.

Exhibit
Number         Description
-------        -----------
 IV-1          Stock Prices:  December 12, 1997

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Directors and Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis

  V-1          Firm Qualifications Statement

                                  EXHIBIT I-1
               Gloversville Federal Savings and Loan Association
                            Map of Office Locations



                               [GRAPHIC OMITTED]

                                  EXHIBIT I-2
               Gloversville Federal Savings and Loan Association
                          Audited Financial Statements

                          [Incorporated by Reference]

                                  EXHIBIT I-3
               Gloversville Federal Savings and Loan Association
                              Key Operating Ratios


                    Selected Financial Ratios and Other Data

                                                                    September 30,
                                                    --------------------------------------------
                                                      1997      1996     1995     1994    1993
                                                      ----      ----     ----     ----    ----
Performance ratios:
-------------------
  Return (Loss) on average assets.................   (0.94)%   (1.69)%    0.38%   0.42%  (0.37)%
  Return (Loss) on average equity.................  (16.30)   (22.22)     5.30    5.97   (5.11)

Interest rate spread information:
---------------------------------
  Average during period...........................    3.96      3.68      3.35    4.43    3.87
  End of period...................................    4.19      4.21      3.61    4.05    4.18
    Net interest margin...........................    4.11      3.91      3.55    4.42    3.82

Other Operating ratios:
-----------------------
  Ratio of operating expenses to average total
   assets(1)......................................    3.63      3.61      3.11    3.17    2.63
  Efficiency ratio(2).............................   85.94     91.10     86.67   75.85   74.46
  Ratio of average interest-earning assets to
   average interest-bearing liabilities...........  103.76    105.53    105.01   99.70   98.73

Asset Quality ratios:
---------------------
Non-performing assets to total assets
  at end of period................................    6.73      3.74      4.38    5.53    4.22
Allowance for loan loss to non-performing loans
  at end of period................................   42.53     56.53     30.20   24.34   41.63
Allowance for loan losses to gross loans
  receivable at end of period.....................    3.14      2.45      1.58    1.83    2.08

Capital ratios:
---------------
  Equity to total assets at end of period.........    5.38      6.21      7.70    6.76    7.10
  Average equity to average assets................    5.78      7.62      7.11    6.99    7.17

Other data:
-----------
Number of full service offices....................       2         2         2       2       2

(1) Operating expenses exclude OREO expenses of $73,000, $27,000, $127,000, $52,000 and $44,000 for years ended September 30, 1997, 1996, 1995, 1994 and 1993, respectively. In addition, operating expenses for the year ended September 30, 1996 exclude expenses incurred by the Association for delinquent property taxes on collateral secured by certain nonperforming one- to four-family residential loans paid on behalf of borrowers of $318,000 and the special one-time SAIF assessment of $415,000.

(2) The efficiency ratio represents operating expenses (as defined in footnote 1 above) divided by the sum of net interest income and other operating income (excluding a gain on sale of building of $86,000 and net gains from security transactions of $204,000 for the year ended September 30, 1995).

                                  EXHIBIT I-4
               Gloversville Federal Savings and Loan Association
                        Investment Portfolio Composition

                                                                   September 30,
                                           -------------------------------------------------------------
                                                   1997                 1996                 1995
                                           -------------------  -------------------  -------------------
                                           Amortized     % of   Amortized     % of   Amortized     % of
                                              Cost      Total      Cost      Total      Cost      Total
                                              ----      -----      ----      -----      ----      -----
                                                               (Dollars in Thousands)
Securities held to maturity:
  U.S.  Government agency obligations...     $   --        --%    $   --        --%    $4,500    100.00%
                                             ------    ------     ------    ------     ------    ------
    Total securities held to maturity...         --        --         --        --      4,500    100.00
                                             ------    ------     ------    ------     ------    ------

Securities available for sale:
  US Government agency obligations......      2,998     42.50      2,998     39.43      3,696     72.00
                                             ------    ------     ------    ------     ------    ------
  Mortgage-backed securities
    FNMA................................        753     10.66        766     10.07         --        --
    FHLMC...............................      2,843     40.30      3,379     44.44        993     19.35
                                             ------    ------     ------    ------     ------    ------
      Total mortgage-backed securities
        available for sale..............      3,596     50.96      4,145     54.51        993     19.35
                                             ------    ------     ------    ------     ------    ------

        FHLB Stock......................        461      6.54        461      6.06        444      8.65
                                             ------    ------     ------    ------     ------    ------
Total securities available for sale.....     $7,054    100.00%    $7,604    100.00%    $5,133    100.00%
                                             ======    ======     ======    ======     ======    ======
Average remaining contractual life
of securities:                                  10.88 years          12.03 years          1.95 years
                                                ===========          ===========          ==========
Other interest-earning assets:
  Term deposit with FHLB................     $   --        --     $   --        --     $1,000     37.04
  Federal funds sold....................         --        --        100    100.00      1,700     62.96
                                             ------    ------     ------    ------     ------    ------
    Total...............................     $   --        --%    $  100    100.00%    $2,700    100.00%
                                             ======    ======     ======    ======     ======    ======

                                  EXHIBIT I-5
               Gloversville Federal Savings and Loan Association
                                Yields and Costs

                                                                              Year Ended September 30,
                                                 -----------------------------------------------------------------------------------
                                                            1997                        1996                        1995
                                                 -------------------------- --------------------------- ----------------------------
                                                 Average  Interest           Average  Interest           Average  Interest
                                               Outstanding Earned/         Outstanding Earned/         Outstanding Earned/
                                                 Balance   Paid  Yield/Rate  Balance    Paid Yield/Rate  Balance    Paid  Yield/Rate
                                                 -------   ----  ----------  -------    ---- ----------  -------    ----  ----------
                                                                         (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net of deferred loan fees..  $51,303   $4,409   8.59%    $49,222   $4,132   8.39%    $48,708   $3,928   8.06%
  Securities at amortized cost ................    7,337      459   6.26       7,764      467   6.01      12,616      701   5.56
  Interest-earning deposits....................    1,113       37   3.32       2,298      134   5.83       3,130      187   5.97
                                                 -------   ------            -------   ------            -------   ------
    Total earning assets.......................   59,753    4,905   8.21      59,284    4,733   7.98      64,454    4,816   7.47
                                                           ------                      ------                      ------
  Non-interest earning assets..................    1,954                       1,866                       2,158
                                                 -------                     -------                    --------
    Total assets...............................  $61,707                     $61,150                     $66,612
                                                 =======                     =======                     =======
Interest-earning liabilities:
  Savings deposits.............................  $12,503      401   3.21     $13,724      433   3.16     $13,655      413   3.02
  Demand and NOW...............................    5,316       65   1.22       4,805       69   1.44       4,520       85   1.88
  MMDA.........................................   10,676      437   4.09       7,287      247   3.39       7,353      232   3.16
  Time deposits................................   28,704    1,522   5.30      30,358    1,667   5.49      35,848    1,797   5.01
  Borrowings...................................      391       22   5.63           6       --   5.56          --       --     --
                                                 -------   ------            -------   ------            -------   ------
    Total interest-bearing liabilities.........   57,590    2,447   4.25%     56,180    2,416   4.30%     61,376    2,527   4.12%
                                                           ------                      ------                      ------
  Non-interest-bearing liabilities.............      541                         306                         499
                                                 -------                     -------                     -------
    Total liabilities..........................   58,131                      56,486                      61,875
    Total equity...............................    3,576                       4,664                       4,737
                                                 -------                     -------                     -------
    Total liabilities and equity...............  $61,707                     $61,150                     $66,612
                                                 =======                     =======                     =======
Net interest/spread............................            $2,458   3.96%              $2,317   3.68%              $2,289   3.35%
                                                           ======   ====               ======   ====               ======   ====
Margin.........................................                     4.11%                       3.91%                       3.55%
                                                                    ====                        ====                        ====
Assets to liabilities..........................  103.76%                     105.53%                     105.01%
                                                 ======                      ======                      ======

                                  EXHIBIT I-6
               Gloversville Federal Savings and Loan Association
                                  NPV Analysis

                                         NPV
                        Estimated        to
      Assumed Change       NPV          PV of         Change       % Change
     in Interest Rates   Amount      Total Assets     in NPV         in NPV
   --------------------------------------------------------------------------
      (Basis Points)
                      (In Thousands)

           +400          $2,762          4.62%       $(3,176)      (53.49)%
           +300           3,676          6.04%        (2,262)      (38.09)%
           +200           4,578          7.39%        (1,360)      (22.90)%
           +100           5,378          8.55%          (560)       (9.43)%
             --           5,938          9.33%            --           --
           -100           6,179          9.65%           241         4.06%
           -200           6,441          9.99%           503         8.47%
           -300           6,802         10.46%           864        14.55%
           -400           7,388         11.23%         1,450        24.42%

                                  EXHIBIT I-7
               Gloversville Federal Savings and Loan Association
                           Loan Portfolio Composition

                                                                             September 30,
                                       ----------------------------------------------------------------------------------------
                                             1997              1996              1995              1994              1993
                                       ----------------  ----------------  ----------------  ----------------  ----------------
                                        Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent
                                        ------  -------   ------  -------   ------  -------   ------  -------   ------  -------
                                                                        (Dollars in Thousands)
Real Estate Loans:
  One- to four-family................  $36,891   71.92%  $40,262   78.80%  $42,578   86.41%  $42,973   91.89%  $40,633   96.64%
  Multi-family and commercial........    7,950   15.50     4,635    9.07     1,712    3.47       878    1.88        --      --
  One- to four-family construction...      539    1.05       938    1.84       742    1.51       701    1.50       139    0.33
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
     Total real estate loans.........   45,380   88.47    45,835   89.71    45,032   91.39    44,552   95.27    40,772   96.97
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
Other loans:
  Commercial business................    1,422    2.77     1,230    2.41     1,052    2.14        --      --        --      --
  Home equity........................    3,379    6.59     2,869    5.62     2,265    4.60     1,352    2.89        --      --
  Other consumer.....................    1,111    2.17     1,154    2.26       920    1.87       861    1.84     1,276    3.03
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
     Total loans.....................    5,912   11.53     5,253   10.29     4,237    8.61     2,213    4.73     1,276    3.03
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
    Gross loans                         51,292  100.00%   51,088  100.00%   49,269  100.00%   46,765  100.00%   42,048  100.00%
                                                ======            ======            ======            ======            ======
Less:
  Net deferred loan fees.............     (153)             (201)             (251)             (264)             (277)
  Allowance for loan losses..........   (1,613)           (1,251)             (779)             (856)             (875)
                                       -------           -------           -------           -------           -------
    Total loans receivable, net......  $49,526           $49,636           $48,239           $45,645           $40,896
                                       =======           =======           =======           =======           =======

                                  EXHIBIT I-8
               Gloversville Federal Savings and Loan Association
                        Fixed and Adjustable Rate Loans


                                                                             September 30,
                                       ----------------------------------------------------------------------------------------
                                             1997              1996              1995              1994              1993
                                       ----------------  ----------------  ----------------  ----------------  ----------------
                                        Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent
                                        ------  -------   ------  -------   ------  -------   ------  -------   ------  -------
                                                                        (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
  One- to four-family................  $31,732   61.86%  $34,929   68.37%  $37,356   75.82%  $39,632   84.75%  $40,633   96.64%
  Multi-family and commercial........    1,206    2.35       924    1.81     1,527    3.10       878    1.88        --      --
  One- to four-family construction...      392    0.76       423    0.83       293    0.59       485    1.04       139    0.33
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
    Total real estate loans..........   33,330   64.97    36,276   71.01    39,176   79.51    40,995   87.67    40,772   96.97
Commercial business..................      283    0.55        23    0.05        --      --        --      --        --      --
Home equity..........................    1,244    2.43       645    1.26        14    0.03        --      --        --      --
Other consumer.......................    1,056    2.06     1,058    2.07       916    1.86       861    1.84     1,276    3.03
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
    Total fixed-rate loans...........   35,913   70.01    38,002   74.39    40,106   81.40    41,856   89.51    42,048  100.00%

Adjustable-Rate Loans
Real estate:
  One-to four-family.................    5,159   10.06     5,333   10.44     5,222   10.60     3,341    7.14        --      --
  Multi-family and commercial........    6,744   13.15     3,711    7.26     1,052    2.14        --      --        --      --
  One- to four-family construction...      147    0.29       515    1.01       449    0.91       216    0.46        --      --
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
      Total real estate loans........   12,050   23.50     9,559   18.71     6,723   13.65     3,557    7.60        --      --
Commercial business..................    1,139    2.22     1,207    2.36       185    0.38        --      --        --      --
Home equity..........................    2,135    4.16     2,224    4.35     2,251    4.56     1,352    2.89        --      --
Other consumer.......................       55    0.11        96    0.19         4    0.01        --      --        --      --
                                       -------  ------   -------  ------   -------  ------   -------  ------   -------  ------
    Total adjustable rate loans......   15,379   29.99    13,086   25.61     9,163   18.60     4,909   10.49        --      --
    Gross loans......................   51,292  100.00%   51,088  100.00%   49,269  100.00%   46,765  100.00%   42,048  100.00%
                                                ======            ======            ======            ======            ======
Less:
  Net deferred loan fees.............     (153)             (201)             (251)             (264)             (277)
  Allowance for loan losses..........   (1,613)           (1,251)             (779)             (856)             (875)
                                       -------           -------           -------           -------           -------
     Total loans receivable, net.....  $49,526           $49,636           $48,239           $45,645           $40,896
                                       =======           =======           =======           =======           =======

                                  EXHIBIT I-9
               Gloversville Federal Savings and Loan Association
                       Contractual Maturity by Loan Type

                                                Real Estate
                      ---------------------------------------------------------------
                                               Multi-family       One- to four-family                          Home Equity and
                      One- to four-family     and Commercial         Construction       Commercial Business     Other Consumer
                      -------------------    ------------------   -------------------   -------------------   ------------------
      Due During                Weighted               Weighted             Weighted               Weighted             Weighted
     Years Ending                Average                Average              Average                Average              Average
     September 30,      Amount    Rate       Amount      Rate      Amount     Rate      Amount       Rate     Amount      Rate
     -------------      ------    ----       ------      ----      ------     ----      ------       ----     ------      ----
                                                                (Dollars in Thousands)
1998.................  $   710    8.59%      $   --        --%      $539      8.34%     $  173       9.15%    $  184      7.88%
1999.................      732    7.18           --        --         --        --         367       9.76        127     10.26
2000.................      237    9.45           --        --         --        --          56      10.00        192     10.46
2001 to 2002.........    1,072    8.79           11      8.50         --        --          81      10.50        427      8.94
2003 to 2007.........    3,959    8.81        2,278      9.87         --        --         656       9.86        420      8.77
2008 to 2022.........   22,158    8.51        5,661      9.42         --        --          14      10.50      3,119      9.11
2023 and following...    8,023    8.09           --        --         --        --          75      10.16         21      7.23
                       -------               ------                 ----                ------                ------
   Total.............  $36,891               $7,950                 $539                $1,422                $4,490
                       =======               ======                 ====                ======                ======

                                  EXHIBIT I-10
               Gloversville Federal Savings and Loan Association
                               Loan Originations


                                                       Year Ended September 30,
                                                       ------------------------
                                                        1997     1996     1995
                                                        ----     ----     ----
                                                            (In Thousands)
Originations by type:
Fixed rate:
  Real estate:     One- to four-family...............  $1,577   $2,140   $1,900
                   Multi-family and commercial.......     978      955      923
                   One- to four-family construction..     683      428      447
  Non-real estate: Commercial business...............     436       76      218
                   Home equity.......................     215      865       14
                   Other consumer....................     348      449      257
                                                       ------   ------   ------
                   Total fixed rate..................   4,237    4,913    3,759
                                                       ------   ------   ------
Adjustable rate:
  Real estate:     One- to four-family...............      24      243    2,409
                   Multi-family and commercial.......   3,115    1,795      112
                   One- to four-family construction..      40      125      527
  Non-real estate: Commercial business...............     456    1,078    1,493
                   Home equity.......................     773      530    1,906
                   Other consumer....................     206       97        4
                                                       ------   ------   ------
                   Total adjustable rate.............   4,614    3,868    6,451
                                                       ------   ------   ------
                   Total loans originated............   8,851    8,781   10,210

Principal repayments.................................  (7,670)  (6,173)  (7,315)
Decrease in other terms, net.........................    (977)    (552)    (391)
                                                       ------   ------   ------
                   Net increase......................  $  204   $2,056   $2,504
                                                       ======   ======   ======

                                  EXHIBIT I-11
               Gloversville Federal Savings and Loan Association
                             Non-Performing Assets

                                                         September 30,
                                         --------------------------------------------
                                          1997       1996     1995     1994     1993
                                          ----       ----     ----     ----     ----
Non-accruing loans:
  One- to four-family..................  $3,730(1)  $2,212   $2,576   $3,438   $2,034
  Home equity..........................      63         --       --       --       --
  Other consumer.......................      --         --        5       80       69
                                         ------     ------   ------   ------   ------
       Total non-performing loans(2)...   3,793      2,212    2,581    3,518    2,103

Foreclosed assets:
   One- to four-family.................     313         70      182      334      507
                                         ------     ------   ------   ------   ------
Total non-performing assets............  $4,106     $2,282   $2,763   $3,852   $2,610
                                         ======     ======   ======   ======   ======
Total non-performing assets as a
  percentage of total assets...........    6.73%      3.74%    4.38%    5.53%    4.22%
                                           ====       ====     ====     ====     ====

(1) Includes $2.7 million of restructured or rewritten loans as to which real estate taxes were previously delinquent but which were not otherwise delinquent.

(2) There are no loans past due greater than 90 days and accruing interest or restructured loans accruing interest.

                                  EXHIBIT I-12
               Gloversville Federal Savings and Loan Association
                               Classified Assets


                               Classified Assets
                               September 30, 1997

                             (Dollars in Thousands)

               Special Mention .........................   $1,148
               Substandard .............................    2,645
               Doubtful ................................       --
               Loss ....................................       --
                                                           ------
                 Total .................................   $3,793
                                                           ======
               General loss allowance ..................   $1,613
                                                           ======

                                  EXHIBIT I-13
               Gloversville Federal Savings and Loan Association
                              Loan Loss Allowances

                                                               Years Ended September 30,
                                                       ----------------------------------------
                                                        1997     1996     1995    1994    1993
                                                        ----     ----     ----    ----    ----
                                                                (Dollars in Thousands)
Balance at beginning of period.......................  $1,251   $  779   $ 856   $ 875   $ 258
Charge-offs:
  One- to four-family................................    (417)    (218)   (160)   (115)   (199)
  Commercial business................................      (7)      (4)     --      --      --
  Home equity........................................     (10)      --      --      --      --
  Other consumer.....................................     (32)     (32)    (50)   (142)    (70)
                                                       ------   ------   -----   -----   -----
    Total charge-offs................................    (466)    (254)   (210)   (257)   (269)
                                                       ------   ------   -----   -----   -----
Recoveries:
  One- to four-family................................      21        3       1      13      34
  Other consumer.....................................      15        9       3      14       9
                                                       ------   ------   -----   -----   -----
     Total recoveries................................      36       12       4      27      43
                                                       ------   ------   -----   -----   -----

Net charge-offs......................................    (430)    (242)   (206)   (230)   (226)
Provisions charged to operations.....................     792      714     129     211     843
                                                       ------   ------   -----   -----   -----
Balance at end of period.............................  $1,613   $1,251   $ 779   $ 856   $ 875
                                                       ======   ======   =====   =====   =====
Ratio of net charge-offs during the period to
  average gross loans outstanding during the period..    0.84%    0.49%   0.42%   0.53%   0.52%
                                                        =====    =====   =====   =====   =====
Ratio of net charge-offs during the period to
  average non-performing assets......................   13.46%    9.64%   6.23%   7.11%   7.16%
                                                        =====    =====   =====   =====   =====
Ratio of allowance to gross loans outstanding at
  end of period......................................    3.14%    2.45%   1.58%   1.83%   2.08%
                                                        =====    =====   =====   =====   =====
Allowance as a percentage of non-performing loans
  (end of period)....................................   42.53%   56.53%  30.20%  24.34%  41.63%
                                                        =====    =====   =====   =====   =====

                                  EXHIBIT I-14
               Gloversville Federal Savings and Loan Association
                              Deposit Composition

                                                                At September 30,
                                            -------------------------------------------------------
                                                   1997               1996               1995
                                            -----------------  -----------------  -----------------
                                                      Percent            Percent            Percent
                                             Amount  of Total   Amount  of Total   Amount  of Total
                                             ------  --------   ------  --------   ------  --------
                                                             (Dollars in Thousands)
Transaction and savings accounts
--------------------------------
Passbook and statement savings ...........  $12,004    21.40%  $13,140    23.58%  $13,833    23.90%
Demand and NOW accounts ..................    5,148     9.17     5,174     9.29     4,374     7.56
Money market accounts ....................   10,950    19.51    10,392    18.65     5,709     9.87
                                            -------   ------   -------   ------   -------   ------
Total transaction and savings accounts ...   28,102    50.08    28,706    51.52    23,916    41.33
                                            -------   ------   -------   ------   -------   ------
Time Deposits
-------------
Under 4.00% ..............................        3     0.01        --       --        48     0.08
4.00 - 4.99% .............................    3,994     7.12    11,357    20.38     4,685     8.10
5.00 - 5.99% .............................   21,942    39.10    11,101    19.92    18,923    32.70
6.00 - 6.99% .............................    2,046     3.64     4,525     8.12    10,219    17.66
7.00 - 7.99% .............................       --       --        --       --        50     0.09
8.00 - and over ..........................       30     0.05        27     0.05        25     0.04
                                            -------   ------   -------   ------   -------   ------
Total time deposits ......................   28,015    49.92    27,010    48.48    33,950    58.67
                                            -------   ------   -------   ------   -------   ------

Total deposits ...........................  $56,117   100.00%  $55,716   100.00%  $57,866   100.00%
                                            =======   ======   =======   ======   =======   ======

                                  EXHIBIT I-15
               Gloversville Federal Savings and Loan Association
                             Borrowings Composition


                                                Year Ended September 30,
                                           ---------------------------------
                                            1997          1996          1995
                                            ----          ----          ----
                                                     (In Thousands)
Maximum Balance:
FHLB borrowings........................    $  850         $300          $ --
Securities sold under agreements
  to purchase..........................     1,300           --            --

Average Balance:
FHLB borrowings........................    $  273         $  6          $ --
Securities sold under agreements
   to repurchase.......................       118           --            --




                                                     September 30,
                                           ---------------------------------
                                            1997          1996          1995
                                            ----          ----          ----
                                                (Dollars in Thousands)
FHLB borrowings..........................  $   --         $300          $ --
Securities sold under agreements
to repurchase............................   1,300           --            --
                                           ------         ----          ----
   Total borrowings......................  $1,300         $300          $ --
                                           ======         ====          ====

Weighted average interest rate of
  FHLB borrowings........................      --         5.88%           --
Weighted average interest rate of
   securities sold under agreements
   to repurchase.........................    5.80%          --            --

                                  EXHIBIT II-1
               Gloversville Federal Savings and Loan Association
                            List of Office Locations


                                       Year       Owned or     Net Book Value at
    Location                         Acquired      Leased     September 30, 1997
--------------------------------------------------------------------------------
                                                                (In Thousands)
Main Office:
52 North Main Street                   1962          own            593,000
Gloversville, New York 12078

Full Service Branch:
295 Broadway                           1983          own            246,000
Saratoga Springs, New York 12866

                                  EXHIBIT II-2
               Gloversville Federal Savings and Loan Association
                           Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)



                         Prime         90 Day          One Year          30 Year
Year/Qtr. Ended          Rate          T-Bill           T-Bill            T-Bond
---------------          -----         ------          --------          -------
1991: Quarter 1          8.75%          5.92%            6.24%            8.26%
      Quarter 2          8.50%          5.72%            6.35%            8.43%
      Quarter 3          8.00%          5.22%            5.38%            7.80%
      Quarter 4          6.50%          3.95%            4.10%            7.47%

1992: Quarter 1          6.50%          4.15%            4.53%            7.97%
      Quarter 2          6.50%          3.65%            4.06%            7.79%
      Quarter 3          6.00%          2.75%            3.06%            7.38%
      Quarter 4          6.00%          3.15%            3.59%            7.40%

1993: Quarter 1          6.00%          2.95%            3.18%            6.93%
      Quarter 2          6.00%          3.09%            3.45%            6.67%
      Quarter 3          6.00%          2.97%            3.36%            6.03%
      Quarter 4          6.00%          3.06%            3.59%            6.34%

1994: Quarter 1          6.25%          3.56%            4.44%            7.09%
      Quarter 2          7.25%          4.22%            5.49%            7.61%
      Quarter 3          7.75%          4.79%            5.94%            7.82%
      Quarter 4          8.50%          5.71%            7.21%            7.88%

1995: Quarter 1          9.00%          5.86%            6.47%            7.43%
      Quarter 2          9.00%          5.57%            5.63%            6.63%
      Quarter 3          8.75%          5.42%            5.68%            6.51%
      Quarter 4          8.50%          5.09%            5.14%            5.96%

1996: Quarter 1          8.25%          5.14%            5.38%            6.67%
      Quarter 2          8.25%          5.16%            5.68%            6.87%
      Quarter 3          8.25%          5.03%            5.69%            6.92%
      Quarter 4          8.25%          5.18%            5.49%            6.64%

1997: Quarter 1          8.50%          5.32%            6.00%            7.10%
      Quarter 2          8.50%          5.17%            5.66%            6.78%
      Quarter 3          8.50%          5.10%            5.44%            6.40%
December 12, 1997        8.50%          5.17%            5.39%            5.92%


(1)  End of period data.

Source: SNL Securities.

                                  EXHIBIT II-3
               Gloversville Federal Savings and Loan Association
                          Demographic/Economic Reports

                           -------------------------
                           COUNTY DEMOGRAPHIC REPORT
                           -------------------------

                           State/County  36035
                           County Name   FULTON  NY


     Population                                     1997 Age Distribution
     ----------                                     ---------------------
     1980                 55,153                     0-4              6.7
     1990                 54,191                     5-9              6.7
     1997                 53,833                    10-14             7.1
     2002                 53,588                    15-19             7.4
                                                    20-24             6.4
     Population Growth Rate -0.1                    25-44            28.1
                                                    45-64            21.5
     Households                                     65-84            14.2
     ----------                                      85+              1.9
     1990                 20,995                     18+             74.9
     1997                 20,856
     2002                 20,777                  Median Age
                                                  ----------
     Household Growth Rate  -0.1                  1990  35.2
     Average Household Size 2.53                  1997  36.6

     Families                                     Male/Female Ratio    93.4
     --------
     1990                 14,602                  Per Capita Income $12,156
     1997                 14,448
                                                  1997 Household Income*
     Family Growth Rate     -0.1                  ----------------------
                                                  Base               20,856
     Race            1990   1997                  % less than $15K     28.3
     ----            ----   ----                  % $15K-25K           20.9
     % White           98   97.6                  % $25K-50K           36.3
     % Black          1.2    1.4                  % $50K-100K          12.9
     % Asian                                      % $100K-150K          1.1
       /Pacific Isl.  0.4    0.6                  % greater than $150K  0.5
     % Hispanic*      0.8      1
                                                  Median Household Income
                                                  -----------------------
                                                  1997              $25,330
                                                  2002              $26,477

                 FULTON NY (County Demographic Report Continued)


                         1997 Average Disposable Income
                       ----------------------------------
                       Total                      $22,672
                       Householder less than 35   $19,573
                       Householder 35-44          $25,954
                       Householder 45-54          $31,749
                       Householder 55-64          $27,028
                       Householder 65+            $14,316

                           Spending Potential Index*
                           ------------------------
                           Auto Loan             96
                           Home Loan             81
                           Investments           87
                           Retirement Plans      84
                           Home Repair           95
                           Lawn & Garden         91
                           Remodeling           102
                           Appliances            97
                           Electronics           91
                           Furniture             89
                           Restaurants           87
                           Sporting Goods        94
                           Theater/Concerts      89
                           Toys & Hobbies        97
                           Travel                90
                           Video Rental          96
                           Apparel               86
                           Auto Aftermarket      90
                           Health Insurance     100
                           Pets & Supplies       97

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272         12/23/97

                           -------------------------
                           COUNTY DEMOGRAPHIC REPORT
                           -------------------------

                           State/County  36091
                           County Name   SARATOGA  NY


     Population                                     1997 Age Distribution
     ----------                                     ---------------------
     1980                153,759                     0-4              7.1
     1990                181,276                     5-9              7.4
     1997                196,186                    10-14             7.2
     2002                206,468                    15-19             6.9
                                                    20-24             6.1
     Population Growth Rate  1.1                    25-44            33.1
                                                    45-64            21.5
     Households                                     65-84             9.7
     ----------                                      85+              1.1
     1990                 66,425                     18+             74.3
     1997                 72,027
     2002                 75,893                  Median Age
                                                  ----------
     Household Growth Rate   1.1                  1990  32.8
     Average Household Size 2.67                  1997  34.7

     Families                                     Male/Female Ratio    97.5
     --------
     1990                 48,363                  Per Capita Income $16,087
     1997                 52,655
                                                  1997 Household Income*
     Family Growth Rate      1.2                  ----------------------
                                                  Base               72,025
     Race            1990   1997                  % less than $15K     15.3
     ----            ----   ----                  % $15K-25K           14.8
     % White         97.6   96.9                  % $25K-50K           37.6
     % Black          1.3    1.5                  % $50K-100K          27.9
     % Asian                                      % $100K-150K          3.3
       /Pacific Isl.  0.8    1.2                  % greater than $150K  1.1
     % Hispanic*      1.1    1.5
                                                  Median Household Income
                                                  -----------------------
                                                  1997              $37,062
                                                  2002              $38,734

                SARATOGA NY (County Demographic Report Continued)


                         1997 Average Disposable Income
                       ----------------------------------
                       Total                      $31,059
                       Householder less than 35   $28,613
                       Householder 35-44          $34,497
                       Householder 45-54          $41,024
                       Householder 55-64          $32,519
                       Householder 65+            $17,245

                           Spending Potential Index*
                           ------------------------
                           Auto Loan            102
                           Home Loan            100
                           Investments           95
                           Retirement Plans     100
                           Home Repair           95
                           Lawn & Garden         96
                           Remodeling            99
                           Appliances           101
                           Electronics          102
                           Furniture            103
                           Restaurants          104
                           Sporting Goods       104
                           Theater/Concerts     100
                           Toys & Hobbies       104
                           Travel                97
                           Video Rental         100
                           Apparel              102
                           Auto Aftermarket     100
                           Health Insurance     100
                           Pets & Supplies      103

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI  FAX: (703) 243-6272         12/23/97

                                  EXHIBIT II-4
               Gloversville Federal Savings and Loan Association
                 Sources of Personal Income/Employment Sectors

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

New York [36.000]
------------------------------------------------------------------------------------------------------------------
  Item                                         1991           1992           1993           1994           1995
------------------------------------------------------------------------------------------------------------------
  Place of residence profile
Personal income (thousands of dollars)     426,449,104    449,864,254    457,203,969    476,488,152    501,555,050
  Nonfarm personal income                  425,831,123    449,193,087    456,503,357    475,959,923    501,054,661
  Farm income                                  617,981        671,167        700,612        528,229        500,389

Derivation of personal income
  Net earnings 1/                          271,251,641    288,944,503    293,390,203    301,263,987    315,214,465
  Transfer payments                         72,096,558     81,236,170     83,481,538     90,859,367     98,118,658
    Income maintenance 2/                    7,423,158      8,638,524      9,532,421     10,383,993     lO,999,344
    Unemployment insurance                   2,654,137      4,716,712      3,424,635      2,250,673      2,085,462
    Retirement and other                    62,019,263     67,880,934     70,524,482     78,224,701     85,033,852
  Dividends, interest, and rent             83,100,905     79,683,581     80,332,228     84,364,798     88,221,927

  Population (number of persons) 3/         18,036,973     18,099,081     18,170,321     18,196,829     18,190,562

Per capita incomes (dollars) 4/
  Per capita personal income                    23,643         24,856         25,162         26,185         27,572
  Per capita net earnings                       15,039         15,965         16,147         16,556         17,328
  Per capita transfer payments                   3,997          4,488          4,594          4,993          5,394
    Per capita income maintenance                  412            477            525            571            605
    Per capita unemployment insurance              147            261            188            124            115
    Per capita retirement & other                3,438          3,751          3,881          4,299          4,675
  Per capita dividends, interest, & rent         4,607          4,403          4,421          4,636          4,850

  Place of work profile

Total earnings (place of work, $000)       305,441,339    326,475,141    331,289,663    340,128,647    356,642,266
  Wages and salary disbursements           247,723,582    261,957,013    266,625,813    272,565,079    285,813,769
  Other labor income                        26,017,929     28,145,814     29,950,705     31,069,418     32,280,796
  Proprietors' income                       31,699,828     36,372,314     34,713,145     36,494,150     38,547,701
    Nonfarm proprietors' income             31,413,087     36,023,647     34,366,752     36,315,083     38,438,534
    Farm proprietors, income                   286,741        348,667        346,393        179,067        109,167

Total full- and part- time employment        9,619,382      9,587,629      9,600,441      9,692,949      9,740,793
  Wage and salary jobs                       8,332,467      8,179,896      8,196,939      8,250,134      8,283,479
  Number of proprietors                      1,286,915      1,407,733      1,403,502      1,442,815      1,457,314
    Number of nonfarm proprietors /5         1,247,624      1,368,316      1,364,876      1,406,145      1,420,640
    Number of farm proprietors                  39,291         39,417         30,626         36,670         36,674

Average earnings per job (dollars)              31,753         34,052         34,508         35,090         36,613
  Wage & salary earnings per job                29,730         32,024         32,527         33,038         34,504
  Average earnings per nonfarm proprietor       25,178         26,327         25,179         25,826         21,057

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                August 1997                BUREAU OF ECONOMIC ANALYSIS

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

Fulton, New York [36.035]
--------------------------------------------------------------------------------------------------------
  Item                                       1991         1992         1993         1994          1995
--------------------------------------------------------------------------------------------------------
  Place of residence profile
Personal income (thousands of dollars)     866,970      910,630      936,935      986,016      1,014,810
  Nonfarm personal income                  865,663      908,686      934,886      984,544      1,013,295
  Farm income                                1,307        1,944        2,049        1,472          1,515

Derivation of personal income
  Net earnings 1/                          512,041      543,677      565,129      594,893        598,380
  Transfer payments                        195,503      218,809      219,826      233,317        250,750
    Income maintenance 2/                   16,029       18,592       20,408       21,078         22,194
    Unemployment insurance                  11,212       16,000       10,119        7,556          8,082
    Retirement and other                   168,262      184,217      189,299      204,683        220,474
  Dividends, interest, and rent            159,426      148,144      151,980      157,806        165,680

  Population (number of persons) 3/         54,472       54,345       54,445       54,344         54,099

Per capita incomes (dollars) 4/
  Per capita personal income                15,916       16,756       17,209       18,144         18,758
  Per capita net earnings                    9,400       10,004       10,380       10,947         11,061
  Per capita transfer payments               3,589        4,026        4,038        4,293          4,635
    Per capita income maintenance              294          342          375          388            410
    Per capita unemployment insurance          206          294          186          139            149
    Per capita retirement & other            3,089        3,390        3,477        3,766          4,075
  Per capita dividends, interest, & rent     2,927        2,726        2,791        2,904          3,063

  Place of work profile

Total earnings (place of work, $000)       422,498      455,443      478,086      515,803        514,094
  Wages and salary disbursements           336,689      359,404      379,738      401,200        396,085
  Other labor income                        37,135       40,230       44,100       46,735         47,090
  Proprietors' income                       48,674       55,809       54,248       67,868         70,919
    Nonfarm proprietors' income             48,165       54,635       53,044       67,231         70,338
    Farm proprietors, income                   509        1,174        1,204          637            581

Total full- and part- time employment       21,223       21,980       22,386       22,765         22,817
  Wage and salary jobs                      17,334       17,502       17,953       18,470         18,445
  Number of proprietors                      3,889        4,478        4,433        4,295          4,372
    Number of nonfarm proprietors /5         3,668        4,254        4,213        4,087          4,164
    Number of farm proprietors                 221          224          220          208            208

Average earnings per job (dollars)          19,908       20,721       21,356       22,658         22,531
  Wage & salary earnings per job            19,424       20,535       21,152       21,722         21,474
  Average earnings per nonfarm proprietor   13,131       12,843       12,591       16,450         16,892

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                August 1997                BUREAU OF ECONOMIC ANALYSIS

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

Saratoga, New York [36.091]
--------------------------------------------------------------------------------------------------------
  Item                                        1991         1992         1993         1994         1995
--------------------------------------------------------------------------------------------------------
  Place of residence profile
Personal income (thousands of dollars)     3,684,58l    3,897,839    4,063,464    4,269,548    4,419,922
  Nonfarm personal income                  3,680,678    3,893,361    4,O59,111    4,266,489    4,417,150
  Farm income                                  3,903        4,478        4,353        3,059        2,372

Derivation of personal income
  Net earnings 1/                          2,651,566    2,816,179    2,920,899    3,043,857    3,114,240
  Transfer payments                          484,013      560,739      578,552      620,058      670,333
    Income maintenance 2/                     20,208       25,482       27,717       29,338       30,637
    Unemployment insurance                    21,362       35,355       24,192       18,035       17,717
    Retirement and other                     442,443      499,902      526,643      572,685      621,979
  Dividends, interest, and rent              549,002      520,921      564,013      605,633      635,349

  Population (number of persons) 3/          184,831      187,884      190,083      192,842      194,201

Per capita incomes (dollars) 4/
  Per capita personal income                  19,935       20,746       21,377       22,140       22,760
  Per capita net earnings                     14,346       14,989       15,366       15,784       16,036
  Per capita transfer payments                 2,619        2,984        3,044        3,215        3,452
    Per capita income maintenance                109          136          146          152          158
    Per capita unemployment insurance            116          188          127           94           91
    Per capita retirement & other              2,394        2,661        2,771        2,970        3,203
  Per capita dividends, interest, & rent       2,970        2,773        2,967        3,141        3,272

  Place of work profile

Total earnings (place of work, $000)       1,564,144    1,689,603    1,744,603    1,815,162    1,875,036
  Wages and salary disbursements           1,251,433    1,335,888    1,361,285    1,431,523    1,478,237
  Other labor income                         132,679      146,815      159,087      164,686      169,665
  Proprietors' income                        180,032      206,900      198,231      218,953      227,134
    Nonfarm proprietors' income              179,017      205,118      196,838      218,814      228,032
    Farm proprietors, income                   1,015        1,782        1,393          139         -898

Total full- and part- time employment         72,519       74,623       75,538       77,583       78,180
  Wage and salary jobs                        56,294       56,676       57,900       59,295       59,634
  Number of proprietors                       16,225       17,947       17,638       18,288       l8,546
    Number of nonfarm proprietors /5          15,607       17,408       17,110       17,787       18,045
    Number of farm proprietors                   538          539          528          501          501

Average earnings per job (dollars)            21,569       22,642       21,096       23,396       23,984
  Wage & salary earnings per job              22,230       23,571       21,960       24,142       24,788
  Average earnings per nonfarm proprietor     11,412       11,783       11,504       12,302       12,637

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                August 1997                BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/ Shawano, WI and Menominee, WT are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY l/
                            for States and counties
                                (number of jobs)

New York [36.000]
--------------------------------------------------------------------------------------------------------------
  Item                                              1991         1992         1993         1994         1995
--------------------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment             9,619,382    9,587,629    9,600,441    9,692,949    9,740,793

By type
  Wage and salary employment                     8,332,467    8,179,896    8,196,939    8,250,134    8,283,479
  Proprietors' employment                        1,286,915    1,407,733    1,403,502    1,442,815    1,457,314
    Farm proprietors' employment                    39,291       39,417       38,626       36,670       36,674
    Nonfarm proprietors' employment 2/           1,247,624    1,368,316    1,364,876    1,406,145    1,420,640

By industry

  Farm employment                                   65,040       64,787       63,878       62,579       60,966
  Nonfarm employment                             9,554,342    9,522,842    9,536,563    9,630,370    9,679,827
    Private employment                           8,054,500    8,047,730    8,063,842    8,172,340    8,260,522
    Ag. serv., forestry, fishing, and other 3/      56,253       57,490       62,005       64,437       67,572
    Mining                                          10,964       10,698       10,790       10,897       10,748
    Construction                                   381,720      364,084      358,140      368,762      373,361
    Manufacturing                                1,091,374    1,049,796    1,017,410      995,564      982,532
    Transportation and public utilities            475,571      460,298      466,961      472,117      476,424
    Wholesale trade                                469,070      466,328      455,794      455,376      463,204
    Retail trade                                 1,337,963    1,342,957    1,343,627    1,373,590    1,403,944
    Finance, insurance, and real estate          1,083,164    1,058,557    1,052,103    1 068,536    1,049,318
    Services                                     3,148,421    3,237,522    3,297,012    3,363,061    3,433,419
  Government and government enterprises          1,499,842    1,475,112    1,472,721    1,458,030    1,419,305
    Federal, civilian                              156,791      154,683      149,185      146,900      145,670
    Military                                        87,585       84,377       81,039       73,994       65,142
    State and local                              1,255,460    1,236,052    1,242,497    1,237,136    1,208,493
      State                                        265,674      264,629      266,643      267,737      259,036
      Local                                        989,786      971,423      975,854      969,399      949,457

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                August 1997                BUREAU OF ECONOMIC ANALYSIS

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY l/
                            for States and counties
                                (number of jobs)

Fulton, New York [36.035]
-----------------------------------------------------------------------------------------------
  Item                                            1991      1992      1993      1994      1995
-----------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment             21,223    21,980    22,386    22,765    22,817

By type
  Wage and salary employment                     17,334    l7,502    17,953    18,470    18,445
  Proprietors' employment                         3,889     4,478     4,433     4,295     4,372
    Farm proprietors' employment                    221       224       220       208       208
    Nonfarm proprietors' employment 2/            3,668     4,254     4,213     4,087     4,164

By industry

  Farm employment                                   292       294       290       279       275
  Nonfarm employment                             20,931    21,686    22,096    22,486    22,542
    Private employment                           17,183    17,897    18,220    l8,396    18,420
    Ag. serv., forestry, fishing, and other 3/      108       (D)       (D)       (D)       (D)
    Mining                                           41       (D)       (D)       (D)       (D)
    Construction                                    962     1,080     1,084     1,085     1,114
    Manufacturing                                 4,563     4,594     4,670     4,605     4,385
    Transportation and public utilities             898       919       923       882       913
    Wholesale trade                                 818       821       750       780       804
    Retail trade                                  3,558     3,801     4,114     4,046     4,131
    Finance, insurance, and real estate             938       953       870       911       898
    Services                                      5,297     5,561     5,637     5,893     5,965
  Government and government enterprises           3,748     3,789     3,876     4,090     4,122
    Federal, civilian                               115       118       113       117       117
    Military                                        168       160       151       135       123
    State and local                               3,465     3,511     3,612     3,838     3,882
      State                                         719       752       744       740       753
      Local                                       2,746     2,759     2,868     3,098     3,129

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                August 1997                BUREAU OF ECONOMIC ANALYSIS

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY l/
                            for States and counties
                                (number of jobs)

Saratoga, New York [36.091]
-----------------------------------------------------------------------------------------------
  Item                                            1991      1992      1993      1994      1995
-----------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment             72,519    74,623    75,538    77,583    78,180

By type
  Wage and salary employment                     56,294    56,676    57,900    59,295    59,634
  Proprietors' employment                        16,225    17,947    17,638    l8,288    18,546
    Farm proprietors' employment                    538       539       528       501       501
    Nonfarm proprietors' employment 2/           15,687    17,408    17,110    17,787    18,045

By industry

  Farm employment                                   778       775       763       742       727
  Nonfarm employment                             71,741    73,848    74,775    76,841    77,453
    Private employment                           58,927    61,029    61,867    63,746    64,489
    Ag. serv., forestry, fishing, and other 3/      813       893       (D)       (D)       (D)
    Mining                                           73        72       (D)       (D)       (D)
    Construction                                  4,640     4,677     4,547     4,576     4,488
    Manufacturing                                 8,096     8,236     8,133     7,678     7,575
    Transportation and public utilities           1,641     1,850     1,995     2,036     1,998
    Wholesale trade                               2,456     2,600     2,751     2,846     3,118
    Retail trade                                 16,137    16,032    16,651    18,102    17,974
    Finance, insurance, and real estate           4,933     5,691     5,658     5,735     5,581
    Services                                     20,138    20,978    21,129    21,711    22,638
  Government and government enterprises          12,814    12,819    12,908    13,095    12,964
    Federal, civilian                               338       380       380       389       397
    Military                                      1,889     1,827     1,868     1,812     1,710
    State and local                              10,587    10,612    10,660    10,894    10,857
      State                                       2,962     2,964     2,851     2,915     2,932
      Local                                       7,625     7,648     7,809     7,979     7,925

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                August 1997                BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

7/ Shawano, W1 and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY l/
                            for States and counties
                             (thousands of dollars)

New York [36.000]
-----------------------------------------------------------------------------------------------------------------------
  Item                                              1991           1992           1993           1994           1995
-----------------------------------------------------------------------------------------------------------------------
  Income by place of residence
Personal income (thousands of dollars)          426,449,104    449,864,254    457,203,969    476,488,152    501,555,050
  Nonfarm personal income                       425,831,123    449,193,087    456,503,357    475,959,923    501,054,661
  Farm income 2/                                    617,981        671,167        700,612        528,229        500,389

Population (number of persons) 3/                18,036,973     18,099,041     18,170,321     18,196,829     18,190,562
Per capita personal income (dollars)                 23,643         24,856         25,162         26,185         27,572

Derivation of personal income
  Earnings by place of work                     305,441,339    326,475,141    331,289,663    340,128,647    356,642,266
  Less: Personal cont. for social insurance 4/   20,157,669     21,277,343     21,723,056     22,809,811     23,969,575
  Plus: Adjustment for residence 5/             -14,032,029    -16,253,295    -16,176,404    -16,054,849    -17,458,226
  Equals: Net earnings by place of residence    271,25l,641    288,944,503    293,390,203    301,263,987    315,214,465
  Plus: Dividends, interest, and rent 6/         83,100,905     79,683,581     80,332,228     84,364,798     88,221,927
  Plus: Transfer payments                        72,096,558     81,236,170     83,481,538     90,859,367     98,118,658

    Earnings by place of work

Components of earnings
  Wage and salary disbursements                 247,723,582    261,957,013    266,625,813    272,565,079    285,013,769
  Other labor income                             26,017,929     28,145,814     29,950,705     31,069,418     32,280,796
  Proprietors' income 7/                         31,699,828     36,372,314     34,713,145     36,494,150     38,547,701
    Farm proprietors' income                        286,741        348,667        346,393        179,067        109,167
    Nonfarm proprietors' income                  31,413,087     36,023,647     34,366,752     36,315,083     30,438,534

Earnings by industry
  Farm earnings                                     617,981        671,167        700,612        528,229        500,389
  Nonfarm earnings                              304,023,358    325,803,974    330,589,051    339,600,418    356,141,877
    Private earnings                            256,703,602    276,348,868    279,258,676    286,634,354    302,158,622

    Ag. serv., forestry, fishing, and other 8/    1,066,872      1,102,025      1,139,347      1,174,292      1,239,111
    Mining                                          276,048        273,802        281,155        298,633        293,435
    Construction                                 12,677,634     11,765,608     11,856,560     12,667,535     12,766,179
    Manufacturing                                44,745,691     45,876,270     45,362,772     45,494,376     46,445,386
      Durable goods                              25,060,221     25,047,552     24,575,906     24,293,517     24,738,903
      Nondurable goods                           19,677,470     20,828,718     20,786,866     21,200,859     21,706,483
    Transportation and public utilities          19,450,794     20,065,314     20,486,738     21,318,786     22,111,552
    Wholesale trade                              19,119,719     19,824,455     19,800,313     20,338,035     21,278,758
    Retail trade                                 21,686,107     22,345,983     22,588,182     23,592,343     24,447,935
    Finance, insurance, and real estate          44,488,557     54,163,800     53,874,820     52,813,729     58,166,600
    Services                                     93,172,180    100,931,611    103,868,789    108,936,625    115,409,666
  Government and government enterprises          48,119,756     49,455,106     51,330,375     52,966,064     53,983,255
    Federal, civilian                             6,006,187      6,332,570      6,418,896      6,543,912      6,584,486
    Military                                      1,138,593      1,185,018      1,155,578      1,083,014        979,334
    State and local                              40,974,976     41,937,518     43,755,901     45,339,138     46,419,435
      State                                       9,418,527      9,580,671     10,046,333     10,577,353     10,448,545
      Local                                      31,556,449     32,356,847     33,709,568     34,761,785     35,970,890

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1               August 1997               BUREAU OF ECONOMIC ANALYSIS

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY l/
                            for States and counties
                             (thousands of dollars)

Fulton, New York [36.035]
-------------------------------------------------------------------------------------------------------------
  Item                                            1991         1992         1993         1994          1995
-------------------------------------------------------------------------------------------------------------
  Income by place of residence
Personal income (thousands of dollars)          866,970      910,630      936,935      986,016      1,014,810
  Nonfarm personal income                       865,663      900,686      934,886      984,544      1,013,295
  Farm income 2/                                  1,307        1,944        2,049        l,472          1,515

Population (number of persons) 3/                54,472       54,345       54,445       54,344         54,099
Per capita personal income (dollars)             15,916       16,756       17,209       18,144         18,758

Derivation of personal income
  Earnings by place of work                     422,498      455,443      478,O86      515,803        514,094
  Less: Personal cont. for social insurance 4/   28,297       30,075       31,698       34,729         34,999
  Plus: Adjustment for residence 5/             117,840      118,309      118,741      113,819        119,285
  Equals: Net earnings by place of residence    512,041      543,677      565,129      594,893        598,380
  Plus: Dividends, interest, and rent 6/        159,426      148,144      151,980      157,806        165,680
  Plus: Transfer payments                       195,503      218,809      219,826      233,317        250,750

    Earnings by place of work

Components of earnings
  Wage and salary disbursements                 336,689      359,404      379,738      401,200        396,085
  Other labor income                             37,135       40,230       44,100       46,735         47,090
  Proprietors' income 7/                         48,674       55,809       54,248       67,868         70,919
    Farm proprietors' income                        509        1,174        1,204          637            581
    Nonfarm proprietors' income                  48,l65       54,635       53,044       67,231         70,338

Earnings by industry
  Farm earnings                                   1,307        1,944        2,049        1,472          1,515
  Nonfarm earnings                              421,191      453,499      476,037      514,331        512,579
    Private earnings                            326,877      352,299      366,547      394,901        393,645

    Ag. serv., forestry, fishing, and other 8/    1,249          (D)          (D)          (D)            (D)
    Mining                                          619          (D)          (D)          (D)            (D)
    Construction                                 18,143       19,372       21,533       23,517         23,986
    Manufacturing                               108,036      112,147      119,585      120,027        114,330
      Durable goods                              31,731       32,899       34,134       33,746         35,526
      Nondurable goods                           76,305       79,248       85,451       86,281         78,804
    Transportation and public utilities          33,553       37,025       35,540       34,980         35,941
    Wholesale trade                              16,876       17,235       15,727       16,579         17,275
    Retail trade                                 43,748       47,425       52,214       53,001         54,569
    Finance, insurance, and real estate          11,615       11,672       11,688       12,362         12,570
    Services                                     93,038      105,305      108,329      132,208        132,524
  Government and government enterprises          94,314      101,200      109,490      119,430        118,934
    Federal, civilian                             4,128        4,522        4,570        4,698          4,858
    Military                                      1,059        1,107        1,067        1,073            998
    State and local                              89,127       95,571      103,853      113,659        113,078
      State                                      23,776       24,919       25,976       27,126         28,064
      Local                                      65,351       70,652       77,877       86,533         85,014

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1               August 1997               BUREAU OF ECONOMIC ANALYSIS

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY l/
                            for States and counties
                             (thousands of dollars)

Saratoga, New York [36.091]
-------------------------------------------------------------------------------------------------------------
  Item                                             1991         1992         1993         1994         1995
-------------------------------------------------------------------------------------------------------------
  Income by place of residence
Personal income (thousands of dollars)          3,684,581    3,897,839    4,063,464    4,269,548    4,419,922
  Nonfarm personal income                       3,680,678    3,893,361    4,059,111    4,266,489    4,417,550
  Farm income 2/                                    3,903        4,478        4,353        3,059        2,372

Population (number of persons) 3/                 184,831      181,884      190,083      192,842      194,201
Per capita personal income (dollars)               19,935       20,746       21,377       22,140       22,760

Derivation of personal income
  Earnings by place of work                     1,564,144    1,689,603    1,744,603    1,815,162    1,875,036
  Less: Personal cont. for social insurance 4/    101,203      107,897      112,469      120,111      124,652
  Plus: Adjustment for residence 5/             1,188,625    1,234,473    1,288,765    1,348,806    1,363,856
  Equals: Net earnings by place of residence    2,651,566    2,816,179      400,899    3,043,857    3,114,240
  Plus: Dividends, interest, and rent 6/          549,002      520,921      564,013      605,633      635,349
  Plus: Transfer payments                         484,013      560,739      578,552      620,058      670,333

    Earnings by place of work

Components of earnings
  Wage and salary disbursements                 1,251,433    1,335,888    1,387,285    1,431,523    1,478,237
  Other labor income                              132,679      146,815      159,087      164,686      169,665
  Proprietors' income 7/                          180,032      206,900      198,231      218,953      227,134
    Farm proprietors' income                        1,015        1,782        1,393          139         -898
    Nonfarm proprietors' income                   179,017      205,118      196,838      218,814      228,032

Earnings by industry
  Farm earnings                                     3,903        4,478        4,353        3,059        2,372
  Nonfarm earnings                              1,560,241    1,685,125    1,740,250    1,812,103    1,872,664
    Private earnings                            1,215,865    1,319,878    1,357,877    1,417,616    1,465,648

    Ag. serv., forestry, fishing, and other 8/     11,301       12,109          (D)          (D)          (D)
    Mining                                          1,359        1,481          (D)          (D)          (D)
    Construction                                  125,768      122,688      123,433      126,449      120,329
    Manufacturing                                 309,395      335,061      333,233      325,006      325,462
      Durable goods                                92,727      101,209      103,921       84,960       78,473
      Nondurable goods                            216,668      233,852      229,312      240,046      246,989
    Transportation and public utilities            50,442       65,168       73,658       75,158       74,761
    Wholesale trade                                68,874       72,961       79,989       87,748       99,633
    Retail trade                                  217,480      224,373      232,709      254,646      250,752
    Finance, insurance, and real estate            64,300       88,367       95,264       97,513       96,422
    Services                                      366,946      397,670      406,018      437,530      476,285
  Government and government enterprises           344,376      365,247      382,373      394,487      407,016
    Federal, civilian                              12,113       14,730       15,175       16,157       16,664
    Military                                       35,673       36,813       38,710       39,437       40,227
    State and local                               296,590      313,704      328,488      338,893      350,125
      State                                        88,019       89,410       92,852       98,987      101,772
      Local                                       208,571      224,294      235,636      239,906      248,353

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1               August 1997               BUREAU OF ECONOMIC ANALYSIS

Footnotes for table CA05
Personal Income by major source and Earnings by Major Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

2/   Farm  income  consists  of  proprietors'   net  income;   the  cash  wages,
     pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997, The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

6/   Includes the capital consumption adjustment for rental income of persons.

7/   Includes the inventory valuation and capital consumption adjustments.

8/   "Other"  consists  of wage  and  salary  disbursements  of  U.S.  residents
     employed  by  international   organizations   and  foreign   embassies  and
     consulates in the United States.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA contains La Paz, AZ through 1982.

16/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than $50,000. Estimates are included in totals.

(N)  Data not available for this year.

                                 EXHIBIT III-1
               Gloversville Federal Savings and Loan Association
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE    Nationwide         M.B.     46,800     368     12-31   10/72   61.69   5,824
GDW    Golden West Fin. Corp. of CA        NYSE    Nationwide         M.B.     39,229     246     12-31   05/59   91.31   5,184
GSB    Glendale Fed. Bk, FSB of CA         NYSE    CA                 Div.     16,433     154     06-30   10/83   34.25   1,728
CSA    Coast Savings Financial of CA       NYSE    California         R.E.      9,040      92     12-31   12/85   62.50   1,165
DSL    Downey Financial Corp. of CA        NYSE    Southern CA        Thrift    5,854      85     12-31   01/71   28.13     753
FED    FirstFed Fin. Corp. of CA           NYSE    Los Angeles CA     R.E.      4,105      25     12-31   12/83   38.37     406
BPLS   Bank Plus Corp. of CA               OTC     Los Angeles CA     R.E.      3,920      37     12-31     /     12.50     242
WES    Westcorp Inc. of Orange CA          NYSE    California         Div.      3,757      26     12-31   05/86   17.19     451
BVCC   Bay View Capital Corp. of CA        OTC     San Francisco CA   M.B.      3,162      41     12-31   05/86   34.87     433
PFFB   PFF Bancorp of Pomona CA            OTC     Southern CA        Thrift    2,615      23     03-31   03/96   19.12     342
CENF   CENFED Financial Corp. of CA        OTC     Los Angeles CA     Thrift    2,305      18     12-31   10/91   41.62     248
AFFFZ  America First Fin. Fund of CA       OTC     San Francisco CA   Div.      2,251      36     12-31     /     49.50     298
HEMT   HF Bancorp of Hemet CA              OTC     Southern CA        Thrift    1,050      19     06-30   06/95   17.12     108
REDF   RedFed Bancorp of Redlands CA       OTC     Southern CA        Thrift      967      14     12-31   04/94   19.87     143
ITLA   Imperial Thrift & Loan of CA (3)    OTC     Los Angeles CA     R.E.        902       9     12-31     /     17.75     139
HTHR   Hawthorne Fin. Corp. of CA          OTC     Southern CA        Thrift      891       6     12-31     /     19.87      61
QCBC   Quaker City Bancorp of CA           OTC     Los Angeles CA     R.E.        847       8     06-30   12/93   21.37     100
PROV   Provident Fin. Holdings of CA       OTC     Southern CA        M.B.        641       9     06-30   06/96   21.50     104
HBNK   Highland Federal Bank of CA         OTC     Los Angeles CA     R.E.        516       8     12-31     /     32.87      76
MBBC   Monterey Bay Bancorp of CA          OTC     West Central CA    Thrift      410       7     12-31   02/95   19.00      61
SGVB   SGV Bancorp of W. Covina CA         OTC     Los Angeles CA     Thrift      409       8     06-30   06/95   17.25      40
BYFC   Broadway Fin. Corp. of CA           OTC     Los Angeles CA     Thrift      125       3     12-31   01/96   13.25      11

Florida Companies
-----------------

OCN    Ocwen Financial Corp. of FL         OTC     Southeast FL       Div.      2,956       1     12-31     /     24.37   1,475
BANC   BankAtlantic Bancorp of FL          OTC     Southeastern FL    M.B.      2,845      60     12-31   11/83   15.50     345
BKUNA  BankUnited SA of FL                 OTC     Miami FL           Thrift    2,145      14     09-30   12/85   13.50     129
FFPB   First Palm Beach Bancorp of FL      OTC     Southeast FL       Thrift    1,808      40     09-30   09/93   38.75     196
HARB   Harbor FSB, MHC of FL (46.6)        OTC     Eastern FL         Thrift    1,131      23     09-30   01/94   67.00     333

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Florida Companies (continued)
-----------------------------
FFFL   Fidelity FSB, MHC of FL (47.7)      OTC     Southeast FL       Thrift    1,046      20     12-31   01/94   29.00     197
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC     Southeast FL       Thrift      709      20     12-31   10/94   34.87     178
FFLC   FFLC Bancorp of Leesburg FL         OTC     Central FL         Thrift      383       9     12-31   01/94   22.25      85

Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE    NY,NJ,FL           M.B.     19,413      91     12-31   08/86   26.00   2,639
SVRN   Sovereign Bancorp of PA             OTC     PA,NJ,DE           M.B.     14,601     120     12-31   08/86   21.62   1,930
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE    New York City NY   Thrift   13,094      74     12-31   01/94   67.19   2,877
ASFC   Astoria Financial Corp. of NY       OTC     NY                 Thrift    7,904      45     12-31   11/93   57.37   1,186
LISB   Long Island Bancorp, Inc of NY      OTC     Long Island NY     M.B.      5,931      36     09-30   04/94   46.25   1,111
ALBK   ALBANK Fin. Corp. of Albany NY      OTC     Upstate NY,MA,VT   Thrift    3,717      72     12-30   04/92   46.00     592
ROSE   T R Financial Corp. of NY (3)       OTC     New York City NY   Thrift    3,692      15     12-31   06/93   33.50     589
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC     Long Island NY     M.B.      3,474       6     12-31   01/97   21.88     955
NYB    New York Bancorp, Inc. of NY        NYSE    Southeastern NY    Thrift    3,244      29     09-30   01/88   38.31     817
MLBC   ML Bancorp of Villanova PA          OTC     Philadelphia PA    M.B.      2,316      18     03-31   08/94   30.75     365
CMSB   Cmnwealth Bancorp of PA             OTC     Philadelphia PA    M.B.      2,278      56     06-30   06/96   21.50     349
HARS   Harris SB, MHC of PA (24.3)         OTC     Southeast PA       Thrift    2,110      31     12-31   01/94   19.25     650
NWSB   Northwest SB, MHC of PA (30.7)      OTC     Pennsylvania       Thrift    2,101      53     06-30   11/94   14.75     690
RELY   Reliance Bancorp, Inc. of NY        OTC     New York City NY   Thrift    2,035      28     06-30   03/94   34.00     296
HAVN   Haven Bancorp of Woodhaven NY       OTC     New York City NY   Thrift    1,833      20     12-31   09/93   21.75     191
QCSB   Queens County Bancorp of NY (3)     OTC     New York City NY   Thrift    1,541      13     12-31   11/93   36.50     551
JSB    JSB Financial, Inc. of NY           NYSE    New York City NY   Thrift    1,531      13     12-31   06/90   48.50     480
WSFS   WSFS Financial Corp. of DE (3)      OTC     DE                 Div.      1,496      16     12-31   11/86   20.75     258
OCFC   Ocean Fin. Corp. of NJ              OTC     Eastern NJ         Thrift    1,489      10     12-31   07/96   37.25     305
DIME   Dime Community Bancorp of NY        OTC     New York City NY   Thrift    1,385      15     06-30   06/96   23.37     295
PFSB   PennFed Fin. Services of NJ         OTC     Northern NJ        Thrift    1,364      17     06-30   07/94   33.50     162
MFSL   Maryland Fed. Bancorp of MD         OTC     MD                 Thrift    1,157 J    25     02-28   06/87   27.00     175
YFED   York Financial Corp. of PA          OTC     PA,MD              Thrift    1,156      22     06-30   02/84   24.87     219
FSLA   First SB SLA MHC of NJ (47.5)       OTC     Eastern NJ         Thrift    1,045      16     12-31   07/92   41.62     333
PVSA   Parkvale Financial Corp of PA       OTC     Southwestern PA    Thrift    1,005      28     06-30   07/87   28.75     147
FFIC   Flushing Fin. Corp. of NY (3)       OTC     New York City NY   Thrift      960       7     12-31   11/95   23.00     184

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
PSBK   Progressive Bank, Inc. of NY (3)    OTC     Southeast NY       Thrift      885      17     12-31   08/84   36.00     138
PKPS   Poughkeepsie Fin. Corp. of NY       OTC     Southeast NY       Thrift      884      13     12-31   11/85   10.37     131
PWBC   PennFirst Bancorp of PA             OTC     Western PA         Thrift      822       9     12-31   06/90   18.62      99
MBB    MSB Bancorp of Middletown NY (3)    AMEX    Southeastern NY    Thrift      814 J    16     12-31   09/92   30.50      87
GAF    GA Financial Corp. of PA            AMEX    Pittsburgh PA      Thrift      802      13     12-31   03/96   18.62     148
IBSF   IBS Financial Corp. of NJ           OTC     Southwest NJ       Thrift      735      10     09-30   10/94   17.37     190
SFIN   Statewide Fin. Corp. of NJ          OTC     Northern NJ        Thrift      703      16     12-31   10/95   22.50     103
FBBC   First Bell Bancorp of PA            OTC     Pittsburgh PA      Thrift      681       7     12-31   06/95   18.62     121
TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC     Central NJ         Thrift      639      14     12-31   08/95   39.25     355
THRD   TF Financial Corp. of PA            OTC     Philadelphia PA    Thrift      625      14     06-30   07/94   29.75     122
FSNJ   Bayonne Banchsares of NJ            OTC     Northern NJ        Thrift      609       4     03-31   08/97   12.25     110
FMCO   FMS Financial Corp. of NJ           OTC     Southern NJ        Thrift      582      18     12-31   12/88   32.75      78
PULS   Pulse Bancorp of S. River NJ        OTC     Central NJ         Thrift      526       4     09-30   09/86   26.75      82
FSPG   First Home Bancorp of NJ            OTC     NJ,DE              Thrift      525      10     12-31   04/87   28.75      78
LVSB   Lakeview SB of Paterson NJ          OTC     Northern NJ        Thrift      506 J     8     07-31   12/93   24.87     112
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC     East-Central NY    Thrift      485 J    12     12-31   12/95   18.00      78
PFNC   Progress Financial Corp. of PA      OTC     Southeastern PA    M.B.        437       9     12-31   07/83   15.50      62
CNY    Carver Bancorp, Inc. of NY          AMEX    New York, NY       Thrift      416       7     03-31   10/94   16.87      39
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC     Central NJ         Thrift      407       6     12-31   03/87   27.50      65
SHEN   First Shenango Bancorp of PA        OTC     Western PA         Thrift      401       4     12-31   04/93   34.00      70
FSBI   Fidelity Bancorp, Inc. of PA        OTC     Southwestern PA    Thrift      381       8     09-30   06/88   27.50      43
FKFS   First Keystone Fin. Corp of PA      OTC     Philadelphia PA    Thrift      373       5     09-30   01/95   37.37      46
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC     Northern NJ        Thrift      372       8     12-31   11/89   24.87      71
FOBC   Fed One Bancorp of Wheeling WV      OTC     Northern WV,OH     Thrift      358       9     12-31   01/95   26.62      63
HARL   Harleysville SA of PA               OTC     Southeastern PA    Thrift      345       4     09-30   08/87   29.37      49
LFBI   Little Falls Bancorp of NJ          OTC     New Jersey         Thrift      324       6     12-31   01/96   20.25      53
CVAL   Chester Valley Bancorp of PA        OTC     Southeastern PA    Thrift      322       7     06-30   03/87   26.25      57
YFCB   Yonkers Fin. Corp. of NY            OTC     Yonkers NY         Thrift      313       4     09-30   04/96   18.75      57
EQSB   Equitable FSB of Wheaton MD         OTC     Central MD         Thrift      308 J     4     09-30   09/93   48.50      29
FIBC   Financial Bancorp, Inc. of NY       OTC     New York, NY       Thrift      297       5     09-30   08/94   24.50      42
CATB   Catskill Fin. Corp. of NY (3)       OTC     Albany NY          Thrift      290       4     09-30   04/96   17.37      81
LFED   Leeds FSB, MHC of MD (36.3)         OTC     Baltimore MD       Thrift      285       1     06-30   05/94   23.50     122
FBER   First Bergen Bancorp of NJ          OTC     Northern NJ        Thrift      285       4     09-30   04/96   19.50      56

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
WVFC   WVS Financial Corp. of PA (3)       OTC     Pittsburgh PA      Thrift      282       5     06-30   11/93   32.00      56
PHFC   Pittsburgh Home Fin. of PA          OTC     Pittsburgh PA      Thrift      273       6     09-30   04/96   17.75      35
WSB    Washington SB, FSB of MD            AMEX    Southeastern MD    Thrift      268 J     4     07-31     /      7.12      31
WYNE   Wayne Bancorp of NJ                 OTC     Northern NJ        Thrift      267       0     12-31   06/96   22.75      46
IFSB   Independence FSB of DC              OTC     Washington DC      Ret.        258 J     2     12-31   06/85   14.00      18
GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC     Southeast PA       Thrift      249       7     12-31   03/95   29.00      95
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC     Northwest NY       Thrift      248       9     12-31   06/86   18.87      27
ESBK   The Elmira SB FSB of Elmira NY (3)  OTC     NY,PA              Thrift      228       6     12-31   03/85   30.00      22
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC     Western NY         Thrift      228       4     04-30   11/94   30.00      54
HRBF   Harbor Federal Bancorp of MD        OTC     Baltimore MD       Thrift      217       9     03-31   08/94   23.75      40
LARL   Laurel Capital Group of PA          OTC     Southwestern PA    Thrift      210       6     06-30   02/87   28.13      41
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC     Western PA         Thrift      206       9     12-31   07/97   18.75      52
PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC     NY                 Thrift      193       5     12-31   11/95   30.00      58
PEEK   Peekskill Fin. Corp. of NY          OTC     Southeast NY       Thrift      181       3     06-30   12/95   17.50      56
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC     New Jersey         Thrift      179       6     12-31   04/97   20.00      41
SFED   SFS Bancorp of Schenectady NY       OTC     Eastern NY         Thrift      174       3     12-31   06/95   24.50      30
AFED   AFSALA Bancorp, Inc. of NY          OTC     Central NY         Thrift      159 J     5     12-31   10/96   18.75      27
SKBO   First Carnegie,MHC of PA(45.0)      OTC     Western PA         Thrift      147 J     3     03-31   04/97   18.87      43
PRBC   Prestige Bancorp of PA              OTC                        Thrift      138       0     12-31   06/96   19.25      18
TPNZ   Tappan Zee Fin., Inc. of NY         OTC     Southeast NY       Thrift      124 J     1     03-31   10/95   20.00      30
GOSB   GSB Financial Corp. of NY           OTC     Southeast NY       Thrift      114 P     2     09-30   07/97   17.12      38
WWFC   Westwood Fin. Corp. of NJ           OTC     Northern NJ        Thrift      110       2     03-31   06/96   27.62      18
AFBC   Advance Fin. Bancorp of WV          OTC     Northern Neck WV   Thrift      106       2     06-30   01/97   17.75      19
WHGB   WHG Bancshares of MD                OTC     Baltimore MD       Thrift      100 J     5     09-30   04/96   15.87      23
SHSB   SHS Bancorp, Inc. of PA             OTC     Pittsburgh         Thrift       90 P     4     12/31   10/97   17.25      14
ALBC   Albion Banc Corp. of Albion NY      OTC     Western NY         Thrift       71       2     09-30   07/93   28.00       7
PWBK   Pennwood SB of PA (3)               OTC     Pittsburgh PA      Thrift       48       3     12-31   07/96   18.50      11

Mid-West Companies
------------------

COFI   Charter One Financial of OH         OTC     OH,MI              Div.     15,197     221     12-31   01/88   62.00   3,073
CFB    Commercial Federal Corp. of NE      NYSE    NE,CO,KS,OK,IA     M.B.      7,207     107     06-30   12/84   52.87   1,141

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
SPBC   St. Paul Bancorp, Inc. of IL        OTC     Chicago IL         Div.      4,549      52     12-31   05/87   25.25     862
MAFB   MAF Bancorp of IL                   OTC     Chicago IL         Thrift    3,371      20     12-31   01/90   34.06     519
CTZN   CitFed Bancorp of Dayton OH         OTC     Dayton OH          M.B.      3,295      35     03-31   01/92   38.62     501
GTFN   Great Financial Corp. of KY         OTC     Kentucky           M.B.      2,894      45     12-31   03/94   50.25     695
FLGS   Flagstar Bancorp, Inc of MI         OTC     MI                 Thrift    2,033      15     12/31     /     19.12     261
ABCW   Anchor Bancorp Wisconsin of WI      OTC     Wisconsin          M.B.      1,955      35     03-31   07/92   35.00     317
DNFC   D&N Financial Corp. of MI           OTC     MI                 Ret.      1,754      37     12-31   02/85   27.75     229
STFR   St. Francis Cap. Corp. of WI        OTC     Milwaukee WI       Thrift    1,661      23     09-30   06/93   41.50     217
FTFC   First Fed. Capital Corp. of WI      OTC     Southern WI        M.B.      1,560      44     12-31   11/89   30.25     277
FISB   First Indiana Corp. of IN           OTC     Central IN         M.B.      1,547      28     12-31   08/83   31.00     327
ABCL   Allied Bancorp of IL                OTC     Chicago IL         M.B.      1,371      14     09-30   07/92   26.50     213
JSBA   Jefferson Svgs Bancorp of MO        OTC     St. Louis MO,TX    Thrift    1,292 J    32     12-31   04/93   43.00     215
AADV   Advantage Bancorp of WI             OTC     WI,IL              Thrift    1,037      15     09-30   03/92   66.50     215
OFCP   Ottawa Financial Corp. of MI        OTC     Western MI         Thrift      867      26     12-31   08/94   28.37     152
CFSB   CFSB Bancorp of Lansing MI          OTC     Central MI         Thrift      860      17     12-31   06/90   34.87     177
NASB   North American SB of MO             OTC     KS,MO              M.B.        737 J     7     09-30   09/85   54.00     120
GSBC   Great Southern Bancorp of MO        OTC     Southwest MO       Thrift      728      25     06-30   12/89   24.75     200
HOMF   Home Fed Bancorp of Seymour IN      OTC     Southern IN        Thrift      694      16     06-30   01/88   26.00     133
SFSL   Security First Corp. of OH          OTC     Northeastern OH    R.E.        681      13     03-31   01/88   20.50     156
FNGB   First Northern Cap. Corp of WI      OTC     Northeast WI       Thrift      657      20     12-31   12/83   14.00     124
MSBK   Mutual SB, FSB of Bay City MI       OTC     Michigan           M.B.        654      22     12-31   07/92   12.75      55
FFYF   FFY Financial Corp. of OH           OTC     Youngstown OH      Thrift      611      10     06-30   06/93   32.25     133
EMLD   Emerald Financial Corp of OH        OTC     Cleveland OH       Thrift      604      13     12-31     /     18.50      94
AVND   Avondale Fin. Corp. of IL           OTC     Chicago IL         Ret.        597       5     12-31   04/95   16.37      57
HFFC   HF Financial Corp. of SD            OTC     South Dakota       Thrift      575      19     06-30   04/92   26.25      74
FDEF   First Defiance Fin.Corp. of OH      OTC     Northwest OH       Thrift      574       9     06-30   10/95   14.75     132
HMNF   HMN Financial, Inc. of MN           OTC     Southeast MN       Thrift      569       7     12-31   06/94   26.25     111
FFBH   First Fed. Bancshares of AR         OTC     Northern AR        Thrift      547      12     12-31   05/96   23.75     116
FFOH   Fidelity Financial of OH            OTC     Cincinnati OH      Thrift      529       4     12-31   03/96   14.75      82
FCBF   FCB Fin. Corp. of Neenah WI         OTC     Eastern WI         Thrift      523 J     6     03-31   09/93   28.25     110
HFGI   Harrington Fin. Group of IN         OTC     Eastern IN         Thrift      521       3     06-30     /     12.62      41
CAFI   Camco Fin. Corp. of OH              OTC     Eastern OH         M.B.        502      11     12-31     /     25.00      80
FBCI   Fidelity Bancorp of Chicago IL      OTC     Chicago IL         Thrift      498       5     09-30   12/93   23.00      64

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
CBCI   Calumet Bancorp of Chicago IL       OTC     Chicago IL         Thrift      488       5     06-30   02/92   32.00     101
FFSX   First FS&LA. MHC of IA (46.1)       OTC     Western IA         Thrift      457      13     06-30   07/92   32.37      92
PERM   Permanent Bancorp of IN             OTC     Southwest IN       Thrift      434      12     03-31   04/94   26.06      55
SFSB   SuburbFed Fin. Corp. of IL          OTC     IL,IN              Thrift      427 J    12     12-31   03/92   36.00      45
HALL   Hallmark Capital Corp. of WI        OTC     Milwaukee WI       Thrift      418       3     06-30   01/94   15.25      44
MCBS   Mid Continent Bancshares of KS      OTC     Central KS         M.B.        405       9     09-30   06/94   44.75      88
CASH   First Midwest Fin. Corp. of IA      OTC     IA,SD              R.E.        405      12     09-30   09/93   21.37      58
FMBD   First Mutual Bancorp of IL          OTC     Central IL         Thrift      402      12     12-31   07/95   20.25      71
PMFI   Perpetual Midwest Fin. of IA        OTC     EastCentral IA     Thrift      402       5     12-31   03/94   27.75      52
WOFC   Western Ohio Fin. Corp. of OH       OTC     Western OH         Thrift      397       6     12-31   07/94   26.62      63
CBSB   Charter Financial Inc. of IL        OTC     Southern IL        Thrift      393 J     8     09-30   12/95   23.75      99
ASBI   Ameriana Bancorp of IN              OTC     Eastern IN,OH      Thrift      393       8     12-31   03/87   20.25      65
FFHH   FSF Financial Corp. of MN           OTC     Southern MN        Thrift      388      11     09-30   10/94   19.12      58
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC     Northeast AR       Thrift      383       6     09-30   04/94   36.50      60
PVFC   PVF Capital Corp. of OH             OTC     Cleveland OH       R.E.        383       9     06-30   12/92   20.75      54
FFKY   First Fed. Fin. Corp. of KY         OTC     Central KY         Thrift      383       8     06-30   07/87   22.00      91
SWBI   Southwest Bancshares of IL          OTC     Chicago IL         Thrift      375       6     12-31   06/92   25.50      68
INBI   Industrial Bancorp of OH            OTC     Northern OH        Thrift      354      10     12-31   08/95   18.12      94
SMFC   Sho-Me Fin. Corp. of MO             OTC     Southwest MO       Thrift      345       8     12-31   07/94   49.31      74
HBEI   Home Bancorp of Elgin IL            OTC     Northern IL        Thrift      343       5     12-31   09/96   18.25     125
KNK    Kankakee Bancorp of IL              AMEX    Illinois           Thrift      340       9     12-31   01/93   34.38      49
HBFW   Home Bancorp of Fort Wayne IN       OTC     Northeast IN       Thrift      335 J     9     09-30   03/95   27.12      68
HMCI   Homecorp, Inc. of Rockford IL       OTC     Northern IL        Thrift      327       9     12-31   06/90   27.19      46
WFI    Winton Financial Corp. of OH        OTC     Cincinnati OH      R.E.        317 J     5     09-30   08/88   19.75      39
WCBI   WestCo Bancorp of IL                OTC     Chicago IL         Thrift      309       1     12-31   06/92   26.50      66
FSFF   First SecurityFed Fin of IL         OTC     Chicago            Thrift      303 P     5     12-31   10/97   15.94     102
GFCO   Glenway Financial Corp. of OH       OTC     Cincinnati OH      Thrift      293       6     06-30   11/90   18.50      42
PFDC   Peoples Bancorp of Auburn IN        OTC     Northeastern IN    Thrift      291       6     09-30   07/87   24.00      81
CBK    Citizens First Fin.Corp. of IL      AMEX    Central IL         Thrift      278       7     12-31   05/96   18.00      47
EFBI   Enterprise Fed. Bancorp of OH       OTC     Cincinnati OH      Thrift      275       5     09-30   10/94   28.25      56
FBCV   1st Bancorp of Vincennes IN         OTC     Southwestern IN    M.B.        261       1     06-30   04/87   26.00      27
MFBC   MFB Corp. of Mishawaka IN           OTC     Northern IN        Thrift      256       4     09-30   03/94   23.50      39
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC     Central OH         Thrift      250       6     03-31   06/93   30.25      68

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
EBI    Equality Bancorp of St Louis        NYSE    St Louis           Thrift      249 P     3     03-31   12/97   14.87      37
CAPS   Capital Savings Bancorp of MO       OTC     Central MO         Thrift      242       8     06-30   12/93   23.25      44
FFED   Fidelity Fed. Bancorp of IN         OTC     Southwestern IN    Thrift      235       4     06-30   08/87   10.37      29
OHSL   OHSL Financial Corp. of OH          OTC     Cincinnati, OH     Thrift      235       4     12-31   02/93   26.50      33
FFHS   First Franklin Corp. of OH          OTC     Cincinnati OH      Thrift      231       7     12-31   01/88   27.37      33
LARK   Landmark Bancshares of KS           OTC     Central KS         Thrift      228 J     5     09-30   03/94   23.25      39
MBLF   MBLA Financial Corp. of MO          OTC     Northeast MO       Thrift      224       2     06-30   06/93   27.25      35
BFFC   Big Foot Fin. Corp. of IL           OTC     Chicago IL         Thrift      215       3     07-31   12/96   18.75      47
FFFD   North Central Bancshares of IA      OTC     Central IA         Thrift      215       4     12-31   03/96   19.12      62
CMRN   Cameron Fin. Corp. of MO            OTC     Northwest MO       Thrift      212       3     09-30   04/95   20.12      52
GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC     Southwest MO       Thrift      210       4     06-30   04/95   26.00      81
MFFC   Milton Fed. Fin. Corp. of OH        OTC     Southwest OH       Thrift      210       2     09-30   10/94   15.12      35
MWFD   Midwest Fed. Fin. Corp of WI        OTC     Central WI         Thrift      207 J     9     12-31   07/92   27.75      45
WEFC   Wells Fin. Corp. of Wells MN        OTC     Southcentral MN    Thrift      205       7     12-31   04/95   18.50      36
FFBZ   First Federal Bancorp of OH         OTC     Eastern OH         Thrift      204       6     09-30   06/92   21.00      33
HCBB   HCB Bancshares of AR                OTC     Southern AR        Thrift      200 J     6     06-30   05/97   13.62      36
LSBI   LSB Fin. Corp. of Lafayette IN      OTC     Central IN         Thrift      200       4     12-31   02/95   27.75      25
NEIB   Northeast Indiana Bncrp of IN       OTC     Northeast IN       Thrift      190       3     12-31   06/95   20.50      36
FFWC   FFW Corporation of Wabash IN        OTC     Central IN         Thrift      181       3     06-30   04/93   41.75      30
PULB   Pulaski SB, MHC of MO (29.8)        OTC     St. Louis MO       Thrift      180 J     5     09-30   05/94   30.00      63
MARN   Marion Capital Holdings of IN       OTC     Central IN         Thrift      180       2     06-30   03/93   27.50      49
PFED   Park Bancorp of Chicago IL          OTC     Chicago IL         Thrift      175       3     12-31   08/96   17.75      43
EGLB   Eagle BancGroup of IL               OTC     Central IL         Thrift      172       3     12-31   07/96   19.25      23
FFWD   Wood Bancorp of OH                  OTC     Northern OH        Thrift      167       6     06-30   08/93   18.50      39
BWFC   Bank West Fin. Corp. of MI          OTC     Southeast MI       Thrift      165       3     06-30   03/95   16.00      42
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC     Central IL         Thrift      164       4     12-31   04/95   28.50      36
SMBC   Southern Missouri Bncrp of MO       OTC     Southeast MO       Thrift      163       8     06-30   04/94   19.75      32
FBSI   First Bancshares of MO              OTC     Southcentral MO    Thrift      163       6     06-30   12/93   26.00      28
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC     Chicago IL         Thrift      162       3     12-31   04/97   17.37      36
QCFB   QCF Bancorp of Virginia MN          OTC     Northeast MN       Thrift      157 J     2     06-30   04/95   28.50      39
MWBI   Midwest Bancshares, Inc. of IA      OTC     Southeast IA       Thrift      150       4     12-31   11/92   17.75      18
WEHO   Westwood Hmstd Fin Corp of OH       OTC     Cincinnati OH      Thrift      143       2     12-31   09/96   14.25      40
RIVR   River Valley Bancorp of IN          OTC     Southeast IN       Thrift      140 J     3     12-31   12/96   18.12      22

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
GTPS   Great American Bancorp of IL        OTC     East Central IL    Thrift      140       3     12-31   06/95   18.50      31
FKKYD  Frankfort First Bancorp of KY       OTC     Frankfort KY       Thrift      133       3     06-30   07/95   18.62      31
CLAS   Classic Bancshares of KY            OTC     Eastern KY         Thrift      130 J     3     03-31   12/95   16.25      21
MIFC   Mid Iowa Financial Corp. of IA      OTC     Central IA         Thrift      126 J     6     09-30   10/92   11.25      19
PTRS   Potters Financial Corp of OH        OTC     Northeast OH       Thrift      123       4     12-31   12/93   18.50      18
NBSI   North Bancshares of Chicago IL      OTC     Chicago IL         Thrift      122       2     12-31   12/93   25.87      25
HFSA   Hardin Bancorp of Hardin MO         OTC     Western MO         Thrift      117       3     03-31   09/95   17.75      15
FFSL   First Independence Corp. of KS      OTC     Southeast KS       Thrift      113       2     09-30   10/93   14.87      15
ASBP   ASB Financial Corp. of OH           OTC     Southern OH        Thrift      112       1     06-30   04/95   13.50      23
BDJI   First Fed. Bancorp. of MN           OTC     Northern MN        Thrift      111       5     09-30   04/95   28.00      19
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY         Thrift      109 J     2     09-30   10/95   17.25      35
DCBI   Delphos Citizens Bancorp of OH      OTC     Northwest OH       Thrift      108       1     09-30   11/96   17.25      34
CBES   CBES Bancorp of MO                  OTC     Western MO         Thrift      107       2     06-30   09/96   21.88      22
FTNB   Fulton Bancorp of MO                OTC     Central MO         Thrift      104       2     06-30   10/96   21.37      37
AMFC   AMB Financial Corp. of IN           OTC     Northwest IN       Thrift      103       4     12-31   04/96   16.50      16
PSFC   Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH     Thrift      103       2     06-30   04/97   17.25      31
MONT   Montgomery Fin. Corp. of IN         OTC     Westcentral IN     Thrift      102       4     06-30   07/97   12.50      21
FTSB   Fort Thomas Fin. Corp. of KY        OTC     Northern KY        Thrift       98       2     09-30   06/95   15.50      23
CNSB   CNS Bancorp of MO                   OTC     Central MO         Thrift       97       5     12-31   06/96   21.50      36
NWEQ   Northwest Equity Corp. of WI        OTC     Northwest WI       Thrift       97       3     03-31   10/94   19.25      16
INCB   Indiana Comm. Bank, SB of IN        OTC     Central IN         Ret.         96       3     06-30   12/94   20.50      19
THR    Three Rivers Fin. Corp. of MI       AMEX    Southwest MI       Thrift       95 J     4     06-30   08/95   20.25      17
GFSB   GFS Bancorp of Grinnell IA          OTC     Central IA         Thrift       94       1     06-30   01/94   17.06      17
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC     Central IA         Thrift       94       1     12-31   08/94   21.25      45
CIBI   Community Inv. Bancorp of OH        OTC     NorthCentral OH    Thrift       94       3     06-30   02/95   15.75      14
FFDF   FFD Financial Corp. of OH           OTC     Northeast OH       Thrift       88       1     06-30   04/96   18.62      27
KYF    Kentucky First Bancorp of KY        AMEX    Central KY         Thrift       88       2     06-30   08/95   14.69      19
HZFS   Horizon Fin'l. Services of IA       OTC     Central IA         Thrift       88       3     06-30   06/94   11.75      10
SFFC   StateFed Financial Corp. of IA      OTC     Des Moines IA      Thrift       88       2     06-30   01/94   13.37      21
PFFC   Peoples Fin. Corp. of OH            OTC     Northeast OH       Thrift       86 J     2     09-30   09/96   13.75      21
LOGN   Logansport Fin. Corp. of IN         OTC     Northern IN        Thrift       86       1     12-31   06/95   15.25      19
PSFI   PS Financial of Chicago IL          OTC     Chicago IL         Thrift       86       1     12-31   11/96   18.50      40
SOBI   Sobieski Bancorp of S. Bend IN      OTC     Northern IN        Thrift       84       3     06-30   03/95   19.37      15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
FFBI   First Financial Bancorp of IL       OTC     Northern IL        M.B.         84       2     12-31   10/93   21.00       9
HHFC   Harvest Home Fin. Corp. of OH       OTC     Southwest OH       Thrift       83 M     3     09-30   10/94   14.75      13
PCBC   Perry Co. Fin. Corp. of MO          OTC     EastCentral MO     Thrift       81 J     1     09-30   02/95   23.25      19
MSBF   MSB Financial Corp. of MI           OTC     Southcentral MI    Thrift       77       2     06-30   02/95   19.50      24
HCFC   Home City Fin. Corp. of OH          OTC     Southwest OH       Thrift       70       1     06-30   12/96   17.25      16
MIVI   Miss. View Hold. Co. of MN          OTC     Central MN         Thrift       70 J     1     09-30   03/95   17.50      13
ATSB   AmTrust Capital Corp. of IN         OTC     Northcentral IN    Thrift       70       2     06-30   03/95   13.75       7
GWBC   Gateway Bancorp of KY               OTC     Eastern KY         Thrift       63       2     12-31   01/95   18.75      20
CKFB   CKF Bancorp of Danville KY          OTC     Central KY         Thrift       60       1     12-31   01/95   18.50      17
NSLB   NS&L Bancorp of Neosho MO           OTC     Southwest MO       Thrift       60 J     2     09-30   06/95   18.50      13
LXMO   Lexington B&L Fin. Corp. of MO      OTC     West Central MO    Thrift       59 J     1     09-30   06/96   17.12      19
MRKF   Market Fin. Corp. of OH             OTC     Cincinnati OH      Thrift       56       2     09-30   03/97   15.44      21
CSBF   CSB Financial Group Inc of IL (3)   OTC     Centralia IL       Thrift       49 J     2     09-30   10/95   13.25      12
FLKY   First Lancaster Bncshrs of KY       OTC     Central KY         Thrift       47       1     06-30   07/96   15.75      15
RELI   Reliance Bancshares Inc of WI (3)   OTC     Milwaukee WI       Thrift       47       1     06-30   04/96    8.87      22
HBBI   Home Building Bancorp of IN         OTC     Southwest IN       Thrift       42       2     09-30   02/95   21.25       7
HWEN   Home Financial Bancorp of IN        OTC     Central IN         Thrift       41       1     06-30   07/96   17.62       8
LONF   London Financial Corp. of OH        OTC     Central OH         Thrift       38       1     09-30   04/96   15.25       8
JOAC   Joachim Bancorp of MO               OTC     Eastern MO         Thrift       35       1     03-31   12/95   15.00      11

New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC     Southwestern CT    Div.      7,731      97     12-31   07/88   35.00   2,139
WBST   Webster Financial Corp. of CT       OTC     Central CT         Thrift    6,811      77     12-31   12/86   63.50     861
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC     ME,NH,MA           Div.      6,056     132     12-31   12/86   43.44   1,194
CFX    CFX Corp of NH (3)                  AMEX    NH,MA              M.B.      2,821      43     12-31   02/87   28.37     680
EGFC   Eagle Financial Corp. of CT         OTC     Western CT         Thrift    2,097      19     09-30   02/87   52.25     330
SISB   SIS Bancorp Inc of MA (3)           OTC     Central MA         Div.      1,453      24     12-31   02/95   37.37     209
ANDB   Andover Bancorp, Inc. of MA (3)     OTC     MA,NH              M.B.      1,281      12     12-31   05/86   37.25     192
FESX   First Essex Bancorp of MA (3)       OTC     MA,NH              Div.      1,210      15     12-31   08/87   20.75     156
AFCB   Affiliated Comm BC, Inc of MA       OTC     MA                 Thrift    1,129      12     12-31   10/95   32.62     212
MDBK   Medford Bank of Medford, MA (3)     OTC     Eastern MA         Thrift    1,106      16     12-31   03/86   37.75     171

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
New England Companies (continued)
---------------------------------
FAB    FirstFed America Bancorp of MA      AMEX    MA,RI              M.B.      1,036      12     03-31   01/97   20.37     177
FFES   First FS&LA of E. Hartford CT       OTC     Central CT         Thrift      987      12     12-31   06/87   37.12     100
BFD    BostonFed Bancorp of MA             AMEX    Boston MA          M.B.        961      10     12-31   10/95   19.87     112
MASB   MassBank Corp. of Reading MA (3)    OTC     Eastern MA         Thrift      933      14     12-31   05/86   46.62     166
DIBK   Dime Financial Corp. of CT (3)      OTC     Central CT         Thrift      922      11     12-31   07/86   30.50     157
MECH   Mechanics SB of Hartford CT (3)     OTC     Hartford CT        Thrift      831      14     12-31   06/96   27.37     145
PBKB   People's SB of Brockton MA (3)      OTC     Southeastern MA    Thrift      717      14     12-31   10/86   23.00      76
NSSB   Norwich Financial Corp. of CT (3)   OTC     Southeastern CT    Thrift      701      19     12-31   11/86   30.31     165
NSSY   Norwalk Savings Society of CT (3)   OTC     Southwest CT       Thrift      617 M     7     12-31   06/94   38.00      92
BKC    American Bank of Waterbury CT (3)   AMEX    Western CT         Thrift      610      15     12-31   12/81   49.00     113
MWBX   MetroWest Bank of MA (3)            OTC     Eastern MA         Thrift      586      11     12-31   10/86    8.75     122
SOSA   Somerset Savings Bank of MA (3)     OTC     Eastern MA         R.E.        520       5     12-31   07/86    5.03      84
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC     Southeastern MA    Thrift      512      11     12-31   07/86   43.00      83
ABBK   Abington Savings Bank of MA (3)     OTC     Southeastern MA    M.B.        502       8     12-31   06/86   38.00      70
EIRE   Emerald Island Bancorp, MA (3)      OTC     Eastern MA         R.E.        443       9     02-31   09/86   32.00      72
BKCT   Bancorp Connecticut of CT (3)       OTC     Central CT         Thrift      424       3     12-31   07/86   24.75     126
WRNB   Warren Bancorp of Peabody MA (3)    OTC     Eastern MA         R.E.        364       6     12-31   07/86   21.62      82
LSBX   Lawrence Savings Bank of MA (3)     OTC     Northeastern MA    Thrift      353       5     12-31   05/86   15.75      67
CEBK   Central Co-Op. Bank of MA (3)       OTC     Eastern MA         Thrift      344 J     8     03-31   10/86   26.81      53
NHTB   NH Thrift Bancshares of NH          OTC     Central NH         Thrift      319      10     12-31   05/86   21.25      44
NMSB   Newmil Bancorp. of CT (3)           OTC     Eastern CT         Thrift      317      13     06-30   02/86   13.50      52
NBN    Northeast Bancorp of ME (3)         OTC     Eastern ME         Thrift      265       8     06-30   08/87   27.62      36
ANE    Alliance Bancorp of New Englan (3)  AMEX    Northern CT        Thrift      242       7     12-31   12/86   16.87      27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC     Eastern MA         Thrift      216       5     12-31   12/88   27.87      36
IPSW   Ipswich SB of Ipswich MA (3)        OTC     Northwest MA       Thrift      203       5     12-31   05/93   12.75      30
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC     Southeastern MA    Thrift      201       2     12-31   08/88   22.87      42
BSBC   Branford SB of CT (3)               OTC     New Haven CT       R.E.        183       5     12-31   11/86    6.25      41
FCME   First Coastal Corp. of ME (3)       OTC     Southern ME        Thrift      149       7     12-31     /     15.00      20
KSBK   KSB Bancorp of Kingfield ME (3)     OTC     Western ME         M.B.        146 J     8     12-31   06/93   21.00      26
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC     Southeastern MA    Thrift      129       4     04-30   12/87   23.75      21
NTMG   Nutmeg FS&LA of CT                  OTC     CT                 M.B.        105       3     12-31     /     10.75      11
FCB    Falmouth Co-Op Bank of MA (3)       AMEX    Southeast MA       Thrift       94 J     2     09-30   03/96   20.00      29
MCBN   Mid-Coast Bancorp of ME             OTC     Eastern ME         Thrift       61       2     03-31   11/89   28.75       7

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
North-West Companies
--------------------
WAMU   Washington Mutual Inc. of WA (3)    OTC     WA,OR,ID,UT,MT     Div.     95,608     290     12-31   03/83   68.62  17,647
WFSL   Washington FS&LA of Seattle WA      OTC     Western US         Thrift    5,720      89     09-30   11/82   31.87   1,514
IWBK   Interwest SB of Oak Harbor WA       OTC     Western WA         Div.      2,047      31     12-31     /     39.25     316
STSA   Sterling Financial Corp. of WA      OTC     WA,OR              M.B.      1,870      41     06-30     /     21.25     161
FWWB   First Savings Bancorp of WA (3)     OTC     Central WA         Thrift    1,074 J    16     03-31   11/95   26.25     269
KFBI   Klamath First Bancorp of OR         OTC     Southern OR        Thrift      980       7     09-30   10/95   21.50     215
HRZB   Horizon Financial Corp. of WA (3)   OTC     Northwest WA       Thrift      531      12     03-31   08/86   17.12     127
FMSB   First Mutual SB of Bellevue WA (3)  OTC     Western WA         M.B.        451       6     12-31   12/85   17.00      69
CASB   Cascade SB of Everett WA            OTC     Seattle WA         Thrift      426      11     06-30   08/92   12.75      43
RVSB   Riverview Bancorp of WA             OTC     Southwest WA       Thrift      282       9     03-31   10/97   14.87      91
OTFC   Oregon Trail Fin. Corp of OR        OTC     Baker City         Thrift      260 P     2     06-30   10/97   16.06      75
FBNW   FirstBank Corp of Clarkston WA      OTC     West. WA/East ID   Thrift      178       5     03-31   07/97   17.75      35
EFBC   Empire Federal Bancorp of MT        OTC     Southern MT        Thrift      110 P     3     12-31   01/97   16.50      43

South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC     CHARLESTON SC      Div.      1,713      32     09-30   11/83   48.00     306
LIFB   Life Bancorp of Norfolk VA          OTC     Southeast VA       Thrift    1,486      20     12-31   10/94   36.00     355
FLFC   First Liberty Fin. Corp. of GA      OTC     Georgia            M.B.      1,289 J    31      9-30   12/83   30.50     236
ISBF   ISB Financial Corp. of LA           OTC     SouthCentral LA    Thrift      956      27     12-31   04/95   27.87     192
EBSI   Eagle Bancshares of Tucker GA       OTC     Atlanta GA         Thrift      873      14     03-31   04/86   19.00     108
HFNC   HFNC Financial Corp. of NC          OTC     Charlotte NC       Thrift      867       8     06-30   12/95   14.75     254
CNIT   Cenit Bancorp of Norfolk VA         OTC     Southeastern VA    Thrift      702      19     12-31   08/92   64.75     107
PALM   Palfed, Inc. of Aiken SC            OTC     Southwest SC       Thrift      669      19     12-31   12/85   28.62     152
VABF   Va. Beach Fed. Fin. Corp of VA      OTC     Southeast VA       M.B.        605      12     12-31   11/80   16.62      83
FFFC   FFVA Financial Corp. of VA          OTC     Southern VA        Thrift      567      11     12-31   10/94   33.75     153
CFCP   Coastal Fin. Corp. of SC            OTC     SC                 Thrift      494       9     09-30   09/90   21.00      98
FSPT   FirstSpartan Fin. Corp. of SC       OTC     Northwestern SC    Thrift      482       5     06-30   07/97   37.00     164
TSH    Teche Holding Company of LA         AMEX    Southern LA        Thrift      404       9     09-30   04/95   21.00      72
CFBC   Community First Bnkg Co. of GA      OTC     Westcentral GA     Thrift      395      12     12-31   07/97   39.50      95
COOP   Cooperative Bk.for Svgs. of NC      OTC     Eastern NC         Thrift      360      16     03-31   08/91   18.75      56
FSTC   First Citizens Corp of GA           OTC     Western GA         M.B.        337       9     03-31   03/86   26.75      73
SOPN   First SB, SSB, Moore Co. of NC      OTC     Central NC         Thrift      295       5     06-30   01/94   22.75      84
UFRM   United FS&LA of Rocky Mount NC      OTC     Eastern NC         M.B.        286       9     12-31   07/80   10.62      33

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-East Companies (continued)
--------------------------------
ANA    Acadiana Bancshares of LA (3)       AMEX    Southern LA        Thrift      274       4     12-31   07/96   23.62      64
PERT   Perpetual of SC, MHC (46.8)         OTC     Northwest SC       Thrift      256 J     6     09-30   10/93   60.62      91
SSFC   South Street Fin. Corp. of NC (3)   OTC     South Central NC   Thrift      241       2     09-30   10/96   18.87      85
FLAG   Flag Financial Corp of GA           OTC     Western GA         M.B.        238       4     12-31   12/86   19.37      39
MERI   Meritrust FSB of Thibodaux LA       OTC     Southeast LA       Thrift      233       8     12-31     /     69.00      53
CFTP   Community Fed. Bancorp of MS        OTC     Northeast MS       Thrift      216       2     09-30   03/96   20.00      93
ESX    Essex Bancorp of VA                 AMEX    VA,NC              M.B.        192       4     12-31   07/90    4.50       5
CFFC   Community Fin. Corp. of VA          OTC     Central VA         Thrift      183       4     03-31   03/88   26.50      34
FTF    Texarkana Fst. Fin. Corp of AR      AMEX    Southwest AR       Thrift      179       5     09-30   07/95   25.75      46
GSFC   Green Street Fin. Corp. of NC       OTC     Southern NC        Thrift      178       3     09-30   04/96   18.00      77
FGHC   First Georgia Hold. Corp of GA      OTC     Southeastern GA    Thrift      156 J     9     09-30   02/87    8.25      25
BFSB   Bedford Bancshares of VA            OTC     Southern VA        Thrift      139       3     09-30   08/94   28.25      32
FFBS   FFBS Bancorp of Columbus MS         OTC     Columbus MS        Thrift      135       3     06-30   07/93   22.25      35
GSLA   GS Financial Corp. of LA            OTC     New Orleans LA     Thrift      131       3     12-31   04/97   18.00      62
PDB    Piedmont Bancorp of NC              AMEX    Central NC         Thrift      127       2     06-30   12/95   10.37      29
CFNC   Carolina Fincorp of NC (3)          OTC     Southcentral NC    Thrift      114       4     06-30   11/96   17.62      33
KSAV   KS Bancorp of Kenly NC              OTC     Central NC         Thrift      110       3     12-31   12/93   22.50      20
CCFH   CCF Holding Company of GA           OTC     Atlanta GA         Thrift      109       5     12-31   07/95   19.75      16
TWIN   Twin City Bancorp of TN             OTC     Northeast TN       Thrift      107       3     12-31   01/95   14.12      18
SRN    Southern Banc Company of AL         AMEX    Northeast AL       Thrift      105 J     4     06-30   10/95   17.75      22
SSM    Stone Street Bancorp of NC          AMEX    Central NC         Thrift      105       2     12-31   04/96   22.12      42
CENB   Century Bancshares of NC (3)        OTC     Charlotte NC       Thrift      101       1     06-30   12/96   83.00      34
SZB    SouthFirst Bancshares of AL         AMEX    Central AL         Thrift       97 J     2     09-30   02/95   20.62      17
SCBS   Southern Commun. Bncshrs of AL      OTC     NorthCentral AL    Thrift       70 J     1     09-30   12/96   19.00      22
SSB    Scotland Bancorp of NC              AMEX    S. Central NC      Thrift       64       2     09-30   04/96   10.25      20
SCCB   S. Carolina Comm. Bnshrs of SC      OTC     Central SC         Thrift       46       1     06-30   07/94   22.50      16
MBSP   Mitchell Bancorp of NC (3)          OTC     Western NC         Thrift       35       1     12-31   07/96   17.25      16

South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC     Houston TX         M.B.      2,930      37     12-31     /     29.00     145
FBHC   Fort Bend Holding Corp. of TX       OTC     Eastcentral TX     M.B.        319       5     03-31   06/93   20.25      34

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                              December 22, 1997(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-West Companies (continued)
--------------------------------
JXVL   Jacksonville Bancorp of TX          OTC     East Central TX    Thrift      226 J     6     09-30   04/96   18.87      47
FFDB   FirstFed Bancorp of AL              OTC     Central AL         Thrift      176       7     03-31   11/91   21.28      24
ETFS   East Texas Fin. Serv. of TX         OTC     Northeast TX       Thrift      116       2     09-30   01/95   20.62      21
GUPB   GFSB Bancorp of Gallup NM           OTC     Northwest NM       Thrift      110       1     06-30   06/95   20.25      16
AABC   Access Anytime Bancorp of NM        OTC     Eastern NM         Thrift      106       3     12-31   08/86   10.75      13

Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC     Denver CO          Thrift    1,513      26     12-31   01/96   24.00     396
WSTR   WesterFed Fin. Corp. of MT          OTC     MT                 Thrift      999      35     06-30   01/94   25.25     141
GBCI   Glacier Bancorp of MT               OTC     Western MT         Div.        574      16     12-31   03/84   22.25     152
UBMT   United Fin. Corp. of MT             OTC     Central MT         Thrift      103       4     12-31   09/86   25.25      31
TRIC   Tri-County Bancorp of WY            OTC     Southeastern WY    Thrift       88       2     12-31   09/93   14.75      17
CRZY   Crazy Woman Creek Bncorp of WY      OTC     Northeast WY       Thrift       60       1     09-30   03/96   15.37      15

Other Areas
-----------



NOTES: (1) Or most  recent date  available  (M=March,  S=September,  D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 12/22/97

                                 EXHIBIT III-2
               Gloversville Federal Savings and Loan Association
                       Mid-Atlantic Savings Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of December 12, 1997

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
Financial Institution               Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
----------------------------------  --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
SAIF-Insured Thrifts                  23.89   181.59   1.12   15.13   19.50  159.37  19.33  162.79   20.43    0.37    1.58    30.13
Special Selection Grouping(8)         19.05    27.64   0.64   14.25   24.20  135.80  22.93  135.80   23.96    0.24    1.25    29.01
State of NY                           29.69   437.60   1.30   17.31   20.77  169.56  19.51  181.39   20.72    0.44    1.41    29.51

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp, Inc. of NY      18.75    27.28   0.82   14.74   22.87  127.20  17.14  127.20   22.87    0.24    1.28    29.27
AFBC  Advance Fin. Bancorp of WV      17.75    19.24   0.81   15.02   21.39  118.18  18.20  118.18   21.91    0.32    1.80    39.51
SKBO  First Carnegie,MHC of PA(45.0)  18.87    19.53   0.33   10.52      NM  179.37  29.50  179.37      NM    0.30    1.59       NM
GOSB  GSB Financial Corp. of NY       17.12    38.49   0.44   13.78      NM  124.24  33.62  124.24      NM    0.00    0.00     0.00
HRBF  Harbor Federal Bancorp of MD    23.75    40.21   0.91   16.75   26.10  141.79  18.51  141.79   26.10    0.48    2.02    52.75
PEEK  Peekskill Fin. Corp. of NY      17.50    55.88   0.66   14.81   26.52  118.16  30.83  118.16   26.52    0.36    2.06    54.55
PWBK  Pennwood SB of PA               18.50    10.55   0.91   15.33   22.29  120.68  22.13  120.68   20.33    0.32    1.73    35.16
PHSB  Ppls Home SB, MHC of PA (45.0)  18.75    23.29   0.54   10.22      NM  183.46  25.07  183.46      NM    0.00    0.00     0.00
SFED  SFS Bancorp of Schenectady NY   24.50    30.16   0.94   17.64   26.06  138.89  17.32  138.89   26.06    0.28    1.14    29.79
SHSB  SHS Bancorp, Inc. of PA         17.25    14.15   0.41   13.83      NM  124.73  15.76  124.73      NM    0.00    0.00     0.00
TPNZ  Tappan Zee Fin., Inc. of NY     20.00    29.76   0.57   14.20      NM  140.85  23.97  140.85      NM    0.28    1.40    49.12
WHGB  WHG Bancshares of MD            15.87    23.20   0.34   14.16      NM  112.08  23.15  112.08      NM    0.32    2.02       NM

                                               Financial Characteristics(6)
                                      ----------------------------------------------
                                                               Reported      Core
                                       Total  Equity/  NPAs/  ----------  ----------
Financial Institution                 Assets  Assets  Assets   ROA   ROE   ROA   ROE
------------------------------------  ------  ------- ------  ----  ----  ----  ----
                                      ($Mil)    (%)     (%)    (%)   (%)   (%)   (%)
SAIF-Insured Thrifts                  1,195    13.00   0.77   0.89  8.05  0.87  7.81
Special Selection Grouping(8)           139    17.19   0.85   0.76  4.88  0.75  4.84
State of NY                           2,419    11.98   0.90   0.85  8.10  0.84  7.98

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp, Inc. of NY        159    13.47   0.45   0.79  6.46  0.79  6.46
AFBC  Advance Fin. Bancorp of WV        106    15.40   0.74   0.89  6.41  0.87  6.25
SKBO  First Carnegie,MHC of PA(45.0)    147    16.45     NA   0.52  5.53  0.52  5.53
GOSB  GSB Financial Corp. of NY         114    27.06     NA   1.02  3.77  0.86  3.19
HRBF  Harbor Federal Bancorp of MD      217    13.06   0.10   0.71  5.50  0.71  5.50
PEEK  Peekskill Fin. Corp. of NY        181    26.09   1.24   1.14  4.30  1.14  4.30
PWBK  Pennwood SB of PA                  48    18.34   1.49   0.99  5.21  1.09  5.71
PHSB  Ppls Home SB, MHC of PA (45.0)    206    13.66   0.45   0.73  6.80  0.71  6.55
SFED  SFS Bancorp of Schenectady NY     174    12.47   0.75   0.68  5.36  0.68  5.36
SHSB  SHS Bancorp, Inc. of PA            90    12.64   1.43   0.37  2.96  0.37  2.96
TPNZ  Tappan Zee Fin., Inc. of NY       124    17.02   1.68   0.72  4.05  0.70  3.98
WHGB  WHG Bancshares of MD              100    20.65   0.15   0.51  2.23  0.51  2.23

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Equity/Assets greater than 12%; Mid-Atlantic Companies; Assets less than $250 Million;

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
               Gloversville Federal Savings and Loan Association
                                 Stock Prices:
                            As of December 12, 1997

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1A
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(297)                      23.83    5,850     187.9    25.16  15.47  23.80   0.27   255.94    48.53
NYSE Traded Companies(11)                      44.36   30,833   1,635.1    46.19  26.88  44.50   0.02   355.51    51.63
AMEX Traded Companies(16)                      18.15    3,147      56.1    19.97  12.91  18.21  -0.24   294.44    33.49
NASDAQ Listed OTC Companies(270)               23.27    4,917     132.3    24.55  15.13  23.22   0.31   242.22    49.28
California Companies(21)                       31.18   18,713     874.0    33.00  18.91  31.53  -0.97   169.04    53.64
Florida Companies(5)                           22.87   20,239     445.9    24.67  13.65  22.91   1.10   210.61    53.95
Mid-Atlantic Companies(59)                     25.72    6,729     191.2    26.73  15.75  25.46   1.15   237.22    60.25
Mid-West Companies(144)                        22.13    3,601     104.2    23.23  14.67  22.02   0.37   288.85    44.70
New England Companies(9)                       29.28    5,048     190.4    30.43  17.29  29.31   0.55   451.80    67.18
North-West Companies(8)                        23.45   11,774     337.1    25.33  17.45  23.91  -1.60   181.57    35.25
South-East Companies(38)                       23.30    3,451      80.3    25.55  16.12  23.58  -0.91   231.78    39.40
South-West Companies(7)                        20.15    1,905      42.9    22.04  13.72  19.91   1.60    59.26    48.28
Western Companies (Excl CA)(6)                 21.15    5,371     125.1    22.22  14.70  21.24   0.23   376.14    39.82
Thrift Strategy(240)                           22.62    3,708      95.4    23.89  15.04  22.59   0.16   229.81    46.26
Mortgage Banker Strategy(35)                   29.29   14,739     629.5    30.76  17.47  29.22   0.93   332.49    62.04
Real Estate Strategy(9)                        27.78    7,823     255.0    28.94  16.22  27.62   0.35   246.38    57.05
Diversified Strategy(9)                        34.07   30,268   1,045.3    36.95  20.59  34.47  -0.75   224.49    49.45
Retail Banking Strategy(4)                     19.37    4,340     101.3    20.58  11.83  18.54   4.40   408.57    45.43
Companies Issuing Dividends(252)               24.17    5,562     187.3    25.55  15.73  24.14   0.28   269.99    47.35
Companies Without Dividends(45)                21.87    7,508     191.2    22.96  14.01  21.82   0.23   168.42    56.43
Equity/Assets less than 6%(23)                 30.20   19,226     696.3    31.56  17.43  29.94   1.42   222.79    64.03
Equity/Assets 6-12%(141)                       26.21    5,722     206.5    27.46  15.93  26.15   0.39   272.81    57.39
Equity/Assets greater than 12%(133)            20.51    3,725      84.8    21.92  14.72  20.54  -0.04   208.54    36.26
Converted Last 3 Mths (no MHC)(4)              16.03    3,602      57.2    16.50  14.35  16.03  -0.03     0.00    21.39
Actively Traded Companies(39)                  35.13   18,235     802.8    36.63  20.99  35.33  -0.36   293.98    62.88
Market Value Below $20 Million(50)             17.54      892      14.8    18.63  12.21  17.38   1.07   289.36    42.55
Holding Company Structure(264)                 23.96    5,614     185.9    25.32  15.68  23.93   0.23   243.70    47.00
Assets Over $1 Billion(60)                     34.59   19,090     736.3    36.14  20.85  34.58   0.35   291.42    56.74
Assets $500 Million-$1 Billion(48)             24.41    5,454     119.3    25.85  15.07  24.36   0.29   303.38    55.60
Assets $250-$500 Million(64)                   23.38    2,779      61.1    24.74  15.32  23.46  -0.45   227.78    52.59
Assets less than $250 Million(125)             18.91    1,481      27.0    20.08  13.25  18.81   0.59   160.26    39.51
Goodwill Companies(120)                        27.85   10,091     335.3    29.25  17.15  27.82   0.21   284.72    55.05
Non-Goodwill Companies(177)                    21.18    3,057      90.8    22.47  14.37  21.15   0.31   215.36    44.00
Acquirors of FSLIC Cases(10)                   44.10   35,626   1,932.5    45.80  26.79  44.51  -0.23   373.19    55.78

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(61)                        27.24    7,883     240.4    28.39  16.74  26.99  -0.33   265.65    59.51
NYSE Traded Companies(2)                       46.60   72,159   2,758.1    47.88  30.12  47.00  -0.60   158.45    58.86
AMEX Traded Companies(6)                       28.00    2,187      64.1    28.97  15.93  28.02  -0.41   166.34    65.84
NASDAQ Listed OTC Companies(53)                26.36    5,798     153.8    27.51  16.27  26.04  -0.31   281.23    58.87
California Companies(1)                        17.75    7,847     139.3    21.25  14.00  18.00  -1.39     0.00    18.33
Mid-Atlantic Companies(16)                     28.60   16,474     538.6    29.89  17.51  27.71  -1.31   192.45    59.80
Mid-West Companies(2)                          11.06    1,707      17.2    11.31   8.25  11.06  -0.41     0.00    31.17
New England Companies(33)                      27.87    4,521     133.3    28.91  16.20  27.78   0.64   297.07    68.32
North-West Companies(4)                        20.12    7,249     155.1    21.56  13.30  20.58  -2.69   139.68    49.65
South-East Companies(5)                        32.07    2,076      46.2    33.00  23.34  32.25  -0.94     0.00    34.83
Thrift Strategy(44)                            27.20    4,834     165.0    28.30  16.76  26.82  -0.24   259.26    58.96
Mortgage Banker Strategy(7)                    28.03   31,238     784.9    29.80  16.85  28.57  -2.55   277.11    69.19
Real Estate Strategy(5)                        19.69    5,823     110.7    21.44  14.38  19.25   2.04   541.54    31.23
Diversified Strategy(5)                        30.58   13,256     454.1    31.08  17.56  30.67   0.32   205.26    70.08
Companies Issuing Dividends(53)                28.74    8,311     261.6    29.93  17.71  28.53  -0.77   265.19    58.90
Companies Without Dividends(8)                 16.96    4,948      94.9    17.82  10.13  16.43   2.72   272.03    63.62
Equity/Assets less than 6%(5)                  20.63   29,899     750.7    20.97  10.20  19.91   3.22   210.62   102.24
Equity/Assets 6-12%(40)                        29.70    6,232     233.2    30.95  17.47  29.21  -0.02   280.30    64.33
Equity/Assets greater than 12%(16)             23.54    5,990     128.4    24.64  16.80  23.90  -1.88    49.91    36.88
Actively Traded Companies(18)                  30.24   11,760     343.8    31.21  18.26  30.00   1.51   306.04    61.30
Market Value Below $20 Million(3)              16.33      814      13.0    16.87  12.12  16.66  -1.60     0.00    28.84
Holding Company Structure(41)                  26.29    6,428     177.3    27.36  16.42  25.80  -0.18   249.59    57.43
Assets Over $1 Billion(14)                     34.05   24,469     838.4    35.22  20.72  34.32  -0.60   243.34    63.19
Assets $500 Million-$1 Billion(16)             30.59    5,008     124.2    31.74  18.07  30.35   0.92   250.39    61.96
Assets $250-$500 Million(13)                   22.13    3,342      69.0    23.25  13.31  22.14  -0.02   305.22    63.11
Assets less than $250 Million(18)              22.83    1,544      29.3    23.97  15.09  21.97  -1.52   262.70    52.00
Goodwill Companies(31)                         30.51   11,068     366.2    31.60  18.21  29.83   0.20   264.73    63.11
Non-Goodwill Companies(30)                     23.85    4,580     109.9    25.05  15.22  24.04  -0.87   267.48    55.92

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                       25.10    8,362      57.3    27.07  13.05  25.05   0.30   385.31   103.34
BIF-Insured Thrifts(3)                         31.33   22,105     300.4    33.29  12.38  31.71  -0.92   344.73   160.43
NASDAQ Listed OTC Companies(23)                26.20   10,787     100.2    28.17  12.93  26.23   0.09   365.02   115.58
Florida Companies(3)                           31.94    5,939      89.8    36.13  17.63  32.31  -1.28     0.00    66.74
Mid-Atlantic Companies(11)                     22.68   11,091      59.8    24.14  10.12  22.50   0.67     0.00   162.50
Mid-West Companies(7)                          28.47    2,111      26.0    30.40  15.09  28.47   0.36   385.31    85.56
New England Companies(1)                       35.00   61,126     855.9    37.37  18.00  36.37  -3.77   344.73    81.82
Thrift Strategy(22)                            25.65    7,641      53.0    27.59  12.61  25.59   0.33   385.31   118.17
Diversified Strategy(1)                        35.00   61,126     855.9    37.37  18.00  36.37  -3.77   344.73    81.82
Companies Issuing Dividends(22)                26.66   11,289     105.0    28.69  12.89  26.68   0.18   365.02   115.58
Companies Without Dividends(1)                 18.75    2,760      23.3    19.75  13.62  19.00  -1.32     0.00     0.00
Equity/Assets 6-12%(16)                        27.75   14,078     131.5    30.10  13.14  27.84  -0.09   365.02   121.49
Equity/Assets greater than 12%(7)              22.47    2,887      25.2    23.52  12.42  22.35   0.52     0.00    93.90
Holding Company Structure(2)                   30.00    1,917      26.5    30.00   9.38  28.75   4.35     0.00   219.83
Assets Over $1 Billion(6)                      24.50   37,110     329.6    26.75  11.94  25.25  -2.81   344.73   120.57
Assets $500 Million-$1 Billion(2)              34.87    5,095      86.1    39.75  18.00  34.75   0.35     0.00    70.10
Assets $250-$500 Million(5)                    28.71    3,423      39.6    30.50  15.36  29.21  -1.16   385.31    90.50
Assets less than $250 Million(10)              25.15    2,174      20.0    26.74  12.00  24.72   1.76     0.00   132.37
Goodwill Companies(9)                          26.73   25,532     231.2    28.67  12.98  26.94  -0.89   365.02   128.02
Non-Goodwill Companies(14)                     25.91    2,744      28.8    27.90  12.90  25.84   0.62     0.00   106.24
MHC Institutions(23)                           26.20   10,787     100.2    28.17  12.93  26.23   0.09   365.02   115.58

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              61.69   94,411   5,824.2    64.25  31.50  62.94  -1.99   229.01    89.82
CSA   Coast Savings Financial of CA            62.50   18,644   1,165.3    64.00  35.00  62.75  -0.40   440.66    70.67
CFB   Commercial Federal Corp. of NE           52.87   21,582   1,141.0    53.69  29.75  50.37   4.96   ***.**    65.22
DME   Dime Bancorp, Inc. of NY*                26.00  101,492   2,638.8    26.00  14.62  26.00   0.00   158.45    76.27
DSL   Downey Financial Corp. of CA             28.13   26,754     752.6    29.00  17.98  28.75  -2.16   159.02    50.51
EBI   Equality Bancorp of St Louis             14.87    2,486      37.0    15.37  12.00  15.37  -3.25     N.A.    21.39
FED   FirstFed Fin. Corp. of CA                38.37   10,585     406.1    39.50  21.50  37.75   1.64   137.59    74.41
GSB   Glendale Fed. Bk, FSB of CA              34.25   50,456   1,728.1    36.12  22.00  34.31  -0.17   110.77    47.31
GDW   Golden West Fin. Corp. of CA             91.31   56,770   5,183.7    94.75  59.87  94.75  -3.63   248.64    44.66
GPT   GreenPoint Fin. Corp. of NY*             67.19   42,826   2,877.5    69.75  45.62  68.00  -1.19     N.A.    41.45
JSB   JSB Financial, Inc. of NY                48.50    9,898     480.1    49.56  36.00  48.69  -0.39   321.74    27.63
NYB   New York Bancorp, Inc. of NY             38.31   21,319     816.7    38.31  16.87  36.94   3.71   440.34    97.78
WES   Westcorp Inc. of Orange CA               17.19   26,256     451.3    23.50  13.25  16.87   1.90   134.52   -21.44

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*               23.62    2,697      63.7    24.75  14.19  23.75  -0.55     N.A.    58.84
ANE   Alliance Bancorp of New Englan*          16.87    1,627      27.4    18.00   8.72  17.12  -1.46   132.69    87.44
BKC   American Bank of Waterbury CT*           49.00    2,313     113.3    49.50  27.37  48.62   0.78   161.33    75.00
BFD   BostonFed Bancorp of MA                  19.87    5,650     112.3    22.31  14.37  20.37  -2.45     N.A.    34.71
CFX   CFX Corp of NH(8)*                       28.37   23,977     680.2    28.75  15.12  28.75  -1.32   138.40    83.03
CNY   Carver Bancorp, Inc. of NY               16.87    2,314      39.0    17.06   7.75  16.25   3.82   169.92   104.48
CBK   Citizens First Fin.Corp. of IL           18.00    2,584      46.5    19.50  13.75  18.00   0.00     N.A.    25.26
ESX   Essex Bancorp of VA(8)                    4.50    1,058       4.8     7.94   1.00   5.00 -10.00   -73.13   105.48
FCB   Falmouth Co-Op Bank of MA*               20.00    1,455      29.1    22.00  13.00  20.25  -1.23     N.A.    52.44
FAB   FirstFed America Bancorp of MA           20.37    8,707     177.4    22.12  13.62  21.00  -3.00     N.A.     N.A.
GAF   GA Financial Corp. of PA                 18.62    7,973     148.5    19.81  14.50  19.56  -4.81     N.A.    23.15
KNK   Kankakee Bancorp of IL                   34.38    1,426      49.0    35.00  23.37  34.38   0.00   243.80    38.91
KYF   Kentucky First Bancorp of KY             14.69    1,303      19.1    14.69  10.56  14.37   2.23     N.A.    35.14
MBB   MSB Bancorp of Middletown NY*            30.50    2,844      86.7    30.62  16.37  30.37   0.43   205.00    55.45
PDB   Piedmont Bancorp of NC                   10.37    2,751      28.5    11.62   9.25  10.75  -3.53     N.A.    -1.24
SSB   Scotland Bancorp of NC                   10.25    1,914      19.6    19.25  10.12  10.37  -1.16     N.A.   -27.41
SZB   SouthFirst Bancshares of AL              20.62      848      17.5    20.87  12.50  20.00   3.10     N.A.    55.62
SRN   Southern Banc Company of AL              17.75    1,230      21.8    17.75  13.12  17.69   0.34     N.A.    35.29
SSM   Stone Street Bancorp of NC               22.12    1,898      42.0    27.25  19.25  22.50  -1.69     N.A.     7.90
TSH   Teche Holding Company of LA              21.00    3,438      72.2    23.50  13.00  20.50   2.44     N.A.    46.14
FTF   Texarkana Fst. Fin. Corp of AR           25.75    1,787      46.0    27.00  14.37  25.50   0.98     N.A.    64.75
THR   Three Rivers Fin. Corp. of MI            20.25      824      16.7    20.50  13.62  20.37  -0.59     N.A.    44.64
WSB   Washington SB, FSB of MD                  7.12    4,348      31.0     8.25   4.81   7.00   1.71   469.60    46.20

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              26.00    1,038      27.0    27.50  18.09  27.50  -5.45     N.A.    36.84
AFED  AFSALA Bancorp, Inc. of NY               18.75    1,455      27.3    19.50  11.37  19.12  -1.94     N.A.    56.25
ALBK  ALBANK Fin. Corp. of Albany NY           46.00   12,872     592.1    47.75  30.50  44.69   2.93    97.85    46.64
AMFC  AMB Financial Corp. of IN                16.50      964      15.9    17.75  12.75  16.00   3.13     N.A.    24.53
ASBP  ASB Financial Corp. of OH                13.50    1,700      23.0    17.50  11.50  13.37   0.97     N.A.     3.85
ABBK  Abington Savings Bank of MA*             38.00    1,840      69.9    38.00  19.00  36.37   4.48   474.02    94.87
AABC  Access Anytime Bancorp of NM             10.75    1,217      13.1    10.75   5.15  10.12   6.23    59.26    99.44
AFBC  Advance Fin. Bancorp of WV               17.75    1,084      19.2    17.87  12.75  17.25   2.90     N.A.     N.A.
AADV  Advantage Bancorp of WI(8)               66.50    3,236     215.2    68.50  31.75  66.50   0.00   622.83   106.20
AFCB  Affiliated Comm BC, Inc of MA            32.62    6,493     211.8    33.00  17.10  31.50   3.56     N.A.    90.76
ALBC  Albion Banc Corp. of Albion NY           28.00      250       7.0    30.50  16.50  28.00   0.00   115.38    67.16

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                     26.50    8,020     212.5    28.37  16.08  27.37  -3.18   297.30    58.97
ATSB  AmTrust Capital Corp. of IN              13.75      526       7.2    14.50  10.00  14.00  -1.79     N.A.    37.50
AHCI  Ambanc Holding Co., Inc. of NY*          18.00    4,306      77.5    19.50  11.00  19.37  -7.07     N.A.    60.00
ASBI  Ameriana Bancorp of IN                   20.25    3,231      65.4    22.00  15.25  20.37  -0.59   119.39    26.56
AFFFZ America First Fin. Fund of CA(8)         49.50    6,011     297.5    50.56  28.75  50.50  -1.98   164.00    63.64
ABCW  Anchor Bancorp Wisconsin of WI           35.00    9,054     316.9    35.75  17.37  33.37   4.88   138.26    95.86
ANDB  Andover Bancorp, Inc. of MA*             37.25    5,149     191.8    40.50  25.00  39.00  -4.49   246.51    45.39
ASFC  Astoria Financial Corp. of NY            57.37   20,666   1,185.6    57.37  34.75  57.00   0.65   118.55    55.60
AVND  Avondale Fin. Corp. of IL                16.37    3,495      57.2    18.87  12.75  16.00   2.31     N.A.    -4.38
BKCT  Bancorp Connecticut of CT*               24.75    5,086     125.9    25.00  10.75  24.25   2.06   328.20   120.00
BPLS  Bank Plus Corp. of CA                    12.50   19,341     241.8    13.75   9.62  13.12  -4.73     N.A.     8.70
BWFC  Bank West Fin. Corp. of MI               16.00    2,630      42.1    17.50   7.00  17.25  -7.25     N.A.   125.99
BANC  BankAtlantic Bancorp of FL               15.50   22,276     345.3    17.12  12.12  14.25   8.77   272.60    15.93
BKUNA BankUnited SA of FL                      13.50    9,533     128.7    13.87   8.50  12.81   5.39   148.62    35.00
BVCC  Bay View Capital Corp. of CA             34.87   12,421     433.1    36.12  19.94  36.12  -3.46    76.56    64.56
FSNJ  Bayonne Banchsares of NJ                 12.25    8,993     110.2    13.06   5.88  12.37  -0.97     N.A.    56.25
BFSB  Bedford Bancshares of VA                 28.25    1,142      32.3    29.00  17.50  29.00  -2.59   169.05    60.33
BFFC  Big Foot Fin. Corp. of IL                18.75    2,513      47.1    19.62  12.31  18.87  -0.64     N.A.    44.23
BSBC  Branford SB of CT(8)*                     6.25    6,559      41.0     6.31   3.62   6.00   4.17   194.81    61.50
BYFC  Broadway Fin. Corp. of CA                13.25      831      11.0    13.25   9.12  13.25   0.00     N.A.    43.24
CBES  CBES Bancorp of MO                       21.88    1,025      22.4    22.50  13.62  21.37   2.39     N.A.    53.54
CCFH  CCF Holding Company of GA                19.75      820      16.2    21.00  14.75  20.00  -1.25     N.A.    33.90
CENF  CENFED Financial Corp. of CA             41.62    5,959     248.0    42.25  25.45  39.75   4.70   165.43    56.53
CFSB  CFSB Bancorp of Lansing MI               34.87    5,087     177.4    35.87  17.27  34.87   0.00   287.44    96.67
CKFB  CKF Bancorp of Danville KY               18.50      903      16.7    20.50  17.50  18.50   0.00     N.A.    -8.64
CNSB  CNS Bancorp of MO                        21.50    1,653      35.5    21.50  15.00  21.00   2.38     N.A.    42.20
CSBF  CSB Financial Group Inc of IL*           13.25      942      12.5    13.50  10.00  13.00   1.92     N.A.    30.93
CBCI  Calumet Bancorp of Chicago IL            32.00    3,166     101.3    34.00  21.67  32.50  -1.54   139.34    44.34
CAFI  Camco Fin. Corp. of OH                   25.00    3,214      80.3    25.50  14.05  24.00   4.17     N.A.    65.34
CMRN  Cameron Fin. Corp. of MO                 20.12    2,562      51.5    21.00  15.50  20.75  -3.04     N.A.    25.75
CAPS  Capital Savings Bancorp of MO(8)         23.25    1,892      44.0    24.75  12.75  24.25  -4.12    75.47    78.85
CFNC  Carolina Fincorp of NC*                  17.62    1,851      32.6    18.25  13.00  17.62   0.00     N.A.    31.79
CASB  Cascade SB of Everett WA(8)              12.75    3,387      43.2    16.80  10.40  12.75   0.00    -0.39    -1.16
CATB  Catskill Fin. Corp. of NY*               17.37    4,657      80.9    19.12  13.75  18.25  -4.82     N.A.    24.07
CNIT  Cenit Bancorp of Norfolk VA              64.75    1,654     107.1    71.00  39.25  68.00  -4.78   307.75    56.02
CEBK  Central Co-Op. Bank of MA*               26.81    1,965      52.7    27.00  15.87  26.25   2.13   410.67    53.20
CENB  Century Bancshares of NC*                83.00      407      33.8    84.00  62.00  83.00   0.00     N.A.    27.69
CBSB  Charter Financial Inc. of IL(8)          23.75    4,150      98.6    24.25  12.50  23.12   2.72     N.A.    90.00
COFI  Charter One Financial of OH              62.00   49,563   3,072.9    64.00  36.91  64.00  -3.13   254.29    55.00
CVAL  Chester Valley Bancorp of PA             26.25    2,189      57.5    27.50  14.10  27.25  -3.67   131.69    86.17
CTZN  CitFed Bancorp of Dayton OH              38.62   12,984     501.4    39.00  19.83  36.00   7.28   543.67    75.55
CLAS  Classic Bancshares of KY                 16.25    1,300      21.1    17.25  11.50  16.37  -0.73     N.A.    39.85
CMSB  Cmnwealth Bancorp of PA                  21.50   16,243     349.2    21.50  13.50  21.06   2.09     N.A.    43.33
CBSA  Coastal Bancorp of Houston TX            29.00    4,992     144.8    33.25  22.37  29.00   0.00     N.A.    26.80
CFCP  Coastal Fin. Corp. of SC                 21.00    4,647      97.6    27.75  14.44  22.75  -7.69   110.00    33.33
CMSV  Commty. Svgs, MHC of FL (48.5)           34.87    5,095      86.1    39.75  18.00  34.75   0.35     N.A.    70.10
CFTP  Community Fed. Bancorp of MS             20.00    4,629      92.6    21.00  16.37  20.25  -1.23     N.A.    17.65
CFFC  Community Fin. Corp. of VA               26.50    1,275      33.8    27.50  20.75  26.50   0.00   278.57    27.71
CFBC  Community First Bnkg Co. of GA           39.50    2,414      95.4    40.00  31.87  39.50   0.00     N.A.     N.A.
CIBI  Community Inv. Bancorp of OH             15.75      916      14.4    17.00  10.33  16.25  -3.08     N.A.    39.01
COOP  Cooperative Bk.for Svgs. of NC           18.75    2,983      55.9    18.75  10.00  18.25   2.74   275.00    85.28
CRZY  Crazy Woman Creek Bncorp of WY           15.37      955      14.7    15.50  11.50  15.37   0.00     N.A.    28.08
DNFC  D&N Financial Corp. of MI                27.75    8,244     228.8    27.75  15.37  26.37   5.23   217.14    65.67
DCBI  Delphos Citizens Bancorp of OH           17.25    1,960      33.8    18.25  11.75  17.50  -1.43     N.A.    43.75
DIME  Dime Community Bancorp of NY             23.37   12,625     295.0    25.50  14.31  25.50  -8.35     N.A.    58.44

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*              30.50    5,162     157.4    32.00  16.50  30.00   1.67   190.48    76.81
EGLB  Eagle BancGroup of IL                    19.25    1,198      23.1    20.00  13.25  20.00  -3.75     N.A.    29.46
EBSI  Eagle Bancshares of Tucker GA            19.00    5,666     107.7    20.94  13.62  19.00   0.00   162.07    22.58
EGFC  Eagle Financial Corp. of CT(8)           52.25    6,316     330.0    52.75  26.75  51.81   0.85   497.14    71.31
ETFS  East Texas Fin. Serv. of TX              20.62    1,026      21.2    21.50  16.25  20.00   3.10     N.A.    25.96
EMLD  Emerald Financial Corp of OH             18.50    5,072      93.8    19.62  10.62  19.25  -3.90     N.A.    64.44
EIRE  Emerald Island Bancorp, MA(8)*           32.00    2,250      72.0    32.62  14.20  32.00   0.00   319.95   100.00
EFBC  Empire Federal Bancorp of MT             16.50    2,592      42.8    18.25  12.50  16.31   1.16     N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH            28.25    1,986      56.1    29.00  14.12  27.50   2.73     N.A.    94.83
EQSB  Equitable FSB of Wheaton MD              48.50      602      29.2    48.50  26.75  45.78   5.94     N.A.    71.68
FCBF  FCB Fin. Corp. of Neenah WI              28.25    3,879     109.6    28.37  18.50  28.00   0.89     N.A.    52.70
FFBS  FFBS Bancorp of Columbus MS              22.25    1,572      35.0    26.00  18.00  22.50  -1.11     N.A.    -3.26
FFDF  FFD Financial Corp. of OH                18.62    1,445      26.9    19.50  13.00  18.00   3.44     N.A.    40.53
FFLC  FFLC Bancorp of Leesburg FL              22.25    3,835      85.3    23.50  12.00  23.12  -3.76     N.A.    72.48
FFFC  FFVA Financial Corp. of VA               33.75    4,522     152.6    35.12  20.00  33.75   0.00     N.A.    64.63
FFWC  FFW Corporation of Wabash IN             41.75      715      29.9    41.75  21.50  40.50   3.09     N.A.    90.81
FFYF  FFY Financial Corp. of OH                32.25    4,122     132.9    32.25  25.00  30.12   7.07     N.A.    27.42
FMCO  FMS Financial Corp. of NJ                32.75    2,388      78.2    32.75  17.37  32.75   0.00   263.89    79.45
FFHH  FSF Financial Corp. of MN                19.12    3,010      57.6    21.00  14.50  19.75  -3.19     N.A.    26.46
FOBC  Fed One Bancorp of Wheeling WV           26.62    2,373      63.2    27.00  15.75  25.87   2.90   166.20    69.02
FBCI  Fidelity Bancorp of Chicago IL           23.00    2,795      64.3    25.75  16.87  23.25  -1.08     N.A.    35.29
FSBI  Fidelity Bancorp, Inc. of PA             27.50    1,555      42.8    28.00  16.82  27.50   0.00   255.76    51.27
FFFL  Fidelity FSB, MHC of FL (47.7)           29.00    6,783      93.5    32.50  17.25  29.87  -2.91     N.A.    63.38
FFED  Fidelity Fed. Bancorp of IN              10.37    2,791      28.9    10.50   7.50  10.00   3.70    47.09     6.36
FFOH  Fidelity Financial of OH                 14.75    5,580      82.3    16.37  11.25  15.37  -4.03     N.A.    28.26
FIBC  Financial Bancorp, Inc. of NY            24.50    1,710      41.9    25.75  14.25  24.75  -1.01     N.A.    63.33
FBSI  First Bancshares of MO                   26.00    1,093      28.4    28.00  16.50  25.37   2.48   103.92    56.44
FBBC  First Bell Bancorp of PA                 18.62    6,511     121.2    18.62  13.12  18.12   2.76     N.A.    40.53
FBER  First Bergen Bancorp of NJ               19.50    2,865      55.9    19.50  11.37  18.87   3.34     N.A.    69.57
SKBO  First Carnegie,MHC of PA(45.0)           18.87    2,300      19.5    19.87  11.62  18.75   0.64     N.A.     N.A.
FSTC  First Citizens Corp of GA                26.75    2,742      73.3    29.25  14.17  29.25  -8.55   224.24    58.94
FCME  First Coastal Corp. of ME*               15.00    1,359      20.4    15.75   7.25  14.62   2.60     N.A.    93.55
FFBA  First Colorado Bancorp of Co             24.00   16,485     395.6    26.12  16.00  25.50  -5.88   627.27    41.18
FDEF  First Defiance Fin.Corp. of OH           14.75    8,957     132.1    16.25  11.75  16.25  -9.23     N.A.    19.24
FESX  First Essex Bancorp of MA*               20.75    7,527     156.2    21.12  13.12  20.62   0.63   245.83    58.16
FFES  First FS&LA of E. Hartford CT            37.12    2,682      99.6    37.50  22.75  37.50  -1.01   471.08    61.39
FFSX  First FS&LA. MHC of IA (46.1)            32.37    2,833      42.2    35.00  20.75  31.87   1.57   385.31    66.00
BDJI  First Fed. Bancorp. of MN                28.00      673      18.8    28.00  17.50  27.00   3.70     N.A.    51.35
FFBH  First Fed. Bancshares of AR              23.75    4,896     116.3    24.25  15.75  22.00   7.95     N.A.    49.65
FTFC  First Fed. Capital Corp. of WI           30.25    9,165     277.2    31.25  15.50  30.75  -1.63   303.33    93.04
FFKY  First Fed. Fin. Corp. of KY              22.00    4,159      91.5    23.50  17.75  22.37  -1.65    39.68     8.64
FFBZ  First Federal Bancorp of OH              21.00    1,575      33.1    21.00  15.00  19.62   7.03   110.00    31.25
FFCH  First Fin. Holdings Inc. of SC           48.00    6,368     305.7    49.00  22.25  48.00   0.00   291.84   113.33
FFBI  First Financial Bancorp of IL            21.00      415       8.7    21.00  15.50  20.25   3.70     N.A.    32.33
FFHS  First Franklin Corp. of OH               27.37    1,192      32.6    28.50  16.00  26.50   3.28   108.61    65.88
FGHC  First Georgia Hold. Corp of GA            8.25    3,052      25.2     9.50   5.33   8.25   0.00   115.40    45.50
FSPG  First Home Bancorp of NJ                 28.75    2,708      77.9    30.50  13.87  23.75  21.05   379.17   107.28
FFSL  First Independence Corp. of KS           14.87      978      14.5    15.00   9.81  15.00  -0.87     N.A.    43.39
FISB  First Indiana Corp. of IN                31.00   10,561     327.4    31.00  17.37  27.50  12.73   129.63    44.86
FKFS  First Keystone Fin. Corp of PA           37.37    1,228      45.9    37.37  19.00  35.87   4.18     N.A.    94.13
FLKY  First Lancaster Bncshrs of KY            15.75      951      15.0    16.37  14.50  15.75   0.00     N.A.     7.73
FLFC  First Liberty Fin. Corp. of GA           30.50    7,725     235.6    33.75  18.25  30.75  -0.81   500.39    66.03
CASH  First Midwest Fin. Corp. of IA           21.37    2,699      57.7    22.00  15.00  21.25   0.56     N.A.    39.40
FMBD  First Mutual Bancorp of IL               20.25    3,507      71.0    21.50  13.75  20.25   0.00     N.A.    35.00
FMSB  First Mutual SB of Bellevue WA*          17.00    4,067      69.1    20.17  10.61  18.25  -6.85   229.46    60.23

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI           14.00    8,840     123.8    14.00   8.00  14.00   0.00    92.84    72.20
FFPB  First Palm Beach Bancorp of FL           38.75    5,048     195.6    40.56  23.00  38.75   0.00     N.A.    64.06
FSLA  First SB SLA MHC of NJ (47.5)(8)         41.62    8,007     141.7    47.50  16.36  43.00  -3.21   316.20   147.44
SOPN  First SB, SSB, Moore Co. of NC           22.75    3,687      83.9    25.00  17.87  23.25  -2.15     N.A.    21.33
FWWB  First Savings Bancorp of WA*             26.25   10,247     269.0    26.50  18.00  26.00   0.96     N.A.    42.90
FSFF  First SecurityFed Fin of IL              15.94    6,408     102.1    16.62  15.00  16.50  -3.39     N.A.     N.A.
SHEN  First Shenango Bancorp of PA             34.00    2,069      70.3    35.00  21.75  33.00   3.03     N.A.    51.11
FBNW  FirstBank Corp of Clarkston WA           17.75    1,984      35.2    19.00  15.50  18.12  -2.04     N.A.     N.A.
FFDB  FirstFed Bancorp of AL                   21.28    1,151      24.5    22.75  12.50  21.28   0.00     N.A.    70.24
FSPT  FirstSpartan Fin. Corp. of SC            37.00    4,430     163.9    39.00  35.00  37.87  -2.30     N.A.     N.A.
FLAG  Flag Financial Corp of GA                19.37    2,037      39.5    19.87  10.25  18.50   4.70    97.65    80.19
FLGS  Flagstar Bancorp, Inc of MI              19.12   13,670     261.4    21.75  13.00  19.12   0.00     N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*               23.00    7,983     183.6    24.00  17.37  23.25  -1.08     N.A.    26.93
FBHC  Fort Bend Holding Corp. of TX            20.25    1,656      33.5    24.00  11.00  19.62   3.21     N.A.    58.82
FTSB  Fort Thomas Fin. Corp. of KY             15.50    1,495      23.2    15.50   9.25  14.75   5.08     N.A.     6.02
FKKYD Frankfort First Bancorp of KY            18.62    1,640      30.5    24.50  16.00  18.50   0.65     N.A.   -18.15
FTNB  Fulton Bancorp of MO                     21.37    1,719      36.7    26.50  14.75  20.62   3.64     N.A.    39.04
GFSB  GFS Bancorp of Grinnell IA               17.06      988      16.9    17.62  10.12  16.87   1.13     N.A.    60.64
GUPB  GFSB Bancorp of Gallup NM                20.25      801      16.2    22.25  15.50  20.25   0.00     N.A.    27.60
GSLA  GS Financial Corp. of LA                 18.00    3,438      61.9    18.75  13.37  17.75   1.41     N.A.     N.A.
GOSB  GSB Financial Corp. of NY                17.12    2,248      38.5    17.12  14.25  16.12   6.20     N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                 18.75    1,076      20.2    19.69  14.12  19.62  -4.43     N.A.    31.58
GBCI  Glacier Bancorp of MT                    22.25    6,816     151.7    22.97  15.33  22.06   0.86   360.66    36.25
GFCO  Glenway Financial Corp. of OH            18.50    2,280      42.2    19.00   9.50  18.50   0.00     N.A.    80.49
GTPS  Great American Bancorp of IL             18.50    1,697      31.4    19.50  14.50  19.00  -2.63     N.A.    24.92
GTFN  Great Financial Corp. of KY(8)           50.25   13,823     694.6    50.81  29.12  50.56  -0.61     N.A.    72.56
GSBC  Great Southern Bancorp of MO             24.75    8,080     200.0    25.50  16.00  23.75   4.21   747.60    38.97
GDVS  Greater DV SB,MHC of PA (19.9)*          29.00    3,272      18.9    32.50   9.75  30.00  -3.33     N.A.   179.65
GSFC  Green Street Fin. Corp. of NC            18.00    4,298      77.4    20.75  15.12  18.25  -1.37     N.A.    16.13
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)        26.00    3,125      25.2    27.87  11.25  25.37   2.48     N.A.   115.59
HCBB  HCB Bancshares of AR                     13.62    2,645      36.0    14.25  12.62  13.62   0.00     N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                   17.12    6,282     107.5    17.50  10.75  17.00   0.71     N.A.    53.96
HFFC  HF Financial Corp. of SD                 26.25    2,803      73.6    27.00  16.50  26.50  -0.94   425.00    51.65
HFNC  HFNC Financial Corp. of NC               14.75   17,192     253.6    22.06  13.94  14.75   0.00     N.A.   -17.46
HMNF  HMN Financial, Inc. of MN                26.25    4,212     110.6    26.50  17.87  26.50  -0.94     N.A.    44.87
HALL  Hallmark Capital Corp. of WI             15.25    2,886      44.0    15.37   8.50  15.00   1.67     N.A.    71.93
HARB  Harbor FSB, MHC of FL (46.6)(8)          67.00    4,973     155.2    69.75  32.00  65.50   2.29     N.A.    87.41
HRBF  Harbor Federal Bancorp of MD             23.75    1,693      40.2    25.00  15.12  25.00  -5.00   137.50    50.79
HFSA  Hardin Bancorp of Hardin MO              17.75      859      15.2    18.62  12.00  17.87  -0.67     N.A.    42.00
HARL  Harleysville SA of PA                    29.37    1,662      48.8    30.25  15.00  28.50   3.05    65.46    85.89
HFGI  Harrington Fin. Group of IN              12.62    3,257      41.1    13.75   9.75  12.12   4.13     N.A.    17.40
HARS  Harris SB, MHC of PA (24.3)              19.25   33,779     157.3    20.75   6.00  19.50  -1.28     N.A.   216.61
HFFB  Harrodsburg 1st Fin Bcrp of KY           17.25    2,025      34.9    18.87  14.75  17.87  -3.47     N.A.    -8.59
HHFC  Harvest Home Fin. Corp. of OH            14.75      915      13.5    14.75   9.25  14.75   0.00     N.A.    51.28
HAVN  Haven Bancorp of Woodhaven NY            21.75    8,772     190.8    22.69  13.94  22.25  -2.25     N.A.    51.99
HTHR  Hawthorne Fin. Corp. of CA               19.87    3,088      61.4    24.00   7.44  23.12 -14.06   -27.75   144.40
HMLK  Hemlock Fed. Fin. Corp. of IL            17.37    2,076      36.1    17.50  12.50  17.12   1.46     N.A.     N.A.
HBNK  Highland Federal Bank of CA              32.87    2,300      75.6    33.12  17.00  32.00   2.72     N.A.    93.35
HIFS  Hingham Inst. for Sav. of MA*            27.87    1,303      36.3    29.00  17.50  27.87   0.00   511.18    48.64
HBEI  Home Bancorp of Elgin IL                 18.25    6,856     125.1    19.31  12.81  18.50  -1.35     N.A.    35.19
HBFW  Home Bancorp of Fort Wayne IN            27.12    2,525      68.5    27.75  18.50  27.12   0.00     N.A.    42.74
HBBI  Home Building Bancorp of IN              21.25      312       6.6    23.75  18.00  21.25   0.00     N.A.     7.59
HCFC  Home City Fin. Corp. of OH               17.25      905      15.6    18.00  12.00  17.37  -0.69     N.A.    30.19
HOMF  Home Fed Bancorp of Seymour IN           26.00    5,102     132.7    28.25  15.33  26.50  -1.89   292.16    51.43
HWEN  Home Financial Bancorp of IN             17.62      465       8.2    17.62  12.75  16.44   7.18     N.A.    38.20

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*           22.87    1,842      42.1    25.00  16.12  23.62  -3.18   185.88    38.61
HMCI  Homecorp, Inc. of Rockford IL(8)         27.19    1,708      46.4    27.37  11.83  27.37  -0.66   171.90   113.25
HZFS  Horizon Fin'l. Services of IA            11.75      851      10.0    13.00   7.25  11.50   2.17     N.A.    55.42
HRZB  Horizon Financial Corp. of WA*           17.12    7,434     127.3    18.00  11.30  17.50  -2.17    49.91    45.83
IBSF  IBS Financial Corp. of NJ                17.37   10,949     190.2    18.75  12.94  16.87   2.96     N.A.    27.81
ISBF  ISB Financial Corp. of LA                27.87    6,901     192.3    29.00  17.50  27.62   0.91     N.A.    54.83
ITLA  Imperial Thrift & Loan of CA*            17.75    7,847     139.3    21.25  14.00  18.00  -1.39     N.A.    18.33
IFSB  Independence FSB of DC                   14.00    1,281      17.9    15.12   7.37  13.25   5.66   600.00    75.00
INCB  Indiana Comm. Bank, SB of IN(8)          20.50      922      18.9    20.50  15.00  20.50   0.00     N.A.    26.15
INBI  Industrial Bancorp of OH                 18.12    5,173      93.7    18.25  12.00  18.25  -0.71     N.A.    42.12
IWBK  Interwest SB of Oak Harbor WA            39.25    8,050     316.0    43.25  27.62  39.87  -1.56   292.50    21.71
IPSW  Ipswich SB of Ipswich MA*                12.75    2,378      30.3    14.12   5.81  13.25  -3.77     N.A.   112.50
JXVL  Jacksonville Bancorp of TX               18.87    2,490      47.0    19.75  13.25  19.12  -1.31     N.A.    29.07
JXSB  Jcksnville SB,MHC of IL (45.6)           28.50    1,272      16.5    29.50  12.50  26.25   8.57     N.A.   115.09
JSBA  Jefferson Svgs Bancorp of MO             43.00    5,006     215.3    44.00  22.87  41.75   2.99     N.A.    65.38
JOAC  Joachim Bancorp of MO                    15.00      722      10.8    15.63  14.00  15.00   0.00     N.A.     3.45
KSAV  KS Bancorp of Kenly NC                   22.50      885      19.9    25.50  14.81  22.50   0.00     N.A.    50.91
KSBK  KSB Bancorp of Kingfield ME(8)*          21.00    1,238      26.0    21.00   7.67  16.50  27.27     N.A.   173.79
KFBI  Klamath First Bancorp of OR              21.50   10,019     215.4    24.25  14.87  22.31  -3.63     N.A.    36.51
LSBI  LSB Fin. Corp. of Lafayette IN           27.75      916      25.4    27.75  17.86  27.75   0.00     N.A.    49.43
LVSB  Lakeview SB of Paterson NJ               24.87    4,509     112.1    26.00  11.75  25.00  -0.52     N.A.    99.92
LARK  Landmark Bancshares of KS                23.25    1,689      39.3    27.25  17.00  23.25   0.00     N.A.    29.17
LARL  Laurel Capital Group of PA               28.13    1,446      40.7    29.25  15.87  27.75   1.37   119.77    70.48
LSBX  Lawrence Savings Bank of MA*             15.75    4,284      67.5    16.37   7.94  14.50   8.62   357.85    93.73
LFED  Leeds FSB, MHC of MD (36.3)              23.50    5,182      44.3    23.50  10.00  22.75   3.30     N.A.   120.24
LXMO  Lexington B&L Fin. Corp. of MO           17.12    1,138      19.5    17.25  12.75  17.25  -0.75     N.A.    26.81
LIFB  Life Bancorp of Norfolk VA(8)            36.00    9,848     354.5    36.37  16.75  35.12   2.51     N.A.   100.00
LFBI  Little Falls Bancorp of NJ               20.25    2,608      52.8    20.50  12.19  20.37  -0.59     N.A.    58.82
LOGN  Logansport Fin. Corp. of IN              15.25    1,261      19.2    16.00  11.12  15.25   0.00     N.A.    35.56
LONF  London Financial Corp. of OH             15.25      515       7.9    21.00  13.50  15.75  -3.17     N.A.     8.00
LISB  Long Island Bancorp, Inc of NY           46.25   24,023   1,111.1    48.75  30.62  48.50  -4.64     N.A.    32.14
MAFB  MAF Bancorp of IL                        34.06   15,249     519.4    34.75  22.25  34.00   0.18   300.71    47.00
MBLF  MBLA Financial Corp. of MO               27.25    1,268      34.6    27.25  19.00  27.00   0.93     N.A.    43.42
MFBC  MFB Corp. of Mishawaka IN                23.50    1,651      38.8    23.75  16.50  23.25   1.08     N.A.    41.40
MLBC  ML Bancorp of Villanova PA(8)            30.75   11,866     364.9    30.75  13.75  29.75   3.36     N.A.   117.78
MSBF  MSB Financial Corp. of MI                19.50    1,234      24.1    19.50   9.50  19.00   2.63     N.A.   105.26
MARN  Marion Capital Holdings of IN            27.50    1,776      48.8    28.13  19.25  27.00   1.85     N.A.    42.86
MRKF  Market Fin. Corp. of OH                  15.44    1,336      20.6    15.75  12.25  15.44   0.00     N.A.     N.A.
MFSL  Maryland Fed. Bancorp of MD              27.00    6,467     174.6    27.25  16.87  26.50   1.89   414.29    55.44
MASB  MassBank Corp. of Reading MA*            46.62    3,561     166.0    47.75  27.75  45.50   2.46   372.82    63.06
MFLR  Mayflower Co-Op. Bank of MA*             23.75      890      21.1    26.25  14.75  24.75  -4.04   375.00    39.71
MECH  Mechanics SB of Hartford CT*             27.37    5,293     144.9    28.00  15.37  25.75   6.29     N.A.    73.78
MDBK  Medford Bank of Medford, MA*             37.75    4,541     171.4    38.50  24.50  36.75   2.72   439.29    46.60
MERI  Meritrust FSB of Thibodaux LA(8)         69.00      774      53.4    69.00  31.50  69.00   0.00     N.A.   118.22
MWBX  MetroWest Bank of MA*                     8.75   13,956     122.1     9.31   4.62   9.00  -2.78   112.38    62.94
MCBS  Mid Continent Bancshares of KS(8)        44.75    1,962      87.8    46.37  23.37  42.25   5.92     N.A.    91.48
MIFC  Mid Iowa Financial Corp. of IA           11.25    1,678      18.9    11.75   6.25  11.75  -4.26   125.00    76.61
MCBN  Mid-Coast Bancorp of ME                  28.75      233       6.7    29.00  18.50  28.75   0.00   403.50    51.32
MWBI  Midwest Bancshares, Inc. of IA           17.75    1,018      18.1    19.50   8.83  17.75   0.00   433.03   101.02
MWFD  Midwest Fed. Fin. Corp of WI(8)          27.75    1,628      45.2    27.75  16.75  27.25   1.83   455.00    50.00
MFFC  Milton Fed. Fin. Corp. of OH             15.12    2,305      34.9    15.94  13.25  15.37  -1.63     N.A.     4.28
MIVI  Miss. View Hold. Co. of MN               17.50      740      13.0    19.75  11.75  17.50   0.00     N.A.    45.83
MBSP  Mitchell Bancorp of NC*                  17.25      931      16.1    18.00  13.75  17.87  -3.47     N.A.    21.05
MBBC  Monterey Bay Bancorp of CA               19.00    3,230      61.4    20.50  14.62  18.75   1.33     N.A.    28.81
MONT  Montgomery Fin. Corp. of IN              12.50    1,653      20.7    14.00  11.00  12.37   1.05     N.A.    -3.85

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI            12.75    4,279      54.6    14.62   5.37  12.75   0.00    45.71   131.82
NHTB  NH Thrift Bancshares of NH               21.25    2,075      44.1    22.75  11.62  21.50  -1.16   359.96    68.38
NSLB  NS&L Bancorp of Neosho MO                18.50      707      13.1    19.50  13.62  18.50   0.00     N.A.    35.83
NMSB  Newmil Bancorp. of CT*                   13.50    3,835      51.8    14.50   8.75  13.37   0.97   111.93    38.46
NASB  North American SB of MO                  54.00    2,229     120.4    55.62  33.25  54.00   0.00   ***.**    57.66
NBSI  North Bancshares of Chicago IL           25.87      962      24.9    27.12  15.75  26.25  -1.45     N.A.    56.79
FFFD  North Central Bancshares of IA           19.12    3,258      62.3    19.25  13.37  18.50   3.35     N.A.    41.00
NBN   Northeast Bancorp of ME*                 27.62    1,294      35.7    27.94  13.25  27.94  -1.15   135.06    97.29
NEIB  Northeast Indiana Bncrp of IN            20.50    1,763      36.1    21.12  13.25  20.00   2.50     N.A.    50.51
NWEQ  Northwest Equity Corp. of WI             19.25      839      16.2    19.75  11.25  19.00   1.32     N.A.    58.83
NWSB  Northwest SB, MHC of PA (30.7)           14.75   46,753     211.7    16.37   6.50  15.25  -3.28     N.A.   120.48
NSSY  Norwalk Savings Society of CT*           38.00    2,427      92.2    40.12  22.94  39.25  -3.18     N.A.    62.60
NSSB  Norwich Financial Corp. of CT*           30.31    5,432     164.6    31.62  18.00  31.25  -3.01   333.00    54.49
NTMG  Nutmeg FS&LA of CT                       10.75      986      10.6    10.75   5.25   9.84   9.25     N.A.    90.94
OHSL  OHSL Financial Corp. of OH               26.50    1,235      32.7    28.25  20.75  27.75  -4.50     N.A.    24.01
OCFC  Ocean Fin. Corp. of NJ                   37.25    8,176     304.6    38.37  25.12  37.37  -0.32     N.A.    46.08
OCN   Ocwen Financial Corp. of FL              24.37   60,505   1,474.5    28.28  12.62  25.62  -4.88     N.A.    82.27
OTFC  Oregon Trail Fin. Corp of OR             16.06    4,695      75.4    16.75  15.63  16.00   0.37     N.A.     N.A.
PBHC  OswegoCity SB, MHC of NY (46.)*          30.00    1,917      26.5    30.00   9.38  28.75   4.35     N.A.   219.83
OFCP  Ottawa Financial Corp. of MI             28.37    5,353     151.9    29.25  14.89  29.12  -2.58     N.A.    85.55
PFFB  PFF Bancorp of Pomona CA                 19.12   17,903     342.3    21.50  13.37  19.25  -0.68     N.A.    28.58
PSFI  PS Financial of Chicago IL               18.50    2,167      40.1    18.50  11.75  17.87   3.53     N.A.    57.45
PVFC  PVF Capital Corp. of OH                  20.75    2,590      53.7    21.75  13.18  20.06   3.44   371.59    44.90
PALM  Palfed, Inc. of Aiken SC(8)              28.62    5,299     151.7    28.81  13.75  28.62   0.00    86.21   104.43
PBCI  Pamrapo Bancorp, Inc. of NJ              24.87    2,843      70.7    26.75  18.50  24.50   1.51   341.74    24.35
PFED  Park Bancorp of Chicago IL               17.75    2,431      43.2    18.12  12.19  18.00  -1.39     N.A.    36.54
PVSA  Parkvale Financial Corp of PA            28.75    5,106     146.8    29.75  19.60  29.00  -0.86   247.22    38.22
PEEK  Peekskill Fin. Corp. of NY               17.50    3,193      55.9    18.25  13.37  17.75  -1.41     N.A.    22.81
PFSB  PennFed Fin. Services of NJ              33.50    4,823     161.6    34.75  19.87  34.00  -1.47     N.A.    65.43
PWBC  PennFirst Bancorp of PA                  18.62    5,310      98.9    19.50  12.27  18.75  -0.69   133.33    50.28
PWBK  Pennwood SB of PA*                       18.50      570      10.5    19.12  12.62  19.12  -3.24     N.A.    34.55
PBKB  People's SB of Brockton MA*              23.00    3,283      75.5    23.00  10.50  20.37  12.91   287.21   116.57
PFDC  Peoples Bancorp of Auburn IN             24.00    3,392      81.4    25.00  13.00  25.00  -4.00   128.35    77.78
PBCT  Peoples Bank, MHC of CT (40.1)*          35.00   61,126     855.9    37.37  18.00  36.37  -3.77   344.73    81.82
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)        39.25    9,046     127.4    39.25  15.75  37.50   4.67     N.A.   145.31
PFFC  Peoples Fin. Corp. of OH                 13.75    1,491      20.5    19.00  12.75  14.25  -3.51     N.A.     1.85
PHBK  Peoples Heritage Fin Grp of ME*          43.44   27,475   1,193.5    43.94  24.87  43.94  -1.14   183.74    55.14
PSFC  Peoples Sidney Fin. Corp of OH           17.25    1,785      30.8    18.50  12.56  17.25   0.00     N.A.     N.A.
PERM  Permanent Bancorp of IN                  26.06    2,103      54.8    27.37  20.25  26.12  -0.23     N.A.    28.69
PMFI  Perpetual Midwest Fin. of IA             27.75    1,873      52.0    30.50  18.75  30.50  -9.02     N.A.    44.16
PERT  Perpetual of SC, MHC (46.8)(8)           60.62    1,505      42.7    60.62  22.00  54.75  10.72     N.A.   149.98
PCBC  Perry Co. Fin. Corp. of MO               23.25      828      19.3    25.00  17.00  23.25   0.00     N.A.    36.76
PHFC  Pittsburgh Home Fin. of PA               17.75    1,969      34.9    20.81  12.87  19.00  -6.58     N.A.    32.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)        36.50    1,632      28.1    37.12  16.25  34.87   4.67     N.A.   108.57
PTRS  Potters Financial Corp of OH             18.50      965      17.9    18.50   9.38  17.62   4.99     N.A.    85.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)         10.37   12,595     130.6    10.62   5.12  10.50  -1.24    33.81    97.52
PHSB  Ppls Home SB, MHC of PA (45.0)           18.75    2,760      23.3    19.75  13.62  19.00  -1.32     N.A.     N.A.
PRBC  Prestige Bancorp of PA                   19.25      915      17.6    20.00  13.00  19.25   0.00     N.A.    42.59
PFNC  Progress Financial Corp. of PA           15.50    4,010      62.2    16.37   7.68  15.50   0.00    40.78    94.24
PSBK  Progressive Bank, Inc. of NY*            36.00    3,828     137.8    38.00  22.75  35.00   2.86   169.26    58.24
PROV  Provident Fin. Holdings of CA            21.50    4,836     104.0    21.75  13.62  20.87   3.02     N.A.    53.57
PULB  Pulaski SB, MHC of MO (29.8)             30.00    2,094      18.7    32.50  14.12  30.00   0.00     N.A.   106.90
PLSK  Pulaski SB, MHC of NJ (46.0)             20.00    2,070      19.0    24.50  11.50  19.00   5.26     N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ             26.75    3,081      82.4    29.75  15.75  26.12   2.41   116.25    69.84
QCFB  QCF Bancorp of Virginia MN               28.50    1,382      39.4    28.50  17.25  28.50   0.00     N.A.    56.16

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA                21.37    4,673      99.9    24.56  13.00  21.25   0.56   184.93    40.59
QCSB  Queens County Bancorp of NY*             36.50   15,108     551.4    37.75  20.22  36.19   0.86     N.A.    73.40
RARB  Raritan Bancorp. of Raritan NJ*          27.50    2,372      65.2    29.00  15.33  27.25   0.92   327.02    77.42
REDF  RedFed Bancorp of Redlands CA            19.87    7,179     142.6    21.12  12.37  20.00  -0.65     N.A.    47.19
RELY  Reliance Bancorp, Inc. of NY             34.00    8,712     296.2    35.50  18.50  35.50  -4.23     N.A.    74.36
RELI  Reliance Bancshares Inc of WI*            8.87    2,472      21.9     9.12   6.50   9.12  -2.74     N.A.    31.41
RIVR  River Valley Bancorp of IN               18.12    1,190      21.6    18.87  13.25  18.62  -2.69     N.A.    31.78
RVSB  Riverview Bancorp of WA                  14.87    6,128      91.1    15.50   6.00  15.50  -4.06     N.A.   137.16
RSLN  Roslyn Bancorp, Inc. of NY*              21.88   43,642     954.9    24.31  15.00  23.25  -5.89     N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC           22.50      699      15.7    25.25  15.00  22.87  -1.62     N.A.    50.00
SBFL  SB Fngr Lakes MHC of NY (33.1)           30.00    1,785      17.7    30.00  12.75  29.50   1.69     N.A.   118.18
SFED  SFS Bancorp of Schenectady NY            24.50    1,231      30.2    24.50  14.75  22.62   8.31     N.A.    66.10
SGVB  SGV Bancorp of W. Covina CA              17.25    2,342      40.4    19.37  10.75  18.00  -4.17     N.A.    53.33
SHSB  SHS Bancorp, Inc. of PA                  17.25      820      14.1    17.25  14.75  16.25   6.15     N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                   37.37    5,581     208.6    38.50  22.37  38.12  -1.97     N.A.    63.40
SWCB  Sandwich Co-Op. Bank of MA*              43.00    1,919      82.5    45.00  27.25  45.00  -4.44   398.84    44.54
SFSL  Security First Corp. of OH               20.50    7,591     155.6    21.25  10.17  20.37   0.64    97.12    69.70
SMFC  Sho-Me Fin. Corp. of MO(8)               49.31    1,499      73.9    50.75  21.62  47.75   3.27     N.A.   126.71
SKAN  Skaneateles Bancorp Inc of NY*           18.87    1,433      27.0    21.33  10.67   0.00  -1.00     N.A.    74.24
SOBI  Sobieski Bancorp of S. Bend IN           19.37      779      15.1    19.75  13.75  19.50  -0.67     N.A.    33.59
SOSA  Somerset Savings Bank of MA(8)*           5.03   16,652      83.8     5.94   1.97   4.75   5.89    -1.76   155.33
SSFC  South Street Fin. Corp. of NC*           18.87    4,496      84.8    20.00  13.75  19.00  -0.68     N.A.    34.79
SCBS  Southern Commun. Bncshrs of AL           19.00    1,137      21.6    19.00  13.00  18.00   5.56     N.A.    43.40
SMBC  Southern Missouri Bncrp of MO            19.75    1,612      31.8    20.12  14.00  19.12   3.29     N.A.    31.67
SWBI  Southwest Bancshares of IL               25.50    2,657      67.8    26.00  18.00  25.62  -0.47   155.00    39.73
SVRN  Sovereign Bancorp of PA                  21.62   89,275   1,930.1    21.62  10.62  19.31  11.96   383.67    97.62
STFR  St. Francis Cap. Corp. of WI             41.50    5,238     217.4    41.50  26.00  40.63   2.14     N.A.    59.62
SPBC  St. Paul Bancorp, Inc. of IL             25.25   34,133     861.9    28.50  14.73  25.00   1.00   126.86    61.14
SFFC  StateFed Financial Corp. of IA           13.37    1,557      20.8    14.12   8.25  13.50  -0.96     N.A.    62.06
SFIN  Statewide Fin. Corp. of NJ               22.50    4,591     103.3    23.37  13.87  23.12  -2.68     N.A.    56.58
STSA  Sterling Financial Corp. of WA           21.25    7,567     160.8    22.50  13.62  21.62  -1.71   133.77    50.50
SFSB  SuburbFed Fin. Corp. of IL               36.00    1,263      45.5    36.00  19.00  34.69   3.78   439.73    89.47
ROSE  T R Financial Corp. of NY*               33.50   17,592     589.3    35.00  15.50  34.00  -1.47     N.A.    88.73
THRD  TF Financial Corp. of PA                 29.75    4,088     121.6    29.75  15.87  28.00   6.25     N.A.    83.08
TPNZ  Tappan Zee Fin., Inc. of NY              20.00    1,488      29.8    22.62  13.62  19.75   1.27     N.A.    46.84
ESBK  The Elmira SB FSB of Elmira NY*          30.00      742      22.3    30.00  15.95  31.25  -4.00   108.77    72.61
TRIC  Tri-County Bancorp of WY                 14.75    1,167      17.2    14.75   9.00  13.75   7.27     N.A.    63.89
TWIN  Twin City Bancorp of TN                  14.12    1,272      18.0    14.50  11.50  14.00   0.86     N.A.    22.78
UFRM  United FS&LA of Rocky Mount NC           10.62    3,074      32.6    12.75   7.75  11.50  -7.65   226.77    24.94
UBMT  United Fin. Corp. of MT                  25.25    1,223      30.9    27.00  18.75  26.00  -2.88   140.48    31.17
VABF  Va. Beach Fed. Fin. Corp of VA           16.62    4,979      82.8    17.62   9.25  17.25  -3.65   254.37    76.06
WHGB  WHG Bancshares of MD                     15.87    1,462      23.2    16.50  12.62  15.87   0.00     N.A.    20.96
WSFS  WSFS Financial Corp. of DE*              20.75   12,442     258.2    20.75   9.87  20.00   3.75   186.21   103.63
WVFC  WVS Financial Corp. of PA*               32.00    1,748      55.9    34.00  23.50  32.00   0.00     N.A.    29.98
WRNB  Warren Bancorp of Peabody MA*            21.62    3,798      82.1    21.62  14.75  20.50   5.46   541.54    44.13
WFSL  Washington FS&LA of Seattle WA           31.87   47,509   1,514.1    33.31  22.39  33.12  -3.77   118.44    32.30
WAMU  Washington Mutual Inc. of WA(8)*         68.62  257,176  17,647.4    72.37  41.25  71.37  -3.85   269.72    58.44
WYNE  Wayne Bancorp of NJ                      22.75    2,014      45.8    24.87  14.12  22.62   0.57     N.A.    49.18
WAYN  Wayne S&L Co. MHC of OH (47.8)           30.25    2,255      32.5    33.00  15.33  33.00  -8.33     N.A.    85.24
WCFB  Wbstr Cty FSB MHC of IA (45.2)           21.25    2,100      20.2    22.00  12.75  21.25   0.00     N.A.    54.55
WBST  Webster Financial Corp. of CT            63.50   13,554     860.7    66.00  35.12  64.00  -0.78   572.67    72.79
WEFC  Wells Fin. Corp. of Wells MN             18.50    1,959      36.2    19.00  12.62  17.50   5.71     N.A.    41.01
WCBI  WestCo Bancorp of IL                     26.50    2,474      65.6    29.25  20.00  26.50   0.00   165.00    23.26
WSTR  WesterFed Fin. Corp. of MT               25.25    5,577     140.8    27.00  17.62  24.75   2.02     N.A.    38.36
WOFC  Western Ohio Fin. Corp. of OH            26.62    2,356      62.7    29.25  20.62  26.87  -0.93     N.A.    22.39

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                Market Capitalization                    Price Change Data
                                             ----------------------------  --------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         -----------------------
                                              Price/   Outst-   Capital-                  Last   Last  Dec 31,  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  1994(2)  1995(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  -------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ(8)             27.62      645      17.8    28.00  15.50  27.62   0.00     N.A.    67.39
WEHO  Westwood Hmstd Fin Corp of OH            14.25    2,782      39.6    18.12  11.50  14.25   0.00     N.A.    17.57
WFI   Winton Financial Corp. of OH             19.75    1,986      39.2    20.50  11.50  20.00  -1.25     N.A.    71.74
FFWD  Wood Bancorp of OH                       18.50    2,119      39.2    19.50  10.50  19.50  -5.13     N.A.    63.28
YFCB  Yonkers Fin. Corp. of NY                 18.75    3,021      56.6    22.00  12.75  19.00  -1.32     N.A.    45.69
YFED  York Financial Corp. of PA               24.87    8,806     219.0    27.25  12.80  25.50  -2.47   163.17    91.31

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(297)                         1.16    1.14    15.35    14.93    147.63
NYSE Traded Companies(11)                         2.59    2.45    21.10    20.39    317.10
AMEX Traded Companies(16)                         0.60    0.71    14.05    13.85    107.51
NASDAQ Listed OTC Companies(270)                  1.13    1.11    15.18    14.75    142.60
California Companies(21)                          1.73    1.61    17.45    16.86    265.86
Florida Companies(5)                              1.17    0.85    11.42    10.73    171.97
Mid-Atlantic Companies(59)                        1.31    1.31    16.00    15.39    164.56
Mid-West Companies(144)                           1.05    1.04    15.12    14.82    126.75
New England Companies(9)                          1.28    1.45    17.22    16.46    232.24
North-West Companies(8)                           1.13    1.07    14.49    13.93    129.56
South-East Companies(38)                          0.99    0.96    14.52    14.22    112.14
South-West Companies(7)                           1.30    1.30    15.15    14.39    194.42
Western Companies (Excl CA)(6)                    1.04    1.03    14.36    13.68     96.29
Thrift Strategy(240)                              1.07    1.08    15.49    15.14    132.41
Mortgage Banker Strategy(35)                      1.60    1.47    15.06    14.14    219.04
Real Estate Strategy(9)                           1.66    1.60    14.81    14.52    225.37
Diversified Strategy(9)                           1.93    1.73    14.11    13.56    195.62
Retail Banking Strategy(4)                       -0.35   -0.45    12.75    12.17    195.11
Companies Issuing Dividends(252)                  1.20    1.18    15.49    15.03    144.34
Companies Without Dividends(45)                   0.90    0.91    14.59    14.36    166.56
Equity/Assets less than 6%(23)                    1.66    1.68    14.11    13.15    285.90
Equity/Assets 6-12%(141)                          1.38    1.34    15.35    14.74    181.81
Equity/Assets greater than 12%(133)               0.86    0.86    15.57    15.41     92.05
Converted Last 3 Mths (no MHC)(4)                 0.53    0.53    12.47    12.47     78.11
Actively Traded Companies(39)                     1.95    1.95    17.26    16.62    228.67
Market Value Below $20 Million(50)                0.79    0.80    14.31    14.27    111.17
Holding Company Structure(264)                    1.14    1.12    15.63    15.21    145.10
Assets Over $1 Billion(60)                        1.83    1.78    17.18    15.98    243.29
Assets $500 Million-$1 Billion(48)                1.25    1.17    14.44    13.93    154.37
Assets $250-$500 Million(64)                      1.16    1.16    15.75    15.37    151.21
Assets less than $250 Million(125)                0.81    0.83    14.68    14.61     99.43
Goodwill Companies(120)                           1.44    1.41    15.78    14.70    193.04
Non-Goodwill Companies(177)                       0.97    0.97    15.07    15.07    117.72
Acquirors of FSLIC Cases(10)                      2.56    2.52    20.88    19.72    332.65

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(61)                           1.58    1.51    15.76    14.91    153.16
NYSE Traded Companies(2)                          2.34    2.29    20.01    12.88    248.52
AMEX Traded Companies(6)                          1.34    1.15    17.59    15.21    172.94
NASDAQ Listed OTC Companies(53)                   1.57    1.52    15.40    14.96    147.13
California Companies(1)                           1.52    1.52    12.32    12.27    114.89
Mid-Atlantic Companies(16)                        1.33    1.29    15.79    13.98    169.89
Mid-West Companies(2)                             0.21    0.26    11.08    10.73     35.43
New England Companies(33)                         1.91    1.80    14.67    14.10    168.95
North-West Companies(4)                           1.05    1.02    11.21    10.83     95.73
South-East Companies(5)                           1.42    1.41    27.07    27.07    100.38
Thrift Strategy(44)                               1.55    1.48    16.33    15.41    148.82
Mortgage Banker Strategy(7)                       1.58    1.55    14.32    13.84    180.63
Real Estate Strategy(5)                           1.78    1.67    11.27    11.24    105.38
Diversified Strategy(5)                           1.80    1.75    13.54    12.55    190.42
Companies Issuing Dividends(53)                   1.57    1.49    16.48    15.52    161.86
Companies Without Dividends(8)                    1.69    1.67    10.85    10.74     93.52
Equity/Assets less than 6%(5)                     1.23    1.01     7.70     7.47    153.80
Equity/Assets 6-12%(40)                           1.92    1.83    15.47    14.23    182.15
Equity/Assets greater than 12%(16)                0.93    0.95    18.43    18.26     89.58
Actively Traded Companies(18)                     1.97    1.86    15.73    14.92    183.84
Market Value Below $20 Million(3)                 0.53    0.59    14.56    14.32     57.53
Holding Company Structure(41)                     1.51    1.45    15.91    15.20    137.18
Assets Over $1 Billion(14)                        1.83    1.78    15.82    14.09    187.28
Assets $500 Million-$1 Billion(16)                1.93    1.81    16.83    15.48    191.21
Assets $250-$500 Million(13)                      1.17    1.11    12.82    12.51    120.44
Assets less than $250 Million(18)                 1.38    1.34    16.93    16.80    116.44
Goodwill Companies(31)                            1.73    1.63    16.49    14.81    192.94
Non-Goodwill Companies(30)                        1.43    1.39    15.01    15.01    111.90

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                          0.68    0.67    10.72    10.65     95.80
BIF-Insured Thrifts(3)                            1.06    0.85    10.76    10.12    101.07
NASDAQ Listed OTC Companies(23)                   0.75    0.70    10.73    10.55     96.73
Florida Companies(3)                              1.00    0.89    14.22    14.18    146.68
Mid-Atlantic Companies(11)                        0.57    0.56     9.17     8.86     76.90
Mid-West Companies(7)                             0.82    0.85    12.01    11.98    106.48
New England Companies(1)                          1.44    0.93    11.41    11.40    126.48
Thrift Strategy(22)                               0.71    0.69    10.69    10.50     94.87
Diversified Strategy(1)                           1.44    0.93    11.41    11.40    126.48
Companies Issuing Dividends(22)                   0.76    0.71    10.76    10.58     98.10
Companies Without Dividends(1)                    0.56    0.54    10.22    10.22     74.79
Equity/Assets 6-12%(16)                           0.82    0.74    10.90    10.65    109.96
Equity/Assets greater than 12%(7)                 0.57    0.61    10.33    10.33     64.98
Holding Company Structure(2)                      1.05    0.94    12.02    10.10    100.68
Assets Over $1 Billion(6)                         0.83    0.64     8.38     8.15     97.01
Assets $500 Million-$1 Billion(2)                 1.07    0.98    15.79    15.79    139.20
Assets $250-$500 Million(5)                       0.88    0.85    11.27    11.23    109.10
Assets less than $250 Million(10)                 0.64    0.65    11.03    10.82     87.76
Goodwill Companies(9)                             0.92    0.78     9.94     9.44    108.33
Non-Goodwill Companies(14)                        0.65    0.67    11.16    11.16     90.40
MHC Institutions(23)                              0.75    0.70    10.73    10.55     96.73

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 3.94    3.37    20.17    17.13    495.70
CSA   Coast Savings Financial of CA               2.94    3.14    25.21    24.92    484.90
CFB   Commercial Federal Corp. of NE              3.02    3.02    20.59    18.42    333.94
DME   Dime Bancorp, Inc. of NY*                   1.30    1.28    10.38     9.88    191.28
DSL   Downey Financial Corp. of CA                1.49    1.43    15.61    15.41    218.81
EBI   Equality Bancorp of St Louis                0.53    0.53     9.95     9.95    100.33
FED   FirstFed Fin. Corp. of CA                   2.19    2.18    20.01    19.82    387.78
GSB   Glendale Fed. Bk, FSB of CA                 1.76    2.11    18.39    16.46    325.68
GDW   Golden West Fin. Corp. of CA                5.93    5.83    45.36    45.36    691.01
GPT   GreenPoint Fin. Corp. of NY*                3.38    3.30    29.63    15.88    305.75
JSB   JSB Financial, Inc. of NY                   2.97    2.64    35.91    35.91    154.68
NYB   New York Bancorp, Inc. of NY                2.40    2.46     7.93     7.93    152.17
WES   Westcorp Inc. of Orange CA                  1.31    0.28    13.00    12.97    143.10

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  0.97    0.94    17.22    17.22    101.60
ANE   Alliance Bancorp of New Englan*             1.15    1.06    10.95    10.68    148.69
BKC   American Bank of Waterbury CT*              3.27    2.76    23.23    22.38    263.69
BFD   BostonFed Bancorp of MA                     1.16    1.05    14.48    13.94    170.04
CFX   CFX Corp of NH(8)*                          0.58    0.78    10.25     9.88    117.66
CNY   Carver Bancorp, Inc. of NY                 -0.26    0.02    15.09    14.50    179.59
CBK   Citizens First Fin.Corp. of IL              0.63    0.56    14.79    14.79    107.57
ESX   Essex Bancorp of VA(8)                      0.20    0.18     0.03    -0.14    181.37
FCB   Falmouth Co-Op Bank of MA*                  0.52    0.49    15.40    15.40     64.55
FAB   FirstFed America Bancorp of MA              0.06    0.54    14.52    14.52    118.99
GAF   GA Financial Corp. of PA                    0.94    0.91    14.72    14.58    100.63
KNK   Kankakee Bancorp of IL                      2.15    2.11    27.25    25.69    238.38
KYF   Kentucky First Bancorp of KY                0.78    0.77    11.29    11.29     67.60
MBB   MSB Bancorp of Middletown NY*               0.79    0.52    21.15    10.38    286.18
PDB   Piedmont Bancorp of NC                     -0.11    0.25     7.56     7.56     46.00
SSB   Scotland Bancorp of NC                      0.66    0.65     7.61     7.61     33.65
SZB   SouthFirst Bancshares of AL                -0.03    0.25    16.06    16.06    114.72
SRN   Southern Banc Company of AL                 0.12    0.43    14.58    14.43     85.72
SSM   Stone Street Bancorp of NC                  0.86    0.86    16.32    16.32     55.20
TSH   Teche Holding Company of LA                 1.12    1.07    15.81    15.81    117.54
FTF   Texarkana Fst. Fin. Corp of AR              1.61    1.61    15.32    15.32    100.01
THR   Three Rivers Fin. Corp. of MI               0.62    0.90    15.54    15.48    115.45
WSB   Washington SB, FSB of MD                    0.25    0.35     5.16     5.16     61.61

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.84    0.91    21.75    21.33    251.38
AFED  AFSALA Bancorp, Inc. of NY                  0.82    0.82    14.74    14.74    109.40
ALBK  ALBANK Fin. Corp. of Albany NY              2.89    2.87    26.69    23.51    288.76
AMFC  AMB Financial Corp. of IN                   0.98    0.69    14.95    14.95    107.25
ASBP  ASB Financial Corp. of OH                   0.64    0.60    10.30    10.30     66.15
ABBK  Abington Savings Bank of MA*                2.29    2.04    19.43    17.61    272.62
AABC  Access Anytime Bancorp of NM                1.26    1.17     7.51     7.51     86.80
AFBC  Advance Fin. Bancorp of WV                  0.83    0.81    15.02    15.02     97.52
AADV  Advantage Bancorp of WI(8)                  3.30    2.96    30.59    28.46    320.60
AFCB  Affiliated Comm BC, Inc of MA               1.78    1.76    16.97    16.87    173.81
ALBC  Albion Banc Corp. of Albion NY              1.31    1.29    24.26    24.26    283.24

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                        1.06    1.18    16.10    15.90    170.97
ATSB  AmTrust Capital Corp. of IN                 0.54    0.31    14.48    14.33    132.48
AHCI  Ambanc Holding Co., Inc. of NY*            -0.65   -0.68    14.57    14.57    112.63
ASBI  Ameriana Bancorp of IN                      1.13    1.03    13.63    13.63    121.64
AFFFZ America First Fin. Fund of CA(8)            7.31    7.39    31.32    30.99    374.40
ABCW  Anchor Bancorp Wisconsin of WI              2.09    1.95    13.82    13.58    215.90
ANDB  Andover Bancorp, Inc. of MA*                2.51    2.45    20.20    20.20    248.71
ASFC  Astoria Financial Corp. of NY               2.96    2.80    29.51    24.96    382.48
AVND  Avondale Fin. Corp. of IL                  -3.37   -3.43    13.18    13.18    170.79
BKCT  Bancorp Connecticut of CT*                  1.12    1.02     8.96     8.96     83.33
BPLS  Bank Plus Corp. of CA                       0.65    0.54     9.16     9.15    202.69
BWFC  Bank West Fin. Corp. of MI                  0.59    0.32     8.87     8.87     62.68
BANC  BankAtlantic Bancorp of FL                  1.22    0.64     7.03     5.81    127.72
BKUNA BankUnited SA of FL                         0.49    0.44     7.03     5.53    225.05
BVCC  Bay View Capital Corp. of CA                1.42    1.59    14.81    12.37    254.59
FSNJ  Bayonne Banchsares of NJ                    0.25    0.35    10.58    10.58     67.73
BFSB  Bedford Bancshares of VA                    1.39    1.38    17.18    17.18    121.87
BFFC  Big Foot Fin. Corp. of IL                   0.42    0.42    14.97    14.97     85.62
BSBC  Branford SB of CT(8)*                       0.31    0.31     2.69     2.69     27.88
BYFC  Broadway Fin. Corp. of CA                   0.38    0.48    14.77    14.77    150.11
CBES  CBES Bancorp of MO                          1.18    1.07    17.60    17.60    104.03
CCFH  CCF Holding Company of GA                   0.16   -0.18    14.21    14.21    133.34
CENF  CENFED Financial Corp. of CA                2.41    2.17    21.51    21.48    386.76
CFSB  CFSB Bancorp of Lansing MI                  1.98    1.86    13.03    13.03    169.05
CKFB  CKF Bancorp of Danville KY                  1.22    0.91    15.69    15.69     66.30
CNSB  CNS Bancorp of MO                           0.47    0.47    14.34    14.34     58.93
CSBF  CSB Financial Group Inc of IL*              0.16    0.26    12.98    12.27     51.85
CBCI  Calumet Bancorp of Chicago IL               2.27    2.23    25.01    25.01    154.25
CAFI  Camco Fin. Corp. of OH                      1.73    1.46    14.98    13.87    156.25
CMRN  Cameron Fin. Corp. of MO                    0.98    0.98    17.43    17.43     82.94
CAPS  Capital Savings Bancorp of MO(8)            1.20    1.18    11.70    11.70    128.04
CFNC  Carolina Fincorp of NC*                     0.70    0.68    13.92    13.92     61.63
CASB  Cascade SB of Everett WA(8)                 0.65    0.65     8.36     8.36    125.91
CATB  Catskill Fin. Corp. of NY*                  0.84    0.85    15.41    15.41     62.19
CNIT  Cenit Bancorp of Norfolk VA                 3.39    3.15    29.47    26.99    424.25
CEBK  Central Co-Op. Bank of MA*                  1.45    1.47    17.40    15.57    175.28
CENB  Century Bancshares of NC*                   4.19    4.20    75.12    75.12    248.00
CBSB  Charter Financial Inc. of IL(8)             1.05    1.47    13.71    12.13     94.76
COFI  Charter One Financial of OH                 3.64    3.56    21.63    19.86    306.62
CVAL  Chester Valley Bancorp of PA                1.36    1.30    12.75    12.75    147.25
CTZN  CitFed Bancorp of Dayton OH                 1.98    1.98    15.92    14.47    253.74
CLAS  Classic Bancshares of KY                    0.51    0.69    14.93    12.63    100.19
CMSB  Cmnwealth Bancorp of PA                     1.02    0.86    13.02    10.15    140.25
CBSA  Coastal Bancorp of Houston TX               2.40    2.47    20.36    17.12    586.85
CFCP  Coastal Fin. Corp. of SC                    1.25    1.08     6.97     6.97    106.31
CMSV  Commty. Svgs, MHC of FL (48.5)              1.07    0.98    15.79    15.79    139.20
CFTP  Community Fed. Bancorp of MS                0.66    0.65    12.47    12.47     46.65
CFFC  Community Fin. Corp. of VA                  1.50    1.51    18.99    18.99    143.75
CFBC  Community First Bnkg Co. of GA              1.29    1.29    29.10    28.71    163.45
CIBI  Community Inv. Bancorp of OH                1.01    1.01    12.10    12.10    102.98
COOP  Cooperative Bk.for Svgs. of NC              0.73    0.73     9.27     9.27    120.53
CRZY  Crazy Woman Creek Bncorp of WY              0.72    0.73    14.88    14.88     62.78
DNFC  D&N Financial Corp. of MI                   1.68    1.55    11.18    11.06    212.77
DCBI  Delphos Citizens Bancorp of OH              0.82    0.82    14.65    14.65     55.00
DIME  Dime Community Bancorp of NY                1.10    1.07    14.81    12.76    109.73

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*                 3.05    3.04    14.54    14.12    178.52
EGLB  Eagle BancGroup of IL                       0.46    0.36    17.03    17.03    143.71
EBSI  Eagle Bancshares of Tucker GA               0.88    0.89    12.59    12.59    154.03
EGFC  Eagle Financial Corp. of CT(8)              0.90    1.30    22.91    18.23    332.04
ETFS  East Texas Fin. Serv. of TX                 0.75    0.70    20.35    20.35    113.01
EMLD  Emerald Financial Corp of OH                1.20    1.11     9.28     9.15    118.99
EIRE  Emerald Island Bancorp, MA(8)*              1.60    1.70    13.77    13.77    197.11
EFBC  Empire Federal Bancorp of MT                0.35    0.46    14.76    14.76     42.30
EFBI  Enterprise Fed. Bancorp of OH               1.19    0.99    15.82    15.81    138.41
EQSB  Equitable FSB of Wheaton MD                 2.20    3.51    25.80    25.80    511.96
FCBF  FCB Fin. Corp. of Neenah WI                 0.61    0.47    19.74    19.74    134.88
FFBS  FFBS Bancorp of Columbus MS                 1.16    1.16    14.34    14.34     85.85
FFDF  FFD Financial Corp. of OH                   1.16    0.57    14.86    14.86     61.05
FFLC  FFLC Bancorp of Leesburg FL                 0.94    0.89    13.73    13.73     99.97
FFFC  FFVA Financial Corp. of VA                  1.70    1.63    16.70    16.36    125.45
FFWC  FFW Corporation of Wabash IN                2.43    2.38    24.63    22.36    253.80
FFYF  FFY Financial Corp. of OH                   1.87    1.84    20.30    20.30    148.22
FMCO  FMS Financial Corp. of NJ                   2.34    2.32    15.80    15.57    243.58
FFHH  FSF Financial Corp. of MN                   1.04    1.03    14.41    14.41    128.95
FOBC  Fed One Bancorp of Wheeling WV              1.38    1.38    16.85    16.10    150.75
FBCI  Fidelity Bancorp of Chicago IL              0.33    1.04    18.66    18.63    178.13
FSBI  Fidelity Bancorp, Inc. of PA                1.75    1.71    16.64    16.64    244.98
FFFL  Fidelity FSB, MHC of FL (47.7)              0.93    0.79    12.65    12.57    154.16
FFED  Fidelity Fed. Bancorp of IN                 0.67    0.65     5.15     5.15     84.32
FFOH  Fidelity Financial of OH                    0.76    0.85    12.34    10.95     94.75
FIBC  Financial Bancorp, Inc. of NY               1.46    1.56    15.71    15.63    173.66
FBSI  First Bancshares of MO                      1.74    1.57    20.73    20.73    148.91
FBBC  First Bell Bancorp of PA                    1.18    1.15    11.02    11.02    104.63
FBER  First Bergen Bancorp of NJ                  0.71    0.71    13.57    13.57     99.39
SKBO  First Carnegie,MHC of PA(45.0)              0.33    0.33    10.52    10.52     63.97
FSTC  First Citizens Corp of GA                   2.17    1.94    12.44     9.81    122.97
FCME  First Coastal Corp. of ME*                  4.52    4.34    10.66    10.66    109.32
FFBA  First Colorado Bancorp of Co                1.11    1.10    12.00    11.85     91.76
FDEF  First Defiance Fin.Corp. of OH              0.63    0.61    12.61    12.61     64.12
FESX  First Essex Bancorp of MA*                  1.33    1.14    11.90    10.41    160.71
FFES  First FS&LA of E. Hartford CT               1.92    2.18    24.40    24.40    368.16
FFSX  First FS&LA. MHC of IA (46.1)               1.18    1.15    14.08    13.96    161.26
BDJI  First Fed. Bancorp. of MN                   1.05    1.03    17.74    17.74    165.66
FFBH  First Fed. Bancshares of AR                 1.13    1.08    16.64    16.64    111.75
FTFC  First Fed. Capital Corp. of WI              1.80    1.49    11.46    10.80    170.18
FFKY  First Fed. Fin. Corp. of KY                 1.46    1.45    12.60    11.89     91.99
FFBZ  First Federal Bancorp of OH                 1.25    1.26     9.92     9.91    129.34
FFCH  First Fin. Holdings Inc. of SC              2.22    2.16    16.45    16.45    268.99
FFBI  First Financial Bancorp of IL              -0.15    0.94    18.10    18.10    202.99
FFHS  First Franklin Corp. of OH                  1.05    1.24    17.49    17.39    193.95
FGHC  First Georgia Hold. Corp of GA              0.32    0.25     4.21     3.86     51.24
FSPG  First Home Bancorp of NJ                    1.74    1.70    13.31    13.11    193.90
FFSL  First Independence Corp. of KS              0.73    0.73    11.79    11.79    115.05
FISB  First Indiana Corp. of IN                   1.62    1.33    14.13    13.96    146.49
FKFS  First Keystone Fin. Corp of PA              2.15    1.97    20.16    20.16    304.10
FLKY  First Lancaster Bncshrs of KY               0.53    0.53    14.62    14.62     49.62
FLFC  First Liberty Fin. Corp. of GA              1.32    1.08    12.30    11.09    166.85
CASH  First Midwest Fin. Corp. of IA              1.35    1.29    16.11    14.31    149.90
FMBD  First Mutual Bancorp of IL                  0.35    0.32    15.37    11.72    114.74
FMSB  First Mutual SB of Bellevue WA*             1.07    1.05     7.53     7.53    110.92

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI              0.66    0.63     8.24     8.24     74.29
FFPB  First Palm Beach Bancorp of FL              1.85    1.55    22.39    21.87    358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)            1.14    1.19    12.39    11.26    130.45
SOPN  First SB, SSB, Moore Co. of NC              1.32    1.32    18.43    18.43     80.10
FWWB  First Savings Bancorp of WA*                0.99    0.94    14.92    13.78    104.83
FSFF  First SecurityFed Fin of IL                 0.61    0.61    12.80    12.80     47.35
SHEN  First Shenango Bancorp of PA                2.26    2.25    22.55    22.55    194.02
FBNW  FirstBank Corp of Clarkston WA              0.33    0.15    14.73    14.73     89.65
FFDB  FirstFed Bancorp of AL                      1.59    1.55    14.77    13.51    153.31
FSPT  FirstSpartan Fin. Corp. of SC               1.25    1.25    29.17    29.17    108.87
FLAG  Flag Financial Corp of GA                   1.01    0.84    10.66    10.66    117.07
FLGS  Flagstar Bancorp, Inc of MI                 1.66    0.83     8.89     8.54    148.74
FFIC  Flushing Fin. Corp. of NY*                  0.99    1.04    17.08    16.40    120.27
FBHC  Fort Bend Holding Corp. of TX               1.23    1.03    11.88    11.09    192.88
FTSB  Fort Thomas Fin. Corp. of KY                0.76    0.76    10.56    10.56     65.45
FKKYD Frankfort First Bancorp of KY               0.07    0.51    13.67    13.67     81.25
FTNB  Fulton Bancorp of MO                        0.73    0.63    14.88    14.88     60.33
GFSB  GFS Bancorp of Grinnell IA                  1.15    1.15    11.01    11.01     95.64
GUPB  GFSB Bancorp of Gallup NM                   0.97    0.97    17.60    17.60    137.28
GSLA  GS Financial Corp. of LA                    0.41    0.41    16.44    16.44     38.12
GOSB  GSB Financial Corp. of NY                   0.52    0.44    13.78    13.78     50.92
GWBC  Gateway Bancorp of KY(8)                    0.59    0.59    16.14    16.14     58.19
GBCI  Glacier Bancorp of MT                       1.22    1.25     8.41     8.21     84.21
GFCO  Glenway Financial Corp. of OH               0.99    0.96    12.17    12.03    128.62
GTPS  Great American Bancorp of IL                0.42    0.47    16.80    16.80     82.24
GTFN  Great Financial Corp. of KY(8)              2.20    1.62    21.08    20.23    209.33
GSBC  Great Southern Bancorp of MO                1.57    1.48     7.79     7.79     90.04
GDVS  Greater DV SB,MHC of PA (19.9)*             0.68    0.68     8.85     8.85     76.04
GSFC  Green Street Fin. Corp. of NC               0.65    0.65    14.65    14.65     41.41
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           0.62    0.60     8.76     8.76     67.24
HCBB  HCB Bancshares of AR                        0.09    0.10    14.27    13.73     75.75
HEMT  HF Bancorp of Hemet CA                      0.05    0.28    13.26    11.05    167.20
HFFC  HF Financial Corp. of SD                    2.05    1.88    19.33    19.33    205.10
HFNC  HFNC Financial Corp. of NC                  0.62    0.53     9.48     9.48     50.42
HMNF  HMN Financial, Inc. of MN                   1.34    1.13    20.09    20.09    135.05
HALL  Hallmark Capital Corp. of WI                0.91    0.89    10.59    10.59    145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)             2.68    2.66    19.47    18.85    227.43
HRBF  Harbor Federal Bancorp of MD                0.91    0.91    16.75    16.75    128.29
HFSA  Hardin Bancorp of Hardin MO                 0.94    0.89    15.76    15.76    136.63
HARL  Harleysville SA of PA                       2.05    2.06    13.76    13.76    207.73
HFGI  Harrington Fin. Group of IN                 0.67    0.56     7.74     7.74    159.98
HARS  Harris SB, MHC of PA (24.3)                 0.52    0.43     5.12     4.53     62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73    14.49    14.49     53.80
HHFC  Harvest Home Fin. Corp. of OH               0.23    0.50    11.35    11.35     90.82
HAVN  Haven Bancorp of Woodhaven NY               1.31    1.32    12.53    12.49    208.99
HTHR  Hawthorne Fin. Corp. of CA                  2.37    2.28    14.01    14.01    288.59
HMLK  Hemlock Fed. Fin. Corp. of IL               0.28    0.61    15.06    15.06     77.99
HBNK  Highland Federal Bank of CA                 2.41    1.83    17.20    17.20    224.34
HIFS  Hingham Inst. for Sav. of MA*               1.98    1.98    16.11    16.11    165.96
HBEI  Home Bancorp of Elgin IL                    0.43    0.43    13.77    13.77     49.96
HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15    17.62    17.62    132.62
HBBI  Home Building Bancorp of IN                 1.05    1.03    18.89    18.89    133.80
HCFC  Home City Fin. Corp. of OH                  0.92    0.93    15.19    15.19     77.47
HOMF  Home Fed Bancorp of Seymour IN              1.74    1.58    11.78    11.43    136.05
HWEN  Home Financial Bancorp of IN                0.74    0.64    15.59    15.59     88.84

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*              1.75    1.74    11.65    11.65    109.13
HMCI  Homecorp, Inc. of Rockford IL(8)            0.99    0.80    13.07    13.07    191.38
HZFS  Horizon Fin'l. Services of IA               0.77    0.62    10.27    10.27    103.15
HRZB  Horizon Financial Corp. of WA*              1.09    1.07    11.17    11.17     71.43
IBSF  IBS Financial Corp. of NJ                   0.53    0.53    11.69    11.69     67.11
ISBF  ISB Financial Corp. of LA                   0.97    0.96    16.70    14.29    138.54
ITLA  Imperial Thrift & Loan of CA*               1.52    1.52    12.32    12.27    114.89
IFSB  Independence FSB of DC                      0.65    0.54    13.89    12.28    201.76
INCB  Indiana Comm. Bank, SB of IN(8)             0.53    0.53    12.38    12.38    104.22
INBI  Industrial Bancorp of OH                    0.98    1.03    11.76    11.76     68.45
IWBK  Interwest SB of Oak Harbor WA               2.52    2.32    16.13    15.84    254.25
IPSW  Ipswich SB of Ipswich MA*                   0.88    0.70     4.78     4.78     85.16
JXVL  Jacksonville Bancorp of TX                  0.90    1.18    13.55    13.55     90.84
JXSB  Jcksnville SB,MHC of IL (45.6)              0.80    0.80    13.63    13.63    129.12
JSBA  Jefferson Svgs Bancorp of MO                0.90    1.85    22.03    17.09    258.09
JOAC  Joachim Bancorp of MO                       0.39    0.39    13.67    13.67     48.58
KSAV  KS Bancorp of Kenly NC                      1.40    1.39    16.45    16.44    124.22
KSBK  KSB Bancorp of Kingfield ME(8)*             1.08    1.10     8.46     8.00    117.84
KFBI  Klamath First Bancorp of OR                 0.85    0.85    14.42    13.11     97.82
LSBI  LSB Fin. Corp. of Lafayette IN              1.61    1.42    18.88    18.88    218.63
LVSB  Lakeview SB of Paterson NJ                  1.34    0.97    13.71    11.74    112.19
LARK  Landmark Bancshares of KS                   1.14    1.35    18.62    18.62    135.05
LARL  Laurel Capital Group of PA                  2.09    2.02    15.20    15.20    145.21
LSBX  Lawrence Savings Bank of MA*                1.42    1.41     7.84     7.84     82.39
LFED  Leeds FSB, MHC of MD (36.3)                 0.64    0.64     9.16     9.16     55.08
LXMO  Lexington B&L Fin. Corp. of MO              0.55    0.71    14.74    14.74     52.05
LIFB  Life Bancorp of Norfolk VA(8)               1.35    1.25    16.17    15.73    150.93
LFBI  Little Falls Bancorp of NJ                  0.66    0.60    14.53    13.40    124.40
LOGN  Logansport Fin. Corp. of IN                 0.91    0.95    12.86    12.86     68.04
LONF  London Financial Corp. of OH                0.75    0.70    14.77    14.77     74.19
LISB  Long Island Bancorp, Inc of NY              2.06    1.74    22.74    22.53    246.88
MAFB  MAF Bancorp of IL                           2.48    2.46    17.22    15.13    221.04
MBLF  MBLA Financial Corp. of MO                  1.45    1.48    22.36    22.36    176.67
MFBC  MFB Corp. of Mishawaka IN                   1.21    1.21    20.30    20.30    155.01
MLBC  ML Bancorp of Villanova PA(8)               1.20    0.86    13.51    12.61    195.16
MSBF  MSB Financial Corp. of MI                   0.86    0.83    10.32    10.32     62.41
MARN  Marion Capital Holdings of IN               1.67    1.65    22.22    22.22    101.25
MRKF  Market Fin. Corp. of OH                     0.38    0.38    14.89    14.89     42.01
MFSL  Maryland Fed. Bancorp of MD                 1.08    1.56    15.00    14.81    178.98
MASB  MassBank Corp. of Reading MA*               2.78    2.61    28.24    27.82    261.94
MFLR  Mayflower Co-Op. Bank of MA*                1.46    1.38    13.98    13.75    144.98
MECH  Mechanics SB of Hartford CT*                2.64    2.63    16.33    16.33    156.95
MDBK  Medford Bank of Medford, MA*                2.49    2.32    21.96    20.58    243.63
MERI  Meritrust FSB of Thibodaux LA(8)            3.42    3.42    24.90    24.90    301.44
MWBX  MetroWest Bank of MA*                       0.54    0.54     3.13     3.13     41.97
MCBS  Mid Continent Bancshares of KS(8)           2.13    2.21    20.38    20.38    206.56
MIFC  Mid Iowa Financial Corp. of IA              0.71    1.00     7.00     6.99     74.82
MCBN  Mid-Coast Bancorp of ME                     1.92    1.82    22.65    22.65    263.83
MWBI  Midwest Bancshares, Inc. of IA              1.21    1.07    10.18    10.18    147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)             1.39    1.37    11.21    10.81    127.18
MFFC  Milton Fed. Fin. Corp. of OH                0.60    0.53    11.45    11.45     91.09
MIVI  Miss. View Hold. Co. of MN                  0.66    0.97    17.80    17.80     94.29
MBSP  Mitchell Bancorp of NC*                     0.59    0.59    15.36    15.36     37.15
MBBC  Monterey Bay Bancorp of CA                  0.58    0.53    14.59    13.53    126.83
MONT  Montgomery Fin. Corp. of IN                 0.42    0.42    11.81    11.81     61.70

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI               0.15    0.08     9.73     9.73    152.87
NHTB  NH Thrift Bancshares of NH                  0.99    0.80    12.04    10.34    153.90
NSLB  NS&L Bancorp of Neosho MO                   0.41    0.64    16.52    16.52     84.46
NMSB  Newmil Bancorp. of CT*                      0.70    0.67     8.42     8.42     82.77
NASB  North American SB of MO                     4.10    3.86    25.37    24.52    330.46
NBSI  North Bancshares of Chicago IL              0.79    0.69    17.04    17.04    126.90
FFFD  North Central Bancshares of IA              1.16    1.16    15.13    15.13     66.03
NBN   Northeast Bancorp of ME*                    1.37    1.13    14.27    12.61    205.13
NEIB  Northeast Indiana Bncrp of IN               1.18    1.18    15.51    15.51    107.95
NWEQ  Northwest Equity Corp. of WI                1.17    1.13    13.51    13.51    115.56
NWSB  Northwest SB, MHC of PA (30.7)              0.41    0.41     4.33     4.09     44.93
NSSY  Norwalk Savings Society of CT*              2.40    2.74    20.49    19.76    254.37
NSSB  Norwich Financial Corp. of CT*              1.47    1.36    15.05    13.67    129.02
NTMG  Nutmeg FS&LA of CT                          0.60    0.43     5.88     5.88    106.64
OHSL  OHSL Financial Corp. of OH                  1.65    1.60    20.74    20.74    189.96
OCFC  Ocean Fin. Corp. of NJ                      1.68    1.66    27.63    27.63    182.15
OCN   Ocwen Financial Corp. of FL                 1.34    0.75     6.91     6.73     48.86
OTFC  Oregon Trail Fin. Corp of OR                0.59    0.59    13.29    13.29     55.34
PBHC  OswegoCity SB, MHC of NY (46.)*             1.05    0.94    12.02    10.10    100.68
OFCP  Ottawa Financial Corp. of MI                1.29    1.26    14.15    11.43    161.96
PFFB  PFF Bancorp of Pomona CA                    0.65    0.66    14.69    14.53    146.09
PSFI  PS Financial of Chicago IL                  0.72    0.73    14.76    14.76     39.55
PVFC  PVF Capital Corp. of OH                     1.90    1.82    10.63    10.63    147.98
PALM  Palfed, Inc. of Aiken SC(8)                 0.49    0.84    10.74    10.74    126.16
PBCI  Pamrapo Bancorp, Inc. of NJ                 1.73    1.71    16.89    16.77    130.83
PFED  Park Bancorp of Chicago IL                  0.80    0.83    16.61    16.61     71.79
PVSA  Parkvale Financial Corp of PA               2.05    2.05    15.20    15.10    196.91
PEEK  Peekskill Fin. Corp. of NY                  0.66    0.66    14.81    14.81     56.76
PFSB  PennFed Fin. Services of NJ                 2.14    2.14    20.72    17.54    282.80
PWBC  PennFirst Bancorp of PA                     0.95    0.95    12.96    11.53    154.87
PWBK  Pennwood SB of PA*                          0.83    0.91    15.33    15.33     83.59
PBKB  People's SB of Brockton MA*                 1.44    0.75     8.96     8.59    218.54
PFDC  Peoples Bancorp of Auburn IN                1.24    1.24    13.06    13.06     85.67
PBCT  Peoples Bank, MHC of CT (40.1)*             1.44    0.93    11.41    11.40    126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)           0.87    0.61    11.97    10.77     70.63
PFFC  Peoples Fin. Corp. of OH                    0.53    0.53    15.78    15.78     58.01
PHBK  Peoples Heritage Fin Grp of ME*             2.51    2.51    16.42    14.01    220.42
PSFC  Peoples Sidney Fin. Corp of OH              0.56    0.56    14.57    14.57     57.61
PERM  Permanent Bancorp of IN                     1.26    1.25    19.51    19.25    206.17
PMFI  Perpetual Midwest Fin. of IA                0.84    0.68    18.24    18.24    214.45
PERT  Perpetual of SC, MHC (46.8)(8)              1.17    1.58    20.13    20.13    170.24
PCBC  Perry Co. Fin. Corp. of MO                  0.90    1.04    18.80    18.80     97.95
PHFC  Pittsburgh Home Fin. of PA                  1.01    0.90    14.63    14.48    138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)           1.46    1.44    14.86    14.86    234.94
PTRS  Potters Financial Corp of OH                1.20    1.18    11.20    11.20    127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)            0.37    0.37     5.91     5.91     70.19
PHSB  Ppls Home SB, MHC of PA (45.0)              0.56    0.54    10.22    10.22     74.79
PRBC  Prestige Bancorp of PA                      0.85    0.85    16.88    16.88    150.64
PFNC  Progress Financial Corp. of PA              0.90    0.71     5.81     5.18    108.91
PSBK  Progressive Bank, Inc. of NY*               2.20    2.16    20.18    18.17    231.09
PROV  Provident Fin. Holdings of CA               0.94    0.44    17.66    17.66    132.47
PULB  Pulaski SB, MHC of MO (29.8)                0.68    0.90    11.23    11.23     86.07
PLSK  Pulaski SB, MHC of NJ (46.0)                0.54    0.54    10.36    10.36     86.47
PULS  Pulse Bancorp of S. River NJ                1.84    1.86    14.02    14.02    170.73
QCFB  QCF Bancorp of Virginia MN                  1.46    1.46    19.84    19.84    113.41

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA                   1.20    1.15    15.33    15.33    181.26
QCSB  Queens County Bancorp of NY*                1.44    1.45    11.44    11.44    102.00
RARB  Raritan Bancorp. of Raritan NJ*             1.63    1.61    12.65    12.45    171.70
REDF  RedFed Bancorp of Redlands CA               1.28    1.28    11.21    11.17    134.74
RELY  Reliance Bancorp, Inc. of NY                1.96    2.07    19.29    14.17    233.56
RELI  Reliance Bancshares Inc of WI*              0.25    0.26     9.18     9.18     19.01
RIVR  River Valley Bancorp of IN                  0.46    0.62    14.63    14.41    118.02
RVSB  Riverview Bancorp of WA                     0.47    0.45     9.56     9.20     46.06
RSLN  Roslyn Bancorp, Inc. of NY*                 0.73    0.93    14.04    13.97     79.61
SCCB  S. Carolina Comm. Bnshrs of SC              0.75    0.75    17.35    17.35     65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)              0.44    0.51    11.92    11.92    127.71
SFED  SFS Bancorp of Schenectady NY               0.94    0.94    17.64    17.64    141.42
SGVB  SGV Bancorp of W. Covina CA                 0.65    0.71    12.99    12.79    174.63
SHSB  SHS Bancorp, Inc. of PA                     0.41    0.41    13.83    13.83    109.44
SISB  SIS Bancorp Inc of MA*                      2.05    2.03    19.16    19.16    260.35
SWCB  Sandwich Co-Op. Bank of MA*                 2.44    2.39    21.16    20.34    266.68
SFSL  Security First Corp. of OH                  1.14    1.15     8.31     8.18     89.69
SMFC  Sho-Me Fin. Corp. of MO(8)                  2.71    2.57    20.77    20.77    230.05
SKAN  Skaneateles Bancorp Inc of NY*              1.20    1.16    12.10    11.75    172.81
SOBI  Sobieski Bancorp of S. Bend IN              0.64    0.59    15.99    15.99    108.19
SOSA  Somerset Savings Bank of MA(8)*             0.32    0.31     2.06     2.06     31.25
SSFC  South Street Fin. Corp. of NC*              0.63    0.65    13.73    13.73     53.50
SCBS  Southern Commun. Bncshrs of AL              0.33    0.54    13.20    13.20     61.89
SMBC  Southern Missouri Bncrp of MO               0.94    0.90    16.36    16.36    101.30
SWBI  Southwest Bancshares of IL                  1.50    1.45    16.01    16.01    141.14
SVRN  Sovereign Bancorp of PA                     0.51    0.74     7.24     5.91    163.55
STFR  St. Francis Cap. Corp. of WI                2.24    2.21    24.54    21.71    317.04
SPBC  St. Paul Bancorp, Inc. of IL                1.39    1.39    11.98    11.95    133.26
SFFC  StateFed Financial Corp. of IA              0.69    0.69     9.86     9.86     56.22
SFIN  Statewide Fin. Corp. of NJ                  1.19    1.19    14.34    14.31    153.15
STSA  Sterling Financial Corp. of WA              1.04    0.94    12.98    11.88    247.19
SFSB  SuburbFed Fin. Corp. of IL                  1.23    1.79    21.90    21.82    337.85
ROSE  T R Financial Corp. of NY*                  1.88    1.69    13.09    13.09    209.84
THRD  TF Financial Corp. of PA                    1.22    1.05    17.79    15.71    152.97
TPNZ  Tappan Zee Fin., Inc. of NY                 0.58    0.57    14.20    14.20     83.43
ESBK  The Elmira SB FSB of Elmira NY*             1.27    1.03    19.55    19.03    307.64
TRIC  Tri-County Bancorp of WY                    0.78    0.79    11.57    11.57     75.56
TWIN  Twin City Bancorp of TN                     0.71    0.60    10.88    10.88     84.07
UFRM  United FS&LA of Rocky Mount NC              0.63    0.50     6.82     6.82     92.96
UBMT  United Fin. Corp. of MT                     1.22    1.21    20.24    20.24     84.29
VABF  Va. Beach Fed. Fin. Corp of VA              0.75    0.61     8.70     8.70    121.61
WHGB  WHG Bancshares of MD                        0.34    0.34    14.16    14.16     68.56
WSFS  WSFS Financial Corp. of DE*                 1.31    1.30     6.66     6.62    120.21
WVFC  WVS Financial Corp. of PA*                  2.08    2.09    19.38    19.38    161.46
WRNB  Warren Bancorp of Peabody MA*               2.04    1.81    10.21    10.21     95.87
WFSL  Washington FS&LA of Seattle WA              2.21    2.20    15.11    13.87    120.39
WAMU  Washington Mutual Inc. of WA(8)*            0.01    1.51    19.65    18.20    371.76
WYNE  Wayne Bancorp of NJ                         1.07    1.07    16.49    16.49    132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)              0.81    0.76    10.58    10.58    110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.64    0.64    10.52    10.52     44.99
WBST  Webster Financial Corp. of CT               1.79    2.99    26.82    23.10    502.51
WEFC  Wells Fin. Corp. of Wells MN                1.09    1.06    14.86    14.86    104.52
WCBI  WestCo Bancorp of IL                        1.88    1.78    19.41    19.41    124.93
WSTR  WesterFed Fin. Corp. of MT                  1.16    1.11    19.03    15.35    179.16
WOFC  Western Ohio Fin. Corp. of OH               0.61    0.71    23.39    21.83    168.69

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ(8)                1.20    1.28    15.95    14.27    171.20
WEHO  Westwood Hmstd Fin Corp of OH               0.47    0.54    14.20    14.20     51.36
WFI   Winton Financial Corp. of OH                1.14    1.33    11.36    11.12    159.81
FFWD  Wood Bancorp of OH                          1.07    0.98     9.77     9.77     78.58
YFCB  Yonkers Fin. Corp. of NY                    0.98    0.99    14.52    14.52    103.59
YFED  York Financial Corp. of PA                  1.26    1.06    11.62    11.62    131.24

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(297)                      13.04    12.81    0.90     8.09    4.66    0.88    7.85   0.78   122.10   0.78
NYSE Traded Companies(11)                       7.94     7.75    0.92    13.60    5.73    0.83   12.78   1.06    72.81   1.11
AMEX Traded Companies(16)                      14.70    14.59    0.64     3.84    3.09    0.78    4.91   0.66   141.41   0.71
NASDAQ Listed OTC Companies(270)               13.17    12.93    0.91     8.11    4.71    0.88    7.81   0.78   123.34   0.77
California Companies(21)                        7.41     7.17    0.64     9.66    5.27    0.57    8.90   1.72    69.82   1.26
Florida Companies(5)                            8.55     8.12    1.20    14.66    5.20    0.80    9.61   1.62    86.80   0.76
Mid-Atlantic Companies(59)                     11.12    10.79    0.86     8.74    4.85    0.85    8.75   0.80    92.52   0.91
Mid-West Companies(144)                        14.23    14.06    0.92     7.41    4.53    0.91    7.27   0.62   136.73   0.65
New England Companies(9)                        8.05     7.77    0.62     8.22    4.56    0.66    8.90   0.48   156.42   1.04
North-West Companies(8)                        16.32    15.90    0.98     8.53    4.27    0.97    8.03   0.51   205.79   0.59
South-East Companies(38)                       15.99    15.80    0.97     7.28    4.08    0.96    6.98   0.86   138.63   0.81
South-West Companies(7)                        10.52    10.27    0.87    10.21    6.68    0.88   10.00   0.77    66.48   0.72
Western Companies (Excl CA)(6)                 16.12    15.71    1.21     8.16    4.92    1.21    8.18   0.34   130.33   0.71
Thrift Strategy(240)                           14.29    14.08    0.91     7.33    4.60    0.91    7.30   0.72   122.56   0.72
Mortgage Banker Strategy(35)                    7.47     7.03    0.77    11.19    5.15    0.69   10.10   0.99   126.54   1.01
Real Estate Strategy(9)                         7.26     7.08    0.87    12.03    6.15    0.84   11.61   1.23    98.78   1.32
Diversified Strategy(9)                         8.42     8.18    1.31    16.29    5.77    1.04   13.52   1.36   117.46   1.05
Retail Banking Strategy(4)                      6.62     6.33   -0.24    -0.25   -3.30   -0.29   -1.06   0.73   132.47   0.95
Companies Issuing Dividends(252)               13.33    13.08    0.93     8.21    4.81    0.92    8.00   0.70   122.79   0.75
Companies Without Dividends(45)                11.42    11.30    0.69     7.42    3.81    0.64    6.94   1.29   118.07   0.96
Equity/Assets less than 6%(23)                  5.05     4.72    0.68    13.54    5.77    0.64   12.81   1.40    77.64   1.07
Equity/Assets 6-12%(141)                        8.77     8.47    0.81     9.63    5.09    0.78    9.25   0.79   131.02   0.86
Equity/Assets greater than 12%(133)            18.43    18.28    1.01     5.73    4.07    1.01    5.68   0.67   121.01   0.66
Converted Last 3 Mths (no MHC)(4)              18.40    18.40    0.81     4.37    3.36    0.81    4.37   0.60   127.39   0.63
Actively Traded Companies(39)                   8.95     8.71    1.00    12.43    5.52    0.99   12.41   0.98   123.47   0.95
Market Value Below $20 Million(50)             14.68    14.66    0.84     6.04    4.61    0.85    6.08   0.70   109.38   0.63
Holding Company Structure(264)                 13.51    13.29    0.89     7.76    4.56    0.88    7.56   0.78   119.97   0.77
Assets Over $1 Billion(60)                      7.90     7.40    0.89    12.03    5.23    0.83   11.33   0.94   108.45   0.98
Assets $500 Million-$1 Billion(48)             10.42    10.08    0.90     9.22    4.78    0.84    8.62   0.86   146.87   0.91
Assets $250-$500 Million(64)                   11.78    11.52    0.87     8.04    4.89    0.86    7.92   0.67   136.29   0.73
Assets less than $250 Million(125)             17.05    17.00    0.92     5.88    4.25    0.93    5.92   0.73   110.86   0.67
Goodwill Companies(120)                         9.15     8.56    0.85    10.02    5.07    0.81    9.55   0.87   108.14   0.86
Non-Goodwill Companies(177)                    15.61    15.61    0.93     6.82    4.40    0.92    6.72   0.73   131.52   0.73
Acquirors of FSLIC Cases(10)                    7.27     6.84    0.84    12.30    5.65    0.83   12.07   1.08    60.52   0.82

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(61)                        12.56    12.18    1.15    11.57    5.90    1.12   11.01   0.84   139.24   1.42
NYSE Traded Companies(2)                        7.56     5.18    0.89    11.54    5.02    0.87   11.31   1.95    40.15   1.04
AMEX Traded Companies(6)                       12.87    12.02    0.84     8.02    4.56    0.75    7.01   1.42   104.14   1.60
NASDAQ Listed OTC Companies(53)                12.74    12.49    1.19    11.94    6.07    1.16   11.41   0.75   146.14   1.43
California Companies(1)                        10.72    10.68    1.45    13.02    8.56    1.45   13.02   1.54    79.64   1.45
Mid-Atlantic Companies(16)                     10.93    10.27    0.86     8.98    4.44    0.87    8.78   0.93   130.18   1.33
Mid-West Companies(2)                          36.66    35.98    0.82     1.90    2.01    0.95    2.33   0.56    57.14   0.56
New England Companies(33)                       9.23     8.94    1.29    14.94    7.30    1.21   13.95   0.85   144.76   1.70
North-West Companies(4)                        12.22    11.86    1.22    10.73    5.48    1.19   10.46   0.17   241.66   1.04
South-East Companies(5)                        27.37    27.37    1.33     5.08    3.98    1.33    5.05   0.69   145.62   0.74
Thrift Strategy(44)                            13.56    13.15    1.16    10.98    5.79    1.12   10.39   0.86   132.73   1.36
Mortgage Banker Strategy(7)                     9.02     8.82    0.91    11.72    5.48    0.94   11.57   0.48   171.40   1.35
Real Estate Strategy(5)                        10.69    10.66    1.80    17.32    9.00    1.68   16.10   1.35    88.34   1.59
Diversified Strategy(5)                         6.94     6.42    1.04    15.06    6.00    1.00   14.56   0.76   196.07   2.08
Companies Issuing Dividends(53)                11.91    11.50    1.07    10.68    5.35    1.03   10.06   0.80   141.81   1.36
Companies Without Dividends(8)                 17.04    16.83    1.71    17.66    9.67    1.72   17.46   1.10   120.84   1.80
Equity/Assets less than 6%(5)                   5.17     5.05    0.96    17.25    6.12    0.80   14.29   0.92    98.61   1.42
Equity/Assets 6-12%(40)                         8.75     8.25    1.22    14.00    6.95    1.17   13.39   0.92   134.29   1.59
Equity/Assets greater than 12%(16)             22.74    22.54    1.05     4.83    3.53    1.08    4.96   0.60   163.94   1.04
Actively Traded Companies(18)                   9.01     8.59    1.22    13.94    6.67    1.15   13.00   0.73   138.50   1.49
Market Value Below $20 Million(3)              28.24    27.78    0.97     3.40    3.04    1.07    3.82   1.43    40.96   0.75
Holding Company Structure(41)                  14.26    13.90    1.21    11.16    5.84    1.18   10.74   0.77   148.17   1.47
Assets Over $1 Billion(14)                      9.11     8.40    1.05    12.26    5.33    1.04   11.92   0.82   154.48   1.49
Assets $500 Million-$1 Billion(16)              9.41     8.85    1.16    12.86    6.37    1.11   12.02   0.85   146.86   1.55
Assets $250-$500 Million(13)                   11.57    11.40    1.07    10.63    5.22    1.02   10.09   0.67   162.47   1.65
Assets less than $250 Million(18)              18.84    18.71    1.28    10.56    6.39    1.25   10.06   0.98    97.91   1.06
Goodwill Companies(31)                          9.42     8.67    0.96    11.26    5.59    0.92   10.59   0.90   135.75   1.44
Non-Goodwill Companies(30)                     15.82    15.82    1.35    11.90    6.21    1.32   11.43   0.76   143.53   1.41

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                       12.19    12.08    0.79     7.22    2.70    0.79    7.07   0.48   142.10   0.71
BIF-Insured Thrifts(3)                         10.87    10.23    1.05    10.29    3.32    0.87    8.36   1.16    74.62   1.11
NASDAQ Listed OTC Companies(23)                11.96    11.75    0.84     7.76    2.81    0.80    7.30   0.61   129.45   0.78
Florida Companies(3)                            9.77     9.75    0.74     7.34    3.14    0.65    6.47   0.41    71.26   0.45
Mid-Atlantic Companies(11)                     12.16    11.79    0.81     7.62    2.55    0.79    7.33   0.73   109.28   0.89
Mid-West Companies(7)                          13.05    13.04    0.87     7.00    2.88    0.91    7.26   0.46   181.63   0.52
New England Companies(1)                        9.02     9.01    1.16    13.69    4.11    0.75    8.84   0.76   146.25   1.66
Thrift Strategy(22)                            12.14    11.92    0.82     7.39    2.73    0.81    7.20   0.60   128.33   0.72
Diversified Strategy(1)                         9.02     9.01    1.16    13.69    4.11    0.75    8.84   0.76   146.25   1.66
Companies Issuing Dividends(22)                11.85    11.63    0.85     7.82    2.80    0.81    7.35   0.62   128.20   0.74
Companies Without Dividends(1)                 13.66    13.66    0.73     6.80    2.99    0.71    6.55   0.45   148.08   1.37
Equity/Assets 6-12%(16)                        10.01     9.72    0.80     8.34    2.92    0.73    7.54   0.71    83.86   0.81
Equity/Assets greater than 12%(7)              16.63    16.63    0.93     6.38    2.55    0.98    6.73   0.31   266.20   0.71
Holding Company Structure(2)                   11.94    10.03    1.06     9.22    3.50    0.95    8.25   0.91    43.96   0.67
Assets Over $1 Billion(6)                       8.77     8.38    0.93    10.57    3.20    0.76    8.59   0.65    86.19   0.94
Assets $500 Million-$1 Billion(2)              11.34    11.34    0.80     7.04    3.07    0.73    6.45   0.41    90.57   0.62
Assets $250-$500 Million(5)                    11.63    11.61    0.88     7.97    3.02    0.86    7.73   0.29   188.56   0.43
Assets less than $250 Million(10)              13.55    13.34    0.79     6.52    2.54    0.81    6.68   0.73   133.77   0.84
Goodwill Companies(9)                           9.29     8.70    0.91    10.05    3.32    0.78    8.53   0.62    95.63   0.83
Non-Goodwill Companies(14)                     13.41    13.41    0.80     6.51    2.53    0.81    6.63   0.60   149.74   0.75
MHC Institutions(23)                           11.96    11.75    0.84     7.76    2.81    0.80    7.30   0.61   129.45   0.78

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               4.07     3.46    0.76    19.09    6.39    0.65   16.33   1.86    43.81   1.22
CSA   Coast Savings Financial of CA             5.20     5.14    0.62    12.51    4.70    0.66   13.36   1.23    75.26   1.37
CFB   Commercial Federal Corp. of NE            6.17     5.52    0.94    16.03    5.71    0.94   16.03   0.88    75.53   0.90
DME   Dime Bancorp, Inc. of NY*                 5.43     5.17    0.68    12.66    5.00    0.67   12.46   1.02    51.61   0.81
DSL   Downey Financial Corp. of CA              7.13     7.04    0.73     9.96    5.30    0.70    9.56   0.95    55.50   0.58
EBI   Equality Bancorp of St Louis              9.92     9.92    0.53     5.33    3.56    0.53    5.33   0.29    41.13   0.26
FED   FirstFed Fin. Corp. of CA                 5.16     5.11    0.56    11.73    5.71    0.56   11.68   1.20   168.73   2.57
GSB   Glendale Fed. Bk, FSB of CA               5.65     5.05    0.57    10.24    5.14    0.68   12.27   1.36    70.96   1.30
GDW   Golden West Fin. Corp. of CA              6.56     6.56    0.88    13.91    6.49    0.86   13.68   1.18    47.94   0.67
GPT   GreenPoint Fin. Corp. of NY*              9.69     5.19    1.09    10.41    5.03    1.06   10.17   2.88    28.68   1.26
JSB   JSB Financial, Inc. of NY                23.22    23.22    1.93     8.61    6.12    1.71    7.65   1.07    35.16   0.61
NYB   New York Bancorp, Inc. of NY              5.21     5.21    1.62    31.66    6.26    1.66   32.45   0.88    65.33   0.92
WES   Westcorp Inc. of Orange CA                9.08     9.06    0.99    10.57    7.62    0.21    2.26   0.76   121.61   1.78

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*               16.95    16.95    0.98     5.64    4.11    0.95    5.46   0.50   201.03   1.32
ANE   Alliance Bancorp of New Englan*           7.36     7.18    0.79    11.65    6.82    0.73   10.74   1.99    62.80   2.00
BKC   American Bank of Waterbury CT*            8.81     8.49    1.30    15.51    6.67    1.10   13.09   1.77    48.58   1.48
BFD   BostonFed Bancorp of MA                   8.52     8.20    0.73     7.68    5.84    0.66    6.95   0.34   184.11   0.76
CFX   CFX Corp of NH(8)*                        8.71     8.40    0.73     8.91    2.04    0.99   11.98   0.55   137.87   1.10
CNY   Carver Bancorp, Inc. of NY                8.40     8.07   -0.15    -1.74   -1.54    0.01    0.13   1.31    47.60   1.07
CBK   Citizens First Fin.Corp. of IL           13.75    13.75    0.60     4.13    3.50    0.54    3.67   0.61    38.86   0.28
ESX   Essex Bancorp of VA(8)                    0.02    -0.08    0.12       NM    4.44    0.10      NM   2.11    51.58   1.27
FCB   Falmouth Co-Op Bank of MA*               23.86    23.86    0.84     3.43    2.60    0.79    3.23     NA       NA     NA
FAB   FirstFed America Bancorp of MA           12.20    12.20    0.05     0.56    0.29    0.48    5.03   0.39   259.57   1.16
GAF   GA Financial Corp. of PA                 14.63    14.49    1.09     6.28    5.05    1.05    6.08   0.24    63.36   0.41
KNK   Kankakee Bancorp of IL                   11.43    10.78    0.89     8.28    6.25    0.87    8.12   1.05    60.22   0.90
KYF   Kentucky First Bancorp of KY             16.70    16.70    1.16     6.52    5.31    1.14    6.43   0.09   457.83   0.76
MBB   MSB Bancorp of Middletown NY*             7.39     3.63    0.27     3.87    2.59    0.18    2.55     NA       NA     NA
PDB   Piedmont Bancorp of NC                   16.43    16.43   -0.24    -1.28   -1.06    0.55    2.91   0.89    75.98   0.81
SSB   Scotland Bancorp of NC                   22.62    22.62    1.86     5.47    6.44    1.83    5.39     NA       NA   0.53
SZB   SouthFirst Bancshares of AL              14.00    14.00   -0.03    -0.19   -0.15    0.23    1.62   0.75    39.15   0.40
SRN   Southern Banc Company of AL              17.01    16.83    0.14     0.79    0.68    0.50    2.84     NA       NA   0.20
SSM   Stone Street Bancorp of NC               29.57    29.57    1.54     4.69    3.89    1.54    4.69   0.23   229.34   0.62
TSH   Teche Holding Company of LA              13.45    13.45    0.98     7.29    5.33    0.93    6.97   0.28   291.99   0.96
FTF   Texarkana Fst. Fin. Corp of AR           15.32    15.32    1.70    10.74    6.25    1.70   10.74   0.23   276.17   0.76
THR   Three Rivers Fin. Corp. of MI            13.46    13.41    0.57     4.02    3.06    0.82    5.83   0.87    59.98   0.77
WSB   Washington SB, FSB of MD                  8.38     8.38    0.42     5.04    3.51    0.59    7.06   1.53    30.34   1.01

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               8.65     8.49    0.72     8.75    7.08    0.36    4.33   1.30    34.59   0.65
AFED  AFSALA Bancorp, Inc. of NY               13.47    13.47    0.79     6.46    4.37    0.79    6.46   0.45   150.77   1.43
ALBK  ALBANK Fin. Corp. of Albany NY            9.24     8.14    1.04    11.41    6.28    1.04   11.33   0.94    75.89   0.97
AMFC  AMB Financial Corp. of IN                13.94    13.94    1.02     6.29    5.94    0.72    4.43   0.32   118.29   0.51
ASBP  ASB Financial Corp. of OH                15.57    15.57    0.97     5.70    4.74    0.91    5.35   0.96    75.72   1.07
ABBK  Abington Savings Bank of MA*              7.13     6.46    0.85    12.38    6.03    0.76   11.03   0.16   269.74   0.71
AABC  Access Anytime Bancorp of NM              8.65     8.65    1.44    22.38   11.72    1.34   20.78   1.58    31.35   0.95
AFBC  Advance Fin. Bancorp of WV               15.40    15.40    0.89     6.41    4.68    0.87    6.25   0.74    38.01   0.33
AADV  Advantage Bancorp of WI(8)                9.54     8.88    1.04    11.55    4.96    0.93   10.36   0.48   117.02   1.02
AFCB  Affiliated Comm BC, Inc of MA             9.76     9.71    1.09    11.13    5.46    1.08   11.00   0.34   218.65   1.18
ALBC  Albion Banc Corp. of Albion NY            8.57     8.57    0.50     5.53    4.68    0.49    5.45   0.12   321.43   0.53
ABCL  Allied Bancorp of IL                      9.42     9.30    0.79     8.70    4.00    0.88    9.69   0.21   184.61   0.54

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN              10.93    10.82    0.40     3.86    3.93    0.23    2.21   2.20    33.49   1.03
AHCI  Ambanc Holding Co., Inc. of NY*          12.94    12.94   -0.59    -4.24   -3.61   -0.61   -4.43   0.73   107.99   1.48
ASBI  Ameriana Bancorp of IN                   11.21    11.21    0.92     8.35    5.58    0.84    7.61   0.52    53.03   0.37
AFFFZ America First Fin. Fund of CA(8)          8.37     8.28    1.99    24.83   14.77    2.01   25.10   0.35    94.92   0.48
ABCW  Anchor Bancorp Wisconsin of WI            6.40     6.29    0.99    16.08    5.97    0.93   15.00   0.98   115.36   1.44
ANDB  Andover Bancorp, Inc. of MA*              8.12     8.12    1.05    13.16    6.74    1.03   12.85   0.91   107.23   1.33
ASFC  Astoria Financial Corp. of NY             7.72     6.53    0.81    10.37    5.16    0.77    9.81   0.46    39.39   0.43
AVND  Avondale Fin. Corp. of IL                 7.72     7.72   -1.93   -21.53  -20.59   -1.97  -21.92   1.11    86.78   1.65
BKCT  Bancorp Connecticut of CT*               10.75    10.75    1.36    13.01    4.53    1.24   11.85   1.04   118.74   2.00
BPLS  Bank Plus Corp. of CA                     4.52     4.51    0.36     7.51    5.20    0.30    6.24   2.21    67.35   2.02
BWFC  Bank West Fin. Corp. of MI               14.15    14.15    1.03     6.73    3.69    0.56    3.65   0.21    69.91   0.21
BANC  BankAtlantic Bancorp of FL                5.50     4.55    1.04    18.10    7.87    0.54    9.50   0.92   108.06   1.42
BKUNA BankUnited SA of FL                       3.12     2.46    0.31     7.68    3.63    0.28    6.90   0.62    27.63   0.21
BVCC  Bay View Capital Corp. of CA              5.82     4.86    0.55     9.13    4.07    0.62   10.22   0.63   195.87   1.62
FSNJ  Bayonne Banchsares of NJ                 15.62    15.62    0.37     3.86    2.04    0.52    5.41   1.12    47.67   1.38
BFSB  Bedford Bancshares of VA                 14.10    14.10    1.20     8.41    4.92    1.19    8.35   0.52    92.88   0.58
BFFC  Big Foot Fin. Corp. of IL                17.48    17.48    0.50     3.28    2.24    0.50    3.28   0.09   150.75   0.31
BSBC  Branford SB of CT(8)*                     9.65     9.65    1.12    12.06    4.96    1.12   12.06   1.56   131.46   3.09
BYFC  Broadway Fin. Corp. of CA                 9.84     9.84    0.26     2.49    2.87    0.33    3.14   1.62    52.84   1.02
CBES  CBES Bancorp of MO                       16.92    16.92    1.23     6.90    5.39    1.12    6.26   0.59    81.11   0.53
CCFH  CCF Holding Company of GA                10.66    10.66    0.14     1.03    0.81   -0.16   -1.16   0.20   288.02   0.70
CENF  CENFED Financial Corp. of CA              5.56     5.55    0.64    12.26    5.79    0.58   11.04   0.97    76.38   1.07
CFSB  CFSB Bancorp of Lansing MI                7.71     7.71    1.20    15.75    5.68    1.13   14.80   0.19   283.10   0.61
CKFB  CKF Bancorp of Danville KY               23.67    23.67    1.83     7.53    6.59    1.37    5.61   1.20    16.62   0.22
CNSB  CNS Bancorp of MO                        24.33    24.33    0.79     3.21    2.19    0.79    3.21   0.50    80.20   0.58
CSBF  CSB Financial Group Inc of IL*           25.03    23.66    0.32     1.22    1.21    0.52    1.98   0.56    57.14   0.57
CBCI  Calumet Bancorp of Chicago IL            16.21    16.21    1.45     9.07    7.09    1.42    8.91   1.27    96.64   1.55
CAFI  Camco Fin. Corp. of OH                    9.59     8.88    1.20    12.96    6.92    1.01   10.94   0.60    41.84   0.29
CMRN  Cameron Fin. Corp. of MO                 21.02    21.02    1.26     5.47    4.87    1.26    5.47   0.55   139.04   0.91
CAPS  Capital Savings Bancorp of MO(8)          9.14     9.14    0.95    10.96    5.16    0.94   10.78   0.37    84.67   0.39
CFNC  Carolina Fincorp of NC*                  22.59    22.59    1.17     5.03    3.97    1.14    4.89   0.16   226.67   0.50
CASB  Cascade SB of Everett WA(8)               6.64     6.64    0.60     9.62    5.10    0.60    9.62   0.28   332.14   1.12
CATB  Catskill Fin. Corp. of NY*               24.78    24.78    1.39     5.20    4.84    1.41    5.26   0.40   162.15   1.50
CNIT  Cenit Bancorp of Norfolk VA               6.95     6.36    0.80    11.30    5.24    0.74   10.50   0.52   103.38   0.77
CEBK  Central Co-Op. Bank of MA*                9.93     8.88    0.87     8.67    5.41    0.88    8.79   0.53   151.19   1.15
CENB  Century Bancshares of NC*                30.29    30.29    1.69     5.60    5.05    1.70    5.62   0.25   219.37   0.85
CBSB  Charter Financial Inc. of IL(8)          14.47    12.80    1.13     7.49    4.42    1.59   10.49   0.56   104.84   0.79
COFI  Charter One Financial of OH               7.05     6.48    1.26    18.64    5.87    1.23   18.23   0.27   159.82   0.68
CVAL  Chester Valley Bancorp of PA              8.66     8.66    0.98    11.29    5.18    0.93   10.79   0.53   173.12   1.12
CTZN  CitFed Bancorp of Dayton OH               6.27     5.70    0.86    13.53    5.13    0.86   13.53   0.40   136.26   0.86
CLAS  Classic Bancshares of KY                 14.90    12.61    0.56     3.44    3.14    0.75    4.66   0.67    93.71   0.94
CMSB  Cmnwealth Bancorp of PA                   9.28     7.24    0.75     7.49    4.74    0.63    6.32   0.47    85.46   0.71
CBSA  Coastal Bancorp of Houston TX             3.47     2.92    0.41    12.41    8.28    0.43   12.77   0.62    38.71   0.54
CFCP  Coastal Fin. Corp. of SC                  6.56     6.56    1.21    19.41    5.95    1.05   16.77   0.10   966.86   1.18
CMSV  Commty. Svgs, MHC of FL (48.5)           11.34    11.34    0.80     7.04    3.07    0.73    6.45   0.41    90.57   0.62
CFTP  Community Fed. Bancorp of MS             26.73    26.73    1.47     4.77    3.30    1.45    4.70   0.50    54.53   0.46
CFFC  Community Fin. Corp. of VA               13.21    13.21    1.12     8.18    5.66    1.13    8.23   0.56   105.58   0.67
CFBC  Community First Bnkg Co. of GA           17.80    17.57    0.74     4.46    3.27    0.74    4.46   2.19    25.76   0.75
CIBI  Community Inv. Bancorp of OH             11.75    11.75    0.97     8.31    6.41    0.97    8.31   0.53    94.97   0.59
COOP  Cooperative Bk.for Svgs. of NC            7.69     7.69    0.63     8.30    3.89    0.63    8.30   0.21   109.36   0.29
CRZY  Crazy Woman Creek Bncorp of WY           23.70    23.70    1.27     4.66    4.68    1.29    4.72   0.38   134.22   1.04
DNFC  D&N Financial Corp. of MI                 5.25     5.20    0.89    15.92    6.05    0.82   14.69   0.35   178.16   0.83
DCBI  Delphos Citizens Bancorp of OH           26.64    26.64    1.54     6.13    4.75    1.54    6.13   0.45    21.81   0.13
DIME  Dime Community Bancorp of NY             13.50    11.63    1.09     6.91    4.71    1.06    6.72   0.60   135.05   1.39
DIBK  Dime Financial Corp. of CT*               8.14     7.91    1.94    23.83   10.00    1.94   23.75   0.37   353.73   3.21
EGLB  Eagle BancGroup of IL                    11.85    11.85    0.32     2.61    2.39    0.25    2.04   1.48    35.66   0.73

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA             8.17     8.17    0.65     7.67    4.63    0.65    7.75   1.26    54.76   0.94
EGFC  Eagle Financial Corp. of CT(8)            6.90     5.49    0.34     4.79    1.72    0.48    6.91   0.53    87.59   0.86
ETFS  East Texas Fin. Serv. of TX              18.01    18.01    0.68     3.68    3.64    0.63    3.43   0.27    88.06   0.48
EMLD  Emerald Financial Corp of OH              7.80     7.69    1.05    13.70    6.49    0.97   12.67   0.24   115.15   0.36
EIRE  Emerald Island Bancorp, MA(8)*            6.99     6.99    0.86    12.46    5.00    0.92   13.24   0.17   416.26   0.97
EFBC  Empire Federal Bancorp of MT             34.89    34.89    0.83     2.37    2.12    1.09    3.12   0.05   357.14   0.45
EFBI  Enterprise Fed. Bancorp of OH            11.43    11.42    0.92     7.43    4.21    0.77    6.18   0.07   297.93   0.30
EQSB  Equitable FSB of Wheaton MD               5.04     5.04    0.46     9.09    4.54    0.74   14.50   0.49    36.72   0.26
FCBF  FCB Fin. Corp. of Neenah WI              14.64    14.64    0.74     4.48    2.16    0.57    3.45   0.24   277.72   0.85
FFBS  FFBS Bancorp of Columbus MS              16.70    16.70    1.41     7.48    5.21    1.41    7.48   0.58    72.88   0.59
FFDF  FFD Financial Corp. of OH                24.34    24.34    1.94     7.84    6.23    0.95    3.85     NA       NA   0.46
FFLC  FFLC Bancorp of Leesburg FL              13.73    13.73    1.00     6.81    4.22    0.94    6.44   0.18   226.46   0.52
FFFC  FFVA Financial Corp. of VA               13.31    13.04    1.40    10.28    5.04    1.35    9.86   0.16   361.92   0.99
FFWC  FFW Corporation of Wabash IN              9.70     8.81    1.04    10.57    5.82    1.02   10.35   0.18   217.37   0.60
FFYF  FFY Financial Corp. of OH                13.70    13.70    1.29     8.85    5.80    1.27    8.70   0.66    72.24   0.63
FMCO  FMS Financial Corp. of NJ                 6.49     6.39    1.02    15.82    7.15    1.01   15.69   1.15    43.53   0.94
FFHH  FSF Financial Corp. of MN                11.17    11.17    0.85     7.05    5.44    0.84    6.98   0.15   148.95   0.33
FOBC  Fed One Bancorp of Wheeling WV           11.18    10.68    0.94     8.21    5.18    0.94    8.21   0.45    91.97   0.88
FBCI  Fidelity Bancorp of Chicago IL           10.48    10.46    0.19     1.84    1.43    0.60    5.80   0.41    22.74   0.12
FSBI  Fidelity Bancorp, Inc. of PA              6.79     6.79    0.80    11.51    6.36    0.78   11.25   0.30   171.64   1.04
FFFL  Fidelity FSB, MHC of FL (47.7)            8.21     8.15    0.67     7.64    3.21    0.57    6.49   0.40    51.95   0.28
FFED  Fidelity Fed. Bancorp of IN               6.11     6.11    0.75    14.32    6.46    0.73   13.89   0.13   626.40   0.96
FFOH  Fidelity Financial of OH                 13.02    11.56    0.91     6.59    5.15    1.02    7.37   0.29   106.32   0.37
FIBC  Financial Bancorp, Inc. of NY             9.05     9.00    0.91     9.52    5.96    0.97   10.18   1.75    27.02   0.91
FBSI  First Bancshares of MO                   13.92    13.92    1.19     8.36    6.69    1.08    7.54   0.67    45.57   0.36
FBBC  First Bell Bancorp of PA                 10.53    10.53    1.15     9.44    6.34    1.12    9.20   0.09   116.26   0.13
FBER  First Bergen Bancorp of NJ               13.65    13.65    0.77     4.97    3.64    0.77    4.97   0.84   127.66   2.47
SKBO  First Carnegie,MHC of PA(45.0)           16.45    16.45    0.52     5.53    1.75    0.52    5.53     NA       NA   0.83
FSTC  First Citizens Corp of GA                10.12     7.98    1.96    20.65    8.11    1.75   18.46     NA       NA   1.43
FCME  First Coastal Corp. of ME*                9.75     9.75    4.17    48.29   30.13    4.01   46.37   1.65   108.25   2.49
FFBA  First Colorado Bancorp of Co             13.08    12.91    1.21     8.92    4.63    1.20    8.84   0.20   141.52   0.39
FDEF  First Defiance Fin.Corp. of OH           19.67    19.67    1.03     4.82    4.27    1.00    4.67   0.45    99.07   0.59
FESX  First Essex Bancorp of MA*                7.40     6.48    0.90    12.27    6.41    0.77   10.52   0.58   149.29   1.43
FFES  First FS&LA of E. Hartford CT             6.63     6.63    0.53     8.37    5.17    0.60    9.51   0.31    87.85   1.44
FFSX  First FS&LA. MHC of IA (46.1)             8.73     8.66    0.73     8.79    3.65    0.71    8.56   0.22   185.09   0.53
BDJI  First Fed. Bancorp. of MN                10.71    10.71    0.65     5.81    3.75    0.63    5.70   0.32   120.28   0.79
FFBH  First Fed. Bancshares of AR              14.89    14.89    1.06     6.78    4.76    1.01    6.48   0.96    23.38   0.29
FTFC  First Fed. Capital Corp. of WI            6.73     6.35    1.08    16.76    5.95    0.89   13.87   0.13   395.30   0.64
FFKY  First Fed. Fin. Corp. of KY              13.70    12.93    1.64    11.95    6.64    1.62   11.87   0.49    94.29   0.53
FFBZ  First Federal Bancorp of OH               7.67     7.66    1.01    13.33    5.95    1.02   13.43   0.52   172.30   1.03
FFCH  First Fin. Holdings Inc. of SC            6.12     6.12    0.87    14.24    4.63    0.85   13.86   1.49    45.68   0.82
FFBI  First Financial Bancorp of IL             8.92     8.92   -0.07    -0.84   -0.71    0.43    5.28   0.33   178.83   0.87
FFHS  First Franklin Corp. of OH                9.02     8.97    0.56     6.21    3.84    0.66    7.33   0.47    90.77   0.64
FGHC  First Georgia Hold. Corp of GA            8.22     7.53    0.66     7.98    3.88    0.51    6.23   3.10    20.52   0.75
FSPG  First Home Bancorp of NJ                  6.86     6.76    0.93    13.99    6.05    0.91   13.67   0.77    95.63   1.36
FFSL  First Independence Corp. of KS           10.25    10.25    0.65     5.99    4.91    0.65    5.99   1.25    47.61   0.89
FISB  First Indiana Corp. of IN                 9.65     9.53    1.14    12.04    5.23    0.93    9.89   1.39   103.20   1.70
FKFS  First Keystone Fin. Corp of PA            6.63     6.63    0.82    11.30    5.75    0.75   10.35   1.11    39.39   0.84
FLKY  First Lancaster Bncshrs of KY            29.46    29.46    1.23     3.65    3.37    1.23    3.65   2.28    13.93   0.35
FLFC  First Liberty Fin. Corp. of GA            7.37     6.65    0.88    12.11    4.33    0.72    9.91   0.81   110.00   1.29
CASH  First Midwest Fin. Corp. of IA           10.75     9.55    0.96     8.44    6.32    0.91    8.06   0.75    78.49   0.93
FMBD  First Mutual Bancorp of IL               13.40    10.21    0.32     2.12    1.73    0.30    1.94   0.26   138.78   0.47
FMSB  First Mutual SB of Bellevue WA*           6.79     6.79    1.02    15.29    6.29    1.00   15.00   0.06       NA   1.31
FNGB  First Northern Cap. Corp of WI           11.09    11.09    0.93     8.21    4.71    0.89    7.84   0.08   574.86   0.53
FFPB  First Palm Beach Bancorp of FL            6.25     6.10    0.58     8.65    4.77    0.49    7.25   0.57    58.39   0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)          9.50     8.63    0.90     9.64    2.74    0.94   10.06   0.54   105.63   1.04

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First SB, SSB, Moore Co. of NC           23.01    23.01    1.75     7.26    5.80    1.75    7.26   0.29    70.15   0.31
FWWB  First Savings Bancorp of WA*             14.23    13.15    1.06     6.79    3.77    1.01    6.44   0.27   241.66   0.97
FSFF  First SecurityFed Fin of IL              27.03    27.03    1.29     4.77    3.83    1.29    4.77     NA       NA   0.98
SHEN  First Shenango Bancorp of PA             11.62    11.62    1.17    10.45    6.65    1.16   10.40   0.51   149.56   1.17
FBNW  FirstBank Corp of Clarkston WA           16.43    16.43    0.39     3.23    1.86    0.18    1.47   1.70    33.83   0.76
FFDB  FirstFed Bancorp of AL                    9.63     8.81    1.03    10.63    7.47    1.01   10.36   1.31    33.87   0.63
FSPT  FirstSpartan Fin. Corp. of SC            26.79    26.79    0.96     6.28    3.38    0.96    6.28   0.69    56.19   0.49
FLAG  Flag Financial Corp of GA                 9.11     9.11    0.91     9.84    5.21    0.75    8.19   3.92    49.66   2.82
FLGS  Flagstar Bancorp, Inc of MI               5.98     5.74    1.41    22.77    8.68    0.70   11.39   3.04     8.02   0.27
FFIC  Flushing Fin. Corp. of NY*               14.20    13.64    0.95     5.92    4.30    0.99    6.22   0.39   172.94   1.12
FBHC  Fort Bend Holding Corp. of TX             6.16     5.75    0.64    10.48    6.07    0.53    8.77   0.56    89.94   1.08
FTSB  Fort Thomas Fin. Corp. of KY             16.13    16.13    1.21     7.27    4.90    1.21    7.27   1.98    24.60   0.53
FKKYD Frankfort First Bancorp of KY            16.82    16.82    0.09     0.39    0.38    0.64    2.86   0.09    80.00   0.08
FTNB  Fulton Bancorp of MO                     24.66    24.66    1.25     5.02    3.42    1.08    4.34   1.62    57.19   1.06
GFSB  GFS Bancorp of Grinnell IA               11.51    11.51    1.27    11.03    6.74    1.27   11.03   0.98    67.81   0.78
GUPB  GFSB Bancorp of Gallup NM                12.82    12.82    0.86     5.43    4.79    0.86    5.43   0.29   115.79   0.63
GSLA  GS Financial Corp. of LA                 43.13    43.13    1.25     3.81    2.28    1.25    3.81   0.14   211.96   0.81
GOSB  GSB Financial Corp. of NY                27.06    27.06    1.02     3.77    3.04    0.86    3.19     NA       NA     NA
GWBC  Gateway Bancorp of KY(8)                 27.74    27.74    0.97     3.68    3.15    0.97    3.68   0.90    14.39   0.38
GBCI  Glacier Bancorp of MT                     9.99     9.75    1.50    15.56    5.48    1.53   15.94   0.25   243.94   0.84
GFCO  Glenway Financial Corp. of OH             9.46     9.35    0.79     8.36    5.35    0.77    8.11   0.25   123.32   0.37
GTPS  Great American Bancorp of IL             20.43    20.43    0.53     2.39    2.27    0.59    2.67   0.26   126.83   0.42
GTFN  Great Financial Corp. of KY(8)           10.07     9.66    1.04    10.82    4.38    0.76    7.96   3.11    16.32   0.74
GSBC  Great Southern Bancorp of MO              8.65     8.65    1.84    20.39    6.34    1.74   19.22   1.91   115.21   2.58
GDVS  Greater DV SB,MHC of PA (19.9)*          11.64    11.64    0.93     7.97    2.34    0.93    7.97   1.82    33.64   1.00
GSFC  Green Street Fin. Corp. of NC            35.38    35.38    1.59     4.45    3.61    1.59    4.45   0.10   147.40   0.20
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)        13.03    13.03    0.99     7.17    2.38    0.96    6.94   0.64   162.46   1.29
HCBB  HCB Bancshares of AR                     18.84    18.13    0.13     0.92    0.66    0.14    1.02     NA       NA   1.44
HEMT  HF Bancorp of Hemet CA                    7.93     6.61    0.03     0.39    0.29    0.17    2.17   1.65    24.89   0.81
HFFC  HF Financial Corp. of SD                  9.42     9.42    1.02    11.06    7.81    0.94   10.15   0.48   173.70   1.08
HFNC  HFNC Financial Corp. of NC               18.80    18.80    1.23     5.43    4.20    1.05    4.64   0.92    92.55   1.06
HMNF  HMN Financial, Inc. of MN                14.88    14.88    1.00     6.87    5.10    0.85    5.79   0.10   465.21   0.71
HALL  Hallmark Capital Corp. of WI              7.30     7.30    0.65     9.11    5.97    0.64    8.91   0.13   355.91   0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)           8.56     8.29    1.22    14.68    4.00    1.21   14.58   0.43   238.88   1.38
HRBF  Harbor Federal Bancorp of MD             13.06    13.06    0.71     5.50    3.83    0.71    5.50   0.10   189.19   0.28
HFSA  Hardin Bancorp of Hardin MO              11.53    11.53    0.79     5.83    5.30    0.74    5.52   0.09   195.33   0.36
HARL  Harleysville SA of PA                     6.62     6.62    1.03    16.07    6.98    1.03   16.14   0.02       NA   0.78
HFGI  Harrington Fin. Group of IN               4.84     4.84    0.43     8.95    5.31    0.36    7.48   0.20    20.13   0.21
HARS  Harris SB, MHC of PA (24.3)               8.20     7.25    0.92    11.11    2.70    0.76    9.19   0.68    60.65   0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY           26.93    26.93    1.03     3.77    3.19    1.36    5.01   0.47    59.81   0.38
HHFC  Harvest Home Fin. Corp. of OH            12.50    12.50    0.27     1.87    1.56    0.58    4.07   0.11   117.00   0.26
HAVN  Haven Bancorp of Woodhaven NY             6.00     5.98    0.68    11.28    6.02    0.68   11.37   0.76    85.85   1.12
HTHR  Hawthorne Fin. Corp. of CA                4.85     4.85    0.86    19.13   11.93    0.82   18.40   8.07    18.43   1.70
HMLK  Hemlock Fed. Fin. Corp. of IL            19.31    19.31    0.37     2.51    1.61    0.81    5.47     NA       NA   1.22
HBNK  Highland Federal Bank of CA               7.67     7.67    1.13    15.28    7.33    0.86   11.60   2.52    63.92   2.00
HIFS  Hingham Inst. for Sav. of MA*             9.71     9.71    1.25    13.03    7.10    1.25   13.03   0.89    78.90   0.91
HBEI  Home Bancorp of Elgin IL                 27.56    27.56    0.83     3.02    2.36    0.83    3.02   0.35    85.96   0.35
HBFW  Home Bancorp of Fort Wayne IN            13.29    13.29    0.56     3.93    2.65    0.89    6.27   0.05   835.54   0.51
HBBI  Home Building Bancorp of IN              14.12    14.12    0.74     5.77    4.94    0.73    5.66   0.44    44.51   0.28
HCFC  Home City Fin. Corp. of OH               19.61    19.61    1.24     6.77    5.33    1.26    6.84   0.82    77.27   0.73
HOMF  Home Fed Bancorp of Seymour IN            8.66     8.40    1.34    15.88    6.69    1.21   14.42   0.48   112.57   0.63
HWEN  Home Financial Bancorp of IN             17.55    17.55    0.86     4.60    4.20    0.74    3.98   1.70    36.51   0.73
HPBC  Home Port Bancorp, Inc. of MA*           10.68    10.68    1.67    15.71    7.65    1.66   15.62   0.13       NA   1.54
HMCI  Homecorp, Inc. of Rockford IL(8)          6.83     6.83    0.51     7.94    3.64    0.41    6.42   2.16    22.97   0.61
HZFS  Horizon Fin'l. Services of IA             9.96     9.96    0.81     7.86    6.55    0.65    6.33   0.94    44.31   0.67
HRZB  Horizon Financial Corp. of WA*           15.64    15.64    1.58    10.12    6.37    1.55    9.94     NA       NA   0.85

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                17.42    17.42    0.78     4.41    3.05    0.78    4.41   0.13   110.72   0.50
ISBF  ISB Financial Corp. of LA                12.05    10.31    0.75     5.87    3.48    0.74    5.81   0.27   196.73   0.80
ITLA  Imperial Thrift & Loan of CA*            10.72    10.68    1.45    13.02    8.56    1.45   13.02   1.54    79.64   1.45
IFSB  Independence FSB of DC                    6.88     6.09    0.32     4.85    4.64    0.27    4.03     NA       NA   0.36
INCB  Indiana Comm. Bank, SB of IN(8)          11.88    11.88    0.53     4.32    2.59    0.53    4.32     NA       NA   0.93
INBI  Industrial Bancorp of OH                 17.18    17.18    1.51     8.26    5.41    1.58    8.68   0.25   193.84   0.54
IWBK  Interwest SB of Oak Harbor WA             6.34     6.23    1.12    16.91    6.42    1.03   15.57   0.58    73.44   0.77
IPSW  Ipswich SB of Ipswich MA*                 5.61     5.61    1.20    20.28    6.90    0.95   16.13   0.84    97.31   1.09
JXVL  Jacksonville Bancorp of TX               14.92    14.92    1.02     6.45    4.77    1.34    8.46   0.78    67.63   0.70
JXSB  Jcksnville SB,MHC of IL (45.6)           10.56    10.56    0.65     6.02    2.81    0.65    6.02   0.79    56.34   0.56
JSBA  Jefferson Svgs Bancorp of MO              8.54     6.62    0.38     4.79    2.09    0.77    9.84   0.67   101.16   0.89
JOAC  Joachim Bancorp of MO                    28.14    28.14    0.80     2.74    2.60    0.80    2.74   0.24    95.24   0.32
KSAV  KS Bancorp of Kenly NC                   13.24    13.23    1.21     8.81    6.22    1.20    8.74   0.53    55.44   0.35
KSBK  KSB Bancorp of Kingfield ME(8)*           7.18     6.79    0.97    13.74    5.14    0.99   13.99   1.59    52.04   1.07
KFBI  Klamath First Bancorp of OR              14.74    13.40    1.14     5.81    3.95    1.14    5.81   0.03   510.24   0.23
LSBI  LSB Fin. Corp. of Lafayette IN            8.64     8.64    0.78     8.67    5.80    0.69    7.65   1.05    69.89   0.83
LVSB  Lakeview SB of Paterson NJ               12.22    10.46    1.26    12.10    5.39    0.92    8.76   1.13    59.43   1.50
LARK  Landmark Bancshares of KS                13.79    13.79    0.88     5.93    4.90    1.05    7.02     NA       NA     NA
LARL  Laurel Capital Group of PA               10.47    10.47    1.46    14.04    7.43    1.41   13.57   0.43   201.97   1.25
LSBX  Lawrence Savings Bank of MA*              9.52     9.52    1.76    20.06    9.02    1.75   19.92   0.66   156.71   2.35
LFED  Leeds FSB, MHC of MD (36.3)              16.63    16.63    1.18     7.24    2.72    1.18    7.24   0.06   315.29   0.30
LXMO  Lexington B&L Fin. Corp. of MO           28.32    28.32    1.03     3.49    3.21    1.33    4.50   0.48    78.37   0.49
LIFB  Life Bancorp of Norfolk VA(8)            10.71    10.42    0.92     8.70    3.75    0.85    8.05   0.41   141.46   1.32
LFBI  Little Falls Bancorp of NJ               11.68    10.77    0.57     4.32    3.26    0.52    3.93   0.90    38.49   0.77
LOGN  Logansport Fin. Corp. of IN              18.90    18.90    1.41     7.25    5.97    1.48    7.57   0.49    55.66   0.39
LONF  London Financial Corp. of OH             19.91    19.91    1.02     5.01    4.92    0.96    4.68     NA       NA   0.63
LISB  Long Island Bancorp, Inc of NY            9.21     9.13    0.86     9.35    4.45    0.73    7.90   0.91    63.07   0.92
MAFB  MAF Bancorp of IL                         7.79     6.84    1.16    14.90    7.28    1.15   14.78   0.42   128.75   0.69
MBLF  MBLA Financial Corp. of MO               12.66    12.66    0.83     6.49    5.32    0.85    6.62   0.57    50.27   0.50
MFBC  MFB Corp. of Mishawaka IN                13.10    13.10    0.84     5.76    5.15    0.84    5.76   0.10   141.76   0.18
MLBC  ML Bancorp of Villanova PA(8)             6.92     6.46    0.70     9.91    3.90    0.50    7.10   0.43   178.98   1.71
MSBF  MSB Financial Corp. of MI                16.54    16.54    1.49     8.38    4.41    1.44    8.09   1.02    40.20   0.45
MARN  Marion Capital Holdings of IN            21.95    21.95    1.69     7.48    6.07    1.67    7.39   1.08   104.36   1.32
MRKF  Market Fin. Corp. of OH                  35.44    35.44    0.98     3.41    2.46    0.98    3.41   0.34    27.23   0.20
MFSL  Maryland Fed. Bancorp of MD               8.38     8.27    0.62     7.43    4.00    0.89   10.73   0.47    85.54   0.46
MASB  MassBank Corp. of Reading MA*            10.78    10.62    1.10    10.61    5.96    1.03    9.96   0.21   113.84   0.84
MFLR  Mayflower Co-Op. Bank of MA*              9.64     9.48    1.05    10.93    6.15    1.00   10.33   0.57   154.47   1.56
MECH  Mechanics SB of Hartford CT*             10.40    10.40    1.79    17.75    9.65    1.78   17.69   0.91   188.34   2.53
MDBK  Medford Bank of Medford, MA*              9.01     8.45    1.07    11.98    6.60    1.00   11.16   0.27   219.01   1.12
MERI  Meritrust FSB of Thibodaux LA(8)          8.26     8.26    1.15    14.65    4.96    1.15   14.65   0.39    70.30   0.52
MWBX  MetroWest Bank of MA*                     7.46     7.46    1.38    18.49    6.17    1.38   18.49   0.90   131.24   1.55
MCBS  Mid Continent Bancshares of KS(8)         9.87     9.87    1.11    10.98    4.76    1.15   11.39   0.24    47.79   0.19
MIFC  Mid Iowa Financial Corp. of IA            9.36     9.34    1.00    10.77    6.31    1.40   15.17     NA       NA   0.45
MCBN  Mid-Coast Bancorp of ME                   8.59     8.59    0.76     8.81    6.68    0.72    8.35   0.64    82.14   0.64
MWBI  Midwest Bancshares, Inc. of IA            6.92     6.92    0.87    12.62    6.82    0.77   11.16   0.81    59.23   0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)           8.81     8.50    1.15    13.20    5.01    1.13   13.01     NA       NA   1.02
MFFC  Milton Fed. Fin. Corp. of OH             12.57    12.57    0.73     4.95    3.97    0.65    4.38   0.29    91.98   0.44
MIVI  Miss. View Hold. Co. of MN               18.88    18.88    0.70     3.78    3.77    1.03    5.55     NA       NA     NA
MBSP  Mitchell Bancorp of NC*                  41.35    41.35    1.61     3.77    3.42    1.61    3.77   2.25    23.36   0.63
MBBC  Monterey Bay Bancorp of CA               11.50    10.67    0.47     4.06    3.05    0.43    3.71   0.76    51.39   0.60
MONT  Montgomery Fin. Corp. of IN              19.14    19.14    0.68     3.57    3.36    0.68    3.57   0.73    24.43   0.20
MSBK  Mutual SB, FSB of Bay City MI             6.36     6.36    0.10     1.59    1.18    0.05    0.85   0.05   650.66   0.64
NHTB  NH Thrift Bancshares of NH                7.82     6.72    0.70     9.26    4.66    0.56    7.48   0.61   151.10   1.14
NSLB  NS&L Bancorp of Neosho MO                19.56    19.56    0.49     2.37    2.22    0.77    3.71   0.03   210.00   0.13
NMSB  Newmil Bancorp. of CT*                   10.17    10.17    0.85     8.36    5.19    0.82    8.00   1.36   128.18   3.26
NASB  North American SB of MO                   7.68     7.42    1.26    17.18    7.59    1.19   16.18   3.11    27.16   0.98

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL           13.43    13.43    0.64     4.40    3.05    0.56    3.85     NA       NA   0.27
FFFD  North Central Bancshares of IA           22.91    22.91    1.83     7.47    6.07    1.83    7.47   0.22   446.43   1.16
NBN   Northeast Bancorp of ME*                  6.96     6.15    0.71    10.01    4.96    0.59    8.26   1.03    93.77   1.22
NEIB  Northeast Indiana Bncrp of IN            14.37    14.37    1.20     7.72    5.76    1.20    7.72   0.17   350.00   0.67
NWEQ  Northwest Equity Corp. of WI             11.69    11.69    1.02     8.65    6.08    0.99    8.36   1.43    33.84   0.59
NWSB  Northwest SB, MHC of PA (30.7)            9.64     9.10    0.96     9.86    2.78    0.96    9.86   0.77    85.90   0.87
NSSY  Norwalk Savings Society of CT*            8.06     7.77    0.97    12.43    6.32    1.10   14.19   1.31    73.30   1.46
NSSB  Norwich Financial Corp. of CT*           11.66    10.60    1.14    10.24    4.85    1.06    9.48   1.20   158.13   2.71
NTMG  Nutmeg FS&LA of CT                        5.51     5.51    0.61    10.93    5.58    0.43    7.83     NA       NA   0.55
OHSL  OHSL Financial Corp. of OH               10.92    10.92    0.90     8.04    6.23    0.88    7.80   0.18   121.89   0.31
OCFC  Ocean Fin. Corp. of NJ                   15.17    15.17    1.01     5.69    4.51    1.00    5.62   0.52    83.85   0.86
OCN   Ocwen Financial Corp. of FL              14.14    13.77    3.10    32.06    5.50    1.73   17.94   5.79    13.48   1.11
OTFC  Oregon Trail Fin. Corp of OR             24.02    24.02    1.07     4.44    3.67    1.07    4.44   0.07   307.09   0.54
PBHC  OswegoCity SB, MHC of NY (46.)*          11.94    10.03    1.06     9.22    3.50    0.95    8.25   0.91    43.96   0.67
OFCP  Ottawa Financial Corp. of MI              8.74     7.06    0.81     9.10    4.55    0.79    8.89   0.35   106.15   0.43
PFFB  PFF Bancorp of Pomona CA                 10.06     9.95    0.45     4.25    3.40    0.46    4.32   1.62    64.39   1.44
PSFI  PS Financial of Chicago IL               37.32    37.32    1.96     4.86    3.89    1.99    4.92   0.68    31.79   0.52
PVFC  PVF Capital Corp. of OH                   7.18     7.18    1.36    19.67    9.16    1.31   18.84   1.17    57.57   0.72
PALM  Palfed, Inc. of Aiken SC(8)               8.51     8.51    0.39     4.82    1.71    0.67    8.26   2.04    53.36   1.30
PBCI  Pamrapo Bancorp, Inc. of NJ              12.91    12.82    1.34     9.82    6.96    1.32    9.70   2.39    28.48   1.21
PFED  Park Bancorp of Chicago IL               23.14    23.14    1.10     4.80    4.51    1.14    4.98   0.24   118.76   0.72
PVSA  Parkvale Financial Corp of PA             7.72     7.67    1.08    14.34    7.13    1.08   14.34   0.26   547.66   1.91
PEEK  Peekskill Fin. Corp. of NY               26.09    26.09    1.14     4.30    3.77    1.14    4.30   1.24    28.37   1.35
PFSB  PennFed Fin. Services of NJ               7.33     6.20    0.82    10.90    6.39    0.82   10.90   0.61    32.20   0.28
PWBC  PennFirst Bancorp of PA                   8.37     7.44    0.67     8.85    5.10    0.67    8.85   0.68    87.79   1.45
PWBK  Pennwood SB of PA*                       18.34    18.34    0.99     5.21    4.49    1.09    5.71   1.49    42.39   1.04
PBKB  People's SB of Brockton MA*               4.10     3.93    0.83    15.38    6.26    0.43    8.01   0.53   110.55   1.08
PFDC  Peoples Bancorp of Auburn IN             15.24    15.24    1.48     9.70    5.17    1.48    9.70   0.29   106.74   0.38
PBCT  Peoples Bank, MHC of CT (40.1)*           9.02     9.01    1.16    13.69    4.11    0.75    8.84   0.76   146.25   1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)        16.95    15.25    1.30     7.51    2.22    0.91    5.27   0.91    55.06   0.80
PFFC  Peoples Fin. Corp. of OH                 27.20    27.20    0.90     3.32    3.85    0.90    3.32     NA       NA   0.39
PHBK  Peoples Heritage Fin Grp of ME*           7.45     6.36    1.28    16.08    5.78    1.28   16.08   0.86   121.04   1.55
PSFC  Peoples Sidney Fin. Corp of OH           25.29    25.29    1.04     6.27    3.25    1.04    6.27   1.00    40.10   0.45
PERM  Permanent Bancorp of IN                   9.46     9.34    0.62     6.63    4.83    0.62    6.58   1.07    47.01   1.00
PMFI  Perpetual Midwest Fin. of IA              8.51     8.51    0.40     4.65    3.03    0.32    3.76   0.30   240.42   0.86
PERT  Perpetual of SC, MHC (46.8)(8)           11.82    11.82    0.78     6.37    1.93    1.05    8.60   0.12   502.32   0.87
PCBC  Perry Co. Fin. Corp. of MO               19.19    19.19    0.93     4.93    3.87    1.07    5.70   0.03   104.17   0.19
PHFC  Pittsburgh Home Fin. of PA               10.54    10.43    0.84     6.97    5.69    0.75    6.21   1.69    30.77   0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         6.33     6.33    0.63    10.08    4.00    0.62    9.94   0.16   274.52   1.07
PTRS  Potters Financial Corp of OH              8.81     8.81    0.96    10.97    6.49    0.95   10.79   0.44   389.09   2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)          8.42     8.42    0.54     6.43    3.57    0.54    6.43   4.19    23.86   1.34
PHSB  Ppls Home SB, MHC of PA (45.0)           13.66    13.66    0.73     6.80    2.99    0.71    6.55   0.45   148.08   1.37
PRBC  Prestige Bancorp of PA                   11.21    11.21    0.63     5.12    4.42    0.63    5.12   0.33    82.34   0.40
PFNC  Progress Financial Corp. of PA            5.33     4.76    0.90    17.21    5.81    0.71   13.58   2.07    37.27   1.11
PSBK  Progressive Bank, Inc. of NY*             8.73     7.86    0.96    11.35    6.11    0.94   11.15   0.94   115.80   1.65
PROV  Provident Fin. Holdings of CA            13.33    13.33    0.75     5.30    4.37    0.35    2.48   1.58    55.80   0.98
PULB  Pulaski SB, MHC of MO (29.8)             13.05    13.05    0.80     6.20    2.27    1.06    8.20   0.64    41.41   0.33
PLSK  Pulaski SB, MHC of NJ (46.0)             11.98    11.98    0.64     6.99    2.70    0.64    6.99   0.65    83.38   0.95
PULS  Pulse Bancorp of S. River NJ              8.21     8.21    1.10    13.94    6.88    1.11   14.09   0.75    59.52   1.82
QCFB  QCF Bancorp of Virginia MN               17.49    17.49    1.34     7.36    5.12    1.34    7.36   0.24   345.09   2.00
QCBC  Quaker City Bancorp of CA                 8.46     8.46    0.71     8.11    5.62    0.68    7.77   1.35    67.38   1.15
QCSB  Queens County Bancorp of NY*             11.22    11.22    1.54    11.21    3.95    1.55   11.28   0.69    89.32   0.69
RARB  Raritan Bancorp. of Raritan NJ*           7.37     7.25    1.02    13.34    5.93    1.01   13.18   0.39   208.57   1.26
REDF  RedFed Bancorp of Redlands CA             8.32     8.29    1.01    12.28    6.44    1.01   12.28   1.80    44.74   0.92
RELY  Reliance Bancorp, Inc. of NY              8.26     6.07    0.89    10.80    5.76    0.93   11.40   0.67    41.66   0.62
RELI  Reliance Bancshares Inc of WI*           48.29    48.29    1.32     2.58    2.82    1.38    2.68     NA       NA   0.56

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RIVR  River Valley Bancorp of IN               12.40    12.21    0.46     4.24    2.54    0.62    5.72   0.71   122.47   1.05
RVSB  Riverview Bancorp of WA                  20.76    19.97    1.22     9.14    3.16    1.17    8.75   0.14   226.93   0.58
RSLN  Roslyn Bancorp, Inc. of NY*              17.64    17.55    0.96     5.10    3.34    1.22    6.50   0.27   257.00   2.60
SCCB  S. Carolina Comm. Bnshrs of SC           26.59    26.59    1.15     4.34    3.33    1.15    4.34   0.87    73.62   0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)            9.33     9.33    0.37     3.83    1.47    0.43    4.44   0.50   103.35   1.10
SFED  SFS Bancorp of Schenectady NY            12.47    12.47    0.68     5.36    3.84    0.68    5.36   0.75    57.32   0.58
SGVB  SGV Bancorp of W. Covina CA               7.44     7.32    0.39     5.02    3.77    0.43    5.48   1.06    29.26   0.41
SHSB  SHS Bancorp, Inc. of PA                  12.64    12.64    0.37     2.96    2.38    0.37    2.96   1.43    33.94   0.74
SISB  SIS Bancorp Inc of MA*                    7.36     7.36    0.83    11.20    5.49    0.82   11.09   0.33   379.00   2.67
SWCB  Sandwich Co-Op. Bank of MA*               7.93     7.63    0.97    11.95    5.67    0.95   11.70   0.82    93.38   1.06
SFSL  Security First Corp. of OH                9.27     9.12    1.36    14.56    5.56    1.37   14.69   0.33   226.25   0.84
SMFC  Sho-Me Fin. Corp. of MO(8)                9.03     9.03    1.30    13.56    5.50    1.23   12.86   0.29   190.55   0.63
SKAN  Skaneateles Bancorp Inc of NY*            7.00     6.80    0.70    10.25    6.36    0.68    9.91   2.04    41.25   0.98
SOBI  Sobieski Bancorp of S. Bend IN           14.78    14.78    0.62     3.85    3.30    0.57    3.55   0.13   188.68   0.31
SOSA  Somerset Savings Bank of MA(8)*           6.59     6.59    1.03    17.02    6.36    1.00   16.49   5.91    24.16   1.87
SSFC  South Street Fin. Corp. of NC*           25.66    25.66    1.21     5.34    3.34    1.25    5.51   0.31    57.66   0.38
SCBS  Southern Commun. Bncshrs of AL           21.33    21.33    0.55     3.24    1.74    0.90    5.30   2.48    46.17   1.94
SMBC  Southern Missouri Bncrp of MO            16.15    16.15    0.94     5.84    4.76    0.90    5.59   0.88    51.46   0.66
SWBI  Southwest Bancshares of IL               11.34    11.34    1.06     9.81    5.88    1.02    9.48   0.20   101.05   0.28
SVRN  Sovereign Bancorp of PA                   4.43     3.61    0.42    10.16    2.36    0.61   14.74   0.65    99.50   0.92
STFR  St. Francis Cap. Corp. of WI              7.74     6.85    0.76     9.21    5.40    0.75    9.08   0.21   181.82   0.83
SPBC  St. Paul Bancorp, Inc. of IL              8.99     8.97    1.06    12.12    5.50    1.06   12.12   0.36   210.72   1.10
SFFC  StateFed Financial Corp. of IA           17.54    17.54    1.27     7.17    5.16    1.27    7.17   2.55    10.16   0.33
SFIN  Statewide Fin. Corp. of NJ                9.36     9.34    0.81     8.36    5.29    0.81    8.36   0.38   104.03   0.84
STSA  Sterling Financial Corp. of WA            5.25     4.81    0.48    11.12    4.89    0.43   10.05   0.47    96.70   0.82
SFSB  SuburbFed Fin. Corp. of IL                6.48     6.46    0.39     5.88    3.42    0.56    8.56     NA       NA   0.30
ROSE  T R Financial Corp. of NY*                6.24     6.24    0.97    15.55    5.61    0.87   13.98   0.54    74.97   0.76
THRD  TF Financial Corp. of PA                 11.63    10.27    0.77     6.96    4.10    0.67    5.99   0.27   128.49   0.82
TPNZ  Tappan Zee Fin., Inc. of NY              17.02    17.02    0.72     4.05    2.90    0.70    3.98   1.68    32.52   1.17
ESBK  The Elmira SB FSB of Elmira NY*           6.35     6.19    0.42     6.63    4.23    0.34    5.38   0.64   103.23   0.86
TRIC  Tri-County Bancorp of WY                 15.31    15.31    1.06     6.88    5.29    1.07    6.97     NA       NA   1.05
TWIN  Twin City Bancorp of TN                  12.94    12.94    0.85     6.65    5.03    0.72    5.62   0.16    88.17   0.20
UFRM  United FS&LA of Rocky Mount NC            7.34     7.34    0.71     9.49    5.93    0.57    7.53   0.77   101.45   0.92
UBMT  United Fin. Corp. of MT                  24.01    24.01    1.41     6.09    4.83    1.40    6.04   0.48    15.21   0.22
VABF  Va. Beach Fed. Fin. Corp of VA            7.15     7.15    0.61     8.99    4.51    0.50    7.31   1.24    59.40   0.95
WHGB  WHG Bancshares of MD                     20.65    20.65    0.51     2.23    2.14    0.51    2.23   0.15   160.96   0.29
WSFS  WSFS Financial Corp. of DE*               5.54     5.51    1.14    20.70    6.31    1.13   20.54   1.27   134.95   2.68
WVFC  WVS Financial Corp. of PA*               12.00    12.00    1.30    10.59    6.50    1.31   10.64   0.19   361.83   1.21
WRNB  Warren Bancorp of Peabody MA*            10.65    10.65    2.16    21.61    9.44    1.91   19.17   1.15    97.04   1.73
WFSL  Washington FS&LA of Seattle WA           12.55    11.52    1.86    15.80    6.93    1.85   15.73   0.69    62.10   0.58
WAMU  Washington Mutual Inc. of WA(8)*          5.29     4.90    0.00     0.09    0.01    0.70   13.63     NA       NA   0.98
WYNE  Wayne Bancorp of NJ                      12.43    12.43    0.86     6.10    4.70    0.86    6.10   0.89    88.41   1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)            9.53     9.53    0.73     7.89    2.68    0.68    7.40   0.58    65.29   0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)           23.38    23.38    1.43     6.14    3.01    1.43    6.14   0.07   560.00   0.72
WBST  Webster Financial Corp. of CT             5.34     4.60    0.46     9.03    2.82    0.77   15.08   0.72   111.52   1.43
WEFC  Wells Fin. Corp. of Wells MN             14.22    14.22    1.06     7.49    5.89    1.03    7.29   0.31   114.71   0.39
WCBI  WestCo Bancorp of IL                     15.54    15.54    1.50     9.72    7.09    1.42    9.20   0.21   139.06   0.37
WSTR  WesterFed Fin. Corp. of MT               10.62     8.57    0.81     6.87    4.59    0.77    6.58   0.41   116.74   0.72
WOFC  Western Ohio Fin. Corp. of OH            13.87    12.94    0.37     2.65    2.29    0.43    3.09   0.44   115.19   0.66
WWFC  Westwood Fin. Corp. of NJ(8)              9.32     8.34    0.73     7.79    4.34    0.78    8.31   0.13   158.78   0.58
WEHO  Westwood Hmstd Fin Corp of OH            27.65    27.65    1.01     3.29    3.30    1.16    3.78   0.22    77.88   0.22
WFI   Winton Financial Corp. of OH              7.11     6.96    0.76    10.50    5.77    0.89   12.25   0.30    84.06   0.29
FFWD  Wood Bancorp of OH                       12.43    12.43    1.41    11.10    5.78    1.29   10.17   0.35   101.19   0.44
YFCB  Yonkers Fin. Corp. of NY                 14.02    14.02    1.05     6.64    5.23    1.06    6.71   0.48    72.05   0.78
YFED  York Financial Corp. of PA                8.85     8.85    0.96    11.41    5.07    0.81    9.60   2.50    23.98   0.69

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(297)                        19.46   155.82   18.85  160.01    20.40    0.36   1.56    29.79
NYSE Traded Companies(11)                        18.10   198.68   15.55  193.38    18.69    0.40   0.96    15.08
AMEX Traded Companies(16)                        20.98   130.16   19.22  131.53    19.86    0.32   1.85    37.14
NASDAQ Listed OTC Companies(270)                 19.47   155.64   18.98  160.52    20.50    0.36   1.57    30.14
California Companies(21)                         18.62   169.71   11.79  168.66    19.58    0.16   0.48     9.96
Florida Companies(5)                             20.61   186.91   20.22  212.54    24.74    0.20   0.74    14.79
Mid-Atlantic Companies(59)                       19.41   159.98   17.04  164.46    19.97    0.37   1.45    29.11
Mid-West Companies(144)                          19.22   148.88   19.58  152.32    20.25    0.35   1.65    31.10
New England Companies(9)                         18.19   168.11   13.13  177.31    20.44    0.43   1.46    29.55
North-West Companies(8)                          20.59   160.03   22.90  167.65    21.31    0.35   1.34    20.93
South-East Companies(38)                         21.32   164.28   23.73  168.93    22.52    0.45   2.02    41.25
South-West Companies(7)                          17.11   136.54   13.64  144.04    17.23    0.35   1.65    29.63
Western Companies (Excl CA)(6)                   20.43   158.80   23.44  165.59    20.49    0.54   2.54    45.82
Thrift Strategy(240)                             19.91   146.72   19.76  150.78    20.45    0.37   1.67    32.38
Mortgage Banker Strategy(35)                     18.00   196.58   14.09  203.81    21.33    0.31   1.08    20.14
Real Estate Strategy(9)                          16.83   183.89   13.21  187.14    17.54    0.14   0.68    11.55
Diversified Strategy(9)                          17.68   230.80   21.41  239.24    18.13    0.47   1.38    23.67
Retail Banking Strategy(4)                       19.03   157.74    9.86  163.04    21.91    0.14   0.76    22.88
Companies Issuing Dividends(252)                 19.35   157.33   19.31  161.66    20.43    0.42   1.83    35.18
Companies Without Dividends(45)                  20.21   146.91   16.25  150.44    20.16    0.00   0.00     0.00
Equity/Assets less than 6%(23)                   17.64   206.22   11.09  211.72    19.53    0.21   0.65    12.39
Equity/Assets 6-12%(141)                         18.36   172.30   14.77  179.65    19.26    0.37   1.44    26.80
Equity/Assets greater than 12%(133)              21.21   131.95   24.03  133.73    21.93    0.37   1.82    36.59
Converted Last 3 Mths (no MHC)(4)                27.14   129.89   23.32  129.89    27.14    0.00   0.00     0.00
Actively Traded Companies(39)                    17.94   204.55   17.35  206.53    18.69    0.50   1.50    26.31
Market Value Below $20 Million(50)               19.53   125.06   17.89  125.38    20.94    0.32   1.86    34.52
Holding Company Structure(264)                   19.67   153.78   19.30  157.35    20.64    0.37   1.61    30.93
Assets Over $1 Billion(60)                       18.60   200.09   15.87  211.87    20.00    0.41   1.13    21.88
Assets $500 Million-$1 Billion(48)               18.59   171.40   17.25  177.64    19.67    0.36   1.45    28.27
Assets $250-$500 Million(64)                     19.42   153.42   17.26  158.16    19.90    0.36   1.54    28.29
Assets less than $250 Million(125)               20.43   131.43   21.64  132.09    21.22    0.34   1.80    35.61
Goodwill Companies(120)                          18.69   177.28   15.68  188.39    19.88    0.38   1.38    26.18
Non-Goodwill Companies(177)                      20.03   141.73   20.95  141.73    20.77    0.34   1.67    32.39
Acquirors of FSLIC Cases(10)                     18.00   204.29   14.20  202.76    18.59    0.42   1.26    21.70

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(61)                          17.90   182.55   20.16  189.87    18.49    0.48   1.60    29.85
NYSE Traded Companies(2)                         19.94   238.62   17.78  263.16    20.34    0.58   1.05    20.95
AMEX Traded Companies(6)                         18.00   155.25   18.96  187.55    19.60    0.56   1.72    34.25
NASDAQ Listed OTC Companies(53)                  17.80   183.06   20.38  188.59    18.33    0.46   1.61    29.85
California Companies(1)                          11.68   144.07   15.45  144.66    11.68    0.00   0.00     0.00
Mid-Atlantic Companies(16)                       20.22   189.11   18.75  200.11    20.18    0.49   1.63    32.81
Mid-West Companies(2)                             0.00    99.35   36.11  102.31     0.00    0.00   0.00     0.00
New England Companies(33)                        15.32   196.18   17.49  203.88    16.26    0.50   1.69    28.03
North-West Companies(4)                          19.37   184.99   21.44  189.84    20.04    0.31   1.60    29.11
South-East Companies(5)                          25.70   124.80   33.40  124.80    25.81    0.68   1.95    50.08
Thrift Strategy(44)                              18.17   175.61   20.94  182.16    18.91    0.50   1.66    31.82
Mortgage Banker Strategy(7)                      19.46   202.41   17.06  209.15    18.77    0.36   1.23    23.42
Real Estate Strategy(5)                          11.14   177.91   19.00  178.21    11.81    0.26   1.20    12.75
Diversified Strategy(5)                          16.74   236.38   16.06  254.47    17.47    0.49   1.53    25.72
Companies Issuing Dividends(53)                  18.73   184.94   19.87  193.22    19.39    0.55   1.83    34.39
Companies Without Dividends(8)                   10.46   166.22   22.17  167.42    10.53    0.00   0.00     0.00
Equity/Assets less than 6%(5)                    16.58   271.37   14.09  277.77    18.16    0.18   0.87    14.12
Equity/Assets 6-12%(40)                          16.07   196.02   17.16  206.49    16.96    0.53   1.70    28.55
Equity/Assets greater than 12%(16)               23.52   130.89   28.23  132.57    22.89    0.43   1.57    36.96
Actively Traded Companies(18)                    15.64   197.08   17.19  208.38    16.24    0.58   1.84    29.07
Market Value Below $20 Million(3)                25.76   111.69   31.37  113.66    24.78    0.24   1.35    35.45
Holding Company Structure(41)                    18.52   175.88   21.93  185.51    18.97    0.48   1.67    31.59
Assets Over $1 Billion(14)                       19.71   223.82   19.55  233.72    19.87    0.55   1.55    30.02
Assets $500 Million-$1 Billion(16)               15.85   188.66   17.04  205.92    16.27    0.54   1.63    26.49
Assets $250-$500 Million(13)                     17.72   181.54   19.56  185.47    18.58    0.40   1.69    31.12
Assets less than $250 Million(18)                18.59   146.64   24.00  147.98    19.36    0.42   1.54    31.78
Goodwill Companies(31)                           17.91   187.90   16.62  202.74    18.68    0.51   1.54    27.06
Non-Goodwill Companies(30)                       17.89   177.00   23.83  177.00    18.29    0.44   1.66    32.74

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                         27.43   234.53   28.78  225.97    28.15    0.51   1.93    38.97
BIF-Insured Thrifts(3)                           26.44   294.67   31.87  310.58     0.00    0.47   1.45    44.13
NASDAQ Listed OTC Companies(23)                  26.77   245.81   29.32  242.89    28.15    0.50   1.85    40.69
Florida Companies(3)                              0.00   225.04   21.93  225.77     0.00    0.90   2.84     0.00
Mid-Atlantic Companies(11)                       28.57   247.75   30.60  241.26     0.00    0.28   1.22    36.08
Mid-West Companies(7)                            27.43   238.81   30.30  239.21    28.15    0.69   2.51    48.46
New England Companies(1)                         24.31   306.75   27.67  307.02     0.00    0.76   2.17    52.78
Thrift Strategy(22)                              28.00   241.74   29.42  238.31    28.15    0.49   1.83    39.18
Diversified Strategy(1)                          24.31   306.75   27.67  307.02     0.00    0.76   2.17    52.78
Companies Issuing Dividends(22)                  26.77   249.96   29.59  247.14    28.15    0.53   1.96    45.78
Companies Without Dividends(1)                    0.00   183.46   25.07  183.46     0.00    0.00   0.00     0.00
Equity/Assets 6-12%(16)                          26.77   258.58   26.59  255.49    28.15    0.49   1.68    45.78
Equity/Assets greater than 12%(7)                 0.00   217.70   35.86  217.70     0.00    0.54   2.24     0.00
Holding Company Structure(2)                     28.57   249.58   29.80  297.03     0.00    0.28   0.93    26.67
Assets Over $1 Billion(6)                        24.31   292.21   27.53  268.86     0.00    0.51   1.88    44.70
Assets $500 Million-$1 Billion(2)                 0.00   220.84   25.05  220.84     0.00    0.90   2.58     0.00
Assets $250-$500 Million(5)                      27.43   257.46   30.00  258.11    28.15    0.54   1.90    40.68
Assets less than $250 Million(10)                28.57   229.23   30.36  234.50     0.00    0.44   1.73    38.28
Goodwill Companies(9)                            26.77   271.23   26.67  266.66    28.15    0.47   1.65    40.29
Non-Goodwill Companies(14)                        0.00   234.25   30.77  234.25     0.00    0.52   1.95    41.19
MHC Institutions(23)                             26.77   245.81   29.32  242.89    28.15    0.50   1.85    40.69

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                15.66   305.85   12.45      NM    18.31    0.88   1.43    22.34
CSA   Coast Savings Financial of CA              21.26   247.92   12.89  250.80    19.90    0.00   0.00     0.00
CFB   Commercial Federal Corp. of NE             17.51   256.78   15.83  287.02    17.51    0.33   0.62    10.93
DME   Dime Bancorp, Inc. of NY*                  20.00   250.48   13.59  263.16    20.31    0.16   0.62    12.31
DSL   Downey Financial Corp. of CA               18.88   180.20   12.86  182.54    19.67    0.32   1.14    21.48
EBI   Equality Bancorp of St Louis               28.06   149.45   14.82  149.45    28.06    0.00   0.00     0.00
FED   FirstFed Fin. Corp. of CA                  17.52   191.75    9.89  193.59    17.60    0.00   0.00     0.00
GSB   Glendale Fed. Bk, FSB of CA                19.46   186.24   10.52  208.08    16.23    0.00   0.00     0.00
GDW   Golden West Fin. Corp. of CA               15.40   201.30   13.21  201.30    15.66    0.50   0.55     8.43
GPT   GreenPoint Fin. Corp. of NY*               19.88   226.76   21.98      NM    20.36    1.00   1.49    29.59
JSB   JSB Financial, Inc. of NY                  16.33   135.06   31.36  135.06    18.37    1.40   2.89    47.14
NYB   New York Bancorp, Inc. of NY               15.96       NM   25.18      NM    15.57    0.60   1.57    25.00
WES   Westcorp Inc. of Orange CA                 13.12   132.23   12.01  132.54       NM    0.40   2.33    30.53

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                 24.35   137.17   23.25  137.17    25.13    0.36   1.52    37.11
ANE   Alliance Bancorp of New Englan*            14.67   154.06   11.35  157.96    15.92    0.20   1.19    17.39
BKC   American Bank of Waterbury CT*             14.98   210.93   18.58  218.95    17.75    1.44   2.94    44.04
BFD   BostonFed Bancorp of MA                    17.13   137.22   11.69  142.54    18.92    0.28   1.41    24.14
CFX   CFX Corp of NH(8)*                            NM   276.78   24.11  287.15       NM    0.88   3.10       NM
CNY   Carver Bancorp, Inc. of NY                    NM   111.80    9.39  116.34       NM    0.00   0.00       NM
CBK   Citizens First Fin.Corp. of IL             28.57   121.70   16.73  121.70       NM    0.00   0.00     0.00
ESX   Essex Bancorp of VA(8)                     22.50       NM    2.48      NM    25.00    0.00   0.00     0.00
FCB   Falmouth Co-Op Bank of MA*                    NM   129.87   30.98  129.87       NM    0.20   1.00    38.46
FAB   FirstFed America Bancorp of MA                NM   140.29   17.12  140.29       NM    0.00   0.00     0.00
GAF   GA Financial Corp. of PA                   19.81   126.49   18.50  127.71    20.46    0.48   2.58    51.06
KNK   Kankakee Bancorp of IL                     15.99   126.17   14.42  133.83    16.29    0.48   1.40    22.33
KYF   Kentucky First Bancorp of KY               18.83   130.12   21.73  130.12    19.08    0.50   3.40    64.10
MBB   MSB Bancorp of Middletown NY*                 NM   144.21   10.66  293.83       NM    0.60   1.97       NM
PDB   Piedmont Bancorp of NC                        NM   137.17   22.54  137.17       NM    0.40   3.86       NM
SSB   Scotland Bancorp of NC                     15.53   134.69   30.46  134.69    15.77    0.30   2.93    45.45
SZB   SouthFirst Bancshares of AL                   NM   128.39   17.97  128.39       NM    0.50   2.42       NM
SRN   Southern Banc Company of AL                   NM   121.74   20.71  123.01       NM    0.35   1.97       NM
SSM   Stone Street Bancorp of NC                 25.72   135.54   40.07  135.54    25.72    0.45   2.03    52.33
TSH   Teche Holding Company of LA                18.75   132.83   17.87  132.83    19.63    0.50   2.38    44.64
FTF   Texarkana Fst. Fin. Corp of AR             15.99   168.08   25.75  168.08    15.99    0.56   2.17    34.78
THR   Three Rivers Fin. Corp. of MI                 NM   130.31   17.54  130.81    22.50    0.40   1.98    64.52
WSB   Washington SB, FSB of MD                   28.48   137.98   11.56  137.98    20.34    0.10   1.40    40.00

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                14.13   119.54   10.34  121.89    28.57    0.28   1.08    15.22
AFED  AFSALA Bancorp, Inc. of NY                 22.87   127.20   17.14  127.20    22.87    0.24   1.28    29.27
ALBK  ALBANK Fin. Corp. of Albany NY             15.92   172.35   15.93  195.66    16.03    0.72   1.57    24.91
AMFC  AMB Financial Corp. of IN                  16.84   110.37   15.38  110.37    23.91    0.28   1.70    28.57
ASBP  ASB Financial Corp. of OH                  21.09   131.07   20.41  131.07    22.50    0.40   2.96    62.50
ABBK  Abington Savings Bank of MA*               16.59   195.57   13.94  215.79    18.63    0.40   1.05    17.47
AABC  Access Anytime Bancorp of NM                8.53   143.14   12.38  143.14     9.19    0.00   0.00     0.00
AFBC  Advance Fin. Bancorp of WV                 21.39   118.18   18.20  118.18    21.91    0.32   1.80    38.55
AADV  Advantage Bancorp of WI(8)                 20.15   217.39   20.74  233.66    22.47    0.40   0.60    12.12
AFCB  Affiliated Comm BC, Inc of MA              18.33   192.22   18.77  193.36    18.53    0.60   1.84    33.71
ALBC  Albion Banc Corp. of Albion NY             21.37   115.42    9.89  115.42    21.71    0.32   1.14    24.43
ABCL  Allied Bancorp of IL                       25.00   164.60   15.50  166.67    22.46    0.44   1.66    41.51

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN                25.46    94.96   10.38   95.95       NM    0.20   1.45    37.04
AHCI  Ambanc Holding Co., Inc. of NY*               NM   123.54   15.98  123.54       NM    0.20   1.11       NM
ASBI  Ameriana Bancorp of IN                     17.92   148.57   16.65  148.57    19.66    0.64   3.16    56.64
AFFFZ America First Fin. Fund of CA(8)            6.77   158.05   13.22  159.73     6.70    1.60   3.23    21.89
ABCW  Anchor Bancorp Wisconsin of WI             16.75   253.26   16.21  257.73    17.95    0.32   0.91    15.31
ANDB  Andover Bancorp, Inc. of MA*               14.84   184.41   14.98  184.41    15.20    0.76   2.04    30.28
ASFC  Astoria Financial Corp. of NY              19.38   194.41   15.00  229.85    20.49    0.60   1.05    20.27
AVND  Avondale Fin. Corp. of IL                     NM   124.20    9.58  124.20       NM    0.00   0.00       NM
BKCT  Bancorp Connecticut of CT*                 22.10   276.23   29.70  276.23    24.26    0.50   2.02    44.64
BPLS  Bank Plus Corp. of CA                      19.23   136.46    6.17  136.61    23.15    0.00   0.00     0.00
BWFC  Bank West Fin. Corp. of MI                 27.12   180.38   25.53  180.38       NM    0.21   1.31    35.59
BANC  BankAtlantic Bancorp of FL                 12.70   220.48   12.14  266.78    24.22    0.13   0.84    10.66
BKUNA BankUnited SA of FL                        27.55   192.03    6.00  244.12       NM    0.00   0.00     0.00
BVCC  Bay View Capital Corp. of CA               24.56   235.45   13.70  281.89    21.93    0.40   1.15    28.17
FSNJ  Bayonne Banchsares of NJ                      NM   115.78   18.09  115.78       NM    0.17   1.39    68.00
BFSB  Bedford Bancshares of VA                   20.32   164.44   23.18  164.44    20.47    0.56   1.98    40.29
BFFC  Big Foot Fin. Corp. of IL                     NM   125.25   21.90  125.25       NM    0.00   0.00     0.00
BSBC  Branford SB of CT(8)*                      20.16   232.34   22.42  232.34    20.16    0.08   1.28    25.81
BYFC  Broadway Fin. Corp. of CA                     NM    89.71    8.83   89.71    27.60    0.20   1.51    52.63
CBES  CBES Bancorp of MO                         18.54   124.32   21.03  124.32    20.45    0.40   1.83    33.90
CCFH  CCF Holding Company of GA                     NM   138.99   14.81  138.99       NM    0.55   2.78       NM
CENF  CENFED Financial Corp. of CA               17.27   193.49   10.76  193.76    19.18    0.36   0.86    14.94
CFSB  CFSB Bancorp of Lansing MI                 17.61   267.61   20.63  267.61    18.75    0.68   1.95    34.34
CKFB  CKF Bancorp of Danville KY                 15.16   117.91   27.90  117.91    20.33    0.50   2.70    40.98
CNSB  CNS Bancorp of MO                             NM   149.93   36.48  149.93       NM    0.24   1.12    51.06
CSBF  CSB Financial Group Inc of IL*                NM   102.08   25.55  107.99       NM    0.00   0.00     0.00
CBCI  Calumet Bancorp of Chicago IL              14.10   127.95   20.75  127.95    14.35    0.00   0.00     0.00
CAFI  Camco Fin. Corp. of OH                     14.45   166.89   16.00  180.25    17.12    0.54   2.16    31.21
CMRN  Cameron Fin. Corp. of MO                   20.53   115.43   24.26  115.43    20.53    0.28   1.39    28.57
CAPS  Capital Savings Bancorp of MO(8)           19.38   198.72   18.16  198.72    19.70    0.24   1.03    20.00
CFNC  Carolina Fincorp of NC*                    25.17   126.58   28.59  126.58    25.91    0.24   1.36    34.29
CASB  Cascade SB of Everett WA(8)                19.62   152.51   10.13  152.51    19.62    0.00   0.00     0.00
CATB  Catskill Fin. Corp. of NY*                 20.68   112.72   27.93  112.72    20.44    0.32   1.84    38.10
CNIT  Cenit Bancorp of Norfolk VA                19.10   219.71   15.26  239.90    20.56    1.00   1.54    29.50
CEBK  Central Co-Op. Bank of MA*                 18.49   154.08   15.30  172.19    18.24    0.32   1.19    22.07
CENB  Century Bancshares of NC*                  19.81   110.49   33.47  110.49    19.76    2.00   2.41    47.73
CBSB  Charter Financial Inc. of IL(8)            22.62   173.23   25.06  195.80    16.16    0.32   1.35    30.48
COFI  Charter One Financial of OH                17.03   286.64   20.22  312.19    17.42    1.00   1.61    27.47
CVAL  Chester Valley Bancorp of PA               19.30   205.88   17.83  205.88    20.19    0.44   1.68    32.35
CTZN  CitFed Bancorp of Dayton OH                19.51   242.59   15.22  266.90    19.51    0.24   0.62    12.12
CLAS  Classic Bancshares of KY                      NM   108.84   16.22  128.66    23.55    0.28   1.72    54.90
CMSB  Cmnwealth Bancorp of PA                    21.08   165.13   15.33  211.82    25.00    0.28   1.30    27.45
CBSA  Coastal Bancorp of Houston TX              12.08   142.44    4.94  169.39    11.74    0.48   1.66    20.00
CFCP  Coastal Fin. Corp. of SC                   16.80   301.29   19.75  301.29    19.44    0.36   1.71    28.80
CMSV  Commty. Svgs, MHC of FL (48.5)                NM   220.84   25.05  220.84       NM    0.90   2.58       NM
CFTP  Community Fed. Bancorp of MS                  NM   160.38   42.87  160.38       NM    0.30   1.50    45.45
CFFC  Community Fin. Corp. of VA                 17.67   139.55   18.43  139.55    17.55    0.56   2.11    37.33
CFBC  Community First Bnkg Co. of GA                NM   135.74   24.17  137.58       NM    0.60   1.52    46.51
CIBI  Community Inv. Bancorp of OH               15.59   130.17   15.29  130.17    15.59    0.32   2.03    31.68
COOP  Cooperative Bk.for Svgs. of NC             25.68   202.27   15.56  202.27    25.68    0.00   0.00     0.00
CRZY  Crazy Woman Creek Bncorp of WY             21.35   103.29   24.48  103.29    21.05    0.40   2.60    55.56
DNFC  D&N Financial Corp. of MI                  16.52   248.21   13.04  250.90    17.90    0.20   0.72    11.90
DCBI  Delphos Citizens Bancorp of OH             21.04   117.75   31.36  117.75    21.04    0.00   0.00     0.00
DIME  Dime Community Bancorp of NY               21.25   157.80   21.30  183.15    21.84    0.24   1.03    21.82
DIBK  Dime Financial Corp. of CT*                10.00   209.77   17.08  216.01    10.03    0.44   1.44    14.43
EGLB  Eagle BancGroup of IL                         NM   113.04   13.40  113.04       NM    0.00   0.00     0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA              21.59   150.91   12.34  150.91    21.35    0.60   3.16    68.18
EGFC  Eagle Financial Corp. of CT(8)                NM   228.07   15.74  286.62       NM    1.00   1.91       NM
ETFS  East Texas Fin. Serv. of TX                27.49   101.33   18.25  101.33    29.46    0.20   0.97    26.67
EMLD  Emerald Financial Corp of OH               15.42   199.35   15.55  202.19    16.67    0.24   1.30    20.00
EIRE  Emerald Island Bancorp, MA(8)*             20.00   232.39   16.23  232.39    18.82    0.28   0.88    17.50
EFBC  Empire Federal Bancorp of MT                  NM   111.79   39.01  111.79       NM    0.30   1.82       NM
EFBI  Enterprise Fed. Bancorp of OH              23.74   178.57   20.41  178.68    28.54    1.00   3.54       NM
EQSB  Equitable FSB of Wheaton MD                22.05   187.98    9.47  187.98    13.82    0.00   0.00     0.00
FCBF  FCB Fin. Corp. of Neenah WI                   NM   143.11   20.94  143.11       NM    0.80   2.83       NM
FFBS  FFBS Bancorp of Columbus MS                19.18   155.16   25.92  155.16    19.18    0.50   2.25    43.10
FFDF  FFD Financial Corp. of OH                  16.05   125.30   30.50  125.30       NM    0.30   1.61    25.86
FFLC  FFLC Bancorp of Leesburg FL                23.67   162.05   22.26  162.05    25.00    0.29   1.30    30.85
FFFC  FFVA Financial Corp. of VA                 19.85   202.10   26.90  206.30    20.71    0.48   1.42    28.24
FFWC  FFW Corporation of Wabash IN               17.18   169.51   16.45  186.72    17.54    0.72   1.72    29.63
FFYF  FFY Financial Corp. of OH                  17.25   158.87   21.76  158.87    17.53    0.80   2.48    42.78
FMCO  FMS Financial Corp. of NJ                  14.00   207.28   13.45  210.34    14.12    0.28   0.85    11.97
FFHH  FSF Financial Corp. of MN                  18.38   132.69   14.83  132.69    18.56    0.50   2.62    48.08
FOBC  Fed One Bancorp of Wheeling WV             19.29   157.98   17.66  165.34    19.29    0.62   2.33    44.93
FBCI  Fidelity Bancorp of Chicago IL                NM   123.26   12.91  123.46    22.12    0.32   1.39       NM
FSBI  Fidelity Bancorp, Inc. of PA               15.71   165.26   11.23  165.26    16.08    0.36   1.31    20.57
FFFL  Fidelity FSB, MHC of FL (47.7)                NM   229.25   18.81  230.71       NM    0.90   3.10       NM
FFED  Fidelity Fed. Bancorp of IN                15.48   201.36   12.30  201.36    15.95    0.40   3.86    59.70
FFOH  Fidelity Financial of OH                   19.41   119.53   15.57  134.70    17.35    0.28   1.90    36.84
FIBC  Financial Bancorp, Inc. of NY              16.78   155.95   14.11  156.75    15.71    0.40   1.63    27.40
FBSI  First Bancshares of MO                     14.94   125.42   17.46  125.42    16.56    0.20   0.77    11.49
FBBC  First Bell Bancorp of PA                   15.78   168.97   17.80  168.97    16.19    0.40   2.15    33.90
FBER  First Bergen Bancorp of NJ                 27.46   143.70   19.62  143.70    27.46    0.20   1.03    28.17
SKBO  First Carnegie,MHC of PA(45.0)                NM   179.37   29.50  179.37       NM    0.30   1.59       NM
FSTC  First Citizens Corp of GA                  12.33   215.03   21.75  272.68    13.79    0.29   1.08    13.36
FCME  First Coastal Corp. of ME*                  3.32   140.71   13.72  140.71     3.46    0.00   0.00     0.00
FFBA  First Colorado Bancorp of Co               21.62   200.00   26.16  202.53    21.82    0.48   2.00    43.24
FDEF  First Defiance Fin.Corp. of OH             23.41   116.97   23.00  116.97    24.18    0.32   2.17    50.79
FESX  First Essex Bancorp of MA*                 15.60   174.37   12.91  199.33    18.20    0.56   2.70    42.11
FFES  First FS&LA of E. Hartford CT              19.33   152.13   10.08  152.13    17.03    0.60   1.62    31.25
FFSX  First FS&LA. MHC of IA (46.1)              27.43   229.90   20.07  231.88    28.15    0.48   1.48    40.68
BDJI  First Fed. Bancorp. of MN                  26.67   157.84   16.90  157.84    27.18    0.00   0.00     0.00
FFBH  First Fed. Bancshares of AR                21.02   142.73   21.25  142.73    21.99    0.24   1.01    21.24
FTFC  First Fed. Capital Corp. of WI             16.81   263.96   17.78  280.09    20.30    0.48   1.59    26.67
FFKY  First Fed. Fin. Corp. of KY                15.07   174.60   23.92  185.03    15.17    0.56   2.55    38.36
FFBZ  First Federal Bancorp of OH                16.80   211.69   16.24  211.91    16.67    0.28   1.33    22.40
FFCH  First Fin. Holdings Inc. of SC             21.62   291.79   17.84  291.79    22.22    0.84   1.75    37.84
FFBI  First Financial Bancorp of IL                 NM   116.02   10.35  116.02    22.34    0.00   0.00       NM
FFHS  First Franklin Corp. of OH                 26.07   156.49   14.11  157.39    22.07    0.40   1.46    38.10
FGHC  First Georgia Hold. Corp of GA             25.78   195.96   16.10  213.73       NM    0.05   0.61    15.63
FSPG  First Home Bancorp of NJ                   16.52   216.00   14.83  219.30    16.91    0.40   1.39    22.99
FFSL  First Independence Corp. of KS             20.37   126.12   12.92  126.12    20.37    0.25   1.68    34.25
FISB  First Indiana Corp. of IN                  19.14   219.39   21.16  222.06    23.31    0.48   1.55    29.63
FKFS  First Keystone Fin. Corp of PA             17.38   185.37   12.29  185.37    18.97    0.20   0.54     9.30
FLKY  First Lancaster Bncshrs of KY              29.72   107.73   31.74  107.73    29.72    0.50   3.17       NM
FLFC  First Liberty Fin. Corp. of GA             23.11   247.97   18.28  275.02    28.24    0.44   1.44    33.33
CASH  First Midwest Fin. Corp. of IA             15.83   132.65   14.26  149.34    16.57    0.48   2.25    35.56
FMBD  First Mutual Bancorp of IL                    NM   131.75   17.65  172.78       NM    0.32   1.58       NM
FMSB  First Mutual SB of Bellevue WA*            15.89   225.76   15.33  225.76    16.19    0.20   1.18    18.69
FNGB  First Northern Cap. Corp of WI             21.21   169.90   18.85  169.90    22.22    0.32   2.29    48.48
FFPB  First Palm Beach Bancorp of FL             20.95   173.07   10.82  177.18    25.00    0.60   1.55    32.43
FSLA  First SB SLA MHC of NJ (47.5)(8)              NM   335.92   31.90      NM       NM    0.48   1.15    42.11

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First SB, SSB, Moore Co. of NC             17.23   123.44   28.40  123.44    17.23    0.88   3.87    66.67
FWWB  First Savings Bancorp of WA*               26.52   175.94   25.04  190.49    27.93    0.28   1.07    28.28
FSFF  First SecurityFed Fin of IL                26.13   124.53   33.66  124.53    26.13    0.00   0.00     0.00
SHEN  First Shenango Bancorp of PA               15.04   150.78   17.52  150.78    15.11    0.60   1.76    26.55
FBNW  FirstBank Corp of Clarkston WA                NM   120.50   19.80  120.50       NM    0.28   1.58       NM
FFDB  FirstFed Bancorp of AL                     13.38   144.08   13.88  157.51    13.73    0.50   2.35    31.45
FSPT  FirstSpartan Fin. Corp. of SC              29.60   126.84   33.99  126.84    29.60    0.60   1.62    48.00
FLAG  Flag Financial Corp of GA                  19.18   181.71   16.55  181.71    23.06    0.34   1.76    33.66
FLGS  Flagstar Bancorp, Inc of MI                11.52   215.07   12.85  223.89    23.04    0.00   0.00     0.00
FFIC  Flushing Fin. Corp. of NY*                 23.23   134.66   19.12  140.24    22.12    0.24   1.04    24.24
FBHC  Fort Bend Holding Corp. of TX              16.46   170.45   10.50  182.60    19.66    0.40   1.98    32.52
FTSB  Fort Thomas Fin. Corp. of KY               20.39   146.78   23.68  146.78    20.39    0.25   1.61    32.89
FKKYD Frankfort First Bancorp of KY                 NM   136.21   22.92  136.21       NM    0.80   4.30       NM
FTNB  Fulton Bancorp of MO                       29.27   143.62   35.42  143.62       NM    0.20   0.94    27.40
GFSB  GFS Bancorp of Grinnell IA                 14.83   154.95   17.84  154.95    14.83    0.26   1.52    22.61
GUPB  GFSB Bancorp of Gallup NM                  20.88   115.06   14.75  115.06    20.88    0.40   1.98    41.24
GSLA  GS Financial Corp. of LA                      NM   109.49   47.22  109.49       NM    0.28   1.56    68.29
GOSB  GSB Financial Corp. of NY                     NM   124.24   33.62  124.24       NM    0.00   0.00     0.00
GWBC  Gateway Bancorp of KY(8)                      NM   116.17   32.22  116.17       NM    0.40   2.13    67.80
GBCI  Glacier Bancorp of MT                      18.24   264.57   26.42  271.01    17.80    0.48   2.16    39.34
GFCO  Glenway Financial Corp. of OH              18.69   152.01   14.38  153.78    19.27    0.40   2.16    40.40
GTPS  Great American Bancorp of IL                  NM   110.12   22.50  110.12       NM    0.40   2.16       NM
GTFN  Great Financial Corp. of KY(8)             22.84   238.38   24.01  248.39       NM    0.60   1.19    27.27
GSBC  Great Southern Bancorp of MO               15.76   317.72   27.49  317.72    16.72    0.44   1.78    28.03
GDVS  Greater DV SB,MHC of PA (19.9)*               NM   327.68   38.14  327.68       NM    0.36   1.24    52.94
GSFC  Green Street Fin. Corp. of NC              27.69   122.87   43.47  122.87    27.69    0.44   2.44    67.69
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)             NM   296.80   38.67  296.80       NM    0.44   1.69    70.97
HCBB  HCB Bancshares of AR                          NM    95.44   17.98   99.20       NM    0.00   0.00     0.00
HEMT  HF Bancorp of Hemet CA                        NM   129.11   10.24  154.93       NM    0.00   0.00     0.00
HFFC  HF Financial Corp. of SD                   12.80   135.80   12.80  135.80    13.96    0.42   1.60    20.49
HFNC  HFNC Financial Corp. of NC                 23.79   155.59   29.25  155.59    27.83    0.28   1.90    45.16
HMNF  HMN Financial, Inc. of MN                  19.59   130.66   19.44  130.66    23.23    0.00   0.00     0.00
HALL  Hallmark Capital Corp. of WI               16.76   144.00   10.52  144.00    17.13    0.00   0.00     0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)            25.00   344.12   29.46      NM    25.19    1.40   2.09    52.24
HRBF  Harbor Federal Bancorp of MD               26.10   141.79   18.51  141.79    26.10    0.48   2.02    52.75
HFSA  Hardin Bancorp of Hardin MO                18.88   112.63   12.99  112.63    19.94    0.48   2.70    51.06
HARL  Harleysville SA of PA                      14.33   213.44   14.14  213.44    14.26    0.44   1.50    21.46
HFGI  Harrington Fin. Group of IN                18.84   163.05    7.89  163.05    22.54    0.12   0.95    17.91
HARS  Harris SB, MHC of PA (24.3)                   NM       NM   30.81      NM       NM    0.22   1.14    42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY                NM   119.05   32.06  119.05    23.63    0.40   2.32    72.73
HHFC  Harvest Home Fin. Corp. of OH                 NM   129.96   16.24  129.96    29.50    0.44   2.98       NM
HAVN  Haven Bancorp of Woodhaven NY              16.60   173.58   10.41  174.14    16.48    0.30   1.38    22.90
HTHR  Hawthorne Fin. Corp. of CA                  8.38   141.83    6.89  141.83     8.71    0.00   0.00     0.00
HMLK  Hemlock Fed. Fin. Corp. of IL                 NM   115.34   22.27  115.34    28.48    0.24   1.38       NM
HBNK  Highland Federal Bank of CA                13.64   191.10   14.65  191.10    17.96    0.00   0.00     0.00
HIFS  Hingham Inst. for Sav. of MA*              14.08   173.00   16.79  173.00    14.08    0.48   1.72    24.24
HBEI  Home Bancorp of Elgin IL                      NM   132.53   36.53  132.53       NM    0.40   2.19       NM
HBFW  Home Bancorp of Fort Wayne IN                 NM   153.92   20.45  153.92    23.58    0.20   0.74    27.78
HBBI  Home Building Bancorp of IN                20.24   112.49   15.88  112.49    20.63    0.30   1.41    28.57
HCFC  Home City Fin. Corp. of OH                 18.75   113.56   22.27  113.56    18.55    0.36   2.09    39.13
HOMF  Home Fed Bancorp of Seymour IN             14.94   220.71   19.11  227.47    16.46    0.35   1.35    20.11
HWEN  Home Financial Bancorp of IN               23.81   113.02   19.83  113.02    27.53    0.20   1.14    27.03
HPBC  Home Port Bancorp, Inc. of MA*             13.07   196.31   20.96  196.31    13.14    0.80   3.50    45.71
HMCI  Homecorp, Inc. of Rockford IL(8)           27.46   208.03   14.21  208.03       NM    0.00   0.00     0.00
HZFS  Horizon Fin'l. Services of IA              15.26   114.41   11.39  114.41    18.95    0.18   1.53    23.38
HRZB  Horizon Financial Corp. of WA*             15.71   153.27   23.97  153.27    16.00    0.44   2.57    40.37

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                     NM   148.59   25.88  148.59       NM    0.40   2.30       NM
ISBF  ISB Financial Corp. of LA                  28.73   166.89   20.12  195.03    29.03    0.50   1.79    51.55
ITLA  Imperial Thrift & Loan of CA*              11.68   144.07   15.45  144.66    11.68    0.00   0.00     0.00
IFSB  Independence FSB of DC                     21.54   100.79    6.94  114.01    25.93    0.22   1.57    33.85
INCB  Indiana Comm. Bank, SB of IN(8)               NM   165.59   19.67  165.59       NM    0.36   1.76    67.92
INBI  Industrial Bancorp of OH                   18.49   154.08   26.47  154.08    17.59    0.56   3.09    57.14
IWBK  Interwest SB of Oak Harbor WA              15.58   243.34   15.44  247.79    16.92    0.64   1.63    25.40
IPSW  Ipswich SB of Ipswich MA*                  14.49   266.74   14.97  266.74    18.21    0.12   0.94    13.64
JXVL  Jacksonville Bancorp of TX                 20.97   139.26   20.77  139.26    15.99    0.50   2.65    55.56
JXSB  Jcksnville SB,MHC of IL (45.6)                NM   209.10   22.07  209.10       NM    0.45   1.58    56.25
JSBA  Jefferson Svgs Bancorp of MO                  NM   195.19   16.66  251.61    23.24    0.56   1.30    62.22
JOAC  Joachim Bancorp of MO                         NM   109.73   30.88  109.73       NM    0.50   3.33       NM
KSAV  KS Bancorp of Kenly NC                     16.07   136.78   18.11  136.86    16.19    0.60   2.67    42.86
KSBK  KSB Bancorp of Kingfield ME(8)*            19.44   248.23   17.82  262.50    19.09    0.08   0.38     7.41
KFBI  Klamath First Bancorp of OR                25.29   149.10   21.98  164.00    25.29    0.32   1.49    37.65
LSBI  LSB Fin. Corp. of Lafayette IN             17.24   146.98   12.69  146.98    19.54    0.34   1.23    21.12
LVSB  Lakeview SB of Paterson NJ                 18.56   181.40   22.17  211.84    25.64    0.13   0.52     9.70
LARK  Landmark Bancshares of KS                  20.39   124.87   17.22  124.87    17.22    0.40   1.72    35.09
LARL  Laurel Capital Group of PA                 13.46   185.07   19.37  185.07    13.93    0.52   1.85    24.88
LSBX  Lawrence Savings Bank of MA*               11.09   200.89   19.12  200.89    11.17    0.00   0.00     0.00
LFED  Leeds FSB, MHC of MD (36.3)                   NM   256.55   42.67  256.55       NM    0.51   2.17       NM
LXMO  Lexington B&L Fin. Corp. of MO                NM   116.15   32.89  116.15    24.11    0.30   1.75    54.55
LIFB  Life Bancorp of Norfolk VA(8)              26.67   222.63   23.85  228.86    28.80    0.48   1.33    35.56
LFBI  Little Falls Bancorp of NJ                    NM   139.37   16.28  151.12       NM    0.20   0.99    30.30
LOGN  Logansport Fin. Corp. of IN                16.76   118.58   22.41  118.58    16.05    0.40   2.62    43.96
LONF  London Financial Corp. of OH               20.33   103.25   20.56  103.25    21.79    0.24   1.57    32.00
LISB  Long Island Bancorp, Inc of NY             22.45   203.39   18.73  205.28    26.58    0.60   1.30    29.13
MAFB  MAF Bancorp of IL                          13.73   197.79   15.41  225.12    13.85    0.28   0.82    11.29
MBLF  MBLA Financial Corp. of MO                 18.79   121.87   15.42  121.87    18.41    0.40   1.47    27.59
MFBC  MFB Corp. of Mishawaka IN                  19.42   115.76   15.16  115.76    19.42    0.32   1.36    26.45
MLBC  ML Bancorp of Villanova PA(8)              25.63   227.61   15.76  243.85       NM    0.40   1.30    33.33
MSBF  MSB Financial Corp. of MI                  22.67   188.95   31.24  188.95    23.49    0.28   1.44    32.56
MARN  Marion Capital Holdings of IN              16.47   123.76   27.16  123.76    16.67    0.88   3.20    52.69
MRKF  Market Fin. Corp. of OH                       NM   103.69   36.75  103.69       NM    0.28   1.81    73.68
MFSL  Maryland Fed. Bancorp of MD                25.00   180.00   15.09  182.31    17.31    0.42   1.56    38.89
MASB  MassBank Corp. of Reading MA*              16.77   165.08   17.80  167.58    17.86    0.96   2.06    34.53
MFLR  Mayflower Co-Op. Bank of MA*               16.27   169.89   16.38  172.73    17.21    0.68   2.86    46.58
MECH  Mechanics SB of Hartford CT*               10.37   167.61   17.44  167.61    10.41    0.00   0.00     0.00
MDBK  Medford Bank of Medford, MA*               15.16   171.90   15.49  183.43    16.27    0.72   1.91    28.92
MERI  Meritrust FSB of Thibodaux LA(8)           20.18   277.11   22.89  277.11    20.18    0.70   1.01    20.47
MWBX  MetroWest Bank of MA*                      16.20   279.55   20.85  279.55    16.20    0.12   1.37    22.22
MCBS  Mid Continent Bancshares of KS(8)          21.01   219.58   21.66  219.58    20.25    0.40   0.89    18.78
MIFC  Mid Iowa Financial Corp. of IA             15.85   160.71   15.04  160.94    11.25    0.08   0.71    11.27
MCBN  Mid-Coast Bancorp of ME                    14.97   126.93   10.90  126.93    15.80    0.52   1.81    27.08
MWBI  Midwest Bancshares, Inc. of IA             14.67   174.36   12.06  174.36    16.59    0.24   1.35    19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)            19.96   247.55   21.82  256.71    20.26    0.34   1.23    24.46
MFFC  Milton Fed. Fin. Corp. of OH               25.20   132.05   16.60  132.05    28.53    0.60   3.97       NM
MIVI  Miss. View Hold. Co. of MN                 26.52    98.31   18.56   98.31    18.04    0.16   0.91    24.24
MBSP  Mitchell Bancorp of NC*                    29.24   112.30   46.43  112.30    29.24    0.40   2.32    67.80
MBBC  Monterey Bay Bancorp of CA                    NM   130.23   14.98  140.43       NM    0.12   0.63    20.69
MONT  Montgomery Fin. Corp. of IN                29.76   105.84   20.26  105.84    29.76    0.22   1.76    52.38
MSBK  Mutual SB, FSB of Bay City MI                 NM   131.04    8.34  131.04       NM    0.00   0.00     0.00
NHTB  NH Thrift Bancshares of NH                 21.46   176.50   13.81  205.51    26.56    0.50   2.35    50.51
NSLB  NS&L Bancorp of Neosho MO                     NM   111.99   21.90  111.99    28.91    0.50   2.70       NM
NMSB  Newmil Bancorp. of CT*                     19.29   160.33   16.31  160.33    20.15    0.32   2.37    45.71
NASB  North American SB of MO                    13.17   212.85   16.34  220.23    13.99    0.80   1.48    19.51

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL                NM   151.82   20.39  151.82       NM    0.48   1.86    60.76
FFFD  North Central Bancshares of IA             16.48   126.37   28.96  126.37    16.48    0.25   1.31    21.55
NBN   Northeast Bancorp of ME*                   20.16   193.55   13.46  219.03    24.44    0.32   1.16    23.36
NEIB  Northeast Indiana Bncrp of IN              17.37   132.17   18.99  132.17    17.37    0.34   1.66    28.81
NWEQ  Northwest Equity Corp. of WI               16.45   142.49   16.66  142.49    17.04    0.56   2.91    47.86
NWSB  Northwest SB, MHC of PA (30.7)                NM   340.65   32.83      NM       NM    0.16   1.08    39.02
NSSY  Norwalk Savings Society of CT*             15.83   185.46   14.94  192.31    13.87    0.40   1.05    16.67
NSSB  Norwich Financial Corp. of CT*             20.62   201.40   23.49  221.73    22.29    0.56   1.85    38.10
NTMG  Nutmeg FS&LA of CT                         17.92   182.82   10.08  182.82    25.00    0.15   1.40    25.00
OHSL  OHSL Financial Corp. of OH                 16.06   127.77   13.95  127.77    16.56    0.88   3.32    53.33
OCFC  Ocean Fin. Corp. of NJ                     22.17   134.82   20.45  134.82    22.44    0.80   2.15    47.62
OCN   Ocwen Financial Corp. of FL                18.19       NM   49.88      NM       NM    0.00   0.00     0.00
OTFC  Oregon Trail Fin. Corp of OR               27.22   120.84   29.02  120.84    27.22    0.00   0.00     0.00
PBHC  OswegoCity SB, MHC of NY (46.)*            28.57   249.58   29.80  297.03       NM    0.28   0.93    26.67
OFCP  Ottawa Financial Corp. of MI               21.99   200.49   17.52  248.21    22.52    0.40   1.41    31.01
PFFB  PFF Bancorp of Pomona CA                   29.42   130.16   13.09  131.59    28.97    0.00   0.00     0.00
PSFI  PS Financial of Chicago IL                 25.69   125.34   46.78  125.34    25.34    0.48   2.59    66.67
PVFC  PVF Capital Corp. of OH                    10.92   195.20   14.02  195.20    11.40    0.00   0.00     0.00
PALM  Palfed, Inc. of Aiken SC(8)                   NM   266.48   22.69  266.48       NM    0.12   0.42    24.49
PBCI  Pamrapo Bancorp, Inc. of NJ                14.38   147.25   19.01  148.30    14.54    1.00   4.02    57.80
PFED  Park Bancorp of Chicago IL                 22.19   106.86   24.72  106.86    21.39    0.00   0.00     0.00
PVSA  Parkvale Financial Corp of PA              14.02   189.14   14.60  190.40    14.02    0.52   1.81    25.37
PEEK  Peekskill Fin. Corp. of NY                 26.52   118.16   30.83  118.16    26.52    0.36   2.06    54.55
PFSB  PennFed Fin. Services of NJ                15.65   161.68   11.85  190.99    15.65    0.28   0.84    13.08
PWBC  PennFirst Bancorp of PA                    19.60   143.67   12.02  161.49    19.60    0.36   1.93    37.89
PWBK  Pennwood SB of PA*                         22.29   120.68   22.13  120.68    20.33    0.32   1.73    38.55
PBKB  People's SB of Brockton MA*                15.97   256.70   10.52  267.75       NM    0.44   1.91    30.56
PFDC  Peoples Bancorp of Auburn IN               19.35   183.77   28.01  183.77    19.35    0.43   1.79    34.68
PBCT  Peoples Bank, MHC of CT (40.1)*            24.31   306.75   27.67  307.02       NM    0.76   2.17    52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)             NM   327.90   55.57      NM       NM    0.35   0.89    40.23
PFFC  Peoples Fin. Corp. of OH                   25.94    87.14   23.70   87.14    25.94    0.50   3.64       NM
PHBK  Peoples Heritage Fin Grp of ME*            17.31   264.56   19.71  310.06    17.31    0.84   1.93    33.47
PSFC  Peoples Sidney Fin. Corp of OH                NM   118.39   29.94  118.39       NM    0.28   1.62    50.00
PERM  Permanent Bancorp of IN                    20.68   133.57   12.64  135.38    20.85    0.40   1.53    31.75
PMFI  Perpetual Midwest Fin. of IA                  NM   152.14   12.94  152.14       NM    0.30   1.08    35.71
PERT  Perpetual of SC, MHC (46.8)(8)                NM   301.14   35.61  301.14       NM    1.40   2.31       NM
PCBC  Perry Co. Fin. Corp. of MO                 25.83   123.67   23.74  123.67    22.36    0.40   1.72    44.44
PHFC  Pittsburgh Home Fin. of PA                 17.57   121.33   12.79  122.58    19.72    0.24   1.35    23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)          25.00   245.63   15.54  245.63    25.35    0.90   2.47    61.64
PTRS  Potters Financial Corp of OH               15.42   165.18   14.55  165.18    15.68    0.20   1.08    16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)           28.03   175.47   14.77  175.47    28.03    0.20   1.93    54.05
PHSB  Ppls Home SB, MHC of PA (45.0)                NM   183.46   25.07  183.46       NM    0.00   0.00     0.00
PRBC  Prestige Bancorp of PA                     22.65   114.04   12.78  114.04    22.65    0.12   0.62    14.12
PFNC  Progress Financial Corp. of PA             17.22   266.78   14.23  299.23    21.83    0.12   0.77    13.33
PSBK  Progressive Bank, Inc. of NY*              16.36   178.39   15.58  198.13    16.67    0.68   1.89    30.91
PROV  Provident Fin. Holdings of CA              22.87   121.74   16.23  121.74       NM    0.00   0.00     0.00
PULB  Pulaski SB, MHC of MO (29.8)                  NM   267.14   34.86  267.14       NM    1.10   3.67       NM
PLSK  Pulaski SB, MHC of NJ (46.0)                  NM   193.05   23.13  193.05       NM    0.30   1.50    55.56
PULS  Pulse Bancorp of S. River NJ               14.54   190.80   15.67  190.80    14.38    0.70   2.62    38.04
QCFB  QCF Bancorp of Virginia MN                 19.52   143.65   25.13  143.65    19.52    0.00   0.00     0.00
QCBC  Quaker City Bancorp of CA                  17.81   139.40   11.79  139.40    18.58    0.00   0.00     0.00
QCSB  Queens County Bancorp of NY*               25.35   319.06   35.78  319.06    25.17    0.80   2.19    55.56
RARB  Raritan Bancorp. of Raritan NJ*            16.87   217.39   16.02  220.88    17.08    0.48   1.75    29.45
REDF  RedFed Bancorp of Redlands CA              15.52   177.25   14.75  177.89    15.52    0.00   0.00     0.00
RELY  Reliance Bancorp, Inc. of NY               17.35   176.26   14.56  239.94    16.43    0.64   1.88    32.65
RELI  Reliance Bancshares Inc of WI*                NM    96.62   46.66   96.62       NM    0.00   0.00     0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RIVR  River Valley Bancorp of IN                    NM   123.86   15.35  125.75    29.23    0.16   0.88    34.78
RVSB  Riverview Bancorp of WA                       NM   155.54   32.28  161.63       NM    0.00   0.00     0.00
RSLN  Roslyn Bancorp, Inc. of NY*                29.97   155.84   27.48  156.62    23.53    0.28   1.28    38.36
SCCB  S. Carolina Comm. Bnshrs of SC             30.00   129.68   34.48  129.68    30.00    0.60   2.67       NM
SBFL  SB Fngr Lakes MHC of NY (33.1)                NM   251.68   23.49  251.68       NM    0.40   1.33       NM
SFED  SFS Bancorp of Schenectady NY              26.06   138.89   17.32  138.89    26.06    0.28   1.14    29.79
SGVB  SGV Bancorp of W. Covina CA                26.54   132.79    9.88  134.87    24.30    0.00   0.00     0.00
SHSB  SHS Bancorp, Inc. of PA                       NM   124.73   15.76  124.73       NM    0.00   0.00     0.00
SISB  SIS Bancorp Inc of MA*                     18.23   195.04   14.35  195.04    18.41    0.56   1.50    27.32
SWCB  Sandwich Co-Op. Bank of MA*                17.62   203.21   16.12  211.41    17.99    1.40   3.26    57.38
SFSL  Security First Corp. of OH                 17.98   246.69   22.86  250.61    17.83    0.32   1.56    28.07
SMFC  Sho-Me Fin. Corp. of MO(8)                 18.20   237.41   21.43  237.41    19.19    0.00   0.00     0.00
SKAN  Skaneateles Bancorp Inc of NY*             15.73   155.95   10.92  160.60    16.27    0.27   1.43    22.50
SOBI  Sobieski Bancorp of S. Bend IN                NM   121.14   17.90  121.14       NM    0.32   1.65    50.00
SOSA  Somerset Savings Bank of MA(8)*            15.72   244.17   16.10  244.17    16.23    0.00   0.00     0.00
SSFC  South Street Fin. Corp. of NC*             29.95   137.44   35.27  137.44    29.03    0.40   2.12    63.49
SCBS  Southern Commun. Bncshrs of AL                NM   143.94   30.70  143.94       NM    0.30   1.58       NM
SMBC  Southern Missouri Bncrp of MO              21.01   120.72   19.50  120.72    21.94    0.50   2.53    53.19
SWBI  Southwest Bancshares of IL                 17.00   159.28   18.07  159.28    17.59    0.80   3.14    53.33
SVRN  Sovereign Bancorp of PA                       NM   298.62   13.22      NM    29.22    0.08   0.37    15.69
STFR  St. Francis Cap. Corp. of WI               18.53   169.11   13.09  191.16    18.78    0.56   1.35    25.00
SPBC  St. Paul Bancorp, Inc. of IL               18.17   210.77   18.95  211.30    18.17    0.40   1.58    28.78
SFFC  StateFed Financial Corp. of IA             19.38   135.60   23.78  135.60    19.38    0.20   1.50    28.99
SFIN  Statewide Fin. Corp. of NJ                 18.91   156.90   14.69  157.23    18.91    0.44   1.96    36.97
STSA  Sterling Financial Corp. of WA             20.43   163.71    8.60  178.87    22.61    0.00   0.00     0.00
SFSB  SuburbFed Fin. Corp. of IL                 29.27   164.38   10.66  164.99    20.11    0.32   0.89    26.02
ROSE  T R Financial Corp. of NY*                 17.82   255.92   15.96  255.92    19.82    0.64   1.91    34.04
THRD  TF Financial Corp. of PA                   24.39   167.23   19.45  189.37    28.33    0.40   1.34    32.79
TPNZ  Tappan Zee Fin., Inc. of NY                   NM   140.85   23.97  140.85       NM    0.28   1.40    48.28
ESBK  The Elmira SB FSB of Elmira NY*            23.62   153.45    9.75  157.65    29.13    0.61   2.03    48.03
TRIC  Tri-County Bancorp of WY                   18.91   127.48   19.52  127.48    18.67    0.40   2.71    51.28
TWIN  Twin City Bancorp of TN                    19.89   129.78   16.80  129.78    23.53    0.40   2.83    56.34
UFRM  United FS&LA of Rocky Mount NC             16.86   155.72   11.42  155.72    21.24    0.24   2.26    38.10
UBMT  United Fin. Corp. of MT                    20.70   124.75   29.96  124.75    20.87    1.00   3.96       NM
VABF  Va. Beach Fed. Fin. Corp of VA             22.16   191.03   13.67  191.03    27.25    0.20   1.20    26.67
WHGB  WHG Bancshares of MD                          NM   112.08   23.15  112.08       NM    0.32   2.02       NM
WSFS  WSFS Financial Corp. of DE*                15.84   311.56   17.26  313.44    15.96    0.00   0.00     0.00
WVFC  WVS Financial Corp. of PA*                 15.38   165.12   19.82  165.12    15.31    1.20   3.75    57.69
WRNB  Warren Bancorp of Peabody MA*              10.60   211.75   22.55  211.75    11.94    0.52   2.41    25.49
WFSL  Washington FS&LA of Seattle WA             14.42   210.92   26.47  229.78    14.49    0.92   2.89    41.63
WAMU  Washington Mutual Inc. of WA(8)*              NM   349.21   18.46      NM       NM    1.12   1.63       NM
WYNE  Wayne Bancorp of NJ                        21.26   137.96   17.14  137.96    21.26    0.20   0.88    18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)                NM   285.92   27.26  285.92       NM    0.62   2.05       NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)                NM   202.00   47.23  202.00       NM    0.80   3.76       NM
WBST  Webster Financial Corp. of CT                 NM   236.76   12.64  274.89    21.24    0.80   1.26    44.69
WEFC  Wells Fin. Corp. of Wells MN               16.97   124.50   17.70  124.50    17.45    0.48   2.59    44.04
WCBI  WestCo Bancorp of IL                       14.10   136.53   21.21  136.53    14.89    0.68   2.57    36.17
WSTR  WesterFed Fin. Corp. of MT                 21.77   132.69   14.09  164.50    22.75    0.46   1.82    39.66
WOFC  Western Ohio Fin. Corp. of OH                 NM   113.81   15.78  121.94       NM    1.00   3.76       NM
WWFC  Westwood Fin. Corp. of NJ(8)               23.02   173.17   16.13  193.55    21.58    0.20   0.72    16.67
WEHO  Westwood Hmstd Fin Corp of OH                 NM   100.35   27.75  100.35    26.39    0.28   1.96    59.57
WFI   Winton Financial Corp. of OH               17.32   173.86   12.36  177.61    14.85    0.46   2.33    40.35
FFWD  Wood Bancorp of OH                         17.29   189.36   23.54  189.36    18.88    0.40   2.16    37.38
YFCB  Yonkers Fin. Corp. of NY                   19.13   129.13   18.10  129.13    18.94    0.24   1.28    24.49
YFED  York Financial Corp. of PA                 19.74   214.03   18.95  214.03    23.46    0.48   1.93    38.10

                                  EXHIBIT IV-2
               Gloversville Federal Savings and Loan Association
                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                                 SNL        SNL
                                                  NASDAQ       Thrift       Bank
Year/Qtr. Ended          DJIA      S&P 500      Composite       Index      Index
---------------          ----      -------      ---------      ------      -----

1991:  Quarter 1        2881.1      375.2         482.3         125.5       66.0
       Quarter 2        2957.7      371.2         475.9         130.5       82.0
       Quarter 3        3018.2      387.9         526.9         141.8       90.7
       Quarter 4        3168.0      417.1         586.3         144.7      103.1

1992:  Quarter 1        3235.5      403.7         603.8         157.0      113.3
       Quarter 2        3318.5      408.1         563.6         173.3      119.7
       Quarter 3        3271.7      417.8         583.3         167.0      117.1
       Quarter 4        3301.1      435.7         677.0         201.1      136.7

1993:  Quarter 1        3435.1      451.7         690.1         228.2      151.4
       Quarter 2        3516.1      450.5         704.0         219.8      147.0
       Quarter 3        3555.1      458.9         762.8         258.4      154.3
       Quarter 4        3754.1      466.5         776.8         252.5      146.2

1994:  Quarter 1        3625.1      445.8         743.5         241.6      143.1
       Quarter 2        3625.0      444.3         706.0         269.6      152.6
       Quarter 3        3843.2      462.6         764.3         279.7      149.2
       Quarter 4        3834.4      459.3         752.0         244.7      137.6

1995:  Quarter 1        4157.7      500.7         817.2         278.4      152.1
       Quarter 2        4556.1      544.8         933.5         313.5      171.7
       Quarter 3        4789.1      584.4       1,043.5         362.3      195.3
       Quarter 4        5117.1      615.9       1,052.1         376.5      207.6

1996:  Quarter 1        5587.1      645.5       1,104.4         382.1      225.1
       Quarter 2        5654.6      670.6       1,185.0         387.2      224.7
       Quarter 3        5882.2      687.3       1,226.9         429.3      249.2
       Quarter 4        6442.5      737.0       1,280.7         483.6      280.1

1997:  Quarter 1        6583.5      757.1       1,221.7         527.7      292.5
       Quarter 2        7672.8      885.1       1,442.1         624.5      333.3
       Quarter 3        7945.3      947.3       1,685.7         737.5      381.7
December 12, 1997       7838.3      953.4       1,536.6         787.3      417.7

(1)  End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                Gloversville Federal Savings and Loan Association
                         Historical Thrift Stock Indices

                                  Index Values


                                   Index Values             Percent Change Since
                        ----------------------------------  --------------------
                        11/28/97  1 Month    YTD      LTM   1 Month  YTD    LTM
--------------------------------------------------------------------------------
All Pub. Traded Thrifts    767.4    752.4    483.6    485.8   1.98  58.67  57.95
MHC Index                1,065.9  1,065.7    538.0    520.4   0.02  98.12 104.82

Insurance Indices
--------------------------------------------------------------------------------
SAIF Thrifts               703.7    689.6    439.2    441.9   2.06  60.22  59.25
BIF Thrifts                967.3    949.6    616.8    617.6   1.86  56.82  56.63

Stock Exchange Indices
--------------------------------------------------------------------------------
AMEX Thrifts               238.4    225.8    156.2    156.5   5.58  52.63  52.32
NYSE Thrifts               466.9    464.0    277.3    285.1   0.62  68.40  63.80
OTC Thrifts                876.2    855.8    569.7    564.9   2.38  53.78  55.09

Geographic Indices
--------------------------------------------------------------------------------
Mid-Atlantic Thrifts     1,575.5  1,533.7    970.7    967.8   2.72  62.31  62.80
Midwestern Thrifts       1,690.7  1,645.0  1,159.3  1,149.0   2.78  45.84  47.15
New England Thrifts        712.4    684.3    428.9    424.9   4.11  66.11  67.66
Southeastern Thrifts       704.5    718.1    447.2    454.5  -1.90  57.53  54.98
Southwestern Thrifts       468.2    455.4    315.9    318.9   2.81  48.22  46.82
Western Thrifts            770.7    759.8    474.7    484.6   1.43  62.35  59.02

Asset Size Indices
--------------------------------------------------------------------------------
Less than $250M            815.4    795.7    586.6    586.6   2.46  39.00  39.00
$250M to $500M           1,215.8  1,188.6    789.8    778.0   2.29  53.94  56.28
$500M to $1B               778.8    763.2    521.8    517.5   2.05  49.27  50.50
$1B to $5B                 877.9    867.3    546.0    541.9   1.22  60.78  62.00
Over $5B                   491.5    480.8    305.8    310.8   2.21  60.71  58.13

Comparative Indices
--------------------------------------------------------------------------------
Dow Jones Industrials    7,823.1  7,442.1  6,448.3  6,499.3   5.12  21.32  20.37
S&P 500                    955.4    914.6    740.7    755.0   4.46  28.98  26.54

All SNL indices are market-vaiue weighted; i.e.. an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT;
West: AZ, AK, CA, HI, ID, MT NV, 0R, WA, WY

Source: SNL Securities                                             DECEMBER 1997

                                  EXHIBIT IV-4
                Gloversville Federal Savings and Loan Association
                        Market Area Acquisition Activity

RP Financial, LC.

          New York Thrift Merger and Acquisition Activity 1996-Present

                                                                             Seller Financials at Completion(1)
                                                                        --------------------------------------------
                                                                          Total    TgEq/   YTD   YTD   NPAs/  Rsrvs/
Ann'd     Comp                                                            Assets   Assts  ROAA  ROAE  Assets   NPLs
Date      Date      Buyer                 ST  Seller                ST    ($000)    (%)    (%)   (%)    (%)     (%)
--------------------------------------------------------------------------------------------------------------------
10/23/97  Pending   HUBCO, Inc            NJ  Poughkeepsie Finl     NY    880,196   8.37  0.54   6.43   3.82   35.46
10/07/97  Pending   North Fork Bancorp    NY  New York Bancorp      NY  3,283,653   5.08  1.61  30.99   1.09   58.08
05/21/97  10/03/97  Charter One Fin'l     OH  RCSB Financial        NY  4,032,365   7.66  0.96  12.26   0.66  132.02
04/25/97  09/10/97  Flushing Financial    NY  New York FSB          NY     82,249   9.28  1.32   3.59   1.14  117.28
03/31/97  10/01/97  Astoria Financial Cp  NY  Greater New York SB   NY  2,541,888   8.25  0.72   9.20   7.84    9.20
12/03/96  04/30/97  Dime Bancorp          NY  BFS Bankorp, Inc.     NY    643,180   7.81  1.58  20.12   1.04   94.15
08/22/96  03/01/97  HSBC Holdings Plc     FO  First FSLA-Rochester  NY  7,348,042   5.35  0.75  13.91   0.72  105.64
07/15/96  01/02/97  North Fork Bancorp    NY  North Side SB         NY  1,580,435   7.67  1.29  17.19   0.51  121.82
11/03/95  06/26/96  Dime SB Williamsbrgh  NY  Conestoga Bancorp     NY    485,132  15.93  0.64   3.84   0.19   19.25
09/24/95  02/29/96  Republic New York     NY  Brooklyn Bancorp      NY  4,139,215   8.79  1.00  11.83  13.63   18.75
07/31/95  01/11/96  Reliance Bancorp Inc  NY  Sunrise Bancorp Inc   NY    611,933  10.90  1.11  10.07   0.50   65.45
05/16/95  01/05/96  Independence Cmty     NY  Bay Ridge Bancorp     NY    587,904  17.42  1.60   9.42   3.87   64.35

                    Average                                             2,184,683   9.38  1.10  12.40   2.92   70.12
                    Median                                              1,230,316   8.31    NM  10.95   1.07   64.90

    New York Thrift Merger and Acquisition Activity 1996-Present (Continued)

                                                                                  Deal Terms and Pricing at Completion(1)
                                                                      --------------------------------------------------------------
                                                                       Deal  Deal           Deal  Deal Pr/ Deal Pr/ Deal Pr/ TgBkPr/
Ann'd     Comp                                                        Value Pr/Shr Consid   Pr/Bk  Tg Bk    4-Qtr    Assets  CoreDp
Date      Date      Buyer                ST  Seller               ST   ($M)   ($)   Type     ($)    (%)    EPS (x)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
10/23/97  Pending   HUBCO, Inc           NJ  Poughkeepsie Finl    NY  143.5  10.61 Stock   181.42  181.42   48.24    16.30    13.37
10/07/97  Pending   North Fork Bancorp   NY  New York Bancorp     NY  831.6  37.11 Stock   480.13  480.13   19.95    25.33    43.83
05/21/97  10/03/97  Charter One Fin'l    OH  RCSB Financial       NY  872.5  56.76 Stock   264.99  271.58   21.83    21.26    26.93
04/25/97  09/10/97  Flushing Financial   NY  New York FSB         NY   13.0 272.50 Cash    169.09  169.71   12.99    15.47     9.86
03/31/97  10/01/97  Astoria Financial Cp NY  Greater New York SB  NY  414.9  25.16 Mixture 214.28  214.28   29.95    16.09    12.63
12/03/96  04/30/97  Dime Bancorp         NY  BFS Bankorp, Inc.    NY   91.8  52.00 Cash    165.13  165.13   10.24    14.11     9.91
08/22/96  03/01/97  HSBC Holdings Plc    FO  First FSLA-Rochester NY  652.0        Cash    163.00  166.03    8.15     9.09     6.02
07/15/96  01/02/97  North Fork Bancorp   NY  North Side SB        NY  282.4  55.43 Stock   211.01  212.79   14.40    17.23    13.33
11/03/95  06/26/96  Dime SB Williamsbrgh NY  Conestoga Bancorp    NY  105.4  21.31 Cash    121.22  121.22   30.01    21.32     6.83
09/24/95  02/29/96  Republic New York    NY  Brooklyn Bancorp     NY  529.6  41.50 Cash    132.76  132.76   25.94    12.84     4.18
07/31/95  01/11/96  Reliance Bancorp Inc NY  Sunrise Bancorp Inc  NY  112.8  32.00 Cash    155.64  155.64   15.24    18.22     9.91
05/16/95  01/05/96  Independence Cmty    NY  Bay Ridge Bancorp    NY  127.8  22.06 Cash    125.20  125.20   13.70    22.20     5.58

                    Average                                           348.1  56.95         198.66  199.66   20.89    17.46    13.53
                    Median                                            213.0  37.11         167.11  167.87   17.60    16.77     9.91

(1) Pending deals reflect financials, terms and pricing as of announcement date.

Source: SNL Securities, LC.

                                  EXHIBIT IV-5
                Gloversville Federal Savings and Loan Association
                    Directors and Management Summary Resumes

                                  Exhibit IV-5
                               Gloversville FS&LA
                    Directors and Management Summary Resumes


     Dr. Priscilla J. Bell. Dr. Bell has served as the President of Fulton Montgomery Community College since 1995. From 1978 to 1995, Dr. Bell worked at the Tacoma Community College, Tacoma, Washington, where she was Dean of Student Services.

     Timothy E. Delaney.    Mr. Delaney  is the  President  and Chief  Financial
Officer of Delaney Construction Corporation, a company specializing in heavy highway construction, which he founded in 1982.

     Lewis E. Kolar. Mr. Kolar is the President and Chief Executive Officer of the Association, a position he has held since October 1994. He previously served as a Senior Vice President of Residential Mortgages at the National Bank & Trust Company, Norwich, New York, where he worked from 1989 to 1994.

     Donald I. Lee.    Mr. Lee is the  President of Lee & Lee  Associates  and a
partner in Lee's Deer Run Bed & Breakfast. Mr. Lee was also appointed as appraiser for the Association in 1971.

     Richard D. Ruby.    Mr. Ruby has  been the  owner and  President of  Ruby &
Quiri, Inc., a home furnishings center, since 1969.

     Dr. Robert J. Sofarelli. Dr. Sofarelli has been a veterinarian since 1971, and is the owner of Saratoga Veterinary Hospital, Planned Pets, a Saratoga veterinary hospital and Paws & Claws, a distributor of pet foods.

     Menzo D. Case. Mr. Case is a certified public accountant and has served as the Association's Treasurer and Secretary since December 1993. Mr. Case was promoted to Executive Vice President and Chief Operating Officer in July 1994. Previously, Mr. Case was an accountant with KPMG Peat Marwick from 1989 to 1993.

     Michael J. Pepe. Mr. Pepe currently serves as the Association's Vice President of Lending, a position he has held since 1995. Mr. Pepe was an Assistant Vice President and Commercial Loan Officer for Amsterdam Savings Bank, FSB from 1987 until he joined the Association.

                                  EXHIBIT IV-6
                Gloversville Federal Savings and Loan Association
                       Pro Forma Regulatory Capital Ratios

                                                                        Pro Forma at September 30, 1997
                                 Actual, As of    ----------------------------------------------------------------------------
                              September 30, 1997       Minimum            Midpoint           Maximum       Maximum As Adjusted
                              ------------------  -----------------  -----------------  -----------------  -------------------
                                        Percent            Percent            Percent            Percent             Percent
                              Amount   of Assets  Amount  of Assets  Amount  of Assets  Amount  of Assets   Amount  of Assets
                              ------   ---------  ------  ---------  ------  ---------  ------  ---------   ------  ---------
                                                                   (Dollars in Thousands)
Capital and Retained
  Earnings Under
  Generally Accepted
  Accounting Principles ....  $3,301      5.41%   $5,923     9.23%   $6,480    10.00%   $6,490    10.00%    $6,502    10.00%
                              ======     =====    ======    =====    ======    =====    ======    =====     ======    =====

Tangible Capital ...........  $3,301      5.41%   $5,923     9.23%   $6,480    10.00%   $6,490    10.00%    $6,502    10.00%
  Requirement ..............     915      1.50%      962     1.50%      972     1.50%      974     1.50%       975     1.50%
                              ------     -----    ------    -----    ------    -----    ------    -----     ------    -----
  Excess ...................  $2,386      3.91%   $4,961     7.73%   $5,508     8.50%   $5,517     8.50%    $5,526     8.50%
                              ======     =====    ======    =====    ======    =====    ======    =====     ======    =====

Core Capital Capital .......  $3,301      5.41%   $5,923     9.23%   $6,480    10.00%   $6,490    10.00%    $6,502    10.00%
  Requirement ..............   1,831      3.00%    1,925     3.00%    1,944     3.00%    1,947     3.00%     1,950     3.00%
                              ------     -----    ------    -----    ------    -----    ------    -----     ------    -----
  Excess ...................  $1,471      2.41%   $3,999     6.23%   $4,536     7.00%   $4,543     7.00%    $4,551     7.00%
                              ======     =====    ======    =====    ======    =====    ======    =====     ======    =====

Risk-Based Capital .........  $3,788     10.01%   $6,410    16.66%   $6,966    18.05%   $6,976    18.07%    $6,988    18.09%
  Requirement ..............   3,027      8.00%    3,077     8.00%    3,088     8.00%    3,089     8.00%     3,091     8.00%
                              ------     -----    ------    -----    ------    -----    ------    -----     ------    -----
  Excess ...................    $761      2.01%   $3,332     8.66%   $3,879    10.05%   $3,887    10.07%    $3,897    10.09%
                              ======     =====    ======    =====    ======    =====    ======    =====     ======    =====

                                  EXHIBIT IV-7
                Gloversville Federal Savings and Loan Association
                            Pro Forma Analysis Sheet

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                               Gloversville FS&LA
                         Prices as of December 12, 1997

                                               Comparable          All NY           All SAIF
                                                Companies         Companies         Companies
                                            ----------------  ----------------  ----------------
Price Multiple:         Symbol  Subject(1)   Mean    Median    Mean    Median    Mean    Median
--------------          ------  ----------   ----    ------    ----    ------    ----    ------
Price-earnings ratio  = P/E       -9.92x     22.86x   22.76x   20.44x   19.94x   19.50x   19.18x
Price-core earnings   = P/CORE    -9.92x     23.35x   22.76x   20.72x   20.40x   20.43x   20.03x
Price-book ratio      = P/B       69.72%    129.72%  123.94%  163.77%  155.95%  159.37%  150.78%
Price-tng book ratio  = P/TB      69.72%    130.46%  123.94%  174.50%  157.65%  162.79%  154.00%
Price-assets ratio    = P/A        7.70%     17.88%   17.76%   19.02%   17.14%   19.33%   17.84%

Valuation Parameters
--------------------

Pre-Conv Earnings (Y)       $  -583,000  Est ESOP Borrowings (E)        $400,000

Pre-Conv Book Value (B)     $ 3,280,000  Cost of ESOP Borrowings (S)    0.00%(4)

Pre-Conv Assets (A)         $61,022,000  Amort of ESOP Borrowings (T)   10 Years

Reinvestment Rate(2) (R)           3.26% Recognition Plans Amount (M)   $200,000

Est Conversion Exp(3) (X)       508,200  Recognition Plans Expense (N)  $ 40,000

Proceeds Not Reinvested (Z) $   600,000

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $4,999,546
          -----------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                     V = $5,000,591
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $4,998,226
          -----------------------
           1-P/A

                                    Total      Price          Total
Conclusion                         Shares    Per Share        Value
----------                         ------    ---------        -----

Appraised Value                   500,000      $10.00      $5,000,000

RANGE:
------

- Minimum                         425,000      $10.00      $4,250,000
- Maximum                         575,000      $10.00      $5,750,000
- Superrange                      661,250      $10.00      $6,612,500

(1)  Pricing ratios shown reflect the midpoint appraised value.
(2)  Net return assumes a reinvestment  rate of 5.44 percent,  and a tax rate of
     40.00 percent.
(3) Conversion expenses reflect estimated expenses as presented in offering document.
(4)  Assumes a borrowings cost of 0.00 percent and a tax rate of 40.00 percent.

RP Financial, Inc.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 2
                               Gloversville FS&LA
                         Prices as of December 12, 1997


                                           Mean Pricing         Median Pricing
                                        ------------------    ------------------
Valuation Approach           Subject     Peers     (Disc)      Peers     (Disc)
------------------           -------     -----     ------      -----     ------
P/E     Price-earnings        -9.92x     22.86x        NM%     22.76x        NM%

P/CORE  Price-core earnings   -9.92x     23.35x        NM%     22.76x        NM%

P/B     Price-book            69.72%    129.72%    -46.26%    123.94%    -43.75%

P/TB    Price-tang. book      69.72%    130.46%    -46.56%    123.94%    -43.75%

P/A     Price-assets           7.70%     17.88%        NM%     17.76%        NM%


Average Premium (Discount)                         -46.41%               -43.75%

                                  EXHIBIT IV-8
                Gloversville Federal Savings and Loan Association
                     Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               Gloversville FS&LA
                           At the Minimum of the Range

1.  Conversion Proceeds
    Pro-forma market value ..............................   $4,250,000
        Less: Estimated offering expenses ...............      508,200
                                                            ----------
    Net Conversion Proceeds .............................   $3,741,800

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds .............................   $3,741,800
        Less: Held in Non-Earning Assets(5)(1) ..........      510,000
                                                            ----------
    Net Proceeds Reinvested .............................   $3,231,800
    Estimated net incremental rate of return ............         3.26%
                                                            ----------
    Earnings Increase ...................................   $  105,486
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........       20,400
        Less: Recognition Plans Expense(4) ..............       20,400
                                                            ----------
    Net Earnings Increase ...............................   $   64,686

3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1997           $ -583,000        $ -518,314
    12 Months ended September 30, 1997 (Core)    $ -583,000        $ -518,314

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $ 3,280,000      $3,231,800 (3)(4)      $ 6,511,800

5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $61,022,000      $3,231,800             $64,253,800

NOTE: Shares for calculating per share amounts:     425,000
(1) Estimated ESOP borrowings of $340,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $340,000 are omitted from net worth.
(4) $170,000 purchased by the Recognition Plans with an estimated pre-tax expense of $34,000 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               Gloversville FS&LA
                          At the Midpoint of the Range

1.  Conversion Proceeds
    Pro-forma market value ..............................   $5,000,000
        Less: Estimated offering expenses ...............      508,200
                                                            ----------
    Net Conversion Proceeds .............................   $4,491,800

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds .............................   $4,491,800
        Less: Held in Non-Earning Assets(5)(1) ..........      600,000
                                                            ----------
    Net Proceeds Reinvested .............................   $3,891,800
    Estimated net incremental rate of return ............         3.26%
                                                            ----------
    Earnings Increase ...................................   $  127,028
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........       24,000
        Less: Recognition Plans Expense(4) ..............       24,000
                                                            ----------
    Net Earnings Increase ...............................   $   79,028

3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1997           $ -583,000        $ -503,972
    12 Months ended September 30, 1997 (Core)    $ -583,000        $ -503,972

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $ 3,280,000      $3,891,800 (3)(4)      $ 7,171,800

5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $61,022,000      $3,891,800             $64,913,800

NOTE: Shares for calculating per share amounts:     500,000
(1) Estimated ESOP borrowings of $400,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $400,000 are omitted from net worth.
(4) $200,000 purchased by the Recognition Plans with an estimated pre-tax expense of $40,000 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               Gloversville FS&LA
                           At the Maximum of the Range

1.  Conversion Proceeds
    Pro-forma market value ..............................   $5,750,000
        Less: Estimated offering expenses ...............      508,200
                                                            ----------
    Net Conversion Proceeds .............................   $5,241,800

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds .............................   $5,241,800
        Less: Held in Non-Earning Assets(5)(1) ..........      690,000
                                                            ----------
    Net Proceeds Reinvested .............................   $4,551,800
    Estimated net incremental rate of return ............         3.26%
                                                            ----------
    Earnings Increase ...................................   $  148,571
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........       27,600
        Less: Recognition Plans Expense(4) ..............       27,600
                                                            ----------
    Net Earnings Increase ...............................   $   93,371

3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1997           $ -583,000        $ -489,629
    12 Months ended September 30, 1997 (Core)    $ -583,000        $ -489,629

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $ 3,280,000      $4,551,800 (3)(4)      $ 7,831,800

5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $61,022,000      $4,551,800             $65,573,800

NOTE: Shares for calculating per share amounts:     575,000
(1) Estimated ESOP borrowings of $460,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $460,000 are omitted from net worth.
(4) $230,000 purchased by the Recognition Plans with an estimated pre-tax expense of $46,000 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               Gloversville FS&LA
                            At the Superrange Maximum

1.  Conversion Proceeds
    Pro-forma market value ..............................   $6,612,500
        Less: Estimated offering expenses ...............      508,200
                                                            ----------
    Net Conversion Proceeds .............................   $6,104,300

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds .............................   $6,104,300
        Less: Held in Non-Earning Assets(5)(1) ..........      793,500
                                                            ----------
    Net Proceeds Reinvested .............................   $5,310,800
    Estimated net incremental rate of return ............         3.26%
                                                            ----------
    Earnings Increase ...................................   $  173,345
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........       31,740
        Less: Recognition Plans Expense(4) ..............       31,740
                                                            ----------
    Net Earnings Increase ...............................   $  109,865

3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1997           $ -583,000        $ -473,135
    12 Months ended September 30, 1997 (Core)    $ -583,000        $ -473,135

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $ 3,280,000      $5,310,800 (3)(4)      $ 8,590,800

5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------
    September 30, 1997     $61,022,000      $5,310,800             $66,332,800

NOTE: Shares for calculating per share amounts:     661,250
(1) Estimated ESOP borrowings of $529,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $529,000 are omitted from net worth.
(4) $264,500 purchased by the Recognition Plans with an estimated pre-tax expense of $52,900 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-9
                Gloversville Federal Savings and Loan Association
                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1997

                                                                                          Estimated
                                        Net Income   Less: Net   Tax Effect  Less: Extd  Core Income          Estimated
                                         to Common  Gains(Loss)     @ 34%       Items     to Common   Shares   Core EPS
                                        ----------  -----------  ----------  ----------  -----------  ------  ---------
                                          ($000)       ($000)      ($000)      ($000)       ($000)    ($000)     ($)
Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY(1)(4)       593           0           0          0           593      1,455     0.82
AFBC  Advance Fin. Bancorp of WV             902         -44          15          0           873      1,084     0.81
ALBC  Albion Banc Corp. of Albion NY         328          -7           2          0           323        250     1.29
HRBF  Harbor Federal Bancorp of MD         1,541           0           0          0         1,541      1,693     0.91
PEEK  Peekskill Fin. Corp. of NY           2,098           0           0          0         2,098      3,193     0.66
PWBK  Pennwood SB of PA                      473          65         -22          0           516        570     0.91
PRBC  Prestige Bancorp of PA                 778           3          -1          0           780        915     0.85
SFED  SFS Bancorp of Schenectady NY        1,162           0           0          0         1,162      1,231     0.94
SKAN  Skaneateles Bancorp Inc of NY        1,715         -84          29          0         1,660      1,433     1.16
TPNZ  Tappan Zee Fin., Inc. of NY(1)         866         -23           8          0           851      1,488     0.57
ESBK  The Elmira SB FSB of Elmira NY         946        -278          95          0           763        742     1.03
WHGB  WHG Bancshares of MD(1)                502           0           0          0           502      1,462     0.34

(1)  Financial information is for the quarter ending June 30, 1997.
(4)  Figures are for two quarters of financial data, EPS figures are annualized.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

     Ronald S. Riggins, Managing Director (17)
     William E. Pommerening, Managing Director (13)
     Gregory E. Dunn, Senior Vice President (15)
     James P. Hennessey, Senior Vice President (12)
     James J. Oren, Vice President (10)

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Monroe Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788